FILED PURSUANT TO RULE 424(b)(3)
                                                          SEC FILE NO. 333-84560


                                  PROSPECTUS OF
                             UNIONBANCAL CORPORATION
                              400 CALIFORNIA STREET
                      SAN FRANCISCO, CALIFORNIA 94104-1302

                           --------------------------

                               PROXY STATEMENT OF
                               FIRST WESTERN BANK
                          1475 EAST LOS ANGELES AVENUE
                             SIMI VALLEY, CA 93065

                           --------------------------


     To First Western Bank Shareholders:

     The boards of directors of UnionBanCal Corporation and First Western Bank have agreed on a merger, which would result in First Western Bank merging into Union Bank of California, N.A., a wholly-owned subsidiary of UnionBanCal Corporation, with Union Bank of California, N.A. being the surviving entity. First Western Bank will hold a special shareholders meeting to consider and vote on the merger proposal. This proposal is described in the accompanying joint proxy statement/prospectus. The merger agreement is attached to this document as Annex A.

     In the merger, each share of First Western Bank common stock outstanding at the effective time of the merger will be converted into the right to receive merger consideration in the form of UnionBanCal Corporation common stock, cash, or a combination of both. First Western Bank shareholders may indicate their preference of receiving either cash or stock. However, because the total amount of cash consideration Union Bank of California, N.A. is required to pay in the merger is fixed at $20,750,000, regardless of your choice, you may actually receive a combination of cash and shares for your First Western Bank shares, depending on elections made by the other First Western Bank shareholders and other factors explained in the attached joint proxy statement/prospectus. First Western Bank shareholders who do not indicate a choice of cash or stock will receive a combination of both.

     The place, date and time of the First Western Bank special meeting are described in the accompanying notice of meeting. Whether or not you plan to attend the special meeting, please sign, date and promptly return the enclosed proxy card.

     We believe the merger is in your best interests as shareholders, and we hope you will support it. Information about the proposed merger is included in the enclosed document. Please give these materials your careful attention.

                                 /s/ R. Anthony Palmer
                                 -------------------------------------------
                                 R. Anthony Palmer
                                 President and Chief Executive Officer
                                 First Western Bank

     UnionBanCal Corporation common stock is listed on the New York Stock Exchange under the symbol "UB." On March 28, 2002 UnionBanCal Corporation common stock closed at $44.02 per share.

     COMPLETION OF THE MERGER INVOLVES CERTAIN RISKS AND UNCERTAINTIES DESCRIBED IN THE SECTION OF THE ATTACHED JOINT PROXY STATEMENT/PROSPECTUS ENTITLED "RISK FACTORS" ON PAGE 14.

     NEITHER THIS TRANSACTION NOR THE SECURITIES OF UNIONBANCAL CORPORATION HAVE BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE SHARES OF UNIONBANCAL CORPORATION COMMON STOCK OFFERED BY THIS JOINT PROXY STATEMENT/PROSPECTUS ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF UNIONBANCAL CORPORATION OR FIRST WESTERN BANK OR ANY SUBSIDIARY OF ANY OF THE PARTIES AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

     THE DATE OF THIS DOCUMENT IS April 1, 2002 AND IT IS FIRST BEING MAILED TO SHAREHOLDERS OF FIRST WESTERN BANK ON OR ABOUT April 5, 2002.

                               FIRST WESTERN BANK
                          1475 EAST LOS ANGELES AVENUE
                              SIMI VALLEY, CA 93065

                             ----------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 6, 2002

                             ----------------------

TO THE SHAREHOLDERS OF FIRST WESTERN BANK:

     NOTICE IS HEREBY GIVEN that pursuant to its bylaws and the call of its board of directors, a Special Meeting of Shareholders (the "Meeting") of First Western Bank will be held at the Main Office of First Western Bank, 1475 East Los Angeles Avenue, Simi Valley, CA 93065, on May 6, 2002 at 8:00 a.m., for the purpose of considering and voting upon the following matters.

     1. Approving the merger agreement among UnionBanCal Corporation, Union Bank of California, N.A. and First Western Bank; and

     2. Transacting such other business as may properly come before the Meeting and at any and all adjournments thereof.

     Only those shareholders of record at the close of business on March 20, 2002 will be entitled to notice of and to vote at the Meeting.

     If the merger is consummated, shareholders of First Western Bank may be entitled to certain dissenters' appraisal rights under Chapter 13 of the California Corporations Code as well as under Title 12 United States Code,
Section 215a (b), (c) and (d), as described in the joint proxy statement/prospectus accompanying this notice. A copy of Chapter 13 is included as Annex C to the joint proxy statement/prospectus. A copy of Title 12 United States Code, Section 215a (b), (c) and (d) is included as Annex D to the joint proxy statement/prospectus.



Dated:  April 5, 2002                      By Order of the Board of Directors

                                                   /S/RICHARD RHOADS
                                      ------------------------------------------
                                                       SECRETARY


--------------------------------------------------------------------------------
IT IS VERY IMPORTANT THAT EVERY SHAREHOLDER VOTE. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF YOU MAIL THE PROXY CARD IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.
--------------------------------------------------------------------------------

     IN ORDER TO FACILITATE THE PROVIDING OF ADEQUATE ACCOMMODATIONS, PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING.

               IMPORTANT NOTICE REGARDING INFORMATION INCORPORATED INTO THIS DOCUMENT BY REFERENCE TO OTHER DOCUMENTS

     This document incorporates by reference important business and financial information relating to UnionBanCal Corporation which is not presented in this document or delivered with it.

     This information is available without charge, excluding all exhibits unless specifically incorporated by reference in this document, by oral or written request to:

                 UNIONBANCAL CORPORATION
                 400 CALIFORNIA STREET
                 SAN FRANCISCO, CALIFORNIA 94104-1302
                 ATTENTION:  INVESTOR RELATIONS DEPARTMENT
                             (415) 765-2969

                          OR

                 FIRST WESTERN BANK
                 1475 EAST LOS ANGELES AVENUE
                 SIMI VALLEY, CA 93065
                 ATTENTION:  MS. SUSAN DEESE
                             (805) 581-2800 EXTENSION 1135

     IF YOU WOULD LIKE TO REQUEST DOCUMENTS, PLEASE DO SO BY APRIL 29, 2002 TO RECEIVE THEM BEFORE THE MEETING.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
INFORMATION REGARDING FORWARD LOOKING STATEMENTS...........................    1
QUESTIONS AND ANSWERS ABOUT THE MATTERS DISCUSSED IN THIS DOCUMENT.........    2
SUMMARY....................................................................    4
What First Western Bank shareholders will receive in the merger............    4
Election of cash consideration or stock consideration......................    5
Operations after the merger................................................    5
Comparative market price and dividend data.................................    5
Reasons for the merger.....................................................    6
The merger is intended to be a tax-free transaction in which First
 Western Bank shareholders will not recognize gain or loss on the
 receipt of UnionBanCal Corporation common stock..........................     6
First Western Bank board recommends shareholder approval..................     6
First Western Bank financial advisor has given opinion that merger
 consideration is fair to First Western Bank shareholders.................     6
First Western Bank shareholders meeting to be held on May 6, 2002.........     6
Record date set at March 20, 2002 for special shareholders meeting; vote
 required for approval of merger..........................................     6
Dissenters' rights of appraisal...........................................     7
Information regarding UnionBanCal Corporation and First Western Bank......     7
Union Bank of California, N.A. to use purchase accounting treatment.......     7
Interests of certain officers and directors in the merger.................     7
Conditions that must be satisfied for the merger to occur.................     8
Stock option agreement....................................................     8
Regulatory approvals we must obtain for the merger to occur...............     8
Termination of the merger agreement.......................................     8
Expenses; liquidated damages..............................................     9
SELECTED FINANCIAL DATA...................................................    10
General...................................................................    10
Historical................................................................    10
Selected consolidated financial data for UnionBanCal Corporation and
 Subsidiaries.............................................................    11
Selected financial data for First Western Bank............................    12
COMPARATIVE PER COMMON SHARE DATA.........................................    13
RISK FACTORS..............................................................    14
You may not receive the form of merger consideration that you elect.......    14
Because the market price of UnionBanCal Corporation common stock may fluctuate, you cannot be sure of the value of the merger consideration
 that you will receive....................................................    14
Adverse California economic conditions could adversely affect our business 14 Adverse economic factors affecting certain industries could adversely
 affect our business......................................................    15
The tragic events of September 11 have resulted in increased uncertainty
 regarding the outlook for economic conditions............................    15
Risks associated with the California energy crisis could adversely affect
 our business.............................................................    15
Fluctuations in interest rates could adversely affect our business........    16
Fluctuations in interest rates could adversely affect our margin spread... 16 Shareholder votes are controlled by The Bank Of Tokyo-Mitsubishi, Ltd.;
 your interests may not be the same as The Bank Of Tokyo-Mitsubishi's
 interests................................................................    16
The Bank Of Tokyo-Mitsubishi, Ltd.'s financial condition could adversely
 affect our operations....................................................    16
Potential conflicts of interest with The Bank Of Tokyo-Mitsubishi,  Ltd.
 could adversely affect us................................................    16
Substantial competition in the California banking market could adversely
 affect us................................................................    17
Restrictions on dividends and other distributions could limit amounts
 payable to us............................................................    17

                                                                            Page
                                                                            ----
Adverse effects of banking  regulations or changes in banking
 regulations could adversely affect us....................................    17
Possible future sales of shares by The Bank Of Tokyo-Mitsubishi, Ltd.
 could adversely affect the market for our stock.........................     18
We may not be able to successfully implement our operating strategies....     18
Risks associated with potential acquisitions or divestitures or
 restructuring may adversely affect us...................................     19
FIRST WESTERN BANK SHAREHOLDER MEETING...................................     20
Date, time and place of meeting..........................................     20
Record date and voting rights............................................     20
Vote required............................................................     20
Voting by proxy..........................................................     20
Revocability of proxies..................................................     20
Quorum and Adjournments..................................................     20
Solicitation of proxies..................................................     21
Other matters............................................................     21
THE MERGER...............................................................     22
General  ................................................................     22
Background of merger.....................................................     22
Reasons for the merger; recommendation of the First Western Bank board of
 directors...............................................................     23
Opinion of First Western Bank's financial advisor........................     25
Regulatory approvals we must obtain for the merger to occur..............     30
New York Stock Exchange listing..........................................     31
Interests of certain officers and directors in the merger................     31
Effect on the merger on First Western Bank's employee benefit plans......     32
Accounting treatment.....................................................     32
Certain federal income tax consequences..................................     33
Dissenters' rights of appraisal..........................................     34
Resales of UnionBanCal Corporation common stock..........................     37
THE MERGER AGREEMENT.....................................................     38
Structure of the merger; effective time..................................     38
Conversion of First Western Bank common stock............................     38
Fractional shares........................................................     39
Stock options............................................................     39
Election of cash consideration or stock consideration....................     39
Exchange agent; exchange procedure.......................................     40
Representations and warranties...........................................     41
Conduct of business pending the merger and other covenants...............     42
Conditions to completion of the merger...................................     44
Employee benefits and agreements.........................................     45
Noncompetition...........................................................     45
Extension; waiver........................................................     46
Termination..............................................................     46
Expenses; liquidated damages.............................................     46
Amendment................................................................     47
STOCK OPTION AGREEMENT BETWEEN UNION BANK OF CALIFORNIA, N.A. AND FIRST
 WESTERN BANK............................................................     48
Exercise of stock option.................................................     48
Termination of stock option..............................................     49
Adjustment of number of shares subject to option.........................     49
Repurchase of option and option shares...................................     50

                                                                            Page
                                                                            ----
Registration rights......................................................     50
Effect of stock option agreement.........................................     50
OPERATIONS FOLLOWING THE MERGER..........................................     51
REGULATION AND SUPERVISION...............................................     52
Discussion...............................................................     52
Conclusion...............................................................     55
INFORMATION ABOUT UNIONBANCAL CORPORATION................................     56
MARKET PRICE AND DIVIDEND INFORMATION FOR UNIONBANCAL CORPORATION........     56
INFORMATION ABOUT FIRST WESTERN BANK.....................................     57
STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS OF FIRST
 WESTERN BANK............................................................     79
DESCRIPTION OF FIRST WESTERN BANK COMMON STOCK...........................     80
MARKET PRICE AND DIVIDEND INFORMATION FOR FIRST WESTERN BANK.............     81
CERTAIN DIFFERENCES IN RIGHTS OF SHAREHOLDERS............................     82
OTHER MATTERS............................................................     84
EXPERTS  ................................................................     84
LEGAL MATTERS............................................................     84
WHERE YOU CAN FIND MORE INFORMATION......................................     84
FIRST WESTERN BANK FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA...........    F-1
         ANNEX A:  MERGER AGREEMENT                                          A-1
         ANNEX B:  OPINION OF THE FINDLEY GROUP                              B-1
         ANNEX C:  CHAPTER 13 OF CALIFORNIA CORPORATIONS CODE                C-1
         ANNEX D:  TITLE 12 UNITED STATES CODE SECTIONS 215a (b), (c)
                     AND (d)                                                 D-1

                INFORMATION REGARDING FORWARD LOOKING STATEMENTS

     This document contains certain forward-looking statements with respect to the financial condition, results of operations and business of UnionBanCal Corporation and First Western Bank in the future, including statements relating to the expected impact of the merger on UnionBanCal Corporation's financial performance and the market value of UnionBanCal Corporation common stock in the future (see "The Merger--Reasons for the merger; recommendation of the First Western board of directors"). These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities:

     o    expected cost savings from the merger cannot be fully realized;

     o deposit attrition, customer loss or revenue loss following the merger is greater than expected;

     o    competitive pressure in the banking industry increases significantly;

     o    completion of the merger may occur later than expected;

     o costs or difficulties related to the integration of the business of UnionBanCal Corporation and First Western Bank are greater than expected;

     o    changes in the interest rate environment reduce margins;

     o general economic conditions, either nationally or regionally, are less favorable than expected, resulting in, among other things, a deterioration in credit quality; and

     o changes in the regulatory environment, business conditions, inflation and changes in the securities markets may adversely affect any benefits to be expected from the merger.

       QUESTIONS AND ANSWERS ABOUT THE MATTERS DISCUSSED IN THIS DOCUMENT

Q:   WHAT AM I ENTITLED TO RECEIVE IF THIS MERGER IS COMPLETED?

A. You are entitled to receive a combination of UnionBanCal Corporation common stock and cash. You may indicate your preference to receive cash or stock but it may not be honored in whole or in part. See "Summary--What First Western Bank shareholders will receive in the merger" on page 4 and "The Merger Agreement--Conversion of First Western Bank common stock" on page 38.

Q:   WHOM SHOULD I CONTACT WITH QUESTIONS OR TO OBTAIN ADDITIONAL COPIES OF THIS
JOINT PROXY STATEMENT/PROSPECTUS OR INFORMATION INCORPORATED BY REFERENCE INTO THIS JOINT PROXY STATEMENT/PROSPECTUS?

A:   You may contact:


                 UNIONBANCAL CORPORATION
                 400 CALIFORNIA STREET
                 SAN FRANCISCO, CALIFORNIA 94104-1302
                 ATTENTION:  INVESTOR RELATIONS DEPARTMENT
                             (415) 765-2969

                                    OR

                 FIRST WESTERN BANK
                 1475 EAST LOS ANGELES AVENUE
                 SIMI VALLEY, CA 93065
                 ATTENTION:  MS. SUSAN DEESE
                             (805) 581-2800 EXTENSION 1135

           See also "Where Can You Find More Information" on page 84.

Q:   WHY IS THIS MERGER PROPOSED?

A: UnionBanCal Corporation and First Western Bank are proposing this transaction because their boards of directors have concluded that a combination of the two organizations is in the best interests of the shareholders of both companies and that the combined companies can offer customers of First Western Bank a broader array of services and products than each could offer on its own. The merger provides UnionBanCal Corporation entry into the economically desirable Ventura County market.

Q:   WHAT RISKS SHOULD I CONSIDER?

A:   You should  carefully  read the  information  set forth in this joint proxy statement/prospectus and also consider other specified risk factors. See "Risk Factors" on page 14.

Q:   HOW DO I VOTE?

A:   Simply  indicate  on your proxy card how you want to vote and then sign and mail your proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the special meeting.

Q:   IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY
SHARES FOR ME?

A: Your broker will not vote your shares for you unless you provide instructions to your broker on how to vote. It is important therefore that you follow the directions provided by your broker regarding how to instruct your broker to vote your shares. If you fail to instruct your broker how to vote your shares, the effect will be the same as a vote against the merger agreement.

Q:   HOW MANY VOTES ARE NEEDED TO APPROVE THE MERGER?

A: The affirmative vote of at least two-thirds of the shares of First Western Bank issued and outstanding on the record date is required to approve the merger. If you abstain or if you hold your shares in street name and fail to properly instruct your broker how to vote, your shares will not count as votes cast at the special meeting, but will count only for purposes of determining whether or not a quorum is present.

Q:   CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. You may change your vote at any time before your proxy is voted at the special meeting. If your shares are held in your name you may do this in one of three ways. First, you may send a written notice stating that you would like to revoke your proxy. Second, you may complete and submit a new proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy card to First Western Bank at the address at the top of the Notice of Special Meeting of Shareholders in time so that it is received before the vote at the special meeting. Third, you may attend the meeting and vote in person if you tell the Secretary of First Western Bank that you want to cancel your proxy and vote in person. Simply attending the special meeting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote or to vote at the meeting.

Q:   SHOULD I SEND IN MY CERTIFICATES NOW?

A:   No. After the merger is  completed,  we will send you written  instructions for exchanging your stock certificates for the merger consideration.

Q:   WHEN DO YOU EXPECT THIS MERGER TO BE COMPLETED?

A: We are working toward completing this merger as quickly as possible. We currently expect to complete this merger during the second quarter of 2002, subject to approval of First Western Bank shareholders and subject to fulfillment of other conditions. "See "The Merger Agreement--Conditions to completion of the merger" on page 44.

Q:   WHY HAVE YOU SENT ME THIS DOCUMENT?

A: This joint proxy statement/prospectus contains important information regarding the proposed merger to be voted on by First Western Bank shareholders, as well as important information about UnionBanCal Corporation and First Western Bank. It also contains important information about what the UnionBanCal Corporation and First Western Bank boards of directors and management considered in evaluating this proposed merger. We urge you to read this document carefully, including its exhibits and attachments. You may also want to review the documents listed under "Where You Can Find More Information" on page 84.

Q:   WHEN CAN I SELL THE SHARES OF UNIONBANCAL  CORPORATION  COMMON STOCK THAT I
RECEIVE IN THE MERGER?

A: You may sell the shares of UnionBanCal Corporation common stock you receive in the merger without restriction unless you are considered an "affiliate" of First Western Bank or UnionBanCal Corporation. See "The Merger--Resales of UnionBanCal Corporation common stock" on page 37.

                                     SUMMARY

     This Summary, together with the "Questions and Answers" on the preceding pages, highlight important selected information from this document. To understand the merger and the other proposals fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document and the other information available to you. See "Where You Can Find More Information" on page 84. We have included page references in parentheses to direct you to a more complete description of the topics presented in this summary.

WHAT FIRST WESTERN BANK SHAREHOLDERS WILL RECEIVE IN THE MERGER (PAGE 38)

     Union Bank of California, N.A. will pay $20,750,000 in cash and UnionBanCal Corporation will issue 717,497 shares of UnionBanCal Corporation common stock for all of the issued and outstanding common shares and the unexercised employee and director stock options of First Western Bank, subject to possible adjustment for changes in the share price of UnionBanCal Corporation's common stock and the exercise of stock options as discussed below. Based on the average closing share price of UnionBanCal Corporation stock for the 10 trading days preceding the second trading day prior to closing of the merger, if the share price of UnionBanCal Corporation is below $24.58, shares will be added to maintain the value of the total shares at $17,637,500, up to a maximum of 881,875 shares. If the average share price of UnionBanCal Corporation common stock is above $33.26, shares will be subtracted to maintain the value of the total shares at $23,862,500.

     Based upon these possible adjustments the minimum and maximum contemplated values of the merger consideration will be $38,387,500 and $44,612,500, respectively. Based on the number of First Western Bank shares outstanding and the unexercised employee and director stock options on the record date for the special meeting, these minimum and maximum amounts of the merger consideration per First Western Bank share would be $29.37 and $33.65, respectively.

     In the event holders of First Western Bank employee and director stock options exercise options at any time from December 18, 2001 through the effective time of the merger, UnionBanCal Corporation and Union Bank of California, N.A. will add cash and/or UnionBanCal Corporation common stock to the merger consideration in amounts which together equal the aggregate exercise price paid by optionees.

     You will be offered the opportunity to elect to receive merger consideration in the form of UnionBanCal Corporation common stock, cash or a combination of both in exchange for your shares of First Western Bank common stock. However, because the total amount of cash consideration to be paid in the merger is fixed at $20,750,000 (unless Union Bank of California, N.A. decides, in its sole discretion, to increase this amount), regardless of your choice, you may actually receive a combination of cash and shares of UnionBanCal Corporation common stock. The amount of cash and/or shares you will receive will depend on: how many First Western Bank shareholders validly exercise dissenter's rights since they will be paid cash for their shares from the amount of cash consideration before payments are made to any other person; the amount of cash Union Bank of California, N.A. pays to First Western Bank employees and directors who enter into agreements with Union Bank of California, N.A. to cancel their stock options in return for cash payments; and, the ratio of cash and stock elections made by other shareholders. Also, shareholder elections may have to be pro-rated to ensure that between 45% and 53.5% of the merger consideration is paid in UnionBanCal Corporation common stock.

     Generally in this document "cash consideration" refers to the $20,750,000 portion of the merger consideration (subject to any adjustments Union Bank of California, N.A. may in its discretion choose to make as provided in the merger agreement); "stock consideration" refers to the 717,497 shares of UnionBanCal Corporation common stock payable to shareholders (with any adjustments provided in the merger agreement) and "merger consideration" refers to both the cash consideration and the stock consideration.

ELECTION OF CASH CONSIDERATION OR STOCK CONSIDERATION (PAGE 39)

     As soon as reasonably practicable after completion of the merger, we will mail an election form/letter of transmittal to each First Western Bank shareholder that you may use to indicate your election to receive cash and/or UnionBanCal Corporation stock.

     If you do not return your First Western Bank stock certificates accompanied by a properly completed election form by the time stated in the form, you will be deemed to have made an election to receive a portion of the merger consideration in UnionBanCal Corporation common stock and a portion in cash, with the amount of each to depend upon the amount of prior cash payments made to dissenters and optionees.

OPERATIONS FOLLOWING THE MERGER (PAGE 51)

     As a result of the merger, First Western Bank will be merged with and into Union Bank of California, N.A. with Union Bank of California, N.A. as the surviving corporation. Union Bank of California, N.A. intends to introduce its products and services into the existing First Western Bank system and to maintain and expand certain of the activities of First Western Bank. Union Bank of California, N.A. will convert First Western Bank branches to Union Bank of California, N.A.'s information and data processing systems for certain major functions, including deposit operations, loan servicing and item processing. The board of directors and policy-making officers of Union Bank of California, N.A. following the merger will be the same as Union Bank of California, N.A.'s board of directors and policy-making officers prior to the merger.

COMPARATIVE MARKET PRICE AND DIVIDEND DATA (PAGES 56 AND 81)

     UnionBanCal Corporation common stock is listed on the New York Stock Exchange. First Western Bank common stock is traded on The OTC Bulletin Board(R).

     The following table sets forth historical per share market values for UnionBanCal Corporation common stock and First Western Bank common stock (i) on December 18, 2001, the last trading day prior to public announcement of the proposed merger and (ii) on March 28, 2002. It also shows the equivalent pro forma market value of First Western Bank on December 18, 2001. This figure is an implied number based upon assumptions that the maximum amount of merger consideration is paid and no options are exercised. This number will fluctuate in response to any change in those assumptions. See "The Merger Agreement--Conversion of First Western Bank common stock," "--Stock options" and "--Election of cash consideration or stock consideration. The historical values represent the last sale prices on or before the dates indicated. The values for UnionBanCal Corporation after the effective time of the merger may be higher or lower than the closing prices of UnionBanCal Corporation common stock on the dates shown in the table.


                             HISTORICAL MARKET PRICE
                  --------------------------------------------
                                                           FIRST WESTERN BANK
                     UNIONBANCAL                           EQUIVALENT PRO FORMA
                     CORPORATION    FIRST WESTERN BANK        MARKET VALUE
December 18, 2001      $38.38           $25.75                   $33.65
March 28, 2002         $44.02           $32.10


     Once First Western Bank is merged with and into Union Bank of California, N.A., there will be no further public market for First Western Bank common stock.

REASONS FOR THE MERGER (PAGE 23)

     The reasons UnionBanCal Corporation, Union Bank of California, N.A. and First Western Bank entered into the merger agreement are set forth in detail below.

THE MERGER IS INTENDED TO BE A REORGANIZATION IN WHICH FIRST WESTERN BANK SHAREHOLDERS WILL NOT RECOGNIZE GAIN OR LOSS ON THE RECEIPT OF UNIONBANCAL CORPORATION COMMON STOCK (PAGE 33)

     UnionBanCal Corporation, Union Bank of California, N.A. and First Western Bank will not be required to complete the merger unless they receive legal opinions to the effect that the merger will qualify as a reorganization for United States federal income tax purposes. We expect that, for United States federal income tax purposes, you generally will not recognize any gain or loss with respect to your shares of First Western Bank common stock if you receive only shares of UnionBanCal Corporation common stock in the merger, except with respect to any cash received in lieu of a fractional share interest in UnionBanCal Corporation common stock. If you receive cash in exchange for any of your shares of First Western Bank common stock, you will generally recognize gain, but not loss, with respect to the excess of the cash and value of UnionBanCal Corporation common stock you receive over your basis in the First Western Bank common stock exchanged, but in any case not in excess of the amount of cash you receive in the merger. See "The Merger--Certain federal income tax consequences" on page 33 for a discussion of the federal income tax consequences of the merger. Tax matters can be complicated and the tax consequences of the merger to you will depend on your particular tax situation. You should consult your tax advisor to fully understand the tax consequences of the merger to you.

FIRST WESTERN BANK BOARD RECOMMENDS SHAREHOLDER APPROVAL (PAGE 23)

     The board of directors of First Western Bank believes that the merger is in the best interests of First Western Bank and its shareholders and has unanimously approved the merger agreement. The board of directors of First Western Bank recommends that First Western Bank shareholders vote "FOR" approval of the merger agreement.

FIRST WESTERN BANK'S FINANCIAL ADVISOR HAS GIVEN AN OPINION THAT THE MERGER CONSIDERATION IS FAIR TO FIRST WESTERN BANK SHAREHOLDERS (PAGE 25)

     In deciding to approve the merger, the First Western Bank board of directors considered the opinion of its financial advisor, The Findley Group, about the fairness of the merger to First Western Bank's shareholders from a financial point of view. This opinion is attached as Annex B to this document. We encourage you to read it carefully. Under an agreement with First Western Bank, The Findley Group will receive a fee of $175,000 plus expenses.

FIRST WESTERN BANK SHAREHOLDERS MEETING TO BE HELD ON MAY 6, 2002 (PAGE 20)

     First Western Bank will hold the special meeting of shareholders at 8:00 a.m. on May 6, 2002 at the Main Office of First Western Bank, 1475 East Los Angeles Avenue, Simi Valley, California 93065. At the special meeting, First Western Bank shareholders will be asked to approve the merger agreement.

RECORD DATE SET AT MARCH 20, 2002 FOR SPECIAL SHAREHOLDERS MEETING; VOTE REQUIRED FOR APPROVAL OF MERGER (PAGE 20)

     You can vote at the First Western Bank special meeting if you owned First Western Bank common stock at the close of business on March 20, 2002. At least two-thirds of the shares of First Western Bank common stock issued and outstanding on this date must vote to approve the merger agreement before the merger may occur.

DISSENTERS' RIGHTS OF APPRAISAL (PAGE 34 AND ANNEXES C AND D)

     You may be entitled to cash equal to the fair value of your First Western Bank shares before announcement of the merger if you perfect your dissenters' rights under Chapter 13 of the California Corporations Code or under Title 12 United States Code, Section 215a (b), (c) and (d).

INFORMATION REGARDING UNIONBANCAL CORPORATION AND FIRST WESTERN BANK

                             UnionBanCal Corporation
                              400 California Street
                          San Francisco, CA 94104-1302
                                 (415) 765-2969

     UnionBanCal Corporation is a commercial bank holding company incorporated in the State of California in 1952 and is among the oldest banks on the West Coast, having roots as far back as 1864. We are registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and are headquartered in San Francisco, California. We were formed as a result of the combination of Union Bank with BanCal Tri-State Corporation on April 1, 1996. At December 31, 2001, Union Bank of California, N.A., our bank subsidiary, was the third largest commercial bank in California, based on total assets and total deposits. At December 31, 2001, we were 67 percent owned by The Bank of Tokyo-Mitsubishi, Ltd. and 33 percent owned by other shareholders.

     At December 31, 2001, UnionBanCal Corporation had consolidated assets of $36.0 billion, deposits of $28.6 billion and shareholders' equity of $3.5 billion.

                               First Western Bank
                          1475 East Los Angeles Avenue
                              Simi Valley, CA 93065
                                 (805) 581-2800

     First Western Bank is a California state-chartered commercial bank. First Western Bank has seven branches located in the greater Simi Valley/Moorpark area, Santa Paula, Fillmore and Chatsworth, California. First Western Bank maintains a diversified loan portfolio comprised of commercial, consumer, real estate construction and mortgage loans. Loans are made primarily within the market area of the Bank, which consists of diverse economies with principal industries being real estate and light manufacturing. The loans are expected to be repaid from cash flows or proceeds from the sale of selected assets of the borrowers. First Western Bank's policy requires that collateral be obtained on substantially all loans. Collateral is primarily first trust deeds on property. At December 31, 2001, First Western Bank had assets of $213 million, deposits of $195 million and shareholders' equity of $17.3 million.

UNION BANK OF CALIFORNIA, N.A. TO USE PURCHASE ACCOUNTING TREATMENT (PAGE 32)

     Union Bank of California, N.A. will account for the merger as a purchase.

INTERESTS OF CERTAIN OFFICERS AND DIRECTORS IN THE MERGER (PAGE 31)

     In considering the recommendation of the board of directors of First Western Bank to approve the merger agreement, you should be aware that certain officers and directors of First Western Bank have certain interests in, and will receive benefits as a consequence of, the merger that are different from the benefits to First Western Bank shareholders generally. See "The Merger Agreement-- Interests of certain officers and directors in the merger" on page 31 and "Stock Ownership of Management and Certain Beneficial Owners of First Western Bank" on page 79.

CONDITIONS THAT MUST BE SATISFIED FOR THE MERGER TO OCCUR (PAGE 44)

     We will not complete the merger unless a number of conditions are met. These include:

     o   approval of the merger agreement by First Western Bank shareholders;

     o   receipt of all required regulatory approvals;

     o absence of material adverse changes in the business of UnionBanCal Corporation and First Western Bank;

     o absence of any orders suspending the effectiveness of the registration statement filed by UnionBanCal Corporation to register the shares to be issued to First Western Bank shareholders;

     o absence of any injunction or other legal proceeding restraining the merger;

     o receipt of legal opinions that the merger will qualify as a tax-free reorganization under the Internal Revenue Code; and

     o as of the closing date of the merger, First Western Bank must meet certain required financial tests, among which are: minimum average monthly earnings of $150,000 from the date of the merger agreement excluding expenses related to the acquisition of First Western Bank; shareholders equity of not less than $17.55 million (excluding adjustments for securities available for sale) plus the aggregate exercise price of employee and director stock options exercised plus $150,000 per month, from the date of the merger agreement through the full month prior to the closing date of the merger; and, core deposits of not less than $165 million.

STOCK OPTION AGREEMENT (PAGE 48)

     When we signed the merger agreement, First Western Bank also entered into a stock option agreement with Union Bank of California, N.A. Under this agreement, Union Bank of California, N.A. has an option to purchase up to 290,200 shares of common stock of First Western Bank, equal to approximately 19.9% of the shares of common stock of First Western Bank outstanding and subject to employee and director stock options, under certain circumstances. The option is exercisable at $25.75 per share. First Western Bank agreed to grant this option to induce Union Bank of California, N.A. to enter into the merger agreement. The option could have the effect of discouraging other companies from trying to acquire First Western Bank. The stock option agreement is attached to this document as part of Annex A.

REGULATORY APPROVALS WE MUST OBTAIN FOR THE MERGER TO OCCUR (PAGE 30)

     The merger is subject to receipt of regulatory approval from the Office of the Comptroller of the Currency ("OCC") under the Bank Merger Act, which we received on March 5, 2002. UnionBanCal Corporation, through The Bank of Tokyo-Mitsubishi, Ltd., its majority shareholder, must file a pre-report of the merger with the Japan Financial Services Agency but no approval from the Financial Services Agency is required.

TERMINATION OF THE MERGER AGREEMENT (PAGE 46)

     One or both of the parties may terminate the merger agreement before completion, before or after the shareholders of First Western Bank have approved the merger, as follows, among other reasons:

     o if the boards of directors of Union Bank of California, N.A. and First Western Bank mutually agree to do so;

     o   if any required regulatory application is denied;

     o   if we fail to gain the approval of First Western Bank shareholders;

     o if a party breaches any provision of the agreement and fails to cure the breach within 30 days after written notice from the other party;

     o by Union Bank of California, N.A. if the average closing price of UnionBanCal Corporation stock for the 10 days preceding the second trading day prior to the closing date of the merger is below $20.00; or

     o after June 30, 2002, if the merger has not been consummated by then, unless the failure to consummate the merger was due to the failure of the party requesting termination to perform an obligation under the merger agreement.

EXPENSES; LIQUIDATED DAMAGES (PAGE 46)

     Generally, each party has agreed to bear its own expenses in this transaction, except printing of this joint proxy statement/prospectus and the registration statement of which it is a part, which will be shared equally. First Western Bank may be required to pay Union Bank of California, N.A. $1,500,000 as liquidated damages in certain circumstances where First Western Bank shareholders fail to approve the merger or First Western Bank becomes subject to a competing acquisition proposal. Union Bank of California, N.A. may be required to pay First Western Bank $1,500,000 as liquidated damages in certain circumstances where Union Bank of California, N.A. willfully fails or refuses to complete the merger.

                             SELECTED FINANCIAL DATA

GENERAL

     The following tables show summarized historical financial data for each of UnionBanCal Corporation and First Western Bank.

HISTORICAL DATA

     The selected historical financial data show the consolidated financial results actually achieved by UnionBanCal Corporation and the financial results for First Western Bank for the periods indicated. The selected historical financial data should be read in conjunction with the consolidated financial statements for UnionBanCal Corporation and the notes thereto incorporated by reference in this document and the financial statements for First Western Bank appearing elsewhere in this document. The selected consolidated financial and other data as of December 31, 2000 and 2001 and for the years ended December 31, 1999, 2000 and 2001 are derived from UnionBanCal Corporation's audited consolidated financial statements incorporated by reference in this document or the books and records of UnionBanCal Corporation. The selected consolidated financial and other data as of December 31, 1997, 1998 and 1999 and for the years ended December 31, 1997 and 1998 for UnionBanCal Corporation are derived from UnionBanCal Corporation's audited consolidated financial statements that are not incorporated by reference in this document or the books and records of UnionBanCal Corporation. The selected financial and other data for First Western Bank as of December 31, 2000 and 2001 and for the years ended December 31, 1999, 2000 and 2001 are derived from First Western Bank's audited financial statements that are included in this document or the books and records of First Western Bank. The selected financial and other data for First Western Bank as of December 31, 1997, 1998 and 1999 and for the years ended December 31, 1997, 1998 and 1999 are derived from First Western Bank's audited financial statements that are not included in this document or the books and records of First Western Bank. This selected information is qualified in its entirety and should be read in conjunction with the financial statements and the notes related to those financial statements incorporated by reference in this document under "Where You Can Find More Information" and the "First Western Bank Financial Statements and Supplementary Data" beginning on page F-1 for historical information set forth in this document for First Western Bank.


               SELECTED CONSOLIDATED FINANCIAL DATA FOR UNIONBANCAL CORPORATION AND SUBSIDIARIES
------------------------------------------------------------------------------------------------------------------
                                                           As of and for the Years Ended December 31,
------------------------------------------------------------------------------------------------------------------
(Dollars in thousands, except per share data)         1997         1998          1999         2000         2001
------------------------------------------------------------------------------------------------------------------
Results of operations:

          Net interest income (1)                 $1,237,010    $1,322,655    $1,419,019   $1,587,008   $1,526,099
          Provision for credit losses                      -        45,000        65,000      440,000      285,000
          Noninterest income                         463,001       533,531       586,759      647,180      716,404
          Noninterest expense                      1,044,665     1,135,218     1,281,973    1,130,185    1,240,174
                                                  ----------------------------------------------------------------
          Income before income taxes(1)              655,346       675,968       658,805      664,003      717,329
          Taxable-equivalent adjustment                5,328         4,432         3,186        2,568        2,057
          Income tax expense                         238,722       205,075       213,888      221,535      233,844
                                                  ----------------------------------------------------------------
          Net income                              $  411,296    $  466,461   $   441,731  $   439,900   $  481,428
                                                 =================================================================
Net income applicable to common stock             $  403,696    $  466,461   $   441,731  $   439,900   $  481,428
                                                  ================================================================
Per common share
          Net income (basic)                      $     2.31    $     2.66   $      2.65  $      2.72   $     3.05
          Net income (diluted)                          2.30          2.65          2.64         2.72         3.04
          Dividends                                     0.51          0.61          0.82         1.00         1.00
          Book value (end of period)                   15.32         17.45         18.18        20.17        22.66
          Common shares outstanding (end of
          period)                                174,917,674   175,259,919   164,282,622  159,234,454  156,483,511
          Weighted average common shares
          outstanding (basic)                    174,683,338   175,127,487   166,382,074  161,604,648  157,844,745
          Weighted average common shares
          outstanding (diluted)                  175,189,078   175,737,303   167,149,207  161,989,388  158,623,454

Balance sheet (end of period)
          Total assets                            30,585,265    32,276,316   33,684,776   $35,162,475 $ 36,039,089
          Total loans                             22,741,408    24,296,111   25,912,958    26,010,398   24,994,030
          Nonperforming assets                       129,809        89,850      169,780       408,304      492,482
          Total deposits                          23,296,374    24,507,879   26,256,607    27,283,183   28,556,199
          Medium and long-term debt                  348,000       298,000      298,000       200,000      400,000
          Trust preferred securities                       -             -      350,000       350,000      363,928
          Common equity                            2,679,299     3,058,244    2,987,468     3,211,565    3,546,242

Balance sheet (period average):
          Total assets                            29,692,992    30,523,806   32,141,497   $33,672,058  $34,619,222
          Total loans                             21,855,911    23,215,504   25,024,777    26,310,420   25,951,021
          Earning assets                          26,291,822    27,487,390   29,017,122    30,379,730   31,291,782
          Total deposits                          22,067,155   22,654,714    23,893,045    25,527,547   26,542,312
          Common equity                            2,514,610    2,845,964     2,939,591     3,139,844    3,467,719

Financial ratios:
          Return on average assets                      1.39%        1.53%         1.37%         1.31%        1.39%
          Return on average common equity              16.05        16.39         15.03         14.01        13.88
          Efficiency ratio (2)                         61.53        61.31         63.98         50.59        55.30
          Net interest margin (1)                       4.70         4.81          4.89          5.22         4.87
          Dividend payout ratio                        22.08        22.93         30.94         36.76        32.79
          Tangible equity ratio                         8.54         9.30          8.70          9.01         9.62
          Tier 1 risk-based capital ratio               8.96         9.64          9.94         10.24        11.47
          Total risk-based capital ratio               11.05        11.61         11.79         12.07        13.35
          Leverage ratio                                8.53         9.38         10.10         10.19        10.53
          Allowance for credit losses to total
          loans                                         1.99         1.89          1.82          2.36         2.54
          Allowance for credit losses to
          nonaccrual loans                            413.12       585.50        281.00        153.48       129.00
          Net loans charged off to average total
          loans                                         0.33         0.15          0.22          1.13         1.02
          Nonperforming assets to total loans,
          distressed loans held for sale, and
          foreclosed assets                             0.57         0.37          0.66          1.57         1.97
          Nonperforming assets to total assets          0.42         0.28          0.50          1.16         1.37

-------------------------------------------------

      (1)   Amounts  are  on  a  taxable-equivalent   basis  using  the  federal
            statutory tax rate of 35 percent.

      (2) The efficiency ratio is noninterest expense, excluding foreclosed asset expense (income), as a percentage of net interest income (taxable-equivalent) and noninterest income. Foreclosed asset expense (income) was $(1.3) million, $(2.8) million, $(1.3) million, $(0.1) million and $(0.0) million for 1997 through 2001, respectively.


                                      SELECTED FINANCIAL DATA FOR FIRST WESTERN BANK

                                                                 AS OF AND FOR THE YEARS ENDED DECEMBER 31,
                                             -------------------------------------------------------------------------------
(DOLLARS IN THOUSANDS, EXCEPT
 PER SHARE DATA)                                   1997           1998            1999           2000            2001
----------------------------------------------------------------------------------------------------------------------------
RESULTS OF OPERATIONS:
  Net interest income (1)                     $     6,374    $     8,175     $     9,285    $     11,240   $     10,900
  Provision for credit losses                         100            642             213              70            170
  Noninterest income                                2,176          4,365           2,225           2,569          4,037
  Noninterest expense                               6,352          8,305           7,988           9,852         11,153
                                             -------------------------------------------------------------------------------
  Income before income taxes(1)                     2,098          3,593           3,309           3,887          3,614
  Income tax expense                                  857          1,491           1,127           1,480          1,261
                                             -------------------------------------------------------------------------------
  Net income                                  $     1,241    $     2,102     $     2,182    $      2,407   $      2,353
                                             ===============================================================================
PER COMMON SHARE:
  Net income (basic)                          $      1.35    $      2.04     $      2.07    $       2.13   $       1.99
  Net income (diluted)                               1.27           1.92            1.92            2.08           1.88
  Dividends                                          0.55           0.60            0.30            0.30           0.60
  Book value (end of period)                  $     10.34    $     11.81     $     12.41    $      14.08   $      14.82
  Common shares outstanding (end of period)       919,858        951,865       1,056,235       1,160,267      1,168,090
  Weighted average common shares
  outstanding (basic)                             917,792        930,466       1,051,911       1,127,674      1,179,602
  Weighted average common shares
  outstanding (diluted)                           975,239        998,070       1,135,026       1,164,094      1,248,324

BALANCE SHEET (END OF PERIOD):
  Total assets                                $   123,574    $   153,581     $   165,694    $    192,711   $    213,270
  Total loans                                      66,970         75,057          91,993         106,410        116,549
  Nonaccrual loans                                  2,450          6,713           4,729           4,286          2,832
  Total deposits                                  113,036        140,981         151,892         169,618        194,604
  Common equity                                     9,514         11,238          13,113          16,335         17,315

BALANCE SHEET (PERIOD AVERAGE):
  Total assets                                $   115,529    $   143,449     $   162,725    $    188,720   $    200,697
  Total loans                                      60,272         71,737          83,950         100,603        114,265
  Earning assets                                   98,439        125,130         141,304         165,603        179,769
  Total deposits                                  105,279        131,746         145,013         165,493        181,226
  Common equity                                     9,239         11,238          12,992          15,698         17,097

FINANCIAL RATIOS:
  Return on average assets                           1.07%          1.47%           1.34%           1.28%          1.17%
  Return on average common equity                   13.43%         18.70%          16.79%          15.33%         13.76%
  Efficiency ratio (2)                              74.29%         66.23%          69.40%          71.34%         73.76%
  Net interest margin (1)                            4.75%          6.39%           6.57%           6.79%          6.06%
  Dividend payout ratio                             40.74%         29.41%          14.49%          14.08%         30.15%
  Tier 1 risk-based capital ratio                   12.70%         13.70%          13.60%          12.30%         11.50%
  Total risk-based capital ratio                    13.70%         15.20%          14.90%          13.33%         12.50%
  Leverage ratio                                     8.60%          8.10%           8.20%           8.60%          8.40%
  Allowance for loan losses to total loans           1.09%          1.60%           1.40%           1.20%          1.16%
  Allowance for loan losses to nonaccrual
  loans                                             29.76%         17.88%          27.26%          29.75%         47.63%
  Net loans charged off to average total
  loans                                              0.29%          0.24%           0.15%           0.08%          0.08%
  Nonaccrual loans to total  loans                   3.66%          8.94%           5.14%           4.03%          2.43%
  Nonaccrual loans to total assets                   1.98%          4.37%           2.85%           2.22%          1.33%

---------------------------------------------------------------------------------

      (1)   Amounts are not on a taxable-equivalent basis.
      (2) The efficiency ratio is noninterest expense, excluding foreclosed asset expense (income), as a percentage of net interest income and noninterest income.

                                       12

                        COMPARATIVE PER COMMON SHARE DATA

     We have summarized below historical per share information for UnionBanCal Corporation and First Western Bank and additional information as if the companies had been combined for the periods shown ("pro forma"), calculated based on an exchange ratio of 0.6142 shares of UnionBanCal Corporation common stock per share of First Western Bank common stock, assuming a final UnionBanCal Corporation stock consideration of 717,497 shares. The total merger consideration also includes $20,750,000 of cash, representing 50 percent of the total merger consideration.

     You should read this information with the historical consolidated financial statements and related notes incorporated by reference in this document for UnionBanCal Corporation and the historical financial statements contained in this document for First Western Bank. See "Where You Can Find More Information" on page 84 and "First Western Bank Financial Statements and Supplementary Data" on page F-1.

     The First Western Bank pro forma equivalent per share amounts are calculated by multiplying the pro forma combined book value per share and net income per share by the exchange ratio so that the per share amounts equate to the respective values for one share of First Western Bank common stock. You should not rely on the pro forma information as being indicative of the historical results that we would have had or the future results that will occur after the merger. The equivalent pro forma data reflects the purchase method of accounting and does not reflect potential cost savings or revenue enhancements that may be achieved.


                                                                YEAR ENDED
                                                             DECEMBER 31, 2001
                                                          ----------------------
UNIONBANCAL CORPORATION
-----------------------
Net income per common share (basic):
     Historical                                                    $ 3.05
     Pro forma                                                       3.05
Net income per common share (diluted):
     Historical                                                      3.04
     Pro forma                                                       3.03
Dividends declared per common share:
     Historical                                                      1.00
     Pro forma                                                       1.00
Book value per common share:
     Historical                                                     22.66
     Pro forma                                                      22.69

FIRST WESTERN BANK
------------------
Net income per common share (basic):
     Historical                                                      1.99
     Equivalent pro forma                                            1.87
Net income per common share (diluted):
     Historical                                                      1.88
     Equivalent pro forma                                            1.86
Dividends declared per common share:
     Historical                                                      0.60
     Equivalent pro forma                                            0.61
Book value per common share:
     Historical                                                     14.82
     Equivalent pro forma                                           13.94

                                  RISK FACTORS


     In deciding whether to vote in favor of the merger, shareholders of First Western Bank should consider the following risks in addition to the other matters discussed herein:

YOU MAY NOT RECEIVE THE FORM OF MERGER CONSIDERATION THAT YOU ELECT

     The merger agreement contains provisions that are designed to provide that the aggregate cash consideration to be paid to First Western Bank stockholders in the merger will be $20,750,000 and the number of UnionBanCal Corporation shares will be 717,497. If elections are made by First Western Bank stockholders that would result in them receiving more or less cash or UnionBanCal Corporation shares than this amount, either those electing to receive cash or those electing to receive UnionBanCal Corporation common stock will have the merger consideration of the type they selected reduced by a pro rata amount and will receive a portion of their merger consideration in the form that they did not elect to receive. In addition, the amount of cash receivable by First Western Bank shareholders as merger consideration will depend on how many First Western Bank shareholders have validly exercised dissenters rights and how many First Western Bank employees and directors have exercised stock options prior to the merger, since a portion of the cash consideration will be paid to these individuals first. Accordingly, there is a risk that you will not receive a portion of the merger consideration in the form that you elect, which could result in, among other things, tax consequences that differ from those that would have resulted had you received the form of merger consideration you elected (including with respect to the recognition of taxable gain to the extent cash is received). See "Certain federal income tax consequences" beginning on page 33.

BECAUSE THE MARKET PRICE OF UNIONBANCAL CORPORATION COMMON STOCK MAY FLUCTUATE, YOU CANNOT BE SURE OF THE VALUE OF THE MERGER CONSIDERATION THAT YOU WILL RECEIVE

     Upon completion of the merger, each share of First Western Bank common stock will be converted into shares of UnionBanCal Corporation common stock and/or cash pursuant to the terms of the merger agreement. The number of UnionBanCal Corporation shares to be received by First Western Bank stockholders will be based on the average price of UnionBanCal Corporation common stock during the 10 trading day period ending on the second trading day prior to closing of the merger. This average price may vary from the price of UnionBanCal Corporation common stock at the time the merger was announced, at the time that this document is mailed to First Western Bank stockholders, and at the time of the special meeting of First Western Bank stockholders. Any change in the price of UnionBanCal Corporation common stock prior or subsequent to completion of the merger will affect the value of the merger consideration that you receive. Stock price changes may result from a variety of factors, including general market and economic conditions, changes in our respective businesses, operations and prospects, and regulatory considerations. Many of these factors are beyond our control.

     Accordingly, at the time of the First Western Bank special meeting you will not necessarily know or be able to calculate the value of the merger consideration you would receive or the exchange ratio used to determine the number of any shares of UnionBanCal Corporation stock you would receive upon completion of the merger.

ADVERSE CALIFORNIA ECONOMIC CONDITIONS COULD ADVERSELY AFFECT OUR BUSINESS

     A substantial majority of our assets and deposits are generated in California. As a result, poor economic conditions in California may cause us to incur losses associated with higher default rates and decreased collateral values in our loan portfolio. In the early 1990's, the California economy experienced an economic recession that resulted in increases in the level of delinquencies and losses for us and many of the state's other financial institutions. Economic conditions in California are currently in a downturn and the outlook for recovery is subject to various uncertainties at this time, including the long-term impact of the California energy crisis and the decline in the technology sector. If economic conditions in California continue to decline, we expect that our level of problem assets could increase accordingly.

ADVERSE ECONOMIC FACTORS AFFECTING CERTAIN INDUSTRIES COULD ADVERSELY AFFECT OUR BUSINESS

     We are subject to certain industry-specific economic factors. For example, a portion of our total loan portfolio is related to real estate. Accordingly, a downturn in the real estate industry in California could have an adverse effect on our operations. Similarly, a portion of our total loan portfolio is to borrowers in the agricultural industry. Adverse weather conditions, combined with low commodity prices, may adversely affect the agricultural industry and, consequently, may impact our business negatively. In addition, auto leases comprise a portion of our total loan portfolio. We ceased originating auto leases in April 2001; however, continued deterioration in the used car market may result in additional losses on the valuation of auto lease residuals on our existing auto leases. We provide loans to businesses in a number of other industries that may be particularly vulnerable to industry-specific economic factors, including the communications/media industry, the retailing industry, and the technology industry. Industry-specific risks are beyond our control and could adversely affect our portfolio of loans, potentially resulting in an increase in nonperforming loans or charge-offs.

THE TRAGIC EVENTS OF SEPTEMBER 11 HAVE RESULTED IN INCREASED UNCERTAINTY REGARDING THE OUTLOOK FOR ECONOMIC CONDITIONS

     The terrorist attacks on the World Trade Center and the Pentagon on September 11, 2001 have resulted in increased uncertainty regarding the economic outlook. Past experience suggests that shocks to American society of far lesser severity have resulted in a temporary loss in consumer and business confidence and a reduction in the rate of economic growth. With the U.S. economy already on the edge of recession before the attacks, a downturn in California's economy is now a distinct possibility. It is not possible at this time to project the economic impact of these events. However, any further deterioration in either the U.S. or the California economy would adversely affect our financial condition and results of operations.

RISKS ASSOCIATED WITH THE CALIFORNIA ENERGY CRISIS COULD ADVERSELY AFFECT OUR BUSINESS

     Due to problems associated with the deregulation of the electrical power industry in California, California utilities and other energy industry participants have experienced difficulties with the supply and price of electricity and natural gas. For example, in 2001, two California utilities publicly announced that their financial situation was grave and that they had defaulted on certain payment obligations. The California energy situation continues to be fluid and subject to many uncertainties and a number of lawsuits and regulatory proceedings have been commenced concerning various aspects of the current energy situation. As a lender to segments of the utility industry, we face the risk that energy-industry participants could sustain continuing defaults on payments or seek bankruptcy protection.

     In addition, although the situation has stabilized recently, customers of the utilities have been faced recently with increased gas and electric prices, power shortages and, in some cases, rolling blackouts. The long-term impact of the energy crisis in California on our markets and our business cannot be predicted but could result in an economic slow-down. This could have an adverse effect on the demand for new loans, the ability of borrowers to repay outstanding loans, the value of real estate and other collateral securing loans and, as a result, on our financial condition and results of operations.

FLUCTUATIONS IN INTEREST RATES COULD ADVERSELY AFFECT OUR BUSINESS

     Significant increases in market interest rates, or the perception that an increase may occur, could adversely affect both our ability to originate new loans and our ability to grow. Conversely, a decrease in interest rates could result in an acceleration in the prepayment of loans. An increase in market interest rates could also adversely affect the ability of our floating-rate borrowers to meet their higher payment obligations. If this occurred, it could cause an increase in nonperforming assets and charge-offs, which could adversely affect our business.

FLUCTUATIONS IN INTEREST RATES COULD ADVERSELY AFFECT OUR MARGIN SPREAD

     Changes in market interest rates, including changes in the relationship between short-term and long-term market interest rates or between different interest rate indices, can impact our margin spread, that is, the difference between the interest rates we charge on interest earning assets, such as loans, and the interest rates we pay on interest bearing liabilities, such as deposits. The impact, particularly in a falling interest rate environment, which is currently the case, could result in an increase in our interest expense relative to interest income.

SHAREHOLDER VOTES ARE CONTROLLED BY THE BANK OF TOKYO-MITSUBISHI, LTD.; OUR INTERESTS MAY NOT BE THE SAME AS THE BANK OF TOKYO-MITSUBISHI'S INTERESTS

     The Bank of Tokyo-Mitsubishi, Ltd., a wholly owned subsidiary of Mitsubishi Tokyo Financial Group, Inc., owns a majority (67 percent as of December 31,
2001) of the outstanding shares of our common stock. As a result, The Bank of Tokyo-Mitsubishi, Ltd. can elect all of our directors and can control the vote on all matters, including determinations such as: approval of mergers or other business combinations; sales of all or substantially all of our assets; any matters submitted to a vote of our shareholders; issuance of any additional common stock or other equity securities; incurrence of debt other than in the ordinary course of business; the selection and tenure of our Chief Executive Officer; payment of dividends with respect to common stock or other equity securities; and matters that might be favorable to The Bank of Tokyo-Mitsubishi, Ltd.

     A majority of our directors are not officers or employees of UnionBanCal Corporation or any of our affiliates, including The Bank of Tokyo-Mitsubishi, Ltd. However, because of The Bank of Tokyo-Mitsubishi, Ltd.'s control over the election of our directors, The Bank of Tokyo-Mitsubishi, Ltd. could change the composition of our board of directors so that the Board would not have a majority of outside directors. The Bank of Tokyo-Mitsubishi, Ltd.'s ability to prevent an unsolicited bid for us or any other change in control could have an adverse effect on the market price for our common stock.

THE BANK OF TOKYO-MITSUBISHI, LTD.'S FINANCIAL CONDITION COULD ADVERSELY AFFECT OUR OPERATIONS

     Although we fund our operations independently of The Bank of Tokyo-Mitsubishi, Ltd. and believe our business is not necessarily closely related to The Bank of Tokyo-Mitsubishi, Ltd.'s business or outlook, The Bank of Tokyo-Mitsubishi, Ltd.'s credit ratings may affect our credit ratings. Deterioration in The Bank of Tokyo-Mitsubishi, Ltd.'s credit ratings or financial condition could result in an increase in our borrowing costs and could impair our access to the public and private capital markets. The Bank of Tokyo-Mitsubishi, Ltd. is also subject to regulatory oversight and review. Our business operations and expansion plans could be negatively affected by regulatory concerns related to the Japanese financial system and The Bank of Tokyo-Mitsubishi, Ltd.

POTENTIAL CONFLICTS OF INTEREST WITH THE BANK OF TOKYO-MITSUBISHI, LTD. COULD ADVERSELY AFFECT US

     As part of The Bank of Tokyo-Mitsubishi, Ltd.'s normal risk management processes, The Bank of Tokyo-Mitsubishi, Ltd. manages global credit exposures and concentrations on an aggregate basis, including UnionBanCal Corporation. Therefore, at certain levels, our ability to approve certain credits and categories of customers is subject to concurrence by The Bank of Tokyo-Mitsubishi, Ltd. We may wish to extend credit to the same customer as The Bank of Tokyo-Mitsubishi, Ltd. Our ability to do so may be limited for various reasons, including The Bank of Tokyo-Mitsubishi, Ltd.'s aggregate credit exposure and marketing policies. Certain directors' and officers' ownership interests in The Bank of Tokyo-Mitsubishi, Ltd.'s common stock or service as a director or officer or other employee of both us and The Bank of Tokyo-Mitsubishi, Ltd. could create or appear to create potential conflicts of interest, especially since both of us compete in the United States banking industry.

SUBSTANTIAL  COMPETITION IN THE CALIFORNIA BANKING MARKET COULD ADVERSELY AFFECT
US

     Banking is a highly competitive business. We compete actively for loan, deposit, and other financial services business in California, as well as nationally and internationally. Our competitors include a large number of state and national banks, thrift institutions and major foreign-affiliated or foreign banks, as well as many financial and non-financial firms that offer services similar to those offered by us. Some of our competitors are community banks that have strong local market positions. Other competitors include large financial institutions (such as Bank of America, California Federal, Washington Mutual, and Wells Fargo) that have substantial capital, technology and marketing resources. Such large financial institutions may have greater access to capital at a lower cost than us, which may adversely affect our ability to compete effectively.

RESTRICTIONS ON DIVIDENDS AND OTHER DISTRIBUTIONS COULD LIMIT AMOUNTS PAYABLE TO US

     As a holding company, a substantial portion of our cash flow typically comes from dividends our bank and nonbank subsidiaries pay to us. Various statutory provisions restrict the amount of dividends our subsidiaries can pay to us without regulatory approval. In addition, if any of our subsidiaries liquidate, that subsidiary's creditors will be entitled to receive distributions from the assets of that subsidiary to satisfy their claims against it before we, as a holder of an equity interest in the subsidiary, will be entitled to receive any of the assets of the subsidiary.

ADVERSE EFFECTS OF, OR CHANGES IN, BANKING REGULATIONS OR FISCAL OR MONETARY POLICIES COULD ADVERSELY AFFECT US

     We are subject to significant federal and state regulation and supervision, which is primarily for the benefit and protection of our customers and not for the benefit of investors. In the past, our business has been materially affected by these regulations. This trend is likely to continue in the future. Laws, regulations or policies currently affecting us and our subsidiaries may change at any time. Regulatory authorities may also change their interpretation of these statutes and regulations. Therefore, our business may be adversely affected by any future changes in laws, regulations, policies or interpretations, including legislative and regulatory reactions to the terrorist attacks on September 11, 2001 and the Enron Corporation bankruptcy.
Additionally, our international activities may be subject to the laws and regulations of the jurisdiction where business is being conducted. International laws, regulations and policies affecting us and our subsidiaries may change at any time and affect our business opportunities and competitiveness in these jurisdictions. Due to The Bank of Tokyo-Mitsubishi, Ltd.'s controlling ownership of us, laws, regulations and policies adopted or enforced by the Government of Japan may adversely affect our activities and investments and those of our subsidiaries in the future. Under long-standing policy of the Board of Governors of the Federal Reserve System, a bank holding company is expected to act as a source of financial strength for its subsidiary banks. As a result of that policy, we may be required to commit financial and other resources to our subsidiary bank in circumstances where we might not otherwise do so.

     Additionally, our business is affected significantly by the fiscal and monetary policies of the federal government and its agencies. We are particularly affected by the policies of the FRB, which regulates the supply of money and credit in the United States. Among the instruments of monetary policy available to the FRB are (a) conducting open market operations in United States government securities, (b) changing the discount rates of borrowings of depository institutions, (c) imposing or changing reserve requirements against depository institutions' deposits, and (d) imposing or changing reserve requirements against certain borrowings by banks and their affiliates. These methods are used in varying degrees and combinations to directly affect the availability of bank loans and deposits, as well as the interest rates charged on loans and paid on deposits. The policies of the FRB may have a material effect on our business, results of operations and financial condition.

POSSIBLE FUTURE SALES OF SHARES BY THE BANK OF TOKYO-MITSUBISHI, LTD. COULD ADVERSELY AFFECT THE MARKET FOR OUR STOCK

     Although The Bank of Tokyo-Mitsubishi, Ltd. has announced its intention to maintain its majority ownership in us, The Bank of Tokyo-Mitsubishi, Ltd. may sell shares of our common stock in compliance with the federal securities laws. By virtue of The Bank of Tokyo-Mitsubishi, Ltd.'s current control of us, The Bank of Tokyo-Mitsubishi, Ltd. could sell large amounts of shares of our common stock by causing us to file a registration statement that would allow them to sell shares more easily. In addition, The Bank of Tokyo-Mitsubishi, Ltd. could sell shares of our common stock without registration. Although we can make no prediction as to the effect, if any, that such sales would have on the market price of our common stock, sales of substantial amounts of our common stock, or the perception that such sales could occur, could adversely affect the market price of our common stock. If The Bank of Tokyo-Mitsubishi, Ltd. sells or transfers shares of our common stock as a block, another person or entity could become our controlling shareholder.

WE MAY NOT BE ABLE TO SUCCESSFULLY IMPLEMENT OUR OPERATING STRATEGIES

     From time to time we develop long-term financial performance goals to guide and measure the success of our operating strategies. We cannot assure you that we will be successful in achieving these long-term goals or that our operating strategies will be successful. Achieving success in these areas is dependent on a number of factors, many of which are beyond our direct control. Factors that may adversely affect our ability to attain our long-term financial performance goals include: o deterioration of our asset quality;

     o    our inability to control noninterest expense;

     o    our inability to increase noninterest income;

     o    our inability to decrease reliance on asset revenues;

     o    our ability to sustain loan growth;

     o our ability to find acquisition targets at valuation levels we find attractive;

     o    regulatory and other impediments associated with making acquisitions;

     o deterioration in general economic conditions, especially in our core markets;

     o    decreases in net interest margins;

     o    increases in competition;

     o    adverse regulatory or legislative developments; and

     o    unexpected increases in costs related to potential acquisitions.

RISKS ASSOCIATED WITH POTENTIAL ACQUISITIONS OR DIVESTITURES OR RESTRUCTURING MAY ADVERSELY AFFECT US

     In addition to the proposed acquisition of First Western Bank, we may seek to acquire or invest in other companies, technologies, services or products that complement our business. There can be no assurance that we will be successful in completing any such acquisition or investments as this will depend on the availability of prospective target companies at valuation levels we find attractive and the competition for such opportunities from other bidders. In addition, we continue to evaluate the performance of all of our businesses and business lines and may sell a business or business lines. Any acquisitions, divestitures or restructuring may result in the potentially dilutive issuance of equity securities, significant write-offs, including those related to goodwill and other intangible assets and/or the incurrence of debt, any of which could have a material adverse effect on our business, financial condition and results of operations. Acquisitions, divestitures or restructuring could involve numerous additional risks including difficulties in the assimilation or separation of operations, services, products and personnel, the diversion of management's attention from other business concerns, the disruption of our business, and the potential loss of key employees. There can be no assurance that we will be successful in overcoming these or any other significant risks encountered.

                     FIRST WESTERN BANK SHAREHOLDER MEETING

DATE, TIME AND PLACE OF MEETING

     The special meeting of shareholders of First Western Bank will be held on May 6, 2002 at 8:00 a.m. local time at First Western Bank's offices at 1475 East Los Angeles Avenue, Simi Valley, California 93065.

     At the meeting, the shareholders of First Western Bank will be asked to consider and vote on the merger agreement. The merger agreement is included as Annex A to this document and is incorporated in this document by reference.

     The board of directors of First Western Bank, by unanimous vote, approved the merger agreement and recommends a vote FOR approval of the merger agreement.

RECORD DATE AND VOTING RIGHTS

     Only holders of record of First Western Bank common stock at the close of business on March 20, 2002 are entitled to notice of and to vote at the meeting. At the record date, First Western Bank had approximately 379 shareholders of record and 1,168,090 shares of common stock outstanding and entitled to vote. Directors and executive officers of First Western Bank and their affiliates owned beneficially as of the record date an aggregate of 267,501 shares of First Western Bank common stock (excluding exercisable stock options), or approximately 22.9% of the outstanding First Western Bank common stock. First Western Bank directors holding 255,880 shares, or approximately 21.9% of the outstanding First Western Bank common stock, have agreed to vote their shares in favor of the merger. Each First Western Bank shareholder is entitled to one vote for each share of common stock he or she owns.

VOTE REQUIRED

     Approval of the merger requires the affirmative vote of the holders of at least two-thirds of the shares of First Western Bank common stock issued and outstanding on the record date. A vote of the shareholders of UnionBanCal Corporation is not required to approve the merger.

VOTING BY PROXY

     First Western Bank shareholders may use the enclosed proxy if they are unable to attend the meeting in person or wish to have their shares voted by proxy even if they attend the meeting. All proxies that are properly executed and returned, unless revoked, will be voted at the meeting in accordance with the instructions indicated or, if no instruction is indicated, in favor of the merger. The execution of a proxy will not affect the right of a shareholder to attend the meeting and vote in person.

REVOCABILITY OF PROXIES

     A person who has given a proxy may revoke it any time before it is exercised at the meeting by filing with the Secretary of First Western Bank a written notice of revocation or a proxy bearing a later date or by attendance at the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

QUORUM AND ADJOURNMENTS

     The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares entitled to vote is necessary to constitute a quorum. Abstentions and broker non-votes (as described below) will be counted solely for the purpose of determining whether a quorum is present. Under the applicable rules of the National Association of Securities Dealers, Inc., brokers or members who hold shares in street name for customers who are the beneficial owners of the shares are prohibited from giving a proxy to vote those shares with respect to the approval of the transactions contemplated by the merger agreement in the absence of specific instructions from the customers. We refer to these as "broker non-votes." Abstentions and broker non-votes will not be counted as a vote "FOR" or "AGAINST" the approval of the merger agreement but will have the same effect as a vote "AGAINST" approval of the merger agreement. Abstentions and broker non-votes may have the effect of establishing dissenters' rights under Chapter 13 of the California Corporations Code but not under Title 12 United States Code Sections 215a (b), (c) and (d). See "Dissenters' Rights" on page 34.

     The meeting may be adjourned, even if a quorum is not present, by the vote of the holders of a majority of the shares represented at the meeting in person or by proxy. In the absence of a quorum at the meeting, no other business may be transacted at the meeting.

     Notice of the adjournment of a meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken, provided that if the adjournment is for more than 45 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting must be given to each shareholder of record entitled to vote at the meeting. At an adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

SOLICITATION OF PROXIES

     The board of directors of First Western Bank is soliciting proxies for the First Western Bank meeting. The parties will jointly bear the cost of printing and distributing the proxy material relating to the meeting. First Western Bank will make arrangements with brokerage firms and other custodians, nominees and fiduciaries to forward these proxy solicitation materials to shareholders whose common stock is held of record by such entities, and will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. Solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of First Western Bank, UnionBanCal Corporation and Union Bank of California, N.A., who will not receive any additional compensation for such efforts.

OTHER MATTERS

     The board of directors of First Western Bank is not aware of any matters to come before the special meeting other than as stated above. If any other matters should be brought before the meeting, or any adjournment thereof, upon which a vote properly may be taken, the proxy holders will vote in their discretion unless otherwise provided in the proxies.

                                   THE MERGER

GENERAL

     The boards of directors of UnionBanCal Corporation, Union Bank of California, N.A. and First Western Bank have each unanimously approved the merger agreement, which provides for the merger of First Western Bank with and into Union Bank of California, N.A. This section of the document describes certain aspects of the merger, including the background of the merger and the parties' reasons for the merger.

     Subject to the terms and conditions of the merger agreement, simultaneously with the effective time of the merger, First Western Bank will be merged with and into Union Bank of California, N.A. with Union Bank of California, N.A. as the surviving corporation. Thereafter, Union Bank of California, N.A. will continue its corporate existence as a national bank and the separate corporate existence of First Western Bank will terminate. Holders of First Western Bank common stock will be entitled to receive a combination of UnionBanCal Corporation common stock and cash as discussed under "Summary--What First Western Bank shareholders will receive in the merger" on page 4 and "The Merger Agreement--Conversion of First Western Bank common stock" on page 38.

BACKGROUND OF THE MERGER

     Union Bank of California, N.A. conducted a strategic review of the consumer and small business banking market in California during 2000 and concluded that branch-based distribution systems remain a key success factor for serving those markets and that acquiring community banks is a viable tactic for expanding the branch system. As part of the strategic planning process, several acquisition candidates were identified, among them, First Western Bank.

     First Western Bank has from time to time, discussed and considered various strategic alternatives in pursuit of its strategic goals and long term business plan. In June 2001, Union Bank of California, N.A. approached First Western Bank about the possibility of a merger. At approximately the same time another regional bank also approached First Western Bank about the possibility of a merger. For all of these reasons, the board of directors of First Western Bank determined in July 2001, that First Western Bank should contact several financial institutions concerning possible interest in acquiring First Western Bank and under what terms.

     The board of directors of First Western Bank retained the services of The Findley Group ("Findley") in order to disseminate information out to potential acquirers of First Western Bank. In late July 2001, approximately 15 financial institutions were contacted to determine whether they had interest in reviewing a confidential information package concerning First Western Bank. Those institutions that signed confidentiality agreements received financial and related information concerning First Western Bank and were given until August 30, 2001 to provide an indication of interest in the acquisition of First Western Bank and to indicate a proposed price. Four banking institutions submitted indications of interest to the board of directors of First Western Bank.

     On September 13, 2001 the board of directors reviewed the four indications of interest with Findley and determined that Union Bank of California, N.A. and one other institution would be permitted to conduct due diligence examinations of First Western Bank. During late September 2001, discussions were held with the other institution, who had offered a fixed number of shares, concerning the value of their indication of interest. Due to the September 11, 2001 tragedy, the market value of the common stock of this institution had dropped significantly and the institution was asked whether they would increase the number of shares offered. The institution declined to increase the number of shares offered and a determination was made by First Western Bank to not permit due diligence by this institution.

     The remaining institution, Union Bank of California, N.A., commenced due diligence of First Western Bank in late September. On October 15, 2001, Union Bank of California, N.A. reaffirmed its interest in the acquisition of First Western Bank, after completion of due diligence. On October 22, 2001, the First Western Bank board of directors met to discuss the Union Bank of California, N.A. offer and authorized First Western Bank's management and advisors to negotiate a merger agreement with Union Bank of California, N.A. On October 24, 2001, the boards of directors of UnionBanCal Corporation and Union Bank of California, N.A. authorized their respective management to negotiate a merger agreement with First Western Bank.

     In late October 2001, discussions were held between Union Bank of California, N.A. and First Western Bank concerning the expected financial performance of First Western Bank for the remainder of 2001 and the impact on First Western Bank's net income from significant interest rate reductions. The parties continued to negotiate the financial terms of the merger through mid-November 2001.

     At the November 20, 2001 meeting of the First Western Bank board of directors, the members of the board of directors and advisors to First Western Bank discussed in detail the proposed merger terms and plans for First Western Bank's officers and staff following the proposed merger. The First Western Bank board considered this information and then authorized representatives of First Western Bank to continue negotiating a tentative merger agreement between First Western Bank and Union Bank of California, N.A.

     Negotiations continued between representatives of First Western Bank and Union Bank of California, N.A., and on December 6, 2001, the First Western Bank board of directors deliberated at length concerning the transaction. The First Western Bank board reviewed the proposed merger agreement and related documents, First Western Bank's strategic alternatives, the competitive banking environment in California and the prospects for First Western Bank if it remained independent. At this meeting, Findley discussed with the First Western Bank board its analysis of the merger and delivered to the First Western Bank board its oral opinion that the consideration to be received in the merger was fair to the First Western Bank shareholders from a financial point of view. Thereafter, First Western Bank's board unanimously approved and authorized the execution of the merger agreement.

REASONS FOR THE MERGER; RECOMMENDATION OF THE FIRST WESTERN BANK BOARD OF DIRECTORS

     UNIONBANCAL CORPORATION

     UnionBanCal Corporation is proposing this transaction because its board of directors has concluded that a combination of Union Bank of California, N.A. and First Western Bank is in the best interests of the shareholders of UnionBanCal Corporation. The merger provides Union Bank of California, N.A. entry into the economically desirable Ventura County market.

     In reaching their conclusion, the UnionBanCal Corporation and Union Bank of California, N.A. boards considered information provided at their meetings in October 2001, including, among other things:

     o    information   concerning  the  financial  performance  and  condition,
          business operations, capital levels, asset quality, loan portfolio breakdown, and prospects of First Western;

     o the complementary nature of First Western's offices and the effect of the combination on UnionBanCal Corporation's strategic plan;

     o    the   anticipated   positive   effect  of  the   merger  on   existing
          shareholders,  employees,  officers and customers;

     o    the prospects for enhanced value of the combined entity in the future;

     o the anticipated accretive effect on UnionBanCal Corporation's future earnings; and

     o the anticipated impact on the communities served by Union Bank of California, N.A. and First Western Bank in the merger, and the increased ability to serve the communities through a larger banking network.

     The foregoing discussion of the information and factors considered by the UnionBanCal Corporation and Union Bank of California, N.A. boards of directors is not intended to be exhaustive. In reaching their determination to approve the merger, the UnionBanCal Corporation and Union Bank of California, N.A. boards of directors did not assign relative or specific weights to the foregoing factors and individual directors may have weighed such factors differently.

     FIRST WESTERN BANK

     The First Western Bank board believes that the terms of the merger are fair and are in the best interests of First Western Bank and its shareholders and recommends that the shareholders of First Western Bank vote FOR approval of the merger. In reaching its conclusion, the First Western Bank board considered information provided at its various meetings in September, October, November, and December 2001, including, among other things:

     o    information   concerning  the  financial  performance  and  condition,
          business operations, capital levels, asset quality, loan portfolio breakdown, and prospects of UnionBanCal Corporation;

     o the structure of the transaction, including the fact that the First Western Bank shareholders would receive cash and approximately 0.5% of the common stock of UnionBanCal Corporation;

     o the terms of the merger agreement and other documents to be executed in connection with the merger;

     o the presentation of Findley and the opinion of Findley that the merger is fair to the shareholders of First Western Bank from a financial point of view;

     o the prices paid and the terms of other recent comparable combinations of banks and bank holding companies;

     o the board's review with its legal and financial advisors of alternatives to the merger, the range and possible value to First Western Bank shareholders obtainable through implementation of alternatives and the timing and likelihood of the same;

     o the current and prospective economic environment and increasing regulatory and competitive burdens and constraints facing community banking;

     o the pro forma financial statements of the combined companies and the capitalization of the combined companies;

     o the geographic distribution of Union Bank of California, N.A. offices in relation to First Western Bank's banking offices;

     o the advantages of being part of a larger entity, including the potential for operating efficiencies, the effect of a higher lending limit on First Western Bank's customers and prospective customers and the generally higher trading multiples of larger financial institutions;

     o the business strategies, the strength and depth of management of the combined entity and the extent of their interest in continuing First Western Bank's significant business relationships in Simi Valley;

     o the ability of a larger institution to compete in the banking environment and leverage overhead costs;

     o    the   anticipated   positive   effect  of  the   merger  on   existing
          shareholders, personnel and customers of First Western Bank;

     o    the  ability  of  the  combined   institution  to  achieve   operating
          efficiencies;

     o the anticipated impact of the merger on the communities served by First Western Bank, and the increased ability to serve First Western Bank's communities through a larger branch network;

     o the consolidation currently underway in the banking industry and increased competition from larger independent banks in California;

     o the value of the consideration offered by UnionBanCal Corporation and Union Bank of California, N.A. compared to the value of the consideration offered in other acquisitions of financial institutions in California in 1999-2001 and the prospects for enhanced value of the combined entity in the future;

     o    the liquidity of UnionBanCal Corporation common stock; and

     o the prospects for First Western Bank on a stand alone basis and on the basis of alternative stand alone strategies, such as dividend changes, share repurchases, restructuring and growth through acquisitions.

In addition to the advantages, discussed in the previous paragraph, of a merger with a larger financial institution, the board of directors and management of First Western Bank also discussed the various risks of combining with Union Bank of California, N.A., including the disadvantages of being part of a larger entity, including the potential for decreased customer service. However, after weighing the advantages and disadvantages of a merger with Union Bank of California, N.A., the First Western Bank board of directors determined that the advantages clearly outweighed the disadvantages.

     The foregoing discussion of the information and factors considered by the First Western Bank board of directors is not intended to be exhaustive. In reaching its determination to approve and recommend the merger, the First Western Bank board of directors did not assign relative or specific weights to the foregoing factors and individual directors may have weighed such factors differently.

     For reasons stated above, the First Western Bank board of directors has unanimously approved the merger agreement as in the best interest of First Western Bank and its shareholders and unanimously recommends that the First Western Bank shareholders approve the merger.

OPINION OF FINANCIAL ADVISOR

     As noted above, First Western Bank retained Findley to act as its financial advisor in connection with the merger. Findley rendered to the board of directors of First Western Bank an oral opinion on November 20, 2001. On December 18, 2001 the parties entered into the merger agreement. Findley has issued to the board of directors of First Western Bank its written opinion dated December 18, 2001, pursuant to the terms of the merger agreement that, subject to the assumptions and limitations set forth in the opinion, the UnionBanCal Corporation common stock, cash or combination thereof to be received is fair, from a financial point of view, to the holders of the shares of First Western Bank common stock. Under the terms of the merger agreement First Western Bank shareholders will be able to elect to receive shares of UnionBanCal Corporation common stock equal to the Adjusted Per Share Stock Component, cash equal to the Remaining Per Share Cash Component or a combination thereof. A copy of Findley's opinion is attached as Annex B to this joint proxy statement/prospectus and should be read in its entirety. The following summary is qualified in its entirety by reference to the full text of the opinion. This opinion is addressed to the board of directors of First Western Bank and does not constitute a recommendation to any shareholder of First Western Bank as to how such shareholder should vote at the First Western Bank special meeting.

     In connection with its fairness opinion, Findley, among other things: (a) reviewed certain publicly available financial and other data with respect to First Western Bank and UnionBanCal Corporation, including the consolidated financial statements for recent years, and certain other relevant financial and operating data relating to First Western Bank and UnionBanCal Corporation made available to Findley from published sources and from the internal records of First Western Bank; (b) reviewed the merger agreement; (c) reviewed certain historical market prices and trading volumes of First Western Bank common stock and UnionBanCal Corporation common stock; (d) compared First Western Bank and UnionBanCal Corporation from a financial point of view with certain other banks and bank holding companies that Findley deemed to be relevant; (e) considered the financial terms, to the extent publicly available, of selected recent business combinations of banks and bank holding companies that Findley deemed to be comparable, in whole or in part, to the merger; (f) reviewed and discussed with representatives of the management of First Western Bank certain information of a business and financial nature regarding First Western Bank and UnionBanCal Corporation furnished to Findley by First Western Bank, including financial forecasts and related assumptions of First Western Bank; (g) made inquiries regarding and discussed the merger and the merger agreement and other matters related to the merger with First Western Bank's counsel; and (h) performed such other analyses and examinations as Findley deemed appropriate.

     Under the terms of the merger agreement Union Bank of California, N.A. shall pay an Initial Cash Component of $20,750,000 and UnionBanCal Corporation shall issue an Initial Stock Component of 717,497 shares of UnionBanCal Corporation common stock. Under the terms of the merger agreement, if the Average Closing Price of UnionBanCal Corporation common stock is between $24.58 and $33.26, the Initial Stock Component is fixed at 717,497 shares of
UnionBanCal Corporation common stock. If the Average Closing Price of UnionBanCal Corporation common stock is below $24.58, the Initial Stock Component shall be calculated by dividing $17,637,500 by the Average Closing Price, subject to Union Bank of California, N.A.'s right to terminate, if the Average Closing Price is less than $20.00. If the Average Closing Price is above $33.26, the Initial Stock Component shall be calculated by dividing $23,862,500 by the Average Closing Price.

     For its evaluation, Findley determined that the minimum total consideration to be paid by UnionBanCal Corporation and Union Bank of California, N.A. would be $38,387,500 and the maximum total consideration to be paid by UnionBanCal Corporation and Union Bank of California, N.A. would be $44,612,500. Based upon these values, Findley determined that each shareholder of First Western Bank common stock would receive approximately $33.65 per share in value if the maximum total consideration of $44,612,500 was paid by UnionBanCal Corporation and Union Bank of California, N.A. ("Maximum Implied Per Share Value") and approximately $29.37 per share in value if the minimum total consideration of $38,387,500 was paid by UnionBanCal Corporation and Union Bank of California, N.A. ("Minimum Implied Per Share Value"). On the date of the merger agreement and the opinion the total consideration to be paid by UnionBanCal Corporation was $44,612,500.


                                                        At Quarter's End      At announcement            As of
                Transaction Summary                    September 30, 2001    December 18, 2001     February 22, 2002
First Western Bank Closing Price                             $24.75                $25.75               $31.90
UnionBanCal Corporation Closing Price                        $33.84                $38.38               $37.52
Implied Purchase Price/Share                                 $33.65                $33.65               $33.65
Price/Sept. 30, 2001 First Western Bank Book Value             2.17                  2.17                 2.17
(1)
Price/2000 First Western Bank Earnings (1)                    18.54                 18.54                18.54

(1)      Diluted for First Western Bank Stock Options utilizing treasury stock method.

     CONTRIBUTION ANALYSIS. Findley analyzed the contribution of each of First Western Bank and UnionBanCal Corporation to, among other things, common equity and net income of the pro forma combined companies for the period ending September 30, 2001. This analysis showed, as follows:

                              FIRST WESTERN BANK         UNIONBANCAL CORPORATION
Assets                                0.60%                        99.40%
Total Loans                           0.43                         99.57
Deposits                              0.71                         99.29
Equity                                0.51                         99.49
Net Interest Income                   0.67                         99.33
Non-Interest Income                   0.60                         99.40
Non-Interest Expense                  0.93                         99.07
Earnings                              0.49                         99.51
Pro Forma Ownership (1)               0.45                         99.55
       (717,497 shares)
-------------------------

(1)      Basic shares outstanding

     Based upon an Initial Stock Component of 717,497 shares of UnionBanCal Corporation common stock, First Western Bank shareholders would own approximately 0.45% of the combined company in addition to receiving $20,750,000 in cash. Based upon the Initial Stock Component First Western Bank shareholders will recognize an accretion in book value and earnings per share.

     DISCOUNTED CASH FLOW ANALYSIS. Findley examined the results of a discounted cash flow analysis designed to compare the Maximum Implied Per Share Value and the Minimum Implied Per Share Value with the present value, under certain assumptions, that would be attained if First Western Bank remained independent through 2005, at which time First Western Bank was acquired by a larger financial institution. The cash flows for the combined companies assumed that under the Maximum Implied Per Share Value each shareholder receives $13.23 per share cash and 0.6142 shares of UnionBanCal Corporation common stock valued at $33.65 per share, and under the Minimum Implied Per Share Value each shareholder receives $14.27 per share cash and 0.6142 shares of UnionBanCal Corporation common stock valued at $29.37 per share. The results produced in the analyses did not purport to be indicative of actual values or expected values of First Western Bank or the combined companies at such future date.

     The discount rates used ranged from 10% to 14%. For the First Western Bank stand alone analysis, the terminal price multiples applied to the 2005 estimated earnings per share ranged from 10.0 to 18.0. The lower levels of the price to earnings values multiples range reflected an estimated future trading range of First Western Bank, while the higher levels of the price to earnings value multiples range were more indicative of a future sale of First Western Bank to a larger financial institution.

     For the First Western Bank stand alone analysis, the cash flows were comprised of $0.60 annual cash dividends in years 2002 through 2005 plus the terminal value of First Western Bank common stock at the year-end 2005 (calculated by applying each one of the assumed terminal price to earnings value multiples as stated above to the 2005 projected First Western Bank earnings per share). An analysis was done for UnionBanCal Corporation based upon a 15% increase in UnionBanCal Corporation market value per year from 2002 to 2005, assuming a starting price of $33.26 and the continuation of cash dividends at a rate of $0.25 per quarter per share of UnionBanCal Corporation common stock. The discount rates described above were then applied to these cash flows to obtain the present values per share of First Western Bank common stock.

     Under a most likely scenario, the Findley analysis assumed that projected earnings for First Western Bank would be achieved; continuation of cash dividends of $0.60 per year; that the market value of UnionBanCal Corporation stock would increase a minimum of 15% per annum, a present value discount rate of 10% and a terminal price to earnings value multiple of
18.0. Assuming First Western Bank remains independent through 2005 and is then acquired by a larger financial institution, at an earnings value multiple of 18.0, a holder of one share of First Western Bank common stock today would receive cash flows with a present value of $31.61. Assuming the merger is consummated and the combined companies remain independent through 2005 and the market value of UnionBanCal Corporation shares increase a minimum of 15% per year with a beginning value of $33.26 per share, a holder of one share of First Western Bank common stock today would receive cash flows with a present value of at least $41.03, using a Maximum Implied Per Share Value of $13.23 per share cash, 0.6142 shares of UnionBanCal Corporation common stock and quarterly cash dividends of $ 0.25 per share. In comparison to these ranges of value, the value for First Western Bank common stock on December 18, 2001, the last trading day before the announcement of the merger, was its closing price of $25.75 per share. On February 22, 2002, the closing price for a share of UnionBanCal Corporation common stock was $37.52. Based upon this value the Maximum Implied Per Share Value of $33.65 would apply to First Western Bank. These analyses do not purport to be indicative of actual values or expected values of the shares of First Western Bank common stock or UnionBanCal common stock. Discounted present value analysis is a widely used valuation methodology which relies on numerous assumptions, including asset and earnings growth rates, dividend payout rates, terminal values and discount rates. The analysis showed that use of a higher (lower) level of projected earnings raised (lowered) the resulting present value for a given level of First Western Bank earnings, on a pro forma combined basis. The analysis also showed that use of a lower (higher) discount rate or a higher (lower) terminal price-to-earnings per share multiple raised (lowered) the calculated present values.

     ANALYSIS OF SELECTED BANK MERGER TRANSACTIONS. Findley reviewed the consideration paid in recently completed transactions whereby certain banks and bank holding companies were acquired. Specifically, Findley reviewed 82 transactions involving acquisitions of selected banks in California completed since January 1, 1999 (the "California Acquisitions"). For each bank acquired in such transactions, Findley compiled figures illustrating, among other things, the ratio of the premium (i.e., purchase price in excess of book value) to deposits, purchase price to book value, and purchase price to previous year's earnings.

     The figures for all banks acquired in the California Acquisitions produced:
(a) a median percentage of premium to deposits of 11.35%; (b) a median ratio of purchase price to book value of 2.11; and (c) a median ratio of purchase price to previous year's earnings of 19.04.

     Findley analyzed California bank merger and acquisition transactions where the total target asset size was more than $100 million and less than $300 million for the period June 30, 2000 to September 31, 2001. The transactions analyzed were the acquisitions of : San Benito Bank by Pacific Capital Bancorp; First Counties Bank by Westamerica Bancorporation; Bank of Ventura by First Banks America; Valley Merchants Bank by Business Bancorp; Six Rivers National Bank by North Valley Bancorp; Bank of Petaluma by Greater Bay Bancorp; Commercial Bank of San Francisco by First Banks America; Millennium Bank by First Banks America; Bank of San Francisco by First Banks America; Prime Bank by East-West Bank; Tehama Bank by Humboldt Bank; Americorp by Mid-State Bancshares; First Charter Bank by First Community Bancorp; and BYL Bank Group by First Banks America.

     The figures for these 14 banks (the "Select California Acquisition") produced: (a) a median percentage of premium to deposits of 10.61%; (b) a median ratio of purchase price to book value of 2.02; and (c) a median ratio of purchase price to previous year's earnings of 18.40.

     In comparison, assuming the Maximum Implied Per Share Value of $33.65, based upon September 30, 2001 information the total consideration represented a percentage of premium to deposits of 14.22%, a ratio of purchase price to book value of 2.17 and a ratio of purchase price to fully-diluted 2000 earnings of
18.54. Assuming the Minimum Implied Per Share Value of $29.37 for each share of First Western Bank common stock the valuation would be a percentage of premium to deposits of 10.94%, a ratio of purchase price to book value of 1.87 and a ratio of purchase price to fully-diluted 2000 earnings of 15.95.

     A summary of the valuations are as follows:

                                                                         Select
                                                      California       California
                                                     ACQUISITIONS     ACQUISITIONS     $33.65 VALUE    $29.37 VALUE
                                                     ------------     ------------     ------------    ------------
Median Price to Previous Year Earnings                    19.04            18.40            18.54           15.95
Median Price to Book                                       2.11             2.02             2.17            1.87
Median Premium on Deposits                                11.35%           10.61%           14.22%          10.94%

     First Western Bank's acquisition ratios are above the figures for the California Acquisitions and Select California Acquisitions on the Maximum Implied Per Share Value of $33.65. The valuation of First Western Bank reflects the current industry trend toward a lower multiple of earnings and lower multiple of book value. No other company or transaction used in the above analysis as a comparison is identical to First Western Bank, UnionBanCal Corporation or the merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which First Western Bank, UnionBanCal Corporation and the merger are being compared.

     COMPARABLE COMPANY ANALYSIS. Using public and other available information, Findley compared certain financial ratios of First Western Bank (including the ratio of net income to average total assets ["return on average assets"], the ratio of net income to average total equity ["return on average equity"], the ratio of average equity to average assets and certain credit ratios for the year ending December 31, 2000 to a peer group consisting of 20 selected banks and bank holding companies located in California. Financial performance of many banking institutions during the first nine months of 2001 dropped substantially due to the significant and continued declines in interest rates during the period. As a result, it was determined that performance during this period was not reflective of the true value of these institutions. No company used in the analysis is identical to First Western Bank. The analysis necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics of the companies. The results of this analysis indicated that First Western Bank performed consistent with peer group level on the basis of profitability in 2000. First Western Bank's return on average assets and return on average equity for 2000 were similar to peer group levels, inclusive of its interest spread factors (interest earned on assets minus interest paid on liabilities). First Western Bank's noninterest expense, inclusive of payroll expense, quarters expense and other related noninterest expenses were higher than peer group level.

     The foregoing summarizes the material portions of Findley's report, but does not purport to be a complete description of the presentation by Findley to First Western Bank's board of directors or of the analyses performed by Findley. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. Findley believes that its analyses and the summary set forth above must be considered as a whole and that selecting a portion of its analyses and of the factors considered, without considering all analyses and factors would create an incomplete view of the process underlying the analyses set forth in its presentation to the First Western Bank board of directors.

     In performing its analyses, Findley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of UnionBanCal Corporation or First Western Bank. The analyses performed by Findley are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Findley's analysis of the fairness, from a financial standpoint, of the merger to First Western Bank's shareholders and were provided to the First Western Bank board of directors in connection with the delivery of Findley's opinion. The analyses do not purport to be appraisals or to reflect the prices at which any securities may trade at the present time or at any time in the future. Findley used in its analyses various projections of future performance prepared by the management of First Western Bank. The projections are based on numerous variables and assumptions which are inherently unpredictable and must be considered not certain of occurrence as projected. Accordingly, actual results could vary significantly from those set forth in such projections.

     In rendering its fairness opinion, Findley relied upon and assumed without independent verification the accuracy and completeness of all of the financial and other information reviewed by Findley for purposes of its opinion. Findley did not make an independent evaluation or appraisal of the assets and liabilities of UnionBanCal Corporation, First Western Bank or any of their respective subsidiaries. First Western Bank did not impose any limitations or restrictions with respect to the scope of Findley's investigation or the procedures or methods it followed, or with regard to any other matters relating to Findley's rendering of the opinion regarding the fairness of the merger. Findley did participate in negotiations regarding the merger agreement.

     First Western Bank's board of directors selected Findley as financial advisor and instructed Findley to render an opinion with respect to the fairness of the merger to First Western Bank's shareholders from a financial point of view based on its belief that Findley is experienced and qualified in such matters. Findley has extensive experience in the evaluation of banks in connection with mergers and acquisitions, and valuations for corporate and other purposes. In over 40 years of bank consulting, Findley has been involved in the creating, developing, merging and acquisition of hundreds of financial institutions.

     Pursuant to the engagement letter, First Western Bank agreed to pay The Findley Group and Gary Steven Findley and Associates a total consideration of $175,000 plus expenses for Findley's services rendered to First Western Bank in connection with the transaction and the issuance of the fairness opinion. First Western Bank has agreed to indemnify The Findley Group against certain liabilities and expenses in connection with its services as financial advisor to First Western Bank. Certain legal matters with respect to First Western Bank will be passed upon by Gary Steven Findley and Associates, Anaheim, California. Gary Steven Findley is a principal in both Gary Steven Findley & Associates and The Findley Group. No principal of Gary Steven Findley & Associates or The Findley Group owns any shares of First Western Bank common stock or UnionBanCal Corporation common stock.

REGULATORY APPROVALS WE MUST OBTAIN FOR THE MERGER TO OCCUR

     The merger is subject to receipt of regulatory approval from the OCC under the Bank Merger Act, which we received on March 5, 2002. OCC APPROVAL OR POSSIBLE APPROVAL OF THE MERGER IS NOT AN ENDORSEMENT OR RECOMMENDATION IN FAVOR OF THE MERGER. UnionBanCal Corporation, through The Bank of Tokyo-Mitsubishi, Ltd., its majority shareholder, must file a pre-report of the merger with the Japan Financial Services Agency but no approval from the Financial Services Agency is required.

     Under the Bank Merger Act, the OCC must withhold approval of the merger if it finds that the transaction would tend to create a monopoly or would in any other manner be in restraint of trade, unless it finds that any such anti-competitive effects of the merger are clearly outweighed in the public interest by the probable effects of the merger in meeting the convenience and needs of the communities to be served. Also, the merger may not be consummated for 30 days from the date of approval, during which time it could be challenged by the United States Department of Justice on antitrust grounds. With the approval of the Department of Justice, however, this waiting period may be reduced to no less than 15 days. The commencement of an antitrust action by the Department of Justice would stay the effectiveness of OCC approval of the merger unless a court specifically ordered otherwise.

     In deciding whether to approve the merger, the OCC also takes into consideration the financial and managerial resources and future prospects of Union Bank of California, N.A. following the transaction. The OCC has indicated that it will not approve a significant acquisition unless the resulting institution has sufficient capitalization, taking into account, among other things, asset quality.

     In addition, under the Community Reinvestment Act of 1977, the OCC must take into account the record of performance of Union Bank of California, N.A. and First Western Bank, in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by each company. As part of the review process for the merger, the OCC will solicit public comments regarding the application. The OCC frequently receives, in merger transactions, protests from community groups and others regarding various aspects of the proposal and, in particular, the extent to which the applicants are complying with Community Reinvestment Act and fair lending laws. Union Bank of California, N.A. and First Western Bank have received Community Reinvestment Act ratings of "satisfactory" in their most recent Community Reinvestment Act examinations by their respective federal regulators.

     The OCC is also authorized (but generally not required) to hold a public hearing or meeting in connection with an application for approval of a merger under the Bank Merger Act if it determines that such a hearing or meeting would be appropriate. A decision by the OCC to hold a public hearing or meeting regarding any such application could prolong the period during which that application is subject to review by the OCC.

     Based on current precedents, First Western Bank, Union Bank of California, N.A. and UnionBanCal Corporation believe that the merger will not be subject to challenge by the Department of Justice under the antitrust laws. However, no assurance can be provided that the Department of Justice will concur in this assessment.

NEW YORK STOCK EXCHANGE LISTING

     The UnionBanCal Corporation common stock to be issued to First Western Bank stockholders must have been approved for listing on the New York Stock Exchange in order for the merger to close.

INTERESTS OF CERTAIN OFFICERS AND DIRECTORS IN THE MERGER

     Certain directors and officers of First Western Bank may receive benefits from the merger that are different from or in addition to the benefits received by other shareholders. These benefits include the following.

     Executive officers/employee-directors/other directors of First Western Bank hold options to acquire 208,712 shares of First Western Bank common stock. If such persons agree with Union Bank of California, N.A. that their options will be cancelled effective upon completion of the merger, then they each will receive an amount in cash equal to the per share value of the merger consideration (calculated as though all outstanding options had been exercised and the shares issued upon exercise were entitled to receive the merger consideration and elected and received only cash consideration).

     As of February 28, 2002, the directors and executive officers of First Western Bank owned an aggregate of 267,501 shares of First Western Bank common stock (not including 208,712 shares subject to options exercisable currently or within 60 days of February 28, 2002) which, if owned by them at the effective date, will be entitled to share in the merger consideration. See "Stock Ownership of Management and Certain Beneficial Owners of First Western Bank" on page 79.

     Union Bank of California, N.A. will honor existing salary continuation agreements and change in control agreements entered into between First Western Bank and R. Anthony Palmer, Janice France-Pettit and Robert Scott, respectively, the President and Chief Executive Officer, Executive Vice President and Chief Financial Officer and Executive Vice President and Chief Credit Administrator of

First Western Bank. Under the salary continuation agreements, First Western Bank has agreed to make annual payments of $50,000 to these executives ($40,000 in the case of Mr. Scott) for a period of 15 years subsequent to retirement in return for the executive's continued availability to First Western Bank on a consulting basis. Under the change in control agreements, First Western Bank has agreed to provide Mr. Palmer two years' salary and bonus plus ownership of the company automobile provided by First Western Bank for Mr. Palmer's business use, and First Western Bank has agreed to provide Ms. France-Pettit and Mr. Scott a minimum of one year's salary and bonus and an additional 1/12th of salary and bonus for each year of service, up to a maximum of 2 years salary and bonus, in the event of a change in control of First Western Bank. The proposed merger set forth in the merger agreement would constitute a change in control under these agreements. However, neither First Western Bank nor Union Bank of California, N.A., UnionBanCal Corporation or any of their subsidiaries may make or be obligated to make any severance or other payment which is non-deductible under
Section 162(m) or Section 280G of the Internal Revenue Code.

     Union Bank of California, N.A. will provide severance to all First Western Bank employees, including officers, who by reason of the merger become Union Bank of California, N.A. employees and are thereafter terminated (except for cause) within 6 months of the merger, based on First Western Bank's existing severance policies. See "The Merger Agreement-Employee benefits and agreements" on page 45.

     Union Bank of California, N.A. has agreed to provide indemnification to the officers, directors and employees of Union Bank of California, N.A. and First Western Bank (except for Mr. Palmer, Ms. France-Petit and Mr. Scott, whose arrangements are discussed above) for three years after the effective time against certain liabilities in connection with such individual's status to the same extent provided under the articles of incorporation and bylaws of First Western Bank as they existed at the time the merger agreement was signed. Union Bank of California, N.A. has also agreed that all rights to indemnification provided in First Western Bank's and its subsidiaries' governing documents shall continue in effect for three years following the effective time with respect to events occurring before the effective time of the merger or until such matters are finally resolved. First Western Bank and Union Bank of California, N.A. will arrange for extended reporting period insurance coverage for all claims-made policies in existence at the effective time of the merger, including those relating to directors and officers liability, professional liability, employment practices liability and fiduciary liability for an appropriate period of time as determined by Union Bank of California, N.A., with Union Bank of California, N.A. included as a named insured.

EFFECT OF THE MERGER ON FIRST WESTERN BANK'S EMPLOYEE BENEFIT PLANS

     In connection with the merger, First Western Bank employees will become eligible to participate in Union Bank of California, N.A.'s employee benefits plans and First Western Bank plans will be terminated and/or merged in Union Bank of California, N.A. plans.

ACCOUNTING TREATMENT

     The merger will be accounted for as a purchase transaction under accounting principles generally accepted in the United States of America (US GAAP).

     In June 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 addresses financial accounting and reporting for business combinations and is effective for all business combinations after June 30, 2001. SFAS No. 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method. SFAS No. 142 addresses financial accounting and reporting for acquired goodwill and other intangible assets and is effective for fiscal years beginning after December 15, 2001. With the adoption of SFAS

No. 142, goodwill is no longer subject to amortization over its estimated useful life, rather goodwill will be subject to at least an annual assessment for impairment. The merger will be accounted for in accordance with SFAS No. 141. Any related goodwill or other intangible assets acquired through the transaction will be accounted for in accordance with SFAS No. 142.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     UnionBanCal Corporation and First Western Bank expect that the merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code and have the following consequences for federal income tax purposes:

     o the merger will not result in any recognized gain or loss to First Western Bank, UnionBanCal Corporation or Union Bank of California, N.A., and Union Bank of California, N.A. will succeed to the basis and the holding period of the assets of First Western Bank;

     o a First Western Bank shareholder who receives UnionBanCal Corporation common stock and cash will recognize gain, but not loss, equal to the lesser of (i) the gain realized, or (ii) the cash consideration. Gain recognized by a First Western Bank shareholder generally will constitute a capital gain or loss, but may constitute ordinary income if the First Western Bank shares were not held as a capital asset or if the First Western Bank shareholder holds UnionBanCal Corporation stock, directly or indirectly;

     o holders of First Western Bank common stock who receive solely UnionBanCal Corporation common stock in exchange for their shares of First Western Bank common stock in the merger will not recognize any gain or loss;

     o the holding period of UnionBanCal Corporation common stock issued in exchange for First Western Bank common stock will include the holding period of the First Western Bank common stock for which it is exchanged, assuming that the shares of First Western Bank common stock are capital assets in the hands of the holder at the effective date; o the basis of the UnionBanCal Corporation common stock received in the exchange will be the same as the basis of the First Western Bank common stock for which it was exchanged, decreased by any cash received in the merger and increased by the amount of gain recognized as a result of the merger; and

     o a First Western Bank shareholder who receives only cash in the merger or who perfects dissenter's rights and receives payment for his or her shares will be treated as if the shares were redeemed. In general, if the shares are held as a capital asset at the time of the merger, the shareholder will recognize a capital gain or loss measured by the difference between the amount of cash received and the basis of the shares in the hands of the shareholder. However, if the shareholder owns, directly or indirectly through the application of Section 318 of the Internal Revenue Code, any shares of First Western Bank common stock or UnionBanCal Corporation common stock the shareholder may be treated as having received a dividend in the amount of cash paid to the shareholder in exchange for the shares. Under Section 318 of the Internal Revenue Code, an individual is deemed to own stock that is actually owned (or deemed to be owned) by certain members of his or her family (spouse, children, grandchildren and parents, with certain exceptions) and other related parties, including, for example, certain entities in which the individual has a direct or indirect interest (including partnerships, estates, trusts and corporations), as well as stock that such individual (or a related person) has the right to acquire upon exercise of an option or conversion right held by such individual (or a related person). Each shareholder who intends to dissent from the merger (see "The Merger--Dissenters' rights of appraisal" on page 34) or who intends to elect to receive only cash in the merger should consult his or her own tax advisor with respect to the application of the constructive ownership rules to the shareholder's particular circumstances.

     The highest marginal tax rate for individuals on ordinary income is 38.6%, compared to 20% for capital gain, and the highest marginal tax rate for corporations is 35% on ordinary income and capital gain. Capital losses are treated differently than ordinary losses. Essentially, a capital loss for any taxable year may be deducted by a corporation in that year only to the extent of capital gain, and by an individual in that year only to the extent of capital gain plus up to $3,000 of ordinary income. Capital losses not deductible in the year they occur may be carried forward indefinitely by individuals and may be carried back up to three years and forward up to five years by corporations.

   Neither First Western Bank nor UnionBanCal Corporation has requested a ruling from the IRS in connection with the merger. It is a condition to the consummation of the merger that First Western Bank and UnionBanCal Corporation each receive opinions from their respective counsel that the merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes. The tax opinions neither bind the IRS nor preclude the IRS from adopting a contrary position. The tax opinions are subject to certain assumptions and qualifications and are based in part on the truth and accuracy of certain representations of First Western Bank, UnionBanCal Corporation and Union Bank of California, N.A.

     If the merger failed to qualify as a reorganization under section 368(a) of the Internal Revenue Code, then First Western Bank shareholders would recognize taxable gain or loss with respect to each share of First Western Bank stock surrendered equal to the difference between the shareholder's basis in the share and the sum of the cash and the fair market value, as of the effective time of the merger, of the UnionBanCal Corporation common stock received in exchange for the share. In that event, a shareholder's aggregate basis in the UnionBanCal Corporation common stock so received would equal its fair market value and the shareholder's holding period for that stock would begin on the day after the effective time of the merger. In addition, First Western Bank would be treated as if it had made a taxable sale or exchange of its assets.

     This document does not address the consequences of the merger under state, local or foreign law. This document does not address all aspects of federal income taxation that may be relevant to a First Western Bank shareholder in light of the shareholder's particular circumstances or if the shareholder is subject to special rules. Accordingly, each First Western Bank shareholder is urged and expected to consult with such shareholder's own tax advisor to determine the particular United States federal, state, local or foreign income or other tax consequences of the merger. First Western Bank and UnionBanCal Corporation will not bear any expenses incurred by any shareholder arising from disputes with the IRS or any state or foreign tax agency over the tax consequences of the merger.

DISSENTERS' RIGHTS OF APPRAISAL

     Shareholders of First Western Bank may be entitled to certain dissenters' appraisal rights if they perfect their rights in accordance with Chapter 13 of the California Corporations Code or if they perfect their rights in accordance with Title 12 United States Code Section 215a (b), (c) and (d). Relevant excerpts of Chapter 13 are included as Annex C. Title 12 United States Code
Section 215a (b), (c) and (d) is included as Annex D. The following discussion is not a complete statement of the law relating to dissenters' rights and is qualified in its entirety by reference to Annexes C and D. This discussion and Annexes C and D should be reviewed carefully by any shareholder who wishes to exercise dissenters' rights or who wishes to preserve the right to do so, since failure to comply with the procedures prescribed in Chapter 13 and Title 12 United States Code Section 215a (b), (c) and (d) will result in the loss of dissenters' rights under those provisions.

     DISSENTER'S RIGHTS UNDER CHAPTER 13 OF THE CALIFORNIA CORPORATIONS CODE. If the merger is consummated, those shareholders of First Western Bank who elect to exercise their dissenters' rights and who in a timely and proper fashion perfect such rights will be entitled to receive the "fair market value" of their shares in cash. "Fair market value" would be determined as of December 18, 2001, the day before the first announcement of the terms of the merger, and therefore would not include any appreciation or depreciation caused by the merger.

     In order to qualify for dissenters' rights, a First Western Bank shareholder must not vote in favor of the merger and must make a written demand on First Western Bank within 30 days after First Western Bank mails to shareholders the notice of approval of the merger. Abstentions and broker non-votes will not be considered votes in favor of the merger and the affected shares may still perfect dissenter's rights.

     If the merger is approved, within 10 days after the special shareholders meeting, First Western Bank will mail to any shareholder who did not vote for the merger a notice that the required shareholder approval of the merger was obtained. This notice of approval will state the price determined by First Western Bank to represent the "fair market value" of any dissenting shares and a brief description of the procedures to be followed by dissenting shareholders who wish to pursue further their statutory rights. The dissenting shareholder must deliver his or her share certificate for receipt by First Western Bank within 30 days after the date on which the notice of approval was mailed to the shareholder. First Western Bank will stamp or endorse the certificate with a statement that the shares are dissenting shares and return it to the dissenting shareholder. The statements in the notice of approval will constitute an offer by First Western Bank to purchase from its shareholders any dissenting shares at the price stated, but only if the merger is consummated. However, the determination by First Western Bank of fair market value is not binding on its shareholders.

     A First Western Bank shareholder who does not accept First Western Bank's determination of fair market value must send a written demand to First Western Bank, 1475 East Los Angeles Avenue, Simi Valley, CA 93065, Attention: Corporate Secretary. The written demand must state the number and class of shares held of record by such shareholder which the shareholder demands that First Western Bank purchase for cash, and it must contain a statement of the amount which the shareholder claims to be the fair market value of the dissenting shares as of the day before announcement of the proposed merger. That statement will constitute an offer by the shareholder to sell his or her dissenting shares to First Western Bank at that price.

     If First Western Bank and a dissenting shareholder do not agree on the other's proposed purchase price, the shareholder has the right for six months following the mailing of the notice of approval to file a lawsuit to have the fair market value determined by a court. The fair market value of dissenting shares as determined by the court in those circumstances could be higher or lower than the amount offered by First Western Bank in the notice of approval or the merger consideration provided for in the merger agreement, and any such determination would be binding on the dissenting shareholder or shareholders involved in the lawsuit and on First Western Bank. Any party may appeal from the judgment. However, the court action to determine the fair market value of shares will be suspended if litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing the merger. No shareholder who has appraisal rights under Chapter 13 will have any right to attack the validity of the merger except in an action to test whether the number of shares required to authorize the merger has been legally voted in favor of the merger.

     Dissenting First Western Bank shares may lose their status as such if any of the following events occurs:

     o the merger is abandoned (in which case First Western Bank must pay on demand to dissenting shareholders who have initiated proceedings in good faith as provided under Chapter 13 all necessary expenses and reasonable attorneys' fees incurred in such proceedings);

     o the dissenting shares are transferred before being submitted to First Western Bank for endorsement;

     o the dissenting shareholder withdraws his or her demand with the consent of First Western Bank; or,

     o in the absence of agreement between the dissenting shareholder and First Western Bank as to the price of his or her shares, the First Western Bank shareholder fails to file suit or otherwise fails to become a party to such suit within six months following the mailing of the notice of approval.

     DISSENTER'S RIGHTS UNDER TITLE 12 UNITED STATES CODE SECTION 215A (B), (C) AND (D). If the merger agreement is approved by the required vote of First Western Bank shareholders, and is not abandoned or terminated, shareholders of First Western Bank who voted "AGAINST" the merger or who give notice in writing at or prior to the special meeting that the shareholder dissents, may be entitled to dissenters' rights under Section 215a (b), (c) and (d) of Title 12 of the United States Code. A copy of Section 215a(b), (c) and (d) is attached as Annex D to this joint proxy statement/prospectus and should be read for more complete information concerning dissenters' rights. The information set forth below is a general summary of dissenters' rights as they apply to First Western Bank shareholders and is qualified in its entirety by reference to Annex D.

     In order to be entitled to exercise dissenters' rights, a shareholder of First Western Bank must vote "AGAINST" the merger or give notice in writing at or prior to the special meeting that the shareholder dissents. Thus, any First Western Bank shareholder who executes and returns a proxy in the accompanying form must specify that his or her shares are to be voted "AGAINST" the merger. If the shareholder returns a proxy without voting instructions or with instructions to vote "FOR" the merger, his or her shares will automatically be voted in favor of the merger and the shareholder will lose any dissenters' rights. In addition, if the shareholder abstains from voting his or her shares, the shareholder will lose his or her dissenters' rights.

     Furthermore, in order to preserve his or her dissenters' rights, a First Western Bank shareholder must make a written demand upon Union Bank of
California, N.A. for the purchase of dissenting shares and payment to the shareholder of the fair market value. The written demand must be made prior to thirty days after the date of consummation of the merger, and be accompanied by the surrendered certificates representing the dissenting First Western Bank shareholder's interest in First Western Bank common stock. Union Bank of California, N.A. will mail notice of the date of consummation of the merger immediately after consummation to all dissenting First Western Bank shareholders, together with a letter of transmittal for their use in submitting their First Western Bank stock certificates to Union Bank of California, N.A. for payment. A vote "AGAINST" the merger does not constitute the required written demand.

     The value of the First Western Bank common stock to be purchased by Union Bank of California, N.A. from dissenting First Western Bank shareholders will be determined as of the effective date of the merger, by an appraisal made by a committee of three persons, one selected by the majority vote of the dissenting First Western Bank shareholders, one by the directors of First Western Bank and one by the two so selected. The valuation agreed upon by any two of the three appraisers will govern. The appraisers will determine the value of any dissenting shares within ninety days from the date of consummation of the merger. In the event that any one or more appraisers is not selected or the appraisers fail to determine the value of the dissenting shares within this ninety day time period, any party may request the OCC to make an appraisal which will be final and binding on all parties.

     If the valuation determined by the appraiser is unsatisfactory to any dissenting First Western Bank shareholder, that shareholder may appeal to the OCC within five days after being notified of the appraised value of the shares. In this event, the OCC will cause a reappraisal to be made which will be final and binding on the appealing shareholder.

     The expenses of the OCC incurred in making the appraisal or reappraisal, as the case may be, will be paid by Union Bank of California, N.A.

     CERTAIN FEDERAL TAX IMPLICATIONS OF EXERCISE OF DISSENTER'S RIGHTS. The receipt of a cash payment for dissenting shares will result in recognition of gain or loss for federal income tax purposes by dissenting shareholders. See "The Merger - Certain federal income tax consequences."

RESALES OF UNIONBANCAL CORPORATION COMMON STOCK

     The shares of UnionBanCal Corporation common stock to be issued to shareholders of First Western Bank under the merger agreement have been registered under the Securities Act of 1933 and may be freely traded without restriction by holders who will not be affiliates of UnionBanCal Corporation after the merger and who were not affiliates of First Western Bank on the date of the special meeting.

     All directors and executive officers of First Western Bank are affiliates of First Western Bank for this purpose. They may resell shares of UnionBanCal
Corporation common stock received in the merger only if the shares are registered for resale under the Securities Act or an exemption is available. They may resell under the safe harbor provisions of Rule 145 under the Securities Act (or Rule 144 in the case of those who become affiliates of UnionBanCal Corporation) or as otherwise permitted under the Securities Act. Each First Western Bank director and each other person deemed to be an affiliate has entered into an agreement with UnionBanCal Corporation providing that the person will not transfer any shares of UnionBanCal Corporation common stock received in the merger, except in compliance with the Securities Act. We encourage any such person to obtain advice of securities counsel before reselling any UnionBanCal Corporation shares.

                              THE MERGER AGREEMENT

     The following is a summary of the material provisions of the merger agreement, a copy of which is attached to this document as Annex A. The merger agreement is incorporated by reference into this document. We urge you to read the merger agreement in its entirety.

STRUCTURE OF THE MERGER; EFFECTIVE TIME

     The merger agreement contemplates the merger of First Western Bank with and into Union Bank of California, N.A. Union Bank of California, N.A. will be the surviving corporation in the merger and will continue its corporate existence as a national bank and will continue to operate as a commercial bank and wholly owned subsidiary of UnionBanCal Corporation. The merger will become effective upon the filing of an agreement of merger with the OCC or at such time thereafter as is provided in the agreement of merger. The closing of the merger will take place on a date to be specified by the parties, which will be the earliest practicable day after satisfaction of all of the conditions stated in the merger agreement, unless Union Bank of California, N.A. and First Western Bank agree to another time or date. See "-- Conditions to the completion of the merger" below.

CONVERSION OF FIRST WESTERN BANK COMMON STOCK

     As of the effective time of the merger, each of your shares of First Western Bank common stock will be converted into the right to receive, at the election of each First Western Bank shareholder (but subject to the limitations described below) UnionBanCal Corporation common stock and/or cash calculated as described below, without interest. The allocation of cash consideration and stock consideration will be dependent on the election made by other First Western Bank shareholders and may result in a shareholder receiving a mixture of stock and cash. See "--Election of cash consideration or stock consideration" below.

     Union Bank of California, N.A. will pay $20,750,000 in cash and UnionBanCal Corporation will issue 717,497 shares of UnionBanCal Corporation common stock for all of the common shares and unexercised options of First Western Bank, subject to possible adjustment for changes in the share price of UnionBanCal Corporation's common stock and the exercise of stock options as discussed below. Based on the average closing share price of UnionBanCal Corporation stock for the 10 trading days preceding the second trading day prior to closing of the merger, if the share price of UnionBanCal Corporation is below $24.58, shares will be added to maintain the value of the total shares at $17,637,500, up to a maximum of 881,875 shares. If the average share price of UnionBanCal Corporation common stock is above $33.26, shares will be subtracted to maintain the value of the total shares at $23,862,500.

     Based upon these possible adjustments the minimum and maximum contemplated values of the merger consideration will be $38,387,500 and $44,612,500, respectively. Based on the number of First Western Bank shares outstanding on the record date for the special meeting, these minimum and maximum amounts of the merger consideration per First Western Bank share would be $29.37 and $33.65, respectively.

     In the event holders of First Western Bank employee and director stock options exercise options at any time from December 18, 2001 through the effective time of the merger, UnionBanCal Corporation and Union Bank of California, N.A. will add cash and/or UnionBanCal Corporation common stock to the merger consideration in amounts which together are equal to the aggregate exercise price paid by optionees.

     You will be offered the opportunity to elect to receive merger consideration in the form of UnionBanCal Corporation common stock, cash or a combination of both in exchange for your shares of First Western Bank common stock. However, because the total amount of cash consideration to be paid in the merger is fixed at $20,750,000 (unless Union Bank of California, N.A. decides, in its sole discretion, to increase this amount), regardless of your choice, you may actually receive a combination of cash and shares of UnionBanCal Corporation common stock. The amount of cash and/or shares you will receive will depend on: how many First Western Bank shareholders validly exercise dissenter's rights since they will be paid cash for their shares from the amount of cash consideration before payments are made to any other persons; the amount of cash Union Bank of California, N.A. pays to First Western Bank employees and directors who enter into agreements with Union Bank of California, N.A. to cancel their stock options in return for cash payments; and, the ratio of cash and stock elections made by other shareholders. Also, shareholder elections may have to be pro-rated to ensure that between 45% and 53.5% of the total merger consideration is paid in UnionBanCal Corporation common stock.

     In the event UnionBanCal Corporation pays, declares or otherwise effects a stock split, reverse stock split, reclassification or stock dividend or stock distribution with respect to UnionBanCal Corporation common stock between the date of the merger agreement and the effective time of the merger, appropriate adjustments will be made to the number of shares of UnionBanCal Corporation common stock into which your shares of First Western Bank common stock will be converted.

FRACTIONAL SHARES

     You will not receive any fractional shares of UnionBanCal Corporation common stock. If you are entitled to a fraction of a share of UnionBanCal Corporation common stock you will, instead, receive an amount in cash equal to the average closing share price of UnionBanCal Corporation common stock for the 10 trading days preceding the second trading day prior to closing of the merger multiplied by the fractional share. You will not be entitled to dividends, voting rights, interest on the value of, or any other rights in respect of a fractional share.

STOCK OPTIONS

     Prior to the effective time of the merger, First Western Bank will make arrangements satisfactory to Union Bank of California, N.A. with each option holder for either (i) the exercise of each option outstanding under First Western Bank's Stock Option Plan or (ii) the delivery of an agreement between First Western Bank and each option holder who has not exercised all of his or her options, agreeing to cancel all remaining stock options. In return for canceling options, each optionee will receive an amount in cash equal to the per share value of the merger consideration (calculated as though all outstanding options had been exercised and the shares were issued and outstanding and entitled to share in payment of the merger consideration). As of the effective time of the merger, consistent with the provisions of the First Western Bank Stock Option Plan, each unexercised First Western Bank Option shall terminate and no holder of an unexercised First Western Bank Stock Option shall have further right or entitlement with respect to the common stock of First Western Bank or UnionBanCal Corporation except those optionees who have entered into agreements with Union Bank of California, N.A. canceling their options in return for a portion of the cash consideration.

ELECTION OF CASH CONSIDERATION OR STOCK CONSIDERATION

     For each share of First Western Bank common stock you hold you may elect to receive the merger consideration either (i) in cash, (ii) a number of shares of UnionBanCal Corporation common stock equal to the cash value of the merger consideration or (iii) a combination of cash and UnionBanCal Corporation common stock. Determination of the number of common shares you may receive is discussed above under "The Merger Agreement--Conversion of First Western Bank common stock." As soon as reasonably practicable after the expected date of completion of the merger, we will mail an election form/letter of transmittal to each First Western Bank shareholder that you may use to indicate your election. Whatever choice you make will apply to all First Western Bank shares you hold under your name. However, you may make separate elections with respect to shares you hold in different capacities, e.g., you may make one election for shares you hold in your own name and a different election for shares held as custodian or in trust for another.

     Your election of cash or stock is potentially subject to proration because the amount of cash Union Bank of California, N.A. is required to pay under the merger agreement is fixed at $20,750,000 (subject to any adjustments Union Bank of California, N.A. may in its discretion choose to make as provided in the merger agreement) and will be reduced by payments to certain other parties who have priority. The cash consideration will first be reduced by payments to any First Western Bank shareholders who validly exercise dissenter's rights and by amounts paid to holders of First Western Bank stock options who enter into cancellation agreements. After these payments are made, the remaining amount of the cash consideration will be available to pay shareholders.

     From the remaining cash consideration Union Bank of California, N.A. will first pay those First Western Bank shareholders who have not expressed a preference as to the receipt of cash or stock along with some shares of UnionBanCal Corporation stock. After payment is made to these shareholders, Union Bank of California, N.A. will pay the remaining cash consideration to those shareholders who have elected cash, up to the remaining amount of the cash consideration. If there is insufficient remaining cash consideration to fulfill the requests of all shareholders who have elected cash, then these shareholders will receive the merger consideration partially in cash and partially in UnionBanCal Corporation stock. Thereafter, if any cash consideration remains, it will be paid on a pro rated basis to those First Western Bank shareholders who have elected to be paid in stock, with the remainder of the merger consideration to be paid to those shareholders in UnionBanCal Corporation common stock.

     The election form will contain instructions for endorsing and surrendering your certificates. Dissenting shareholders will be deemed to have made an election to receive cash, and will not be subject to proration. You may change or revoke your election by written notice to the exchange agent if the notice is received before the election deadline stated in the form. However, if you do not return your First Western Bank stock certificates accompanied by a properly completed election form by the time stated in the form, you will be deemed to have made an election to receive a portion of the merger consideration in UnionBanCal Corporation common stock and a portion in cash, with the amount of cash to depend upon prior payments to dissenters and optionees.

EXCHANGE AGENT; EXCHANGE PROCEDURE

     Under the merger agreement, Union Bank of California, N.A. will appoint an exchange agent for the purpose of exchanging the merger consideration for First Western Bank stock certificates. DO NOT SEND IN YOUR CERTIFICATES AT THIS TIME. PLEASE WAIT UNTIL YOU RECEIVE A TRANSMITTAL LETTER WITH MORE SPECIFIC INSTRUCTIONS ON EXCHANGING YOUR CERTIFICATES.

     You will not receive any dividends or other distributions of any kind which are declared payable to shareholders of record of UnionBanCal Corporation common stock after the effective time of the merger until you surrender your First Western Bank stock certificate. Upon surrender, you will be paid, without interest, any dividends or other distributions with respect to the shares of UnionBanCal Corporation common stock as to which the record date and payment date occurred on or after the effective time of the merger and on or before the date on which you surrendered your First Western Bank certificate.

     If you would like your UnionBanCal Corporation stock certificate issued in a name other than the name or names in which your exchanged First Western Bank certificate is registered, you must pay the exchange agent any required transfer costs, taxes or other expenses.

     Neither First Western Bank nor UnionBanCal Corporation will be liable to you for such shares (or dividends or distributions thereon) or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

REPRESENTATIONS AND WARRANTIES

     In the merger agreement, UnionBanCal Corporation, Union Bank of California, N.A. and First Western Bank make certain customary representations, including those related to the following:

     o    incorporation, valid existence and authority to conduct business;

     o    authorization to enter into the merger  agreement,  and the absence of
          any  material   conflict   between  the  merger  agreement  and  other
          agreements to which each is a party;

     o    capital structure;

     o    the accuracy of information in regulatory filings;

     o the accuracy of representations in the merger agreement, financial statements and this document;

     o    compliance with applicable laws;

     o    necessary licenses and permits;

     o    the absence of material litigation involving it; and

     o    the performance of contractual obligations.

     First Western Bank makes additional representations concerning:

     o    title to and condition of its assets;

     o    compliance with ERISA;

     o status of employee benefit plans and other compensation arrangements and related liabilities;

     o the enforceability of its loan agreements, guarantees and financial instruments;

     o    the credit quality of its loan portfolio;

     o    the adequacy of its allowance for loan losses;

     o    the absence of restrictions on investments, assets and collateral;

     o    the status of its insurance coverage and claims;

     o    the filing of tax returns and payment of taxes;

     o    compliance with environmental laws;

     o    the absence of hazardous materials on any of its properties;

     o    receipt of a fairness opinion from its financial adviser;

     o    the absence of undisclosed liabilities;

     o    responsibility for broker's fees;

     o    the absence of any regulatory agreements affecting it; and

     o whether any claims or any basis for claims of indemnification by directors and officers exists.

CONDUCT OF BUSINESS PENDING THE MERGER AND OTHER COVENANTS

     The merger agreement requires First Western Bank to take or not take certain actions prior to the effective time of the merger, as summarized in this section.

     (a) Without the prior written consent of Union Bank of California, N.A., First Western Bank may not declare or pay any dividend or make any other distribution with respect to its capital stock whether in cash, stock or other property, except for its regular annual cash dividend payable in December 2001;

     (b) First Western Bank and its subsidiaries must continue to carry on the ordinary course of their business and without Union Bank of California, N.A.'s consent, may not:

          (i) issue any capital stock or any options, warrants or other rights to subscribe for or purchase capital stock or any securities convertible into or exchangeable for any capital stock, except pursuant to stock options;

          (ii) directly or indirectly redeem, purchase or otherwise acquire any capital stock or ownership interests of First Western Bank or any of its subsidiaries;

          (iii)    effect  a   reclassification,   recapitalization,   split-up,
exchange of shares, readjustment or other similar change in or to any capital stock or otherwise reorganize or recapitalize;

          (iv)     change its charter, articles of incorporation or bylaws;

          (v) enter into or modify any employment agreement, severance agreement, change of control agreement, or plan, or increase compensation payable to directors, officers or employees except ordinary and normal increases to employees consistent with past practices and except as required by law; pay or agree to pay or accrue for any bonus, or adopt or make any change in any bonus, insurance, pension or other benefit plan, except for cooperating with Union Bank of California, N.A. in preparing a retention bonus program intended to encourage the continued productive employment of certain key First Western Bank personnel;

          (vi) except deposit-taking in the ordinary course of its business, borrow or agree to borrow any funds, including but not limited to repurchase transactions, or indirectly guarantee or agree to guarantee any obligations of others;

          (vii) make or commit to make any new loan or letter of credit, or any new or additional discretionary advance under any existing loan or line of credit, or restructure any existing loan or line of credit beyond certain limits;

          (viii) make any material changes in its policies concerning loan underwriting or which persons may approve loans;

          (ix) enter into any securities transaction for its own account or purchase, or otherwise acquire any investment security for its own account other than U.S. Treasury obligations or obligations of agencies of the U.S. government with maturities of less than one year and deposits in an overnight account at the Federal Reserve Bank of San Francisco or the Federal Home Loan Bank of San Francisco;

          (x) increase or decrease the rate of interest paid on time deposits or on certificates of deposit, except in a manner and pursuant to policies consistent with past practices;

          (xi) enter into, modify or extend any agreement, contract or commitment out of the ordinary course of business or having a term in excess of six months and involving an expenditure in excess of $20,000, other than letters of credit, loan agreements, deposit agreements and other lending, credit and deposit documents made in the ordinary course of business;

          (xii)    except in the ordinary  course of  business,  place on any of
its  assets  or  properties  any  mortgage,   pledge,  lien,  charge,  or  other
encumbrance;

          (xiii) cancel any material indebtedness owing to it or any claims which it may possess or waive any rights of material value;

          (xiv) sell or otherwise dispose of any interest in real property, loan or any material amount of tangible or intangible personal property other than (a) properties acquired in foreclosure or otherwise in the ordinary collection of indebtedness owed to First Western Bank or (b) loans which are held for sale by First Western Bank and are sold in the secondary market within 60 days of origination;

          (xv) foreclose upon or otherwise take title to or possession or control of any real property without first obtaining a phase one environmental report thereon and without first having consulted with Union Bank of California, N.A.; provided, however, that First Western Bank shall not be required to obtain such a report with respect to single-family, non-agricultural residential property of one acre or less to be foreclosed upon unless it has reason to believe that such property might contain hazardous substances;

          (xvi) knowingly or willfully commit any act or fail to commit any act which will cause a material breach of any agreement, contract or commitment;

          (xvii) purchase any real or personal property or make any capital expenditure where the amount paid or committed therefor is in excess of $25,000, except as previously disclosed to Union Bank of California, N.A.;

          (xviii) voluntarily make any material changes in or to its asset and deposit mix;

          (xix) engage in any activity or transaction outside the ordinary course of business;

          (xx) enter into or acquire any derivatives contract or structured note;

          (xxi) enter into any new, or modify, amend or extend the terms of any existing contracts relating to the purchase or sale of financial or other futures, or any put or call option relating to cash, securities or commodities or any interest rate swap agreements or other agreements relating to the hedging of interest rate risk;

          (xxii) take any action that would materially impede or delay the consummation of the transactions contemplated by the merger agreement or the ability of the parties to obtain any approval of any regulatory authority required for the transactions contemplated by the merger agreement or to perform its covenants and agreements under the merger agreement; or

          (xxiii) agree in writing or otherwise to take any of the foregoing actions or engage in any of the foregoing activities.

     (c) First Western Bank may not, without the prior written consent of Union Bank of California, N.A., engage in any transaction or take any action that would render untrue any of the representations and warranties of First Western Bank contained in the merger agreement, if such representations and warranties were given as of the date of such transaction or action.

     (d) First Western Bank must use its best efforts to maintain its properties and assets in their present state, maintain insurance policies and take all necessary action under its directors' and officers' liability insurance to preserve rights regarding matters which could reasonably give rise to a claim prior to the effective time of the merger.

     (e) First Western Bank will use its best efforts to operate in a manner such that at the closing date of the merger it will meet the financial conditions to completion of the merger (See "Conditions to completion of the merger" on page 44) . First Western Bank will maintain a reserve for loan and lease losses at a level which is adequate to provide for all known and reasonably expected losses on loans, leases and other extensions of credit outstanding and other inherent risks in its portfolio of loans and leases, in accordance with generally accepted accounting principles, applicable regulatory accounting principles and banking laws and regulations.

     (f) First Western Bank must promptly notify Union Bank of California, N.A. in writing of the occurrence of any matter or event known to and directly involving First Western Bank that is reasonably likely to result in a material adverse effect on First Western Bank or impair the ability of First Western Bank to consummate the transactions contemplated in the merger agreement.

     (g) First Western Bank will provide to Union Bank of California, N.A. such reports on litigation involving First Western Bank as Union Bank of California, N.A. reasonably requests, provided that First Western Bank will not be required to divulge information to the extent that, in the good faith opinion of its counsel, by doing so, it would risk waiver of the attorney-client privilege to its detriment.

     The merger agreement also contains certain other agreements relating to the conduct of the parties prior to the effective time of the merger, including those requiring (i) the parties to use their reasonable best efforts in good faith to take the necessary actions to effect the merger; (ii) First Western Bank to take all actions necessary to obtain all required shareholder approvals;
(iii) the parties to cooperate in the preparation of the registration statement of which this joint proxy statement/prospectus is a part; (iv) the parties to cooperate in preparing, filing and obtaining all required regulatory approvals;
(v) the parties to refrain from issuing press releases regarding the merger without the other party's prior approval (except as otherwise required by applicable law); (vi) First Western Bank to provide Union Bank of California, N.A. with reasonable access to information regarding First Western Bank (unless it would jeopardize the attorney-client privilege, contravene certain legal, fiduciary or contractual obligations or unreasonably interfere with First Western Bank's business) under the condition that no such confidential information be shared with any third party except as required by applicable law;
(vii) the parties to refrain from soliciting or encouraging any alternative business combination transactions; and (viii) First Western Bank, immediately prior to closing of the merger, to take actions to conform its accounting policies to those of Union Bank of California, N.A.

CONDITIONS TO COMPLETION OF THE MERGER

     Completion of the merger is subject to satisfaction of certain conditions. The obligations of both parties to proceed are subject to the following conditions:

     o the absence of any injunction or other legal proceeding restraining the merger;

     o    receipt of required regulatory approvals and third party consents;

     o    the  registration  statement  of  UnionBanCal   Corporation  has  been
          declared effective and remains effective and no proceedings have begun to suspend effectiveness;

     o receipt of an opinion that the merger will qualify as a tax-free reorganization under the Internal Revenue Code;

     o the UnionBanCal Corporation common stock shall have been approved for listing on the New York Stock Exchange;

     o    receipt of approval by the shareholders of First Western Bank;

     o    receipt of customary legal opinions;

     o    the representations of each party remain accurate;

     o    neither party has suffered any material adverse change;

     o    each party has performed its obligations under the merger agreement;

     o each party has received an opinion of the other's legal counsel as to the application of certain legal provisions to the merger; and

     o each party has received customary closing certificates of officers of the other.

     In addition, UnionBanCal Corporation and Union Bank of California, N.A.'s obligation to complete the merger is subject to satisfaction of the following conditions:

     o no government action shall have been taken that would prevent the parties from completing the merger or require UnionBanCal Corporation or Union Bank of California, N.A. to divest any material portion of First Western Bank's assets;

     o no regulatory authority will have imposed any unduly burdensome condition on its approval of the completion of the merger;

     o Union Bank of California, N.A. will have received non-competition agreements and affiliate agreements from the directors of First Western Bank; and

     o under the merger agreement and subsequent consent of the parties to the merger agreement, as of the closing date of the merger, First Western Bank must meet certain required financial tests, among which are: minimum average monthly earnings of $150,000 from the date of the merger agreement; shareholders equity of not less than $17.55 million (which excludes any unrecognized gains or losses by reason of marking to market securities designated as "available for sale" on the books of First Western Bank at September 30, 2001) plus the aggregate exercise price of employee and director stock options exercised plus $150,000 per month, from the date of the merger agreement through the full month prior to the closing date of the merger; and, core deposits of not less than $165 million.

     In addition, the obligation of First Western Bank to complete the merger is subject to receipt of an opinion of its financial advisor dated as of the date of mailing of this document that the merger is financially fair to First Western Bank.

EMPLOYEE BENEFITS AND AGREEMENTS

     In connection with the merger First Western Bank and Union Bank of California, N.A. will terminate First Western Bank's employee benefit plans and Union Bank of California, N.A. will integrate First Western Bank's employees into Union Bank of California, N.A.'s employee benefit plans. Union Bank of California, N.A. will provide severance to all First Western Bank employees, including officers, who by reason of the merger become Union Bank of California, N.A. employees and are thereafter terminated (except for cause) within 6 months of the merger, based on First Western Bank's existing severance policies (except for Mr. Palmer, Ms. France-Petit and Mr. Scott, whose arrangements are discussed above). See "The Merger Agreement-Employee benefits and agreements" on page 45. In addition, see "The Merger-Interests of certain officers and directors in the merger" on page 31.

NONCOMPETITION

     First Western Bank will obtain and deliver, on the closing date of the merger, agreements from each First Western Bank outside director providing that, for a period of three years after the merger, each director agrees not to engage in certain activities which would compete with First Western Bank's business after its acquisition by Union Bank of California, N.A., unless Union Bank of California, N.A. gives its consent.

EXTENSION; WAIVER

     At any time before the closing of the merger, to the extent legally allowed, the parties may extend the time for the performance of any of the obligations or other acts of the other party, waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered under it, and waive compliance with any of the agreements or conditions contained in the merger agreement. To "waive" means to give up rights.

     Any agreement on the part of a party to the merger agreement to any extension or waiver will be valid only if included in a written instrument signed on behalf of the party.

TERMINATION

     Union Bank of California, N.A. and First Western Bank can mutually agree at any time to terminate the merger agreement without completing the merger, even if the shareholders of First Western Bank have approved it. Also, the merger agreement can be terminated by one of us if specified events occur. If the merger agreement is terminated, the merger will not occur.

     Union Bank of California, N.A. or First Western Bank can terminate the merger agreement if any of the following events occurs:

     o if there has been a final judicial or regulatory determination that any material provision of the merger agreement is illegal, invalid or unenforceable, or if there has been a denial of any required regulatory application;

     o if the shareholders of First Western Bank fail to approve the merger agreement at their shareholders meeting;

     o if a party breaches any material representation, warranty, covenant or agreement and fails to cure the breach within 30 days after written notice from the other party;

     o on or after June 30, 2002, if the merger has not been consummated by then, unless the failure to consummate the merger was due to the failure of the party requesting termination to perform an obligation under the merger agreement;

     o by Union Bank of California, N.A. or First Western Bank before June 30, 2002 in the event that any of the conditions to the obligations of the other party are rendered impossible to be satisfied or fulfilled by that date (other than by reason of a breach by the party seeking to terminate); or

     o by Union Bank of California, N.A. if the average closing price of UnionBanCal Corporation stock for the 10 days preceding the second trading day prior to the closing date is below $20.00 unless within 24 hours of First Western Bank's receipt of notice of termination First Western Bank nonetheless agrees to complete the merger.

     Even if the merger agreement is terminated, the provisions regarding payment of expenses, confidentiality, payment of any termination fees if applicable or any relevant general provisions of the merger agreement will continue in effect. Also, if the merger agreement is terminated due to a party's breach, the termination will not relieve the breaching party from its liability and the non-breaching party will retain all of its legal rights and remedies against the breaching party.

EXPENSES; LIQUIDATED DAMAGES

     Generally, each party has agreed to bear its own expenses in this transaction. However, UnionBanCal Corporation and First Western Bank will bear equally the costs of printing this joint proxy statement/prospectus and the registration statement of which it is a part.

     If the First Western Bank shareholders meeting does not take place, the board of directors of First Western Bank fails to recommend approval of the merger to the shareholders of First Western Bank or adversely alters or modifies its favorable recommendation, and the merger is not approved by the shareholders, and neither Union Bank of California, N.A. nor UnionBanCal Corporation is then in material breach of the merger agreement, then upon termination by Union Bank of California, N.A. First Western Bank will pay Union Bank of California, N.A. $1,500,000 as liquidated damages.

     If First Western Bank becomes the subject of another acquisition proposal prior to the First Western Bank shareholders meeting and the shareholders fail to approve the merger despite the continued favorable recommendation of First Western Bank's board of directors, and neither Union Bank of California, N.A. nor UnionBanCal Corporation is then in material breach of the agreement, then if a definitive agreement relating to the other acquisition proposal is executed by First Western Bank or any First Western Bank subsidiary, or an acquisition proposal is consummated within 12 months after the termination of the merger agreement, First Western Bank will pay Union Bank of California, N.A. $1,500,000 as liquidated damages.

     If all conditions to the consummation of the merger have been satisfied, or would be but for the refusal of UnionBanCal Corporation or Union Bank of California, N.A. to deliver documents under its control, or if Union Bank of California, N.A. otherwise willfully abandons the merger in breach of the merger agreement, then Union Bank of California, N.A. and UnionBanCal Corporation will pay First Western Bank a total of $1,500,000 as liquidated damages.

AMENDMENT

     The parties may amend the merger agreement at any time before or after approval of the merger agreement by the shareholders of First Western Bank. However, after the approval by the shareholders of First Western Bank, no amendment may change the form of merger consideration or the value of the merger consideration to be received by the shareholders of First Western Bank or make any other change which by law requires further approval by the shareholders. The merger agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

STOCK OPTION AGREEMENT BETWEEN UNION BANK OF CALIFORNIA, N.A. AND FIRST WESTERN BANK

     When we signed the merger agreement we also signed a stock option agreement under which First Western Bank gave to Union Bank of California, N.A. an option to purchase common stock representing approximately 19.9% of the pro forma outstanding shares of First Western Bank, inclusive of the shares issued upon exercise of the option, exercisable only under certain circumstances specified in the option. Union Bank of California, N.A. has the right to purchase up to 290,200 shares of First Western Bank at an exercise price of $25.75 per share. The exercise price is subject to adjustment in certain circumstances. First Western Bank agreed to grant this option in order to induce Union Bank of California, N.A. to enter into the merger agreement. The option could have the effect of discouraging other companies from trying to acquire First Western Bank before completion of the merger. The following is a summary of the material provisions of the stock option agreement, Exhibit A to the merger agreement which is attached as Annex A of this document. We urge you to read the stock option agreement.

EXERCISE OF STOCK OPTION

     First Western Bank is not required to issue shares upon exercise of the option until all legal requirements have been fulfilled. The stock option agreement provides that Union Bank of California, N.A. may elect to exercise its option in whole or in part only after the occurrence of any of the following "Purchase Events:"

     o First Western Bank or any of its subsidiaries, without prior written consent of Union Bank of California, N.A., recommends, publicly announces an intention to recommend, or enters into an agreement with any person (other than Union Bank of California, N.A. or any of its subsidiaries) to effect any of the following acquisition transactions:

          |x| a merger, consolidation or similar transaction involving First Western Bank or any of its subsidiaries,

          |x| a purchase, lease or other acquisition of all or substantially all of the assets of First Western Bank, or

          |x| a purchase or other acquisition (by merger, consolidation, share exchange or any similar transaction) of securities representing 10% or more of the voting shares of First Western Bank, (each an "Acquisition Transaction");

     o any person or group of persons acting in concert (other than First Western Bank or any of its subsidiaries) acquires the beneficial ownership of or the right to acquire securities representing 24.99% or more of the voting shares of First Western Bank;

     o the shareholders of First Western Bank fail to approve the merger at a shareholders meeting held for that purpose, such a shareholders meeting fails to occur prior to termination of the merger agreement, or First Western Bank's board of directors withdraws or modifies (in a manner adverse to Union Bank of California, N.A.) its recommendation to shareholders that they approve the merger, in each case after there has been a public announcement that any person (other than Union Bank of California, N.A. or any of its subsidiaries) has

          |X| made, or publicly disclosed an intention to make, a proposal to engage in an Acquisition Transaction,

          |X| commenced a tender offer or filed a registration statement under the Securities Act of 1933 with respect to an exchange offer, or

          |X| filed an application or notice with the Department of Financial Institutions or other federal or state bank regulatory authority, which has been accepted for processing, for approval to engage in an Acquisition Transaction;

     o any person (other than Union Bank of California, N.A. or other than in connection with a transaction to which Union Bank of California, N.A. has given its prior written consent) has filed an application or notice with the Department of Financial Institutions or other federal or state bank regulatory authority, which is accepted for processing, for approval to engage in an Acquisition Transaction, exchange offer or tender offer;

     o First Western Bank has willfully breached any covenant or obligation in the merger agreement in anticipation of engaging in a Purchase Event entitling Union Bank of California, N.A. to terminate the merger agreement; or

     o First Western Bank makes a public announcement of its proposed or actual authorization, recommendation or endorsement of an Acquisition Transaction, exchange offer or tender offer.

"Exchange offer" and "tender offer" mean the commencement by any person of, or the filing by any person of a registration statement or a tender offer schedule with the SEC with respect to, a tender offer or exchange offer to acquire or control 10% or more of First Western Bank's stock (other than filings by Union Bank of California, N.A. or any of its subsidiaries).

TERMINATION OF STOCK OPTION

     The stock option will terminate to the extent not previously exercised upon the earliest to occur of:

     o    the effective time of the merger,

     o termination of the merger agreement in accordance with its terms before a Purchase Event occurs (except a termination due to a breach of the merger agreement by First Western Bank), or

     o 12 months after the termination of the merger agreement or after the occurrence of a Purchase Event, whichever is earlier.

ADJUSTMENT OF NUMBER OF SHARES SUBJECT TO OPTION

     The number and type of securities subject to the option and the purchase price of shares will be adjusted for any stock split, reverse split, dividend, exchange of shares or similar transaction relating to the common stock of First Western Bank, so that Union Bank of California, N.A. will receive upon exercise the same number and type of securities as if the option had been exercised immediately before the change. The number of shares subject to an option will also be adjusted if First Western Bank issues additional common stock, so that the number of shares of common stock subject to the option represents 19.9% of issued and outstanding common stock of First Western Bank including the shares issued as a result of exercise of the option.

     In the event of a capital reorganization, merger or consolidation of First Western Bank with or into another corporation, or the sale of all or substantially all of its assets to any other person, then, as a part of any such transaction, provision will be made so that Union Bank of California, N.A. will be entitled to receive an option of the succeeding corporation or any person that controls the succeeding corporation having a comparable value to the previous option.

REPURCHASE OF OPTION AND OPTION SHARES

     Union Bank of California, N.A. can require First Western Bank to repurchase the option or the shares of common stock received upon exercise of the option for one year after a repurchase event occurs. A repurchase event occurs whenever First Western Bank enters into an agreement:

     o to consolidate with or merge into any person (other than Union Bank of California, N.A. or one of its subsidiaries), and is not the surviving corporation;

     o to permit any person (other than Union Bank of California, N.A. or one of its subsidiaries), to merge into First Western Bank shall be the surviving corporation and, as a result, First Western Bank's outstanding shares are changed into or exchanged for stock or other securities of itself or another person, or cash or any other property, or its outstanding shares immediately prior to the merger represent less than 50% of the outstanding shares and share equivalents of the merged company; or

     o to sell or otherwise transfer all or substantially all of its assets to any person, (other than Union Bank of California, N.A. or one of its subsidiaries).

     The one-year period may be extended for any period during which First Western Bank is legally prohibited from making the repurchase. The repurchase price for the repurchase of shares is the highest of:

     o    100% of the option exercise price;

     o the highest price paid or agreed to be paid for First Western Bank's stock by the acquiror in any tender offer, exchange offer or other transaction or series of related transactions involving the acquisition of 10% or more of First Western Bank's common stock for the prior one-year period; and

     o in the event of a sale of all or substantially all of First Western Bank's assets, the sum of the sale price and the current market value of First Western Bank's remaining assets, divided by First Western Bank's outstanding shares.

     Subject to applicable regulatory restrictions, from and after a repurchase event or after First Western Bank receives official notice that an approval of the Department of Financial Institutions, or any other regulatory authority, required for the exercise of the option and purchase of the option shares will not be issued or granted, Union Bank of California, N.A. shall have the right to require First Western Bank to purchase some or all of the options. Union Bank of California, N.A. is entitled to receive the foregoing purchase price less the option exercise price for each share.

REGISTRATION RIGHTS

     Union Bank of California, N.A. has certain rights to require First Western Bank to register with the SEC the sale of common stock purchased pursuant to option exercise.

EFFECT OF STOCK OPTION AGREEMENT

     The stock option is intended to increase the likelihood that the merger will be completed under the merger agreement. As a result, certain aspects of the option may have the effect of discouraging persons who might now or before completion of the merger be interested in acquiring all of or a significant interest in First Western Bank, even if they were prepared to offer higher consideration for First Western Bank than that provided in the merger agreement.

                         OPERATIONS FOLLOWING THE MERGER

     As a result of the merger, First Western Bank will be merged with and into Union Bank of California, N.A. with Union Bank of California, N.A. as the surviving corporation. Union Bank of California, N.A. intends to introduce its products and services into the existing First Western Bank system and to maintain and expand certain of the activities of First Western Bank. Union Bank of California, N.A. will convert First Western Bank branches to Union Bank of California, N.A.'s information and data processing systems for certain major functions, including deposit operations, loan servicing and item processing. The board of directors and policy-making officers of Union Bank of California, N.A. following the merger will be the same as Union Bank of California, N.A.'s board of directors and policy-making officers prior to the merger.

                           REGULATION AND SUPERVISION

     DISCUSSION

     UnionBanCal Corporation and its controlling stockholder The Bank of Tokyo-Mitsubishi, Ltd. are subject to regulation under the Bank Holding Company Act of 1956, as amended, which subjects them to Federal Reserve Board reporting and examination requirements. Generally, the Bank Holding Company Act restricts any investment that UnionBanCal Corporation may make to no more than 5 percent of the voting shares of any non-banking entity, and UnionBanCal Corporation may not acquire more than 5 percent of the voting shares of any domestic bank without the prior approval of the Federal Reserve Board. UnionBanCal Corporation's activities are limited, with some exceptions, to banking, the business of managing or controlling banks, and other activities which the regulatory authorities deem to be so closely related to banking as to be a "proper incident thereto." Additionally, The Bank of Tokyo-Mitsubishi, Ltd. is subject to regulation by the Japan Financial Services Agency.

     Union Bank of California, N.A. and most of its subsidiaries are regulated by the Office of the Comptroller of the Currency. UnionBanCal Corporation's subsidiaries are also subject to extensive regulation, supervision, and examination by various other federal and state regulatory agencies. In addition, Union Bank of California, N.A. and its subsidiaries are subject to certain restrictions under the Federal Reserve Act, including restrictions on affiliate transactions. Dividends payable by Union Bank of California, N.A. to UnionBanCal Corporation are subject to a formula imposed by the Comptroller of the Currency unless express approval is given to deviate from the formula.

     The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") requires federal bank regulatory authorities to take "prompt corrective action" in dealing with inadequately capitalized banks. FDICIA establishes five tiers of capital measurement ranging from "well-capitalized" to "critically undercapitalized." It is UnionBanCal Corporation's policy to maintain capital ratios at or above the required minimum capital adequacy levels for both Union Bank of California, N.A. and UnionBanCal Corporation. Management believes Union Bank of California, N.A. met the requirements of a "well-capitalized" institution, at December 31, 2001.

     Furthermore, the activities of UnionBanCal Corporation's subsidiaries HighMark Capital Management, Inc., a registered investment advisor, and UBOC Investment Services, Inc., a registered broker-dealer, are subject to the rules and regulations of the Securities and Exchange Commission as well as state securities regulators. UBOC Investment Services, Inc. is also subject to the rules and regulations of the National Association of Securities Dealers.

     Armstrong/Robitaille, Inc., an indirect subsidiary of Union Bank of California, N.A., is subject to the rules and regulations of the California Department of Insurance as well as insurance regulators of other states.

     Deposits of Union Bank of California, N.A. are insured up to regulatory limits by the Federal Deposit Insurance Corporation (FDIC), and, accordingly, are subject to deposit insurance assessments to maintain the Bank Insurance Fund
(BIF) administered by the FDIC. Union Bank of California, N.A. currently pays no insurance assessments on these deposits under the FDIC's risk-based assessment system. Although there are no definite plans to raise assessment rates in the second half of 2002, UnionBanCal Corporation can give no assurances as to the future level of such insurance premiums.

     There are additional requirements and restrictions in the laws of the United States and the states of California, Oregon, and Washington, as well as other states in which Union Bank of California, N.A. and its subsidiaries may conduct operations. These include restrictions on the amount of loans and the nature and amount of investments, as well as activities as an underwriter of securities, the opening and closing of branches and the acquisition of other financial institutions. Union Bank of California, N.A. is subject to certain fair lending requirements and reporting obligations involving home mortgage lending operations and Community Reinvestment Act activities. The Community Reinvestment Act generally requires the federal banking agencies to evaluate the record of a financial institution in meeting the credit needs of its local communities, including low and moderate income neighborhoods. In addition to substantive penalties and corrective measures that may be required for a violation of certain fair lending laws, the federal banking agencies may take compliance with such laws and the Community Reinvestment Act into account when regulating and supervising other activities.

     The international activities of Union Bank of California, N.A. are subject to the laws and regulations of the jurisdiction where business is being conducted which may change from time to time and affect Union Bank of California, N.A.'s business opportunities and competitiveness in these jurisdictions. Furthermore, due to the controlling ownership of UnionBanCal Corporation by The Bank of Tokyo-Mitsubishi, Ltd., regulatory requirements adopted or enforced by the Government of Japan and the Japan Financial Services Agency may have an effect on the activities and investments of Union Bank of California, N.A. and UnionBanCal Corporation in the future.

     The Gramm-Leach-Bliley (GLB) Act allows "financial holding companies" (FHC) to offer banking, insurance, securities and other financial products. Specifically, the GLB Act amends section 4 of the BHCA in order to provide a framework for the engagement in new financial activities. Bank holding companies
(BHC) such as we may elect to become a financial holding company if all of their subsidiary depository institutions are well-capitalized and well-managed. Under current FRB interpretations, a foreign bank, such as The Bank of Tokyo-Mitsubishi Ltd., which owns a subsidiary U.S. bank holding company, must make the election on behalf of itself and its U.S. holding company. In addition, the foreign bank must be well-capitalized and well managed in accordance with standards comparable to those required of U.S. banks as determined by the FRB and must have a satisfactory or better CRA rating. UnionBanCal Corporation does not expect that its controlling stockholder, The Bank of Tokyo-Mitsubishi, Ltd., will make a financial holding company election in the immediate future. Under the GLB Act, "financial subsidiaries" of banks may engage in some types of activities beyond those permitted to banks themselves, provided certain conditions are met.

     In 2000, Union Bank of California, N.A. filed a "Financial Subsidiary Certification" with the OCC that the applicable conditions were met at that time. Although Union Bank of California, N.A. does not presently have any "financial subsidiaries," this certification would expedite the process for the Bank to form or acquire "financial subsidiaries," if it decides to do so. Under the GLB Act, national banks (as well as Federal Deposit Insurance Corporation ["FDIC"]-insured state banks, subject to various requirements), such as Union Bank of California, N.A., are permitted to engage through these "financial subsidiaries" in certain financial activities permissible for affiliates of financial holding companies. However, to be able to engage in such activities, the national bank must also be well-capitalized and well-managed and receive at least a "satisfactory" rating in its most recent Community Reinvestment Act examination. In addition, if the national bank ranks as one of the 50 largest insured banks in the United States, as Union Bank of California, N.A. does, it must have an issue of outstanding long-term debt rated in one of the 3 highest rating categories by an independent rating agency, and Union Bank of California, N.A. presently does not have an issue of outstanding long-term debt. If the national bank falls within the next group of 50, it must either meet the debt rating test described above or satisfy a comparable test jointly agreed to by the Federal Reserve Board and the Treasury Department. No debt rating is required for a national bank not within the top 100 largest insured banks in the United States.

     First Western Bank is a California chartered bank insured by the FDIC, and as such is subject to regulation, supervision and regular examination by the Department of Financial Institutions and the FDIC. The FDIC is First Western Bank's primary federal regulator. The regulations of these agencies affect most aspects of First Western Bank's business and prescribe permissible types of loans and investments, the amount of required reserves, requirements for branch offices, the permissible scope of its activities and various other requirements.

     In addition to federal banking law, First Western Bank is also subject to applicable provisions of California law. Under California law, a state chartered bank is subject to various restrictions on, and requirements regarding, its operations and administration including the maintenance of branch offices and automated teller machines, capital and reserve requirements, deposits and borrowings, shareholder rights and duties, and investments and lending activities. California law permits a state chartered bank to invest in the stock and securities of other corporations, subject to either general authorization or, depending on the amount of the proposed investment, specific authorization from the Department of Financial Institutions. FDICIA, however, imposes limitations on the activities and equity investments of state chartered, federally insured banks. FDICIA also prohibits a state bank from engaging as a principal in any activity that is not permissible for a national bank, unless the bank is adequately capitalized and the FDIC approves the activity after determining that such activity does not pose a significant risk to the deposit insurance fund. FDIC rules permit bank subsidiaries, without prior specific FDIC authorization, to engage in activities approved by the Federal Reserve Board for bank holding companies. Other activities generally require specific FDIC approval, and in approving applications the FDIC may impose additional restrictions on such activities.

     Federal banking agencies have risk-based capital adequacy guidelines intended to provide a measure of capital adequacy that reflects the degree of risk associated with a banking organization's operations both for transactions reported on the balance sheet as assets and for transactions, such as letters of credit and recourse agreements, which are recorded as off balance sheet items. A banking organization's risk-based capital ratios are obtained by dividing its qualifying capital by its total risk-adjusted assets and off balance sheet items. The regulators measure risk-adjusted assets and off balance sheet items against both total qualifying capital (the sum of Tier 1 capital and limited amounts of Tier 2 capital) and Tier 1 capital. Tier 1 capital generally consists of common stock, retained earnings, and certain types of qualifying preferred stock, less most other intangible assets. Tier 2 capital may consist of a limited amount of the allowance for loan and lease losses, certain types of preferred stock not qualifying as Tier 1 capital, term subordinated debt and certain other instruments with some characteristics of equity. The federal banking agencies require a minimum ratio of qualifying total capital to risk-adjusted assets and off balance sheet items of 8%, and a minimum ratio of Tier 1 capital to adjusted average risk-adjusted assets and off balance sheet items of 4%.

     In addition to the risk-based guidelines, federal banking regulators require banking organizations to maintain a minimum amount of Tier 1 capital to adjusted average total assets, referred to as the leverage capital ratio. For a banking organization rated in the highest of the five categories used by regulators to rate banking organizations, the minimum leverage ratio of Tier 1 capital to total assets must be 3%. For all banking organizations not rated in the highest category, the minimum leverage ratio must be at least 100 to 200 basis points above the 3% minimum. The effective minimum leverage ratio, for all practical purposes, must be at least 4% or 5%. As of December 31, 2001, First Western Bank's ratios exceeded applicable regulatory requirements.

     The terrorist attacks in September, 2001, have impacted the financial services industry and have already led to federal legislation that attempts to address certain issues involving financial institutions. On October 26, 2001, President Bush signed into law the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the "USA Patriot Act").

     Part of the USA Patriot Act is the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 ("IMLAFATA"). IMLAFATA authorizes the Secretary of the Treasury, in consultation with the heads of other government agencies, to adopt special measures applicable to banks, bank holding companies, and/or other financial institutions. These measures may include enhanced recordkeeping and reporting requirements for certain financial transactions that are of primary money laundering concern, due diligence requirements concerning the beneficial ownership of certain types of accounts, and restrictions or prohibitions on certain types of accounts with foreign financial institutions.

     Among its other provisions, IMLAFATA requires each financial institution to: (i) establish an anti-money laundering program; (ii) establish due diligence policies, procedures and controls with respect to its private banking accounts and correspondent banking accounts involving foreign individuals and certain foreign banks; and (iii) avoid establishing, maintaining, administering, or managing correspondent accounts in the United States for, or on behalf of, a foreign bank that does not have a physical presence in any country. In addition, IMLAFATA contains a provision encouraging cooperation among financial institutions, regulatory authorities and law enforcement authorities with respect to individuals, entities and organizations engaged in, or reasonably suspected of engaging in, terrorist acts or money laundering activities. IMLAFATA expands the circumstances under which funds in a bank account may be forfeited and requires covered financial institutions to respond under certain circumstances to requests for information from federal banking agencies within 120 hours. IMLAFATA also amends the Bank Holding Company Act and the Bank Merger Act to require the federal banking agencies to consider the effectiveness of a financial institution's anti-money laundering activities when reviewing an application under these acts.

     Treasury regulations implementing the due diligence requirements must be issued no later than May 6, 2002. Whether or not regulations are adopted, IMLAFATA becomes effective during 2002. Additional regulations are to be adopted during 2002 to implement minimum standards to verify customer identity, to encourage cooperation among financial institutions, federal banking agencies, and law enforcement authorities regarding possible money laundering or terrorist activities, to prohibit the anonymous use of "concentration accounts," and to require all covered financial institutions to have in place a Bank Secrecy Act compliance program.

     CONCLUSION

     Changes in the laws, regulations, or policies that impact UnionBanCal Corporation, Union Bank of California, N.A. and First Western Bank cannot necessarily be predicted and may have a material effect on their business. UnionBanCal Corporation, Union Bank of California, N.A. and First Western Bank cannot be certain of the effect of the foregoing legislation on their business, although there is likely to be consolidation among financial institutions and increased competition for them.

                    INFORMATION ABOUT UNIONBANCAL CORPORATION

GENERAL

     UnionBanCal Corporation is a commercial bank holding company incorporated in the State of California in 1952 and is among the oldest banks on the West Coast, having roots as far back as 1864. We were formed as a result of the combination of Union Bank of California, N.A. with BanCal Tri-State Corporation on April 1, 1996. At December 31, 2001, Union Bank of California, N.A., our bank subsidiary, was the third largest commercial bank in California, based on total assets and total deposits. At December 31, 2001, we were 67 percent owned by The Bank of Tokyo-Mitsubishi, Ltd. and 33 percent owned by other shareholders. We provide a wide range of financial services to consumers, small businesses, middle-market companies and major corporations, primarily in California, Oregon, and Washington, but nationally and internationally as well.

        MARKET PRICE AND DIVIDEND INFORMATION FOR UNIONBANCAL CORPORATION

MARKET INFORMATION

     UnionBanCal Corporation's common stock is listed on the New York Stock Exchange under the symbol UB. As of January 31, 2002, our common stock was held by approximately 1,755 registered shareholders. During 2000 and 2001, the average daily trading volume of our common stock was approximately 445,221 shares and 418,531 shares, respectively. At December 31, 1999, 2000 and 2001, our common stock closed at $39.44 per share, $24.06 per share, and $38.00 per share, respectively. The following table presents stock quotations for each quarterly period for the two years ended December 31, 2001.



                                  2000                           2001
                             ---------------                ---------------
                          HIGH            LOW            HIGH             LOW
                         ------          ------         -------         ------
First quarter            $37.25          $24.75         $30.26          $24.81

Second quarter            35.25           18.52          34.67           26.38

Third quarter             25.69           18.38          38.70           32.15

Fourth quarter            24.25           18.88          39.14           28.92


CLOSE OF BUSINESS ON
MARCH 28, 2002           $44.03          $43.50


     Our board of directors maintained a $0.25 per share quarterly dividend in 2000 and 2001. Future dividends will depend upon our earnings, financial condition, capital requirements and other factors as our board of directors may deem relevant.

     We offer a dividend reinvestment and stock repurchase plan that allows shareholders to reinvest dividends in our common stock at 5 percent below the market price. The Bank of Tokyo-Mitsubishi, Ltd. did not participate in the plan during 2000 and 2001.

                      INFORMATION ABOUT FIRST WESTERN BANK
GENERAL

     First Western Bank is a California state-chartered commercial bank. First Western Bank has seven branches located in the greater Simi Valley/Moorpark area, Santa Paula, Fillmore and Chatsworth, California. First Western Bank maintains a diversified loan portfolio comprised of commercial, consumer, real estate construction and mortgage loans. Loans are made primarily within the market area of the Bank, which consists of diverse economies with principal industries being real estate and light manufacturing. The loans are expected to be repaid from cash flows or proceeds from the sale of selected assets of the borrowers. First Western Bank's policy requires that collateral be obtained on substantially all loans. Collateral is primarily first trust deeds on property. At December 31, 2001, First Western Bank had assets of $213 million, deposits of $195 million and shareholders' equity of $17.3 million.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW OF THE RESULTS OF OPERATION AND FINANCIAL CONDITION

     The following is First Western Bank's management's discussion and analysis of the significant changes in income and expense accounts presented in the Summary of Earnings for the years ended December 31, 1999, 2000 and 2001.

     INTRODUCTION

     This discussion is designed to provide a better understanding of significant trends related to First Western Bank's financial condition, results of operations, liquidity, capital resources and interest rate sensitivity. It should be read in conjunction with First Western Bank's audited financial statements and notes thereto and the other financial information appearing elsewhere in this joint proxy statement/prospectus.


     RESULTS OF OPERATIONS SUMMARY

     Net income for the year ended December 31, 2001 was $2.4 million, as compared to $2.4 million and $2.1 million for the years ended 2000 and 1999, respectively. Diluted earnings per share for the year ended 2001 were $1.88 as compared to $2.08 and $1.92 for the years ended December 31, 2000 and 1999, respectively.

     Total interest income was $13.1 million for the year ended December 31, 2001 and $13.9 million and $11.3 million for the years ended December 31, 2000 and 1999, respectively.

     Net interest income was $10.9 million, $11.2 million and $9.3 million for the years ended December 31, 2001, 2000 and 1999, respectively.

     Noninterest income was $4.0 million, $2.6 million and $2.2 million for the years ended December 31, 2001, 2000 and 1999, respectively.

     Noninterest expense was $11.2 million, $9.9 million and $8.0 million for the years ended December 31, 2001, 2000 and 1999, respectively.

     First Western Bank's provision for loan losses increased to $170 thousand for the year ended December 31, 2001, as compared to $70 thousand for the year ended December 31, 2000 and $213 thousand for the year ended December 31, 1999.

     First Western Bank's return on average assets was 1.17%, 1.28% and 1.34% for the years ended December 31, 2001, 2000 and 1999, respectively. Return on average equity was 13.76%, 15.33% and 16.79% for the years ended December 31, 2001, 2000 and 1999.

     FINANCIAL CONDITION SUMMARY

     First Western Bank's total assets were $213.2 million at December 31, 2001 as compared to $192.7 million at December 31, 2000. Overall growth in total assets between December 31, 2000 and 2001 was $20.5 million or 11.1%.

     Total securities decreased from $55.6 million at December 31, 2000 to $42.8 million at December 31, 2001.

     Total loans were $116.6 million at December 31, 2001 as compared to $106.4 million at December 31, 2000.

     Total deposits were $194.6 million at December 31, 2001 and $169.6 million at December 31, 2000 for total deposit growth of approximately $25 million, or about 14.7%. Borrowed funds decreased by $5 million during the same period, or 100%.

     Stockholder's equity at December 31, 2001 was $17.3 million as compared to $16.3 million at December 31, 2000.

     First Western Bank's total capital to total risk weighted assets was 12.5% at December 31, 2001 as compared to 13.3% at December 31, 2000, and its Tier I capital to total risk weighted assets was 11.5% and 12.3% respectively. First Western Bank's leverage ratio decreased slightly from 8.6% to 8.4% over the same period and all of its capital ratios exceeded the minimum regulatory guidelines for "well capitalized" of 10%, 6%, and 5%, respectively, for both of the years reported.


     EARNINGS PERFORMANCE

     NET INTEREST INCOME

     Net interest income is the difference between the interest income and fees earned on loans and investments, and the interest expense paid on deposits and other liabilities. The following table reflects First Western Bank's average volume of assets, liabilities and stockholders' equity, the amount of interest income or expense, net interest income, the average yield or rate for each category of interest-bearing asset or liability and the net interest margin for each period presented. The table reflects the decline in the net interest margin from 6.79% in 2000 to 6.06% in 2001.

NET INTEREST MARGIN TABLE

                                                              YEARS ENDED DECEMBER 31,
                                --------------------------------------------------------------------------------------
                                          1999                          2000                          2001
                                --------------------------    --------------------------    --------------------------
                                         INTEREST  AVERAGE              INTEREST   AVERAGE     AVERAGE INTEREST   AVERAGE
                                AVERAGE   INCOME    YIELD/     AVERAGE   INCOME/    YIELD/              INCOME/    YIELD/
(DOLLARS IN THOUSANDS)          BALANCE  EXPENSE(1) RATE(1)    BALANCE  EXPENSE(1) RATE(1)     BALANCE EXPENSE(1) RATE(1)
------------------------------- -------- --------- --------   -------- ---------- --------     ------- ---------- --------
ASSETS
Loans:(2)                      $ 83,950  $ 8,030    9.57%     $100,603  $ 10,205    10.14%    $114,265  $ 10,082    8.82%
Securities - taxable             47,412    2,339    4.93        47,316     2,666     5.63       32,362     1,513    4.68
Securities - tax exempt(1)        2,665      177    6.64         6,167       382     6.19       10,394       691    6.65
Interest bearing deposits in
banks                                 -        -       -             -         -       -           832        18    2.16
Federal funds sold                7,277      750   10.31        11,517       683     5.93       21,916       756    3.45

    Total earning assets        141,304   11,296    7.99       165,603    13,936     8.42      179,769    13,060    7.26
Allowance for credit losses      (1,366)                        (1,277)                         (1,306)
Cash and due from banks          11,572                         14,283                          13,952
Premises and equipment, net       4,335                          5,811                           5,204
Other assets                      6,880                          4,300                           3,078
                               ---------                       -------                        --------
    Total assets               $162,725                       $188,720                        $200,697
                               =========                      ========                        ========

LIABILITIES
Deposits:
  Interest bearing             $ 24,095      135    0.56        23,252       120     0.52       23,193        56    0.24
  Savings and consumer time      49,426    1,479    2.99        51,336     1,710     3.33       60,498     1,482    2.45
  Large time (3)                  8,291      397    4.79        15,060       835     5.54       13,278       550    4.14
                                -------- --------             -------- ---------              --------  --------
    Total interest bearing
    deposits                     81,812    2,011    2.46        89,648     2,665     2.97       96,969     2,088    2.15
                                -------- --------             -------- ---------              --------  --------
Other borrowed funds                  -        -      -          1,250        31     2.48        1,263        72    5.70
                                -------- --------             -------- ---------              --------  --------
    Total borrowed funds              -        -      -          1,250        31     2.48        1,263        72    5.70
                                -------- --------             -------- ---------              --------  --------
    Total interest bearing
    liabilities                  81,812    2,011     2.46       90,898     2,696     2.97       98,232     2,160    2.20
                                         --------                      ---------                        --------
Noninterest bearing deposits     63,201                         75,845                          84,257
Other liabilities                 4,720                          6,279                           1,111
                                --------                      --------                        --------
    Total liabilities           149,733                        173,022                         183,600
SHAREHOLDERS' EQUITY
Common equity                    12,992                         15,698                          17,097
                                --------                      --------                        --------
    Total shareholders' equity   12,992                         15,698                          17,097
                                --------                      --------                        --------
    Total liabilities and
    shareholders' equity       $162,725                       $188,720                        $200,697
                               ========                       ========                        ========
Net interest income/margin                 9,285     6.57%                11,240     6.79%                10,900    6.06%
                                         --------                      ---------                        --------
    Net interest income                   $9,285                        $ 11,240                        $ 10,900
                                         ========                       ========                        ========
---------------------------

(1)  Yields and interest income are not presented on a taxable-equivalent basis.

(2)  Average balance on loans outstanding include all nonperforming loans.  The amortized portion of net loan origination fees
    (costs) is included in interest income on loans, representing an adjustment to the yield.

(3)  Certificates of deposit greater than $100,000.

     The following table reflects the changes in the components of net interest income. The changes in net interest income between periods have been reflected as attributable either to volume or to rate changes. For purposes of this table, changes that are not solely due to volume or rate changes are allocated to rate.


     ANALYSIS OF CHANGES TO NET INTEREST MARGIN:

                                                                     YEARS ENDED DECEMBER 31,
                                   --------------------------------------------------------------------------------------
                                               2000 VERSUS 1999                                2001 VERSUS 2000
                                   --------------------------------------------------------------------------------------
                                      INCREASE (DECREASE) DUE TO CHANGE IN        INCREASE (DECREASE) DUE TO CHANGE IN
                                   --------------------------------------------------------------------------------------
                                     AVERAGE       AVERAGE         NET          AVERAGE         AVERAGE           NET
(DOLLARS IN THOUSANDS)                VOLUME        RATE         CHANGE          VOLUME           RATE          CHANGE
---------------------------------- -----------   -----------   -----------   -------------    ------------   ------------
CHANGES IN INTEREST INCOME
Loans                                 $ 1,593       $ 582        $ 2,175        $  1,386         $(1,509)       $  (123)
Securities - taxable                       (5)        332            327            (843)           (310)        (1,153)
Securities - tax-exempt                   233         (28)           205             262              47            309
Interest bearing deposits in banks          -           -              -              18               -             18
Federal funds sold and securities
purchased under resale agreements         437        (504)           (67)            617            (544)            73
agreements                         -----------   -----------   -----------   -------------    ------------   ------------
   Total earning assets                 2,258         382          2,640           1,440          (2,316)          (876)
                                   -----------   -----------   -----------   -------------    ------------   ------------

CHANGES IN INTEREST EXPENSE
Deposits:
  Interest bearing                     $  (5)       $ (10)       $   (15)       $      -         $   (64)       $   (64)
  Savings and consumer time               57          174            231             305            (533)          (228)
  Large time                             324          114            438             (99)           (186)          (285)
                                   -----------   -----------   -----------   -------------    ------------   ------------
   Total interest bearing deposits       376          278            654             206            (783)          (577)
Other borrowed funds                      31            -             31              41               -             41
                                   -----------   -----------   -----------   -------------    ------------   ------------
   Total interest bearing                407          278            685             247            (783)          (536)
liabilities
                                   -----------   -----------   -----------   -------------    ------------   ------------
   Changes in net interest income    $ 1,851        $ 104        $ 1,955        $  1,193         $(1,533)       $  (340)
                                   ===========   ===========   ===========   =============    ============   ============

     Net interest income for the year ended December 31, 2001 was $10.9 million, as compared to $11.2 and $9.3 million for the years ended December 31, 2000 and 1999, respectively. This represents a decrease of $.3 million or a 2.7% decrease from December 31, 2000 as compared to December 31, 2001.

     The decrease in net interest income was primarily due to the declining interest rate environment. The average interest rate paid on loans decreased from 10.14% in 2000 to 8.82% in 2001. Despite the decrease in the average interest rate paid on loans of 132 basis points, the total interest earned on loans remained fairly constant and decreased to $10.1 million in 2001 from $10.2 million in 2000. This was at least partially due to a change in the loan mix from 2000 to 2001. At December 31, 2001, First Western Bank's loan portfolio included $20.0 million in construction and land loans as compared to $10.7 million at December 31, 2000. Construction loans tend to earn a higher level of interest and generate a higher level of fee income, which is earned over a shorter maturity period than the typical commercial loan. In addition to the change in loan mix, interest earned on loans remained fairly constant due to the volume of average loans, which increased from $101 million in 2000 to $114 million in 2001.

     First Western Bank's prime rate of interest charged to its customers dropped from 9.0% in January 2001 to 4.75% in December 2001. This decline in the prime rate directly affected interest earned on loans since First Western Bank's loan portfolio consists of 71% of variable rate loans, which float with the prime rate. In comparison, First Western Bank's prime rate of interest increased from 8.50% in December 1999 to 9.50% in December 2000. The decline in interest rates caused a number of loan customers to refinance their fixed rate loans to lower market rates. In addition, loan customers converted their fixed rate loans to variable rate loans when this option was available to them to take advantage of a falling interest rate environment. At December 31, 2001, First Western Bank's loan portfolio contained 29% of fixed rate loans.

     The rate of interest earned on Federal funds sold decreased from 5.93% in 2000 to 3.45% in 2001. The decrease in the yield on Federal funds sold is consistent with the decreases due to the declining interest rate environment. Despite the decrease in rates, the average volume of Federal funds sold nearly doubled, which resulted in an overall increase of $73 thousand in the amount of interest earned on Federal funds sold.

     As illustrated in the Net Interest Margin Table, earnings rates on First Western Bank's taxable investment portfolio declined moderately from 5.63% during the year ended December 31, 2000, to 4.68% for the year ended December 31, 2001, on a lower average volume of approximately $15.0 million. The decline in the rate earned on First Western Bank's investment portfolio was 95 basis points, or 16.9%. The decrease in the average rate combined with the decrease in the volume of securities resulted in a decrease in interest earned on the taxable investment portfolio of $1.2 million from 2000 to 2001. The Bank also invests in tax-exempt securities as a tax saving strategy. During the year 2001, First Western Bank borrowed funds from the Federal Home Loan Bank (FHLB) to facilitate the purchase of tax-exempt bonds that were yielding a higher rate than currently available on a taxable equivalent yield. As a result of this purchase, First Western Bank's investment in tax-exempt bonds increased from $6.2 million in 2000 to $10.4 million in 2001. Tax-exempt income was $.7 million for the year ended December 31, 2001, as compared to $.4 million for the year ended December 31, 2000. First Western Bank's investment in tax-exempt bonds was minimal in 1999.

     At December 31, 2000, interest income, as a percentage of average earning assets, was 8.42%, as compared to a rate of 7.26% for the same period, 2001. This was a decrease of 116 basis points, or about 13.7% between the years ended December 31, 2001 and 2000.

     During the same period, the rates paid on average interest-bearing deposits decreased to 2.15% for the year ended December 31, 2001 from 2.97% for the year ended December 31, 2000. Rates paid on deposit accounts decreased primarily due to economic factors. In addition to the overall decrease in interest rates, First Western Bank's cost of funds is affected by the amount of noninterest bearing deposits that it maintains on an average basis. The amount of noninterest bearing deposits as a percent of total deposits was 45.7% in 2001 and 43.2% in 2001.

     First Western Bank's interest expense paid on average borrowed funds during the period ended December 31, 2001 and 2000, was not significant. During December 2000, funds were borrowed from the FHLB on a short-term basis for liquidity purposes. In addition, during 2001, First Western Bank borrowed a maximum of $9.5 million, which was used to purchase tax-exempt bonds as discussed above. The funds were repaid during 2001 as deposit levels increased and as securities were liquidated.


     PROVISION FOR LOAN LOSSES

     First Western Bank's provision for loan losses charged to expense was $170 thousand, $70 thousand and $213 thousand for the years ended December 31, 2001, 2000 and 1999, respectively. First Western Bank has established a standard process for assessing the adequacy of the allowance for loan losses. First Western Bank reviews the inherent risk of the loan portfolio. Consideration is given to exposures such as economic conditions, credit concentrations, collateral coverage, the composition of the loan portfolio and trends in delinquencies. Specific allocations are identified by individual loans with general allocations assigned to the various loan categories. Loans classified through the internal review process or by the regulatory authorities are included in the process of assessing the adequacy of the allowance for loan losses. This process seeks to maintain an allowance level adequate to provide for probable losses. The increase in the provision from 2000 to 2001 was primarily due to the increase in the loan portfolio, as opposed to any particular specific reserves.

     NONINTEREST INCOME AND EXPENSE

     First Western Bank's results reflected a higher level of noninterest income between the years ended December 31, 2001 and 2000. Total noninterest income increased by $1.4 million during that period. The income earned from service charges on deposit accounts increased from $1.7 million in 2000 to $2.2 million in 2001, an increase of $.5 million. Other noninterest income increased by $.9 million. This increase was primarily due to the addition of a new merchant-processing center, which began in late 2000. The processing center generated $.8 million in fee income during the year ended December 31, 2001. In addition, realized gains on sales of securities were $ 72 thousand for the year ending December 31, 2001, as compared to a $47 thousand loss in 2000.

     Overall, noninterest expense increased $1.3 million or 13.2% during the year ended December 31, 2001 as compared to the year ended December 31, 2000 primarily due to costs related to First Western Bank's new merchant credit card program, which was implemented in 2001. Costs related to this program consist of several items including additional salaries and benefits. However, the single largest expense in 2001 was the addition of interchange fees in the amount of $.7 million. On an overall basis, salaries, wages and employee benefits stayed fairly constant between 2001 and 2000.

     First Western Bank's full time equivalent staff was 139 at December 31, 2001 while at December 31, 2000 First Western Bank's personnel level was 132, an increase of 7 full time equivalents. Personnel costs approximated 50.0% of total noninterest expense during the year ended December 31, 2001 and 57.2% for the same period in 2000. During the year ended December 31, 2001, occupancy expenses increased to $.9 million from $.8 million in 2000 and comprised about 7.8% of total noninterest expense.


                                                 YEARS ENDED DECEMBER 31,
                                            --------------------------------
(DOLLARS IN THOUSANDS)                         1999       2000        2001
------------------------------------------  ---------  ---------   ---------
Noninterest income:
   Service charges on deposit accounts      $  1,926   $  1,732    $  2,201
   Investment securities gains (losses)            -        (47)         72
   Merchant discount fees                          -         72         790
   Debit card interchange fees                   148        214         297
   Other                                         150        598         677
                                            ---------  ---------   ---------
         Total noninterest income           $  2,225   $  2,569    $  4,037
                                            =========  =========   =========

Noninterest expense:
   Salaries, wages and employee benefits    $  4,611   $  5,631    $  5,584
   Occupancy                                     664        816         872
   Furniture and equipment                       573        772         713
   Data processing                               201        234         272
   Merchant interchange fee                        -          -         723
   Professional services                         153        339         437
   Stationery and supplies                       243        302         297
   Postage expense                               212        175         212
   Other                                       1,331      1,583       2,043
                                            ---------  --------    ---------
            Total noninterest expense       $  7,988   $  9,852    $ 11,153
                                            =========  ========    =========

     INCOME TAX EXPENSE

     First Western Bank's effective tax rate was 34.8%, 38.1% and 34.6% for the years ended December 31, 2001, 2000 and 1999. The effective rate for income taxes was slightly below the federal income tax statutory rate in 2001 primarily due to tax-exempt income from municipal securities.

EARNING ASSETS

     The major components of the earning asset base for First Western Bank are the investment securities portfolio and the loan portfolio. The structure and detail of these two portfolios are very significant to any analysis of the financial condition of First Western Bank, and the loan portfolio analysis will be detailed in a later section of this discussion.

     SECURITIES

     First Western Bank classifies its investments into two portfolios, those "held-to-maturity" and those "available-for-sale". In addition, while a "trading portfolio" is allowed under SFAS 115, First Western Bank has no investments, which are classified as trading securities. First Western Bank's entire held-to-maturity portfolio was transferred to available-for-sale in December 2001 as a result of a decision to sell certain securities that had been previously classified as held-to-maturity. Gross unrealized losses of $.1 million were recorded in accumulated comprehensive income as a result of the transfer. The carrying basis of the securities transferred was $4.9 million at the date of transfer.

     First Western Bank's available-for-sale securities consist primarily of mortgage-backed securities and investments in state and municipal securities, which may be sold for liquidity needs and asset/liability concerns, with original maturities in excess of 10 years.

     The investment portfolio serves several purposes: 1) it provides liquidity to even out cash flows from the loan and deposit activities of customers; 2) it provides a source of pledged assets for securing public deposits and borrowed funds; 3) it is a large base of assets, the maturity and interest rate characteristics of which can be changed more readily than the loan portfolio to better match changes in the deposit base and other funding sources of First Western Bank; 4) it is an alternative interest-earning use of funds when loan demand is light; and 5) it can provide partially tax exempt income.

     Total investments in taxable securities averaged $32.3 million for the year ended December 31, 2001, a 31.6% decrease from December 31, 2000. Total investments in tax-exempt securities averaged $10.4 million in 2001 as compared to $6.2 million in 2000.

     Securities, which were pledged as collateral on public deposits, FHLB advances and for other purposes as required or permitted by law, were $10.6 million and $22.5 million at December 31, 2001 and 2000, respectively.

     First Western Bank's investment portfolio was very volatile during 2001 as a result of the declining interest rate environment. Mortgage-backed securities decreased from $44.3 million in 2000 to $27.0 million in 2001 primarily due to an increase in the prepayment speed on mortgage obligations. First Western Bank received proceeds of $6.2 million in principal repayments on its investment in mortgage-backed securities. In addition, $33.1 million of First Western Bank's callable securities were called during 2001. First Western Bank reinvested its funds in tax-exempt municipal bonds to the extent that it was possible to obtain investments, which had attractive interest yields. However, a significant portion of the funds remained in Federal funds sold at December 31, 2001.

     The following table reflects the amortized cost and market values of First Western Bank's investment securities as of December 31, 2001 and December 31, 2000 and summarizes data for each of the available-for-sale and held-to-maturity categories. Expected remaining maturities may differ from remaining contractual maturities because obligors may have the right to prepay certain obligations with or without penalties. As a result, mortgage-backed securities have been classified separately in the maturity table.

SECURITIES AVAILABLE FOR SALE

                                                                      DECEMBER 31,
                            -------------------------------------------------------------------------------------------------
                              1999                        2000                                         2001
                            -------- ------------------------------------------- --------------------------------------------
                                                    GROSS      GROSS                           GROSS       GROSS
                              FAIR     AMORTIZED  UNREALIZED UNREALIZED   FAIR    AMORTIZED  UNREALIZED  UNREALIZED   FAIR
(DOLLARS IN THOUSANDS)        VALUE      COST       GAINS      LOSSES     VALUE     COST       GAINS       LOSSES     VALUE
--------------------------- -------- ----------- ---------- ----------- -------- ---------- ----------- ----------- ---------
U.S. Treasury               $   -     $     -    $     -    $     -     $    -    $ 1,007   $     -      $     9     $   998
Mortgage-backed securities   10,117      7,920        547         -       8,467    26,828       154            -      26,982
State and municipal             -        7,501        334         -       7,835    15,129         -          353      14,776
                            -------- ----------- ---------- ----------- -------- ---------- ----------- ----------- ---------
Total securities
  available for sale        $10,117   $15,421    $    881   $     -     $16,302   $42,964   $   154      $   362     $42,756
                            ======== =========== ========== =========== ======== ========== =========== =========== =========


SECURITIES HELD TO MATURITY


                                                                      DECEMBER 31,
                            -------------------------------------------------------------------------------------------------
                               1999                       2000                                         2001
                            --------- ------------------------------------------ --------------------------------------------
                                                    GROSS      GROSS                           GROSS      GROSS
                            AMORTIZED  AMORTIZED  UNREALIZED UNREALIZED   FAIR    AMORTIZED  UNREALIZED UNREALIZED    FAIR
(DOLLARS IN THOUSANDS)        COST       COST       GAINS      LOSSES     VALUE     COST       GAINS      LOSSES      VALUE
--------------------------- --------- ---------- ---------- ----------- --------- ---------- ---------- ---------- ----------
U.S. Treasury               $     500  $     506 $     -    $       31  $   475   $      -   $      -   $      -     $    -
Mortgage-backed securities     35,034     35,961       -           167    35,794         -          -          -          -
State and municipal             2,248      2,847       -           195     2,652         -          -          -          -
                            --------- ---------- ---------- ----------- --------- ---------- ---------- ---------- ----------
Total securities
  held to maturity          $ 37,782   $ 39,314  $     -    $     393   $ 38,921  $      -   $     -    $     -    $      -
                            ========= ========== ========== =========== ========= ========== ========== ========== ==========



SECURITIES AVAILABLE FOR SALE

                                                      MATURITY
                 -----------------------------------------------------------------------------------
                                       OVER ONE YEAR        OVER FIVE YEARS
                     ONE YEAR             THROUGH               THROUGH                OVER                  TOTAL
                     OR LESS            FIVE YEARS             TEN YEARS             TEN YEARS           AMORTIZED COST
                 ----------------- ---------------------- --------------------- -------------------- ----------------------
  (DOLLARS IN
  THOUSANDS)      AMOUNT  YIELD(3)  AMOUNT     YIELD(3)    AMOUNT    YIELD(3)    AMOUNT    YIELD(3)    AMOUNT     YIELD(3)
---------------- ------- --------- -------- ------------- ------- ------------- -------- ----------- --------- ------------
U.S. Treasury    $    -        - % $   998        2.38 %  $   -           - %  $     -          - %  $   1,006       2.38%
Mortgage-backed
 securities(1)        -        -         -           -        -           -      26,982       6.02      26,828       6.02
State and
 municipal(2)         -        -         -           -      1,923       4.28     12,853       5.05      15,130       4.66
                 -------           --------               -------               --------             ---------
Total securities
 available for
 sale            $    -        - % $   998        2.38%   $ 1,923       4.28%  $ 39,835       5.53%  $  42,964       4.36
                 =======           ========               =======               ========             =========

-----------------------------------

     (1) The remaining contractual maturities of mortgage-backed securities were allocated assuming no prepayments. The contractual maturity of these securities is not a reliable indicator of their expected life because borrowers have the right to repay their obligations at any time.

     (2) Yields on tax-exempt municipal securities are not presented on a taxable-equivalent basis.

     (3) For the purposes of the analysis of the securities portfolio, yields are based on amortized cost.


     First Western Bank's investment portfolio is primarily composed of mortgage-backed securities, which provide for a higher yield of interest income and state and municipal obligations, which provide limited tax-free income and pledging potential. First Western Bank also invests in U.S. Treasuries, however this amount is insignificant. The relative distribution of these groups within the overall portfolio has varied somewhat over the periods primarily due to liquidity issues and a move towards tax-exempt investments as a tax saving strategy.

     LOAN PORTFOLIO

     The following table presents a comparative schedule of the distribution of First Western Bank's loans as of December 31, 1997 through 2001. The amounts shown in the table are net of deferred or unamortized loan origination, extension, or commitment fees and origination costs for loans in that category. The figures noted for each category are presented as percentages of the total loan portfolio.


LOANS OUTSTANDING BY LOAN TYPE AS A PERCENT OF TOTAL LOANS

                                                            DECEMBER 31,
                             --------------------------------------------------------------------------------
(DOLLARS IN MILLIONS)            1997           1998           1999            2000              2001
---------------------------- --------------------------------------------------------------------------------
 Commercial and industrial    $13,915   21%  $16,558   22 %  $18,021   20%  $ 29,167     27%  $ 33,962    29%
 Construction and land          7,458   11    12,311   16     16,927   18     10,716     10     19,967    17
 Mortgage:
      Residential               6,660   10     7,607   10      9,221   10      8,880      8      7,478     6
      Commercial               30,017   45    30,316   40     38,707   42     46,889     44     43,129    37
                              ------------   ------------   -------------   ---------------   --------------
          Total mortgage       36,677   55    37,923   51     47,928   52     55,769     52     50,607    43

 Consumer:
      Installment               2,079    3     2,463    3      2,465    3      3,137      3      3,373     3
      Home equity               4,310    6     3,507    5      4,017    4      4,723      4      4,822     4
      Credit card and
          other lines of
         credit                 2,531    4     2,295    3      2,635    3      2,898      3      3,818     3
                              ------------   ------------   -------------   ---------------    -------------
          Total consumer        8,920   13     8,265   11      9,117   10     10,758     10     12,013    10
                              -------        -------        --------        --------          --------
            Total loans       $66,970  100%  $75,057  100%   $91,993  100%  $106,410    100%  $116,549   100%
                              ============   ============   =============   ===============   ==============


     Total loans increased $10.1 million or 9.5% at December 31, 2001 as compared to December 31, 2000. The balances for most loan categories as of December 31, 2001 have grown moderately from those amounts noted at December 31, 2000 with the most significant increases in commercial and industrial loans and construction loans. Commercial and industrial loans increased by 20% or $6.0 million in 2001 as compared to 2000. In addition, construction loans increased by $9.2 million during the period since December 31, 2000 to $20.0 million or 100.9%.

     The following table reflects the maturities of First Western Bank's loan portfolio as of the date indicated.


LOAN MATURITY SCHEDULE

                                                                              DECEMBER 31, 2001
                                                     ---------------------------------------------------------------------
                                                                            OVER
                                                                          ONE YEAR
                                                         ONE YEAR          THROUGH            OVER
(DOLLARS IN THOUSANDS)                                   OR LESS         FIVE YEARS        FIVE YEARS          TOTAL
---------------------------------------------------- ----------------- ---------------- ----------------- ----------------
     Commercial and industrial                        $      16,499     $    6,835         $   10,628        $  33,962
     Construction and land                                   18,926            863                178           19,967
     Mortgage:
         Residential                                            804            800              5,874            7,478
         Commercial                                           1,832         11,214             30,083           43,129
                                                     ----------------- ---------------- ----------------- ----------------
                  Total mortgage                              2,636         12,014             35,957           50,607
     Consumer:

         Installment                                            913          2,167                293            3,373
         Home equity                                            419          2,073              2,330            4,822
         Credit card and other lines of credit                  948          2,870                  -            3,818
                                                     ----------------- ---------------- ----------------- ----------------
                  Total consumer                              2,280          7,110              2,623           12,013
                                                     ----------------- ---------------- ----------------- ----------------
                  Total loans                         $      40,341     $   26,822         $   49,386        $ 116,549
                                                     ================= ================ ================= ================
                  Allowance for loan losses                                                                     (1,349)
                                                                                                          ----------------
               Loans, net                                                                                    $ 115,200
                                                                                                          ================

 Total fixed rate loans due after one year                                                                   $  28,511

 Total variable rate loans due after one year                                                                   47,697
                                                                                                          ----------------
                  Total loans due after one year                                                             $  76,208
                                                                                                          ================



     In the usual course of business, First Western Bank makes commitments to extend credit as long as there are no violations of any conditions established in the outstanding contractual arrangement. Commitments to extend credit totaled $46.5 million at December 31, 2001 as compared to $20.5 million at December 31, 2000. These commitments represented approximately 40% and 19% of outstanding gross loans at each of the periods noted, respectively. First Western Bank's standby letters of credit at December 31, 2001 and 2000 were $2.6 million and $.7 million, respectively.

     NONPERFORMING LOANS

     The following table presents comparative data for nonaccrual loans. Management's classification of a loan as nonaccrual is an indication that there is reasonable doubt as to the collectability of principal or interest on the loan. At that point, First Western Bank stops recognizing income from the interest on the loan and reverses any uncollected interest that had been accrued but unpaid. These loans may or may not be collateralized, but collection efforts are continuously pursued.


NONACCRUAL LOANS
                                                                              DECEMBER 31,
                                               ----------------------------------------------------------------------
(DOLLARS IN THOUSANDS)                              1997           1998           1999         2000          2001
---------------------------------------------  --------------  ------------- ------------- ------------  ------------
 Commercial and industrial                      $        -     $       -     $        -    $     500       $  2,517
 Construction and land                                   -         4,359          4,286            -              -
 Mortgage:
     Residential                                       225            71              -             -              -

      Commercial                                     2,213         2,258            443        3,778            314
                                                -------------  ------------- ------------- ------------  ------------
          Total mortgage                             2,438         2,329            443        3,778            314
 Consumer                                               12            25              -            8              1
                                                -------------  ------------- ------------- ------------  ------------
          Total nonaccrual loans                $    2,450     $   6,713     $    4,729    $   4,286       $  2,832
                                                =============  ============= ============= ============  ============

 Allowance for loan losses                      $      729     $   1,200     $    1,289    $   1,275       $  1,349
                                                =============  ============= ============= ============  ============

Nonaccrual loans to total loans                       3.66%         8.94%          5.14%        4.03%          2.66%
Allowance for loan losses to nonaccrual loans        29.76%        17.88%         27.26%       29.75%         47.63%
Nonaccrual loans to total assets                      1.98%         4.37%          2.85%        2.22%          1.33%


     Nonaccrual loans decreased to $2.8 million at December 31, 2001 from $4.3 million at the end of 2000, a reduction of about 33% primarily due to the improvement in the condition of a commercial real estate loan. Loans past due 90 days and still accruing interest are included in the following table. Total loans in this category were insignificant. First Western Bank has no other real estate owned or restructured loans at December 31, for the years presented in the table.

     The following table sets forth an analysis of loans contractually past due 90 days or more as to interest or principal and still accruing, but not included in nonaccrual loans above.


(DOLLARS IN THOUSANDS)                    1997            1998            1999              2000             2001
------------------------------------- -------------- --------------- ---------------- ----------------- ----------------
 Commercial and industrial            $       -      $        -      $       14       $         -       $        48
 Mortgage:
     Residential                              -               -               -               138                 -
                                      -------------- --------------- ---------------- ----------------- ----------------
         Total mortgage                       -               -               -               138                 -
                                      -------------- --------------- ---------------- ----------------- ----------------
 Consumer                                    13               -              14                 -                 7
                                      -------------- --------------- ---------------- ----------------- ----------------
     Total loans 90 days or more
     past due and still accruing      $      13      $        -      $       28       $       138       $        55
                                      ============== =============== ================ ================= ================

     Although First Western Bank's overall loan losses have generally been fairly low, First Western Bank anticipates normal increases of nonaccrual loans as it further increases it lending activities. In addition, it is difficult to anticipate the effect of the economic downturn, which has increased since the events of September 11, 2001. First Western Bank is continuing its aggressive collection activities to resolve problem and nonaccrual loans. The performance of any individual loan can be impacted by factors beyond First Western Bank's control, such as the interest rate environment or factors particular to a borrower, such as their suppliers or personal circumstances.

     ALLOWANCE FOR LOAN LOSSES

     Credit risk is inherent in the business of extending credit to individuals, partnerships, and corporations, and First Western Bank sets aside an allowance or reserve for loan losses through charges to earnings. The charges are reflected in the income statement as the provision for loan losses. The specifically identifiable and quantifiable losses are immediately charged off against the allowance.

     First Western Bank formally assesses the adequacy of the allowance on a monthly basis. An important step in this assessment and managing credit risk is to periodically review the condition of the borrower and to change the grade of the loan as appropriate and to estimate the loss potential that might exist in each of these identified credits. First Western Bank's determination of the level of the allowance and corresponding provision for loan losses rests on various judgments and assumptions, including general economic conditions, the growth trend and composition of the loan portfolio, prior loan loss experience and First Western Bank's ongoing internal examination process, external credit reviews, delinquency trends, concentrations of credit risk and examination by its regulators. First Western Bank's allowance for loan losses has three basic components: a formula allowance, a specific allowance and an unallocated allowance. The formula allowance is utilized for pass-graded loans and is based upon historical losses. The specific allowance is utilized for problem-graded loans and is based upon the measurement criteria of SFAS No. 114, "Accounting by Creditors for Impairment of a Loan." The unallocated allowance captures losses that are attributable to various economic events that have not yet been recognized in either the formula or specific allowances. Due to the credit concentration of First Western Bank's loan portfolio in real estate secured loans, the value of collateral is heavily dependent upon real estate values in the Southern California region. First Western Bank's management considers the allowance for loan losses of $1.3 million at December 31, 2001, adequate to cover losses inherent in loans, commitments to extend credit, and standby letters of credit. The allowance for loan losses is based on First Western Bank's management estimates and ultimate future losses may vary from current estimates.

     An analysis of the changes in the allowance for loan losses, including charge-offs and recoveries by category, is presented in the following table.


ALLOWANCE ALLOCATED TO EACH LOAN TYPE
                                                                       DECEMBER 31,
                                 -------------------------------------------------------------------------------------
(DOLLARS IN THOUSANDS)                 1997              1998            1999             2000               2001
                                 ---------------    --------------   --------------   --------------    --------------
 Domestic:
    Commercial and industrial    $  169   21.00%    $ 244   22.00%   $ 224   20.00%   $ 388   27.00%    $ 435   29.00%
    Construction and land            43   11.00        71   16.00      154   18.00       80   10.00       123   17.00
    Mortgage:
          Residential                36   10.00        23   10.00       12   10.00       12    8.00        12    6.00
          Commercial                  -   45.00        84   40.00      192   42.00      229   44.00       228   37.00
                                 ------   -----     -----   -----    -----   -----    -----   -----     -----   -----
             Total mortgage          36   55.00       107   51.00      204   52.00      241   52.00       240   43.00
    Consumer:
          Installment                 8    3.00        25    3.00       32    3.00       33    3.00        36    3.00
          Home equity                 -    6.00         -    5.00        -    4.00        -    4.00         -    4.00
          Credit card and
            other lines of
            credit                  154    4.00        69    3.00      142    3.00      142    3.00       152    3.00
                                 --------------     -------------    -------------    -------------     -------------
            Total consumer          162   13.00        94   11.00      174   10.00      175   11.00       188   11.00
         Specific allowance         150       -       335       -      265       -      276       -       170       -
                                 ------             -----            -----            -----             -----
            Total allocated
            allowance               560               851            1,021            1,160             1,156
Unallocated                         169               349              268              115               193
                                 ------             -----            -----            -----             -----
  Total allowance for
    loan losses                  $  729    100%    $1,200    100%   $1,289     100%  $1,275    100%    $1,349    100%
                                 ==============    ==============   ===============  ==============    ==============


     As shown for December 31, 2001, the allowance for loan losses was $1.3 million or 1.16% of total loans, as compared to $1.3 million or 1.20% at December 31, 2000. The provision for loan losses was $ .17 million for the year ended December 31, 2001 as compared to $.07 million in 2000 and $.21 million in 1999. During the year ended December 31, 2001, First Western Bank increased its provision for loan losses as a result of an overall increase in the loan portfolio of approximately $10.1 million. First Western Bank's loan portfolio has had a relatively low amount of net charge-offs with the amount of net loans charged off remaining at .08% for both 2001 and 2000.

     The following table reflects the allocation of First Western Bank's allowance for loan losses for the periods reported.


CHANGES IN ALLOWANCE FOR LOAN LOSSES:
                                                                         YEARS ENDED DECEMBER 31,
                                               ------------------------------------------------------------------------------
(DOLLARS IN THOUSANDS)                              1997             1998             1999           2000            2001
---------------------------------------------- --------------   --------------    ------------   ------------    ------------
Balance, beginning of period                    $     805        $     729         $   1,200      $   1,289       $  1,275
Loans charged off:
  Commercial and industrial                           375              189               151             50            251
  Mortgage                                             52               12                13              -              -
  Consumer                                            169              143                80             36             96
                                               --------------   --------------    ------------   ------------    ------------
       Total loans charged off                        596              344               244             86            347
                                               --------------   --------------    ------------   ------------    ------------
Recoveries of loans previously charged off:
  Commercial and industrial                           412              153                99              -            248
  Consumer                                              8               20                21              2              3
                                               --------------   --------------    ------------   ------------    ------------
       Total recoveries of loans previously
             charged off                              420              173               120              2            251
                                               --------------   --------------    ------------   ------------    ------------
             Net loans charged off                    176              171               124             84             96

Provision for loan losses                             100              642               213             70            170
                                               --------------   --------------    ------------   ------------    ------------
Balance, end of period                          $     729       $    1,200         $   1,289      $   1,275       $  1,349
                                               ==============   ==============    ============   ============    ============

Allowance for loan losses to total loans             1.09 %           1.60  %           1.40 %         1.20 %         1.16 %
Provision for loan losses to net loans
  charged off                                       56.82           375.44             171.8          83.33         177.08
Net loans charged off to average loans
  outstanding                                        0.29             0.24              0.15           0.08           0.08



     NONEARNING ASSETS

     Nonearning assets are those assets that by their characteristics do not generate interest income for First Western Bank. Nonearning assets are primarily composed of cash and due from balances, fixed assets and other assets. At December 31, 2001 and 2000, such assets totaled $22.2 million and $23.7 million, respectively. At December 31, 2001 and 2000, nonearning assets represented 10.4% and 12.3%, of total assets, respectively.

     CASH AND CASH EQUIVALENTS

     Cash on hand and balances due from correspondent banks represented the major portion of First Western Bank's nonearning assets. As of December 31, 2001 and 2000, these two items comprised 56.3% and 58.6% of total nonearning assets.

     PREMISES AND EQUIPMENT

     Premises and equipment are stated at cost less accumulated depreciation. Depreciation is charged to income over the estimated useful lives of the assets, by the use of the straight-line method. Leasehold improvements are depreciated over the term of the related lease or the estimated useful lives of the improvements, whichever is shorter. Depreciation expense was $797 thousand, $763 thousand and $577 thousand for the years ended December 31, 2001, 2000 and 1999, respectively.

     OTHER ASSETS

     Other assets are primarily interest accrued but not collected on loans and investments, prepaid assets, deferred tax items, and credit card settlement accounts. In addition, First Western Bank had investments in life insurance policies totaling $3.1 million and $2.3 million at December 31, 2001 and

2000, respectively. The life insurance policies are used to fund First Western Bank's salary continuation and deferred compensation plans.

     INTEREST BEARING LIABILITIES

     DEPOSITS

     The average rate paid on interest bearing deposits decreased from 2.97% for the year ended at December 31, 2000 to 2.15% for the year ended December 31, 2001. Average interest bearing deposit volumes increased by 8.2% for the year ended December 31, 2001 over the year ended December 31, 2000. The following table reflects the interest-bearing time deposits with maturities greater than one year.


INTEREST BEARING TIME DEPOSITS WITH A REMAINING TERM GREATER THAN ONE YEAR:

(DOLLARS IN THOUSANDS)                            DECEMBER 31, 2001
---------------------------------------   ---------------------------------
Due after one year through two years      $               1,501
Due after two years through three years                     439
Due after three years through four years                    230
Due after four years through five years                     139
Due after five years                                          -
                                          --------------------------------
              Total                       $               2,309
                                          ================================


     Potentially, the most volatile deposits in a financial institution are the large certificates of deposits, those generally over $100,000. Because these deposits, when considered with other customer specific deposits, may exceed the maximum amount of FDIC insurance for an account, depositors may select shorter maturities to offset perceived risks associated with deposits over $100,000. First Western Bank does not typically offer higher than market rates to attract these types of deposits. Following is a table, which reflects the maturities of certificates of deposit greater than $100,000.


CERTIFICATES OF DEPOSIT $100,000 AND OVER BY MATURITY:
                                                             DECEMBER 31,
(DOLLARS IN THOUSANDS)                                           2001
------------------------------------------------------- ------------------------
Three months or less                                     $           7,491
Over three months through six months                                 3,736
Over six months through twelve months                                2,247
Over twelve months                                                     238
                                                        ------------------------
 Total certificates of deposit of $100,000 and over      $          13,712
                                                        ========================

     OTHER BORROWED FUNDS

     As noted in the Net Interest Margin table, First Western Bank also has had occasion to make use of "other borrowings". These funds represent temporary overnight advances from the FHLB, which are meant to support temporary reductions in liquidity due to seasonal deposit flows, high temporary loan demands, or other short-term needs. First Western Bank obtained a short-term advance in the amount of $5 million from the FHLB at December 31, 2000 primarily to offset liquidity needs at that point in time. First Western Bank also borrowed a maximum of $9.5 million during the year ended December 31, 2001 to enable the purchase of some higher yielding tax-exempt investments. The funds were repaid as soon as the funds became available through increases in the deposit base or liquidation of other securities.

     NONINTEREST BEARING LIABILITIES

     DEPOSITS

     Noninterest bearing deposit liabilities are an integral part of a financial institution's funds portfolio. They provide a stable source of noninterest bearing funds, which require cash, personnel, and data systems to support. Conversely, they provide fee income and investable funds.

     Seasonal variations can be quite pronounced in demand deposit totals, and at December 31, of any year, demand deposits would normally be drawn down by customers to make anticipated tax payments. In addition, First Western Bank has a large retail base of customers and the seasonality of the deposit base is also affected by the holiday season. In addition to these normal fluctuations, which may be experienced by other banks as well, First Western Bank has a large amount of escrow deposits, which can be very volatile. These deposits fluctuate considerably and the fluctuation may be difficult to predict. However, First Western Bank has noted a downward trend in these types of deposits at the end of the year, which is typically associated with escrows settling either before or after the end of the calendar year depending on the customers tax strategies or personal needs. The total amount of escrow deposits at December 31, 2001 was $14.3 million.

     First Western Bank has a large number of noninterest bearing deposits, which lowers First Western Bank's cost of funds. At December 31, 2001, noninterest bearing demand deposits of $89 million represented 45.7% of total deposits, as compared to $73.4 million at December 31, 2000, which represented 43.2% of total deposits.

     OTHER

     Other liabilities are primarily comprised of interest payable, expenses accrued but unpaid, and certain clearing amounts. The balance in other liabilities represents a very small percentage of overall liabilities, and is inconsequential to the discussion of bank funding sources. Included in other liabilities is the liability for First Western Bank's salary continuation and deferred compensation plans. The total liability recorded under the salary continuation plan was $1.2 million and $1.1 million at December 31, 2001 and 2000, respectively. These plans are also discussed in the notes to First Western Bank's financial statements.

     CAPITAL RESOURCES

     First Western Bank uses a variety of measures to evaluate capital adequacy. Management reviews the various capital measurements on a monthly basis and takes appropriate action to ensure that they are within established internal and external guidelines. First Western Bank's current capital position exceeds current guidelines established by industry regulators. By the current regulatory definitions, First Western Bank is well capitalized, the highest rating of the five categories defined under Federal Deposit Insurance Corporation Improvement Act (FDICIA) of 1991.

     The Federal Deposit Insurance Corporation (FDIC) has promulgated risk-based capital guidelines for all state non-member Banks such as First Western Bank. These guidelines establish a risk-adjusted ratio relating capital to different categories of assets and off-balance sheet exposures. There are two categories of capital under the guidelines. Tier 1 Capital includes common stockholder's equity less goodwill and certain other deductions, including the unrealized net gains or losses (after tax adjustments) on available for sale investment securities carried at fair market value. Tier 2 Capital includes preferred stock and certain types of debt equity, which First Western Bank does not hold, as well as the allowance for loan losses, subject to certain limitations.

     As of December 31, 2001, management believes the capital ratios of First Western Bank met all regulatory requirements of a "well-capitalized institution." The following table sets forth First Western Bank's regulatory capital ratios as of the dates indicated.


REGULATORY CAPITAL RATIOS
                                                                                      To Be Well Capitalized
                                                                For Capital           under Prompt Corrective
                                       Actual                Adequacy Purposes           Action Provisions
                             -----------------------------------------------------------------------------------
(Dollars in thousands)           Amount     Ratio (%)       Amount       Ratio (%)       Amount      Ratio (%)
---------------------------  -----------------------------------------------------------------------------------
As of December 31, 2001
Total capital (to risk-
 weighted assets)             $  18,081      12.5         $  13,901  >      8.0       $  17,376  >    10.0
                                                                     -                           -
Tier I capital (to risk-
 weighted assets)                16,732      11.5             6,950  >      4.0          10,426  >     6.0
                                                                     -                           -
Tier I capital (to average
 assets)                         16,732       8.4             8,007  >      4.0          10,008  >     5.0
                                                                     -                           -
As of December 31, 2000
Total capital (to risk-
 weighted assets)                17,080      13.3            10,242  >      8.0          12,802  >    10.0
                                                                     -                           -
Tier I capital (to risk-
 weighted assets)                15,805      12.3             5,121  >      4.0           7,681  >     6.0
                                                                     -                           -
Tier I capital (to average
 assets)                         15,805       8.6             7,344  >      4.0           9,180  >     5.0
                                                                     -                           -


     ASSET/LIABILITY REPRICING

     The interest rate gaps reported in the table below arise when assets are funded with liabilities having different repricing intervals. Since these gaps are actively managed and change daily as adjustments are made in interest rate views and market outlook, positions at the end of any period may not reflect First Western Bank's interest rate sensitivity in subsequent periods. Active management dictates that longer-term economic views are balanced against prospects for short-term interest rate changes in all repricing intervals. For purposes of the analysis below, repricing of fixed-rate instruments is based upon the contractual maturity of the applicable instruments. Actual payment patterns may differ from contractual payment patterns.


INTEREST RATE SENSITIVITY GAP
                                                                 December 31, 2001
                                  -------------------------------------------------------------------- -----------
                                                    After Six         After One
                                                    Months but        Year but
                                   Within Six       Within One       Within Five       After Five
                                     Months            Year             Years            Years           Total
                                  -------------    -------------    --------------    -------------    -----------
Interest Earning Assets:
   Interest bearing deposits in
     banks                        $     2,000       $         -      $         -       $         -      $  2,000
   Federal funds sold                  30,895                 -                -                 -        30,895
   Investment Securities                    -               998            1,923            39,835        42,756
   Loans                               83,238             3,546           15,762            14,003       116,549
                                  -------------    -------------    --------------    -------------    -----------
     TOTAL                            116,133             4,544           17,685            53,838       192,200

Interest Bearing Liabilities
   Interest bearing demand
   deposits                            27,945                 -                -                 -        27,945
   Savings and consumer time           61,650             2,046              237                 -        63,933
   Large time                          11,227             2,247              238                 -        13,712
                                  -------------    -------------    --------------    -------------    -----------
     TOTAL                         $  100,822      $      4,293     $        475      $          -     $ 105,590

Interest Rate Sensitivity Gap     $    15,311      $        251     $     17,210      $     53,838     $  86,610
                                  -------------    -------------    --------------    -------------    -----------
Cumulative Interest Rate
Sensitivity Gap                   $    15,311      $     15,562     $     32,772      $     86,610
                                  -------------    -------------    --------------    -------------
Cumulative Interest Rate
Sensitivity Gap as a Percent of
Rate Sensitive Assets                   7.97%             8.10%           17.05%            45.06%
                                  -------------    -------------    --------------    -------------


     QUALITATIVE AND QUANTITATIVE DISCLOSURES ABOUT MARKET RISK

     MARKET AND INTEREST RATE RISK MANAGEMENT

     In the normal course of business, First Western Bank is exposed to market risk which includes both price and liquidity risk. Price risk is created from fluctuations in interest rates and the mismatch in repricing characteristics of assets, liabilities, and off balance sheet instruments at a specified point in time. Mismatches in interest rate repricing among assets and liabilities arise primarily through the interaction of the various types of loans versus the types of deposits that are maintained as well as from management's discretionary investment and funds gathering activities. Liquidity risk arises from the possibility that First Western Bank may not be able to satisfy current and future financial commitments or that First Western Bank may not be able to liquidate financial instruments at market prices. Risk management policies and procedures have been established and are utilized to manage First Western Bank's exposure to market risk. Quarterly testing of First Western Bank's assets and liabilities under both increasing and decreasing interest rate environments are performed to insure that First Western Bank does not assume a magnitude of risk that is outside approved policy limits. First Western Bank's success is largely dependent upon its ability to manage interest rate risk. Interest rate risk can be defined as the exposure of First Western Bank's net interest income to adverse movements in interest rates. Although First Western Bank manages other risks, such as credit and liquidity risk in the normal course of its business, management considers interest rate risk to be its most significant market risk and could potentially have the largest material effect on First Western Bank's financial condition and results of operations. Correspondingly, the overall strategy of First Western Bank is to manage interest rate risk, through balance sheet structure, to be less asset sensitive. First Western Bank does not currently engage in trading activities or use derivative instruments to control interest rate risk. Though such activities may be permitted with the approval of the Board of Directors, First Western Bank does not intend to engage in such activities in the immediate future. First Western Bank's interest rate risk management is the responsibility of the Asset/Liability Management Committee
(ALCO), which reports to the Board of Directors. ALCO establishes policies that monitors and coordinates First Western Bank's sources, uses and pricing of funds. ALCO is also involved in formulating the economic projections for First Western Bank's budget and strategic plan. ALCO sets specific rate sensitivity limits for First Western Bank. ALCO monitors and adjusts First Western Bank's exposure to changes in interest rates to achieve predetermined risk targets that it believes are consistent with current and expected market conditions. Finance department personnel monitors the assets and liability changes on an ongoing basis and provide report information and recommendations to the ALCO committee in regards to those changes.

     EARNINGS SENSITIVITY

     First Western Bank's net income is dependent on its net interest income. Net interest income is susceptible to interest rate risk to the degree that interest-bearing liabilities mature or reprice on a different basis than interest-earning assets. When interest-bearing liabilities mature or reprice more quickly than interest-earning assets in a given period, a significant increase in market rates of interest could adversely affect net interest income. Similarly, when interest-earning assets mature or reprice more quickly than interest-bearing liabilities, falling interest rates could result in a decrease in net interest income. The primary analytical tool used by First Western Bank to gauge interest rate sensitivity is a net interest income simulation model used by many other financial institutions. The model, which is updated quarterly, incorporates all of First Western Bank's assets and liabilities and off-balance sheet funding commitments, together with assumptions that reflect the current interest rate environment. First Western Bank does not utilize off-balance sheet derivative financial instruments such as interest rate swaps, futures contracts, or other financial hedging instruments in managing interest rate risk. The model projects changes in cash flows of the various interest earning assets and interest bearing liabilities in both rising and falling interest rate environments. Based on the current portfolio mix, this model is used to estimate the effects of changes in market rates on First Western Bank's net interest income under interest rate conditions that simulate an immediate and sustained shift in the yield curve of up and down 2 percent, as well as the effect of immediate and sustained flattening or steepening of the yield curve. This model's estimate of interest rate sensitivity takes into account the differing time intervals and differing rate change increments of each type of interest sensitive asset and liquidity. The estimated impact of immediate changes in interest rates at the specified levels at December 31, 2001 is presented in the following table:


                                            Immediate Change in Rate
                                     ------------------------------------
     Net interest margin change            +200bp             -200bp
                                          $746,000         ($1,653,000)


     First Western Bank's primary objective in managing interest rate risk is to minimize the adverse impact of changes in interest rates on First Western Bank's net interest income and capital, while structuring First Western Bank's asset-liability structure to obtain the maximum yield-cost spread on that structure. First Western Bank relies primarily on its asset-liability structure to control interest rate risk. Based upon the December 31, 2001 mix of interest sensitive assets and liabilities, given sustained increase in the federal funds rate of 2%, this model estimated First Western Bank's cumulative net interest income over the next year would increase by $.7 million. If prevailing market interest rates sustained a decrease of 2% at December 31, 2001, this model estimated First Western Bank's cumulative one year expected decrease in net interest income would be $1.7 million. The model shows that at December 31, 2001 if interest rates increase, First Western Bank has less downside interest rate risk. Conversely, in a falling interest rate environment, at December 31, 2001 First Western Bank has more downside interest rate risk. As the total measure of interest rate risk indicates, First Western Bank is subject to moderate risk of change in its net interest margin as a result of changes in interest rates in the 2% range.

     LIQUIDITY RISK MANAGEMENT

     Liquidity refers to First Western Bank's ability to maintain a cash flow that is adequate to fund operations, meet obligations and other commitments in a timely and cost-effective fashion. First Western Bank needs sources of funds to meet short-term cash requirements, which may be brought about by loan growth or deposit outflows, or other asset purchases or liability repayments. These funds are traditionally made available by drawing down correspondent bank deposit accounts, reducing the volume of Federal funds sold, selling securities, selling other assets, or borrowing funds from other institutions. This funds availability is called liquidity. First Western Bank generally has a portfolio of available for sale investments, which could be sold should the need arise for immediate cash. As of December 31, 2001, First Western Bank's entire investment portfolio is classified as available for sale, as compared to $16.3 million or 29.3% of the investment portfolio, at December 31, 2000. In addition to on-balance sheet liquidity, First Western Bank has available off-balance sheet liquidity in the form of lines of credit available in the approximate amount of $9.5 million at December 31, 2001. First Western Bank also has a line of credit available with the FHLB, which varies in availability depending on the amount of eligible investments that it chooses to pledge. First Western Bank manages its liquidity in such a fashion as to always be able to meet any unexpected sudden change in levels of assets held or deposit liabilities assumed. The maximum amount of availability on the FHLB line of credit is discussed further under the caption "liquidity management".

     ASSET QUALITY RISK MANAGEMENT

     Banks have generally suffered their most severe earnings declines as a result of customer's inability to generate sufficient cash flow to service their debts, or as a result of the downturns in national and regional economies, which have brought about declines in overall property values. Credit risk is inherent to the business of extending loans to individuals, partnerships or corporations; such loan losses result from a borrower's inability or unwillingness to pay. First Western Bank sets aside an allowance for loan losses through charges to earnings, to cover such loan losses. In addition, certain investments, which First Western Bank may purchase, have the potential of becoming less valuable as the conditions change in the obligor's financial capacity to repay, based on regional economies or industry downturns. As a result of these types of failures, an institution may suffer asset-quality risk, and may lose the ability to collect full repayment of an obligation to First Western Bank. Since loans are the most significant assets of First Western Bank, and generate the largest portion of revenues, management of asset quality risk is primarily focused on loan quality. First Western Bank achieves a certain level of loan quality by establishing a sound credit plan, which includes defining goals and objectives and devising and documenting credit policies and procedures. These policies and procedures identify certain markets, set goals for portfolio growth or contraction, and establish limits on industry and geographic concentrations. In addition, these policies establish First Western Bank's underwriting standards and the methods of monitoring ongoing credit quality. Unfortunately, however, First Western Bank's asset-quality risk may be affected by external factors such as the level of interest rates, employment, general economic conditions, real estate values and trends in particular industries or geographic markets. First Western Bank's internal factors for controlling risk are centered in underwriting practices, credit granting procedures, training, risk management techniques, and familiarity with our loan customers as well as the relative diversity and geographic concentration of our loan portfolio.

     ASSET LIABILITY MANAGEMENT

     The principal objectives of asset/liability management are to manage the financial components of First Western Bank so as to optimize net income under varying interest rate environments. The focus of the asset/liability management process is the development, analysis, implementation and monitoring of earnings enhancement strategies that provide stable earnings and capital levels during periods of changing interest rates.

     Interest rate risk occurs when assets and liabilities re-price at different times and when interest rates change. One way to measure the impact that future changes in interest rates will have on net interest income is through a cumulative gap measure. The gap represents the net position of assets and liabilities subject to re-pricing in specified time periods.

     First Western Bank performs earnings at-risk analysis and net interest income simulations based on multiple rate scenarios and projected on balance sheet changes, to estimate the potential effects of changing interest rates. First Western Bank uses four standard scenarios, rates unchanged, most likely, rising rates and declining rates in analyzing interest rate sensitivity for policy measurement. These rate scenarios provide earnings impact calculations, which are compared to interest rate risk limits established by policy. Subject to those limits, First Western Bank may maintain a particular gap position to achieve a more desirable risk/return trade-off. Earnings at risk simulations allow First Western Bank to fully explore the complex relationships within the gap over time and for various rate environments. First Western Bank's interest rate sensitivity was well within policy limits at December 31, 2001.

     The decreasing rate environment has resulted in lower loan rates, and decreases in deposit rates. This rate scenario has created downward pressure on net interest income.

     LIQUIDITY MANAGEMENT

     Liquidity refers to First Western Bank's ability to meet all customer demands while still prudently allowing for internal operating needs. First Western Bank must be capable of meeting all obligations to its customers at any time. Funds must be available to meet daily customer cash flow requirements, loan funding demands and bank operating needs. Management reviews its liquidity position daily to ensure the maintenance of prudent liquidity levels, while also ensuring that all excess funds are properly invested. First Western Bank's core deposits have provided a sizable source of relatively stable and low cost funds.

     To manage First Western Bank's own balance sheet liquidity properly, cash inflows must be timed to coincide with anticipated outflows and the available cash on hand or cash equivalents must be sufficient to meet varying demands. The timing of inflows and outflows is accomplished so that maturities are well matched. This requires that similar volumes of short-term liquid assets be available to support short-term volatile liabilities and that maturities of the remaining longer-term assets not be concentrated in any single time period.

     Management calculates First Western Bank's primary liquidity ratio (net liquid assets to net liabilities) monthly. First Western Bank's policy is to maintain this ratio in the range of 15% to 20%. If the ratio falls below or increases above this range a specific course of action will be determined by executive management and approved by the Board to restore liquidity to the approved range. The primary liquidity ratio is determined by adding Federal funds sold, Interest Bearing Deposits in other Banks, cash and due from bank balances and then dividing by total deposit liabilities. The secondary liquidity ratio is calculated quarterly by adding 60% of outstanding SBA loan balances to the primary liquid assets above, and then dividing by total deposit liabilities. When reviewing secondary or contingent liquidity sources, established Federal funds sold lines of credit, possible loan participations and potential SBA loan sales will all be evaluated.

     First Western Bank's primary liquidity ratio was 22.3% at December 31, 2001 and 16.3% at December 31, 2000.

     First Western Bank also has available off-balance sheet liquidity, which it may use to meet seasonal or conditional opportunities, or to meet regular commitments. This affords First Western Bank the availability of minimizing excessive liquidity, which could subject First Western Bank to lower earnings as a result of higher volumes of shorter-term more liquid assets. At December 31, 2001, such off-balance sheet liquidity approximated $9.5 million, not including the line of credit with the FHLB, which varies based on the amount of pledged collateral. First Western Bank typically pledges mortgage-backed securities to obtain FHLB advances. The line of credit provides for a 95% advance on mortgage-backed securities, which First Western Bank is willing to pledge. At December 31, 2001, First Western Bank had mortgage-backed securities with a fair value of $27 million. The maximum advance on this level of securities would approximate $25 million.

     CRITICAL ACCOUNTING POLICIES

     GENERAL

     First Western Bank's financial statements are based on US GAAP. The financial information contained within our statements is, to a significant extent, financial information that is based on approximate measures of the financial effects of transactions and events that have already occurred. A variety of factors could affect the ultimate value that is obtained either when earning income, recognizing an expense, recovering an asset or relieving a liability. In some instances, a discount factor is used to determine the future value of assets and liabilities. A change in the discount factor could increase or decrease the values of those assets and liabilities. That change would result in either a beneficial or adverse impact to First Western Bank's financial results. First Western Bank uses historical loss factors to determine the inherent loss that may be present in its loan portfolio. Actual losses could differ significantly from the historical factors that are used. Other estimates that are used are First Western Bank's fair value of securities and expected useful lives of depreciable assets. In addition, GAAP itself may change from one previously acceptable method to another method. Although the economics of First Western Bank's transactions would be the same, the timing of events that would impact the transactions could change.

     In addition, First Western Bank's Chief Executive Officer approves the most significant estimates. At each financial reporting period, a review of these estimates is then presented to the Audit Committee of our Board of Directors.

     ALLOWANCE FOR LOAN LOSSES

     The allowance for loan losses is an estimate of the losses that may be sustained First Western Bank's loan portfolio. The allowance is based on two principles of accounting: (1) SFAS No. 5, "Accounting for Contingencies", which requires that losses be accrued when they are probable of occurring and estimable and (2) SFAS No. 114, "Accounting by Creditors for Impairment of a Loan", which requires that losses be accrued based on the differences between the value of collateral, present value of future cash flows or values that are observable in the secondary market and the loan balance. First Western Bank's allowance for credit losses has three components: the formula allowance, the specific allowance and the allowance related to external risk factors. Each of these components is determined based upon estimates that can and do change when the actual events occur. The formula allowance uses historical losses as an indicator of future losses and as a result could differ from the loss incurred in the future. However, since this history is updated with the most recent loss information, the errors that might otherwise occur are mitigated. The specific allowance uses various techniques to arrive at an estimate of loss. Historical loss information, discounted cash flows, fair market value of collateral and secondary market information are all used to estimate those losses. The risk portion of the allowance captures losses that are attributable to various economic events, industry or geographic sectors whose impact on the portfolio have occurred but have not been recognized in either the formula or specific allowances.

     CHANGE IN AUDITORS

     At the Board of Directors meeting on February 17, 2000, the Board of Directors of First Western Bank, Simi Valley, California, terminated the services of Grant Thornton, LLP (GT). At the same meeting, the Board of Directors selected the accounting firm of McGladrey & Pullen, LLP (M&P) as independent auditors for the remainder of the Bank's 2000 fiscal year. The determination to replace GT was recommended by the audit committee and approved by the full Board of Directors of the Bank.

     GT audited the financial statements of the Bank for the year ended December 31, 1999. GT's report on the financial statements for 1999 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

     During the year ended December 31, 1999 and the subsequent interim period January 1, 2000 through February 17, 2000, there were no disagreements with GT and the Bank on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of GT, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

                          STOCK OWNERSHIP OF MANAGEMENT
               AND CERTAIN BENEFICIAL OWNERS OF FIRST WESTERN BANK

     The following table sets forth certain information as of February 28, 2002, based on information obtained from the persons named below, with respect to the beneficial ownership of shares of Common Stock by (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock (ii) each of the three most highly compensated executive officers whose salary and bonus exceeded $100,000 in 2001 and the chief executive officer, and each director of the Company, and (iii) all executive officers and directors of the Company as a group.

     Beneficial ownership is defined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally means the power to vote and/or dispose of the securities regardless of any economic interest therein. In computing the number and percentage ownership of shares of Common Stock beneficially owned by a person, shares of Common Stock subject to options or warrants held by that person that are exercisable within 60 days are deemed outstanding. Such shares of Common Stock, however, are not deemed outstanding for purposes of computing the percentage ownership of stockholders other than such person.


           NAME AND ADDRESS                 AMOUNT AND NATURE OF
       OF BENEFICIAL OWNER (1)              BENEFICIAL OWNERSHIP               PERCENT OF CLASS
--------------------------------------- ------------------------------ ----------------------------------
Bruce Strathearn, Director                       79,392 (2)                          6.6%
Richard F. Rhoads, Director                      74,178 (3)                          6.2%
Elvin C. Gaines, M.D. , Director                120,425 (4)                         10.1%
Joseph A. Cassella, Director                     58,887 (5)                          4.9%
Burt von Bieberstein, Director                   38,383 (6)                          3.2%
R. A. Palmer, Director,
 President and Chief Executive Officer           46,213 (7)                          3.9%
Janice France-Pettit
 Executive Vice President and Chief
 Financial Officer                               33,030 (8)                          2.8%
Robert Scott
 Executive Vice President and Chief
 Credit Administrator                            31,704 (9)                          2.6%
All directors and executive officers            476,213 (10)                         34.6%
 as a group (8 persons)

--------------

 (1)     The address of each such individual is c/o First Western Bank, 1475 East Los Angeles Avenue, Simi Valley, California 93065.
 (2)     Includes 28,983 shares issuable upon exercise of options exercisable within 60 days of February 28, 2002.
 (3)     Includes 23,522 shares issuable upon exercise of options exercisable within 60 days of February 28, 2002.
 (4)     Includes 22,304 shares issuable upon exercise of options exercisable within 60 days of February 28, 2002.
 (5)     Includes 27,530 shares issuable upon exercise of options exercisable within 60 days of February 28, 2002.
 (6)     Includes 26,676 shares issuable upon exercise of options exercisable within 60 days of February 28, 2002.
 (7)     Includes 26,576 shares issuable upon exercise of options exercisable within 60 days of February 28, 2002.
 (8)     Includes 21,931 shares issuable upon exercise of options exercisable within 60 days of February 28, 2002.
 (9)     Includes 31,190 shares issuable upon exercise of options exercisable within 60 days of February 28, 2002.
(10)     Includes 208,712 shares issuable upon exercise of options exercisable within 60 days of February 28, 2002.

                     DESCRIPTION OF FIRST WESTERN BANK STOCK

     The authorized capital stock of First Western Bank consists of 4,000,000 shares of common stock, no par value, and 2,000,000 shares of preferred stock. At February 28, 2002, 1,168,090 shares of First Western Bank common stock were outstanding. As of such date, an additional 283,630 shares of authorized common stock were reserved for issuance to holders of outstanding stock options under the First Western Bank Stock Option Plan. There are currently no shares of preferred stock outstanding.

     The following summary of the terms of First Western Bank common and preferred stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the First Western Bank Articles of Incorporation, as amended.

     Subject to preferential rights as may be determined by the board of directors in the future in connection with the issuance of shares of preferred stock, holders of shares of First Western Bank common stock are entitled to (i) one vote per share on all matters to be voted on, except that holders are entitled to cumulate their vote in the election of directors upon compliance with certain conditions (see "Certain Differences in Rights of Shareholders" on page 82) and (ii) receive such dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefore. Upon liquidation or dissolution of First Western Bank the holders of First Western Bank common stock are entitled to receive pro rata all assets remaining after the satisfaction in full of the prior rights of creditors and the aggregate liquidation preference of any preferred stock then outstanding. First Western Bank common stock has no preemptive or other subscription rights, and no conversion rights or redemption or sinking fund provisions. All of the outstanding shares of First Western Bank common stock are fully paid and nonassessable.

     The board of directors of First Western Bank has the authority to divide the preferred stock into one or more series and to determine and alter the rights, preferences, privileges and restrictions of any wholly unissued series of preferred stock and to fix the number of shares of any such series and the designation thereof and to increase or decrease the number of shares of any series subsequent to the issuance of that series. If and when any preferred stock is issued, the holders of preferred stock may have a preference over holders of First Western Bank common stock upon the payment of dividends, upon liquidation of First Western Bank, in respect of voting rights, in the redemption of capital stock of First Western Bank or in such other preferential rights as may be determined by the board of directors of First Western Bank in the future in connection with the issuance of shares of preferred stock.

     First Western Bank's ability to pay dividends to First Western Bank shareholders is also subject to certain legal limitations under California law (see "Certain Differences in Rights of Shareholders" on page 82). In addition, under federal law, First Western Bank is prohibited from paying any dividends if after making such payment First Western Bank would fail to meet any of its minimum capital requirements. The federal regulators also have the authority to prohibit First Western Bank from engaging in any business practices which are considered to be unsafe or unsound, and in some circumstances the regulators might prohibit the payment of dividends on that basis even though such payments would otherwise be permissible.

          MARKET PRICE AND DIVIDEND INFORMATION FOR FIRST WESTERN BANK

MARKET PRICE INFORMATION

     First Western Bank's common stock is traded on The OTC Bulletin Board(R) under the symbol FWSY. First Western Bank's stock transfer agent is Mellon Investor Services. The following are the high and low bid prices as reported by The OTC Bulletin Board(R) for the periods reflected. Prices reflect inter-dealer prices which may not include retail markups, markdowns, or commissions. Prices are adjusted to reflect stock dividends and stock splits.

                                        BID PRICE OF              CASH
                                    FIRST WESTERN BANK'S        DIVIDEND
CALENDAR QUARTER ENDED                  COMMON STOCK            DECLARED
----------------------             ----------------------       --------
                                    HIGH           LOW
                                   ------         ------
March 31, 2000                     $18.25         $18.25          $0.15

June 30, 2000                      $16.125        $16.125            $0

September 30, 2000                 $15.625        $15.50             $0

December 31, 2000                  $17.00         $16.00          $0.15

March 31, 2001                     $16.406        $16.406         $0.30

June 30, 2001                      $24.00         $23.00           $0.0

September 30, 2001                 $24.75         $24.35           $0.0

December 31, 2001                  $32.37         $32.00          $0.30


CLOSE OF BUSINESS ON
MARCH 22, 2002                     $32.15         $32.10


HOLDERS

     There were approximately 379 First Western Bank shareholders of record as of December 31, 2001.

DIVIDENDS

     First Western Bank's ability to pay dividends is subject to certain legal limitations. See "Description of First Western Bank Stock" on page 79.

     Currently, First Western Bank pays dividends of $0.60 annually. The practice of First Western Bank's board of directors is to review periodically the advisability of paying cash dividends based upon First Western Bank's earnings, financial position, current and anticipated cash requirements and other factors deemed relevant by the board of directors at that time. In making any such assessment, the board of directors of First Western Bank would have to consider among other things the capital requirements of First Western Bank and other factors concerning First Western Bank, including the dividend guidelines and maintenance of an adequate allowance for loan losses.

                  CERTAIN DIFFERENCES IN RIGHTS OF SHAREHOLDERS

GENERAL

     The following is a general discussion of the material differences between the rights of shareholders under the articles of incorporation and bylaws of UnionBanCal Corporation and First Western Bank and under applicable California law.

     UnionBanCal  Corporation  is  incorporated  under  and  subject  to all the provisions of the California Corporations Code. First Western Bank is incorporated under and subject to all of the provisions of the California
Financial Code and substantially all of the provisions of the California Corporations Code. Upon consummation of the merger, except for those persons, if any, who dissent from the merger and perfect appraisal rights under the California Corporations Code or receive all cash in the merger, the shareholders of First Western Bank will become shareholders of UnionBanCal Corporation.

DECLARATION OF DIVIDENDS

     Under the California Corporations Code, the directors of UnionBanCal Corporation may declare and pay dividends upon the shares of its capital stock either out of its retained earnings, or out of capital, provided the company would, after making the distribution, meet two conditions, which generally stated are as follows: the corporation's assets must equal at least 125% of its liabilities; and the corporation's current assets must equal at least its current liabilities or, if the average of the corporation's earnings before taxes on income and before interest expense for the two preceding fiscal years was less than the average of the corporation's interest expense for such fiscal years, then the corporation's current assets must equal at least 125% of its current liabilities.

     Under the California Financial Code, First Western Bank may pay a dividend equal to its retained earnings or its net income from the last three years, whichever is less, or, with the prior approval of the Department of Financial Institutions, it may pay dividends up to the greatest of its retained earnings, its net income for its last fiscal year or its net income for its current fiscal year.

CUMULATIVE VOTING

     First Western Bank's bylaws provide for cumulative voting in the election of directors. However, UnionBanCal Corporation's by-laws and articles of incorporation provide for majority rule voting. Cumulative voting entitles a shareholder to give one nominee as many votes as is equal to the number of directors to be elected multiplied by the number of shares owned by the shareholder, or to distribute votes on the same principle between two or more nominees as deemed appropriate. As a consequence of cumulative voting, shareholders representing a relatively small number of the voting shares have the power to nominate and elect one or more directors. With majority rule voting, shareholders would be entitled to only one vote per share in the election of directors. Therefore, a nominee could not be elected without a majority of shareholder votes. Consequently, only directors who receive support from a majority of the shares voting would be elected. Majority rule voting may render more difficult any attempt by a holder or group of holders of a significant number of voting shares, but less than a majority, to change or influence the management or policies of UnionBanCal Corporation than they could with First Western Bank.

ADVANCE NOTICE OF SHAREHOLDER PROPOSALS

     UnionBanCal Corporation's bylaws also provide that in order to propose business to be brought before any shareholders meeting a shareholder must give timely prior notice to UnionBanCal Corporation. Notice must be received by the Secretary of UnionBanCal Corporation not less than one hundred twenty calendar days in advance of the date UnionBanCal Corporation's proxy statement was released to shareholders in connection with the previous year's annual meeting of shareholders. If no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty days from the date contemplated at the time of the previous year's proxy statement, notice must be received a reasonable time before UnionBanCal Corporation mails its proxy statement.

DISSENTERS' RIGHTS IN MERGERS AND OTHER REORGANIZATIONS

     Under the California Corporations Code, a dissenting shareholder of a corporation participating in certain business combinations may, under varying circumstances, receive cash in the amount of the fair market value of his or her shares in lieu of the merger consideration he or she would otherwise receive under the terms of the transaction. The California Corporations Code generally does not require dissenters' rights of appraisal with respect to shares which, immediately prior to the merger, are listed on any national securities exchange certified by the Commissioner of Corporations or on the Nasdaq National Market unless at least the holders of five percent or more of the company's common stock make a written demand for the purchase of dissenting shares. UnionBanCal Corporation common stock is listed on the New York Stock Exchange, a national securities exchange which has been certified by the Commissioner of Corporations. First Western Bank stock is traded on the Nasdaq Over-the-Counter Bulletin Board, which is not a national securities exchange and is not the same entity as the Nasdaq National Market. Accordingly, after the merger First Western Bank shareholders will generally have somewhat more limited dissenters' rights in connection with business combinations than they do prior to the merger.

MAJORITY SHARE OWNERSHIP BY THE BANK OF TOKYO-MITSUBISHI, LTD.

     As of December 31, 2001 sixty-seven percent of our common stock was owned by The Bank Of Tokyo-Mitsubishi, Ltd. See Risk Factors--"Shareholder votes are controlled by The Bank Of Tokyo-Mitsubishi, Ltd.; your interests may not be the same as The Bank Of Tokyo-Mitsubishi's interests," "--The Bank Of Tokyo-Mitsubishi, Ltd.'s financial condition could adversely affect our operations," "--Potential conflicts of interest with The Bank Of Tokyo-Mitsubishi, Ltd. could adversely affect us," "--Adverse effects of banking regulations or changes in banking regulations could adversely affect us," and "--Possible future sales of shares by The Bank Of Tokyo-Mitsubishi, Ltd. could adversely affect the market for our stock."

     First Western Bank does not have a controlling shareholder.

                                  OTHER MATTERS

     Proxy holders will vote all shares represented by duly executed proxies in accordance with the instructions in the proxies. The board of directors of First Western Bank knows of no other matters which will be brought before the meeting. If any new matters are properly presented, the proxy holders will vote all proxies solicited relating to the meeting in accordance with their judgment.

                                     EXPERTS

     The consolidated financial statements of UnionBanCal Corporation incorporated in this document by reference to UnionBanCal Corporation's 2001 Annual Report on Form 10-K, have been audited by Deloitte & Touche, LLP, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The financial statements of First Western Bank as of December 31, 2001 and 2000 and for each of the years in the two-year period ended December 31, 2001, included in this document, have been audited by McGladrey & Pullen, LLP, independent public accountants, as stated in their report with respect thereto, and are included in this document in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports. The statements of income, stockholders' equity and cash flows of First Western Bank for the year ended December 31, 1999, included in this document, have been audited by Grant Thornton LLP, independent certified public accountants, as stated in their report with respect thereto, and are included in this document in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                                  LEGAL MATTERS

     Certain legal matters with respect to UnionBanCal Corporation, including the validity of the UnionBanCal Corporation common stock to be issued in connection with the merger and the tax implications of the transactions reflected in this joint proxy statement/prospectus, will be passed upon for UnionBanCal Corporation by McCutchen, Doyle, Brown & Enersen, LLP, San Francisco, California. Certain legal matters with respect to First Western Bank will be passed upon by Gary Steven Findley & Associates, Anaheim, California.

                       WHERE YOU CAN FIND MORE INFORMATION

     UnionBanCal Corporation files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that UnionBanCal Corporation files at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 5th Street, N.W., Room 1024, Washington, DC 20545 at prescribed rates. Please call the SEC at 1-(800) SEC-0330 for further information on the public reference rooms. The SEC also maintains an Internet World Wide Web site at "http://www.sec.gov" at which reports, proxy and information statements and other information regarding UnionBanCal Corporation are available. Reports, proxy statements and other information concerning UnionBanCal Corporation may also be inspected at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     UnionBanCal Corporation has filed with the SEC a registration statement on Form S-4 under the Securities Act relating to the shares of UnionBanCal
Corporation common stock to be issued in connection with the merger. This document also constitutes the prospectus of UnionBanCal Corporation filed as part of the registration statement and does not contain all the information included in the registration statement and related exhibits. You may copy and read the registration statement and its exhibits at the public reference facilities maintained by the SEC at the address stated above.

     The Commission allows UnionBanCal Corporation to "incorporate by reference" information into this document, which means that UnionBanCal Corporation can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information contained directly in this document or contained in another document filed in the future which itself is incorporated into this joint proxy statement/prospectus. This document incorporates by reference the documents listed below that UnionBanCal Corporation has previously filed with the Commission. These documents contain important information about UnionBanCal Corporation and its financial condition.

UnionBanCal Corporation Commission Filings
(File No. 001-15081)                                Period
Annual Report on Form 10-K                          Year ended December 31, 2001

In addition, UnionBanCal Corporation incorporates by reference the description of its common stock appearing in its Registration Statement on Form 8-A filed June 7, 1999, as such Registration Statement may be amended from time to time, and as such description may be amended from time to time in subsequent filings by UnionBanCal Corporation under the Securities Exchange Act of 1934, as amended ("Exchange Act").

     UnionBanCal Corporation incorporates by reference any additional documents that it may file with the Commission between the date of this document and the date of the First Western Bank special shareholders meeting under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. These include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements. UnionBanCal Corporation has supplied all information contained or incorporated by reference in this document relating to UnionBanCal Corporation and First Western Bank has supplied all information contained or incorporated by reference in this document relating to First Western Bank.

     In  deciding  how to  vote  on the  merger,  you  should  rely  only on the information contained or incorporated by reference in this document. Neither UnionBanCal Corporation nor First Western Bank has authorized any person to provide you with any information that is different from what is contained in this document. This document is dated _______, 2002. You should not assume that the information contained in this document is accurate as of any date other than such date, and neither the mailing to you of this document nor the issuance to you of shares of UnionBanCal Corporation common stock will create any implication to the contrary. This document does not constitute an offer to sell or a solicitation of any offer to buy any securities, or the solicitation of a proxy in any jurisdiction in which, or to any person to whom, it is unlawful.

         FIRST WESTERN BANK FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA





                                    CONTENTS






                  INDEPENDENT AUDITOR'S REPORTS                      F-2 and F-3

                  FINANCIAL STATEMENTS

                       Balance sheets                                        F-4
                       Statements of income                                  F-5
                       Statements of comprehensive income                    F-6
                       Statements of stockholders' equity                    F-7
                       Statements of cash flows                              F-8
                       Notes to financial statements                  F-9 - F-23

 [MCGLADREY & PULLEN, LLP CERTIFIED PUBLIC ACCOUNTANTS LETTERHEAD APPEARS HERE]


                          INDEPENDENT AUDITOR'S REPORT



To the Board of Directors
First Western Bank
Simi Valley, California

We have audited the accompanying balance sheets of First Western Bank as of December 31, 2000 and 2001, and the related statements of income, comprehensive income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the 2000 and 2001 financial statements referred to above present fairly, in all material respects, the financial position of First Western Bank as of December 31, 2000 and 2001, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.


                                    /s/ MCGLADREY & PULLEN, LLP

Pasadena, California
January 25, 2002

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors
First Western Bank

We have audited the accompanying statements of earnings, stockholders' equity, and cash flows of First Western Bank for the year ended December 31, 1999. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of First Western Bank for the year ended December 31, 1999, in conformity with accounting principles generally accepted in the United States of America.


/s/ GRANT THORNTON LLP


Los Angeles, California
January 14, 2000



FIRST WESTERN BANK

BALANCE SHEETS
December 31, 2000 and 2001


Assets                                                                                      2000                    2001
----------------------------------------------------------------------------------------------------------------------------
Cash and Due from Banks                                                                 $ 13,889,718           $ 12,477,972
Federal Funds Sold                                                                         7,990,000             30,895,000
                                                                               ---------------------------------------------
Total cash and cash equivalents                                                           21,879,718             43,372,972

Interest-bearing Deposits in Other Banks                                                           -              2,000,000
Securities Held to Maturity, fair market value 2000 $38,921,434
(Note 2)                                                                                  39,314,995                      -
Securities Available for Sale (Note 2)                                                    16,302,212             42,756,460
Loans, net of allowance for loan losses, 2000 $1,275,456;
2001 $1,349,126 (Notes 3, 4 and 14)                                                      105,134,406            115,199,901
Bank Premises and Equipment, net (Note 5)                                                  5,785,992              5,180,826
Accrued Interest and Other Assets (Note 9)                                                 4,036,384              4,541,531
Federal Home Loan Bank stock                                                                 257,500                218,637
                                                                               ---------------------------------------------
Total assets                                                                           $ 192,711,207           $213,270,327
                                                                               =============================================


Liabilities and Stockholders' Equity
----------------------------------------------------------------------------------------------------------------------------
Liabilities
Deposits:
Demand                                                                                  $ 73,405,774           $ 89,013,668
Money market                                                                              15,054,054             19,443,246
Savings and NOW                                                                           41,892,042             49,818,609
Time deposits of $100,000 or more (Note 6)                                                16,296,000             13,713,109
Other time (Note 6)                                                                       22,970,303             22,615,182
                                                                               ---------------------------------------------
Total deposits                                                                           169,618,173            194,603,814

Short-term Federal Home Loan Bank advances (Note 7)                                        5,000,000                      -
Other liabilities (Note 13)                                                                1,758,246              1,351,017
                                                                               ---------------------------------------------
Total liabilities                                                                        176,376,419            195,954,831
                                                                               ---------------------------------------------

Commitments and Contingencies (Notes 10, 13, 14 and 18)

Stockholders' Equity (Notes 11, 16 and 17)
Serial preferred stock - authorized 2,000,000 shares;
none issued                                                                                        -                      -
Common stock, no par value; 4,000,000 shares authorized;
shares issued and outstanding  2000 1,160,267 and
2001 1,168,090                                                                             8,110,520              8,088,334
Retained earnings                                                                          7,694,621              9,351,886
Accumulated other comprehensive income (loss)                                                529,647               (124,724)
                                                                               ---------------------------------------------
Total stockholders' equity                                                                16,334,788             17,315,496
                                                                               ---------------------------------------------
                                                                                       $ 192,711,207           $213,270,327
                                                                               =============================================


See Notes to Financial Statements.


FIRST WESTERN BANK

STATEMENTS OF INCOME
Years Ended December 31, 1999, 2000 and 2001


                                                                      1999                2000                 2001
-----------------------------------------------------------------------------------------------------------------------------
Interest income:
Interest and fees on loans                                             $ 8,029,543        $ 10,205,315           $10,082,577
Interest on investment securities:
Taxable                                                                  2,339,158           2,666,234             1,512,318
Tax exempt                                                                 177,122             381,494               690,596
Interest on federal funds sold and interest-bearing
deposits                                                                   750,070             683,289               776,337
                                                               --------------------------------------------------------------
Total interest income                                                   11,295,893          13,936,332            13,061,828
                                                               --------------------------------------------------------------

Interest expense:
Deposits                                                                 2,010,638           2,665,284             2,089,543
Short-term borrowings                                                            -              31,356                71,931
                                                               --------------------------------------------------------------
                                                               --------------------------------------------------------------
Total interest expense                                                   2,010,638           2,696,640             2,161,474
                                                               --------------------------------------------------------------

Net interest income                                                      9,285,255          11,239,692            10,900,354

Provision for loan losses (Note 3)                                         212,908              70,000               170,000
                                                               --------------------------------------------------------------
Net interest income after provision
for loan losses                                                          9,072,347          11,169,692            10,730,354
                                                               --------------------------------------------------------------

Noninterest income:
Service charges on deposit accounts                                      1,926,384           1,731,757             2,201,077
Investment securities gains (losses)                                             -             (47,209)               72,328
Other income (Note 8)                                                      298,458             884,421             1,763,444
                                                               --------------------------------------------------------------
                                                               --------------------------------------------------------------
                                                                         2,224,842           2,568,969             4,036,849
                                                               --------------------------------------------------------------

Noninterest expense:
Salaries, wages and employee benefits (Note 13)                          4,611,450           5,630,541             5,584,142
Occupancy (Note 5)                                                         663,917             816,243               871,654
Furniture and equipment                                                    572,577             772,395               712,565
Other (Note 8)                                                           2,140,336           2,632,957             3,984,902
                                                               --------------------------------------------------------------
                                                                         7,988,280           9,852,136            11,153,263
                                                               --------------------------------------------------------------
Income before income taxes                                               3,308,909           3,886,525             3,613,940

Income taxes (Note 9)                                                    1,127,000           1,480,000             1,261,000
                                                               --------------------------------------------------------------
Net income                                                             $ 2,181,909         $ 2,406,525           $ 2,352,940
                                                               ==============================================================

Net income per share (Note 12):
Basic                                                           $             2.07  $             2.13  $               1.99
                                                               ==============================================================

Diluted                                                         $             1.92  $             2.08                $ 1.88
                                                               ==============================================================


See Notes to Financial Statements.




FIRST WESTERN BANK

STATEMENTS OF COMPREHENSIVE INCOME
Years Ended December 31, 1999, 2000 and 2001


                                                                          1999                2000                2001
---------------------------------------------------------------------------------------------------------------------------
Net income                                                             $ 2,181,909         $ 2,406,525         $ 2,352,940
                                                               ------------------------------------------------------------

Other comprehensive income (loss) before tax,
  unrealized gains (losses) on securities:
  Unrealized holding gains (losses) arising during
    period                                                                (276,765)          1,110,644          (1,016,632)
  Less reclassification adjustment for (gains) losses
  included in net income                                                         -              47,209             (72,328)
                                                               ------------------------------------------------------------
     Other comprehensive income (loss)
     before tax                                                           (276,765)          1,157,853          (1,088,960)

Income tax expense (credit) related to items of other
  comprehensive income                                                    (110,706)            462,147            (434,589)
                                                               ------------------------------------------------------------
    Other comprehensive income (loss)                                     (166,059)            695,706            (654,371)
                                                               ------------------------------------------------------------
    Comprehensive income                                               $ 2,015,850         $ 3,102,231         $ 1,698,569
                                                               ============================================================


See Notes to Financial Statements.



FIRST WESTERN BANK


STATEMENTS OF STOCKHOLDERS' EQUITY
Years Ended December 31, 1999, 2000 and 2001

                                                                                                 Accumulated
                                                        Common Stock                             Other Com-
                                             --------------------------------     Retained       prehensive
                                                  Shares          Amount          Earnings      Income (Loss)       Total
------------------------------------------------------------------------------------------------------------------------------
Balance December 31, 1998                          951,865      $ 4,862,300      $ 6,375,663       $       -     $ 11,237,963
  Cash dividend ($.30 per share)                         -                -         (300,817)              -         (300,817)
  10% stock dividend                                97,544        1,759,447       (1,759,447)              -                -
  Stock options exercised and
    income tax benefit                               6,826           57,850          102,115               -          159,965
  Changes in unrealized (loss) on
    securities available for sale                        -                -                -        (166,059)        (166,059)
  Net income                                             -                -        2,181,909               -        2,181,909
------------------------------------------------------------------------------------------------------------------------------
Balance December 31, 1999                        1,056,235        6,679,597        6,599,423        (166,059)      13,112,961
  Cash dividend ($.30 per share)                         -                -         (339,649)              -         (339,649)
  5% stock dividend                                 53,766          971,678         (971,678)              -                -
  Stock options exercised                           50,266          459,245                -               -          459,245
  Changes in unrealized (loss) on
    securities available for sale                        -                -                -         695,706          695,706
  Net income                                             -                -        2,406,525               -        2,406,525
------------------------------------------------------------------------------------------------------------------------------
Balance December 31, 2000                        1,160,267        8,110,520        7,694,621         529,647       16,334,788
  Stock options exercised                           39,150          370,908                -               -          370,908
  Stock repurchased (Note 17)                      (31,327)        (533,094)               -               -         (533,094)
  Cash dividend ($.60 per share)                         -                -         (695,675)              -         (695,675)
  Changes in unrealized gain on
    securities available for sale                        -                -                -        (654,371)        (654,371)
  Tax benefit from exercise of
    stock options                                        -          140,000                -               -          140,000
  Net income                                             -                -        2,352,940               -        2,352,940
------------------------------------------------------------------------------------------------------------------------------
Balance December 31, 2001                        1,168,090      $ 8,088,334      $ 9,351,886      $ (124,724)    $ 17,315,496
                                            ==================================================================================

See Notes to Financial Statements.



FIRST WESTERN BANK

STATEMENTS OF CASH FLOWS
Years Ended December 31, 1999, 2000 and 2001

                                                                             1999               2000                 2001
-----------------------------------------------------------------------------------------------------------------------------
Cash Flows from Operating Activities
  Net income                                                            $ 2,181,909         $ 2,406,525           $ 2,352,940
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    (Gain) loss on sale of securities available for sale                          -              47,209               (72,328)
    (Gain) on sale of equipment                                                   -                   -                (2,000)
    Provision for loan losses                                               212,908              70,000               170,000
    Deferred taxes                                                          (82,000)            118,000               111,000
    Depreciation and amortization                                           576,973             763,210               796,973
    Amortization (accretion) of premium (discount)
      on securities, net                                                    138,015            (131,883)               54,741
    Amortization of loan fees and costs, net                               (297,033)           (139,918)             (223,495)
    (Increase) in accrued interest and other assets                        (387,550)           (467,055)             (505,147)
    Increase (decrease) in other liabilities                               (378,683)            951,376              (378,229)
                                                               --------------------------------------------------------------
      Net cash provided by operating
        activities                                                        1,964,539           3,617,464             2,304,455
                                                               --------------------------------------------------------------

Cash Flows from Investing Activities
  Proceeds from sale of held-to-maturity securities                               -                   -             4,633,713
  Purchases of securities held to maturity                              (10,564,326)                  -                     -
  Proceeds from maturities of securities held to
    maturity                                                              2,959,361                   -                     -
  Proceeds from the call of securities held to
    maturity                                                              6,201,598                   -            33,110,000
  Purchases of securities available for sale                            (10,395,654)        (10,756,896)          (34,139,886)
  Proceeds from sales and maturities of
    securities available for sale                                            14,208           5,444,575               842,301
  Proceeds from principal payments on securities
    available for sale                                                            -                   -             6,187,533
  Net increase in loans                                                 (16,761,991)        (14,360,897)          (10,382,835)
  Purchases of bank premises and equipment                               (1,515,593)         (1,031,317)             (189,807)
                                                               --------------------------------------------------------------
    Net cash provided by (used in)
      investing activities                                              (30,062,397)        (20,704,535)               61,019
                                                               --------------------------------------------------------------
Cash Flows from Financing Activities
  Cash dividends paid                                               $   (300,817)       $   (339,649)         $   (695,675)
  Proceeds from stock options exercised                                   57,850             459,245               370,908
  Repurchase of common stock                                                   -                   -              (533,094)
  Net increase in deposits                                            10,911,079          17,726,159            24,985,641
  Federal Home Loan Bank advances                                              -           5,000,000             9,500,000
  Repayment of Federal Home Loan Bank advances                                 -                   -           (14,500,000)
                                                               -------------------------------------------------------------
    Net cash provided by financing
      activities                                                      10,668,112          22,845,755            19,127,780
                                                               -------------------------------------------------------------
    Increase (decrease) in cash and cash
      equivalents                                                    (17,429,746)          5,758,684            21,493,254

Cash and Cash Equivalents
  Beginning                                                           33,550,780          16,121,034            21,879,718
                                                               -------------------------------------------------------------
  Ending                                                            $ 16,121,034        $ 21,879,718          $ 43,372,972
                                                               =============================================================
Supplemental Cash Flow Information
  Cash payments for:
    Interest                                                        $  2,022,066        $  2,671,093          $  2,213,350
                                                               =============================================================
    Income taxes                                                    $  1,271,174        $  1,266,530          $  1,559,751
                                                               =============================================================
Noncash Investing and Financing Activities
  Change in unrealized gain (loss) on securities
  available for sale                                                $   (276,765)       $  1,110,644          $ (1,016,632)
                                                               =============================================================
  Transfer of held-to-maturity securities to
    available for sale                                              $          -        $          -          $  4,789,251
                                                               =============================================================


See Notes to Financial Statements.

NOTE 1.  NATURE OF BANKING ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES

     NATURE OF BANKING ACTIVITIES: First Western Bank (the Bank) is a California state-chartered commercial bank. The Bank has seven branches located in the greater Simi Valley/Moorpark area, Santa Paula, Fillmore and Chatsworth, and its deposit accounts are insured by the Federal Deposit Insurance Corporation
(FDIC).

     The Bank maintains a diversified loan portfolio comprised of commercial, consumer, real estate construction and mortgage loans. Loans are made primarily within the market area of the Bank, as defined above. The Bank's market area consists of diverse economies with principal industries being real estate and light manufacturing. The loans are expected to be repaid from cash flows or proceeds from the sale of selected assets of the borrowers. The Bank's policy requires that collateral be obtained on substantially all loans. Such collateral is primarily first trust deeds on property.

     As of December 31, 2001, real estate-related loans accounted for approximately 62% of total loans. Substantially all of these loans are secured by first trust deeds with an initial loan-to-value ratio of generally not more than 70%.

     A summary of the Bank's significant accounting policies is as follows:

     USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS: The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. A material estimate that is particularly susceptible to significant change in the near term relates to the determination of the allowance for loan losses.

     CASH AND DUE FROM BANKS: The Bank maintains amounts due from banks which, at times, may exceed federally insured limits. The Bank has not experienced any losses in such accounts.

     The Bank is required to maintain reserve balances in cash with the Federal Reserve Bank of San Francisco. The total of those reserve requirements was approximately $6,029,000 and $6,190,000 at December 31, 2000 and 2001,
respectively.

     SECURITIES HELD TO MATURITY: Securities classified as held to maturity are those debt securities that the Bank has both the intent and the ability to hold to maturity, regardless of changes in market conditions, liquidity needs or changes in general economic conditions. These securities are carried at cost adjusted for amortization of premium and accretion of discount, computed by the interest method over their contractual lives.

     The sale of a security within three months of its maturity date or after at least 85% of the principal outstanding has been collected is considered a maturity for purposes of classification and disclosure.

     SECURITIES AVAILABLE FOR SALE: Securities classified as available for sale are those debt securities that the Bank intends to hold for an indefinite period of time, but not necessarily to maturity. Any decision to sell a security classified as available for sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Bank's assets and liabilities, liquidity needs, regulatory capital considerations and other similar factors. Securities available for sale are carried at fair value. Unrealized gains or losses, net of the related deferred tax effect, are reported as other comprehensive income or loss. The amortization of premiums and accretion of discounts, computed by the interest method over the contractual lives of the related securities, are recognized in interest income. Realized gains or losses, determined on the basis of the cost of specific securities sold, are included in earnings.

NOTE 1. NATURE OF BANKING ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

     Gross unrealized losses of $185,749 were recorded in accumulated comprehensive income as a result of a transfer of securities from the held-to-maturity category to the available-for-sale category on November 29, 2001. The carrying basis of the securities transferred was $4,975,000 at the date of transfer. The Bank sold a portion of its held-to-maturity securities and, as a result, the Bank was required to transfer its entire held-to-maturity portfolio to the available-for-sale category.

     CASH AND CASH EQUIVALENTS: For purposes of reporting cash flows, cash and cash equivalents include cash, noninterest-earning deposits and federal funds sold. Generally, federal funds are sold for one-day periods.

     LOANS: Loans are stated at unpaid principal balances, less allowance for loan losses and net deferred loan origination fees.

     The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb estimated losses on existing loans that may become uncollectible, based on evaluation of the collectibility of loans and prior loss experience. This evaluation also takes into consideration such factors as changes in the nature and the volume of the loan portfolio, overall portfolio quality, review of specific problem loans and current economic conditions that may affect the borrowers' ability to pay. Due to the credit concentration of the Bank's loan portfolio in real estate secured loans, the value of collateral is heavily dependent upon real estate values in the Southern California region. Therefore, a decrease in real estate values in this region could have a negative impact on the Bank's allowance for loan losses. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic or other conditions.

     In addition, the FDIC and the California Department of Financial Institutions (DFI), as an integral part of their examination process, review the allowance for loan losses. These agencies may require additions to the allowance based on their judgment about information available at the time of their examinations.

     Impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. A loan is impaired when it is probable that the creditor will be unable to collect all contractual principal and interest payments due in accordance with the terms of the loan agreement. The amount of impairment, if any, and subsequent changes are included in the allowance for loan losses.

     IMPAIRMENT OF LONG-LIVED ASSETS: The Bank periodically reviews its long-lived assets related to those assets to determine potential impairment by comparing the carrying value of the long-lived assets with the estimated future net undiscounted cash flows expected to result from the use of the assets, including cash flows from disposition. Should the sum of the expected future net cash flows be less than the carrying value, the Bank would compare the carrying amount to the fair value and recognize an impairment loss at that date. An impairment loss would be measured by comparing the amount by which the carrying value exceeds the fair value or estimated discounted future cash flows of the long-lived assets.

     INTEREST AND FEES ON LOANS: Interest on loans is recognized over the terms of the loans and is calculated using the simple-interest method on principal amounts outstanding. The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet

NOTE 1. NATURE OF BANKING ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

payments as they become due. When the accrual of interest is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received.

     Loan origination and commitment fees and certain direct loan origination costs are deferred and the net amount amortized as an adjustment of the related loan's yield. The Bank is generally amortizing these amounts over the contractual life.

     PREMISES AND EQUIPMENT: Bank premises, furniture and equipment, and leasehold improvements are carried at cost, less accumulated depreciation and amortization. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives. Leasehold improvements are amortized over the lives of the respective leases or the service life of the improvements, whichever is shorter. The straight-line method of depreciation is followed for financial reporting purposes, while accelerated methods are followed for income tax purposes.

     INCOME TAXES: Deferred taxes are provided on an asset and liability method whereby deferred tax assets are recognized for deductible temporary differences and tax credit carryforwards. Deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

     EARNINGS PER SHARE: Basic net income per share is based upon the weighted average number of common shares outstanding during each year, adjusted retroactively to reflect stock dividends. Dilution is computed by applying the treasury stock method. Under this method, options are assumed to be exercised at the beginning of the period (or at the time of issuance, if later) and as if the funds obtained thereby were used to purchase common stock at the average market price during the period.

     STOCK-BASED COMPENSATION: The Bank accounts for stock-based awards in accordance with Accounting Principles Board Opinion No. 25 (APB 25), ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and has adopted the disclosure provisions as prescribed in Statement of Financial Accounting Standards (SFAS) No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION. In accordance with SFAS No. 123, the Bank provides pro forma disclosures of net earnings and earnings per share as if the fair value-based method of accounting for awards had been applied. Under the fair value-based method, compensation cost is recorded based on the value of the award at the grant date and is recognized over the service period.

     RECLASSIFICATIONS: Certain amounts in the prior year's financial statements and related footnote disclosures were reclassified to conform to the current year presentation with no effect on previously reported net income or stockholders' equity.

     CURRENT ACCOUNTING PRONOUNCEMENTS: The Financial Accounting Standards Board
(FASB) has issued Statement No. 143, ACCOUNTING FOR ASSET RETIREMENT OBLIGATIONS, and Statement No. 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS. Statement No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. Statement No. 144 supersedes Statement No. 121 and the accounting and reporting provisions of APB Opinion No. 30. Statement No. 144 establishes a single accounting model for long-lived assets to be disposed of by sale which includes measuring a long-lived asset classified as held for sale at the lower of its carrying amount or its fair value less costs to sell and to cease depreciation/amortization. For the Bank, the provisions of Statement Nos. 143 and

NOTE 1. NATURE OF BANKING ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

144  are  effective   January  1,  2003  and  January  1,  2002,   respectively.
Implementation of the Statements is not expected to have a material impact on the Bank's financial statements.

     NOTE 2. SECURITIES

     The amortized cost and estimated market value of the Bank's securities available for sale and held to maturity as of December 31 are as follows:



                                                                               2000
                                             -----------------------------------------------------------------------
                                                                      Gross              Gross
                                                Amortized          Unrealized         Unrealized
                                                   Cost               Gains            (Losses)          Fair Value
                                             -----------------------------------------------------------------------
Securities held to maturity:
  Mortgage-backed securities                  $ 35,961,225         $       -         $ (166,641)        $ 35,794,584
  U.S. Treasury securities                         506,571                 -            (32,105)             474,466
  State and political
    subdivisions                                 2,847,199                 -           (194,815)           2,652,384
                                             -----------------------------------------------------------------------
      Total securities
        held to maturity                        39,314,995                 -           (393,561)          38,921,434
                                             -----------------------------------------------------------------------

Securities available for sale:
  Mortgage-backed securities                     7,920,462           547,371                  -            8,467,833
  State and political
    subdivisions                                 7,500,662           333,717                  -            7,834,379
                                             -----------------------------------------------------------------------
      Total securities available
        for sale                                15,421,124           881,088                  -           16,302,21
                                             -----------------------------------------------------------------------
      Total                                   $ 54,736,119         $ 881,088         $ (393,561)        $ 55,223,646
                                             =======================================================================





                                                                               2001
                                             ------------------------------------------------------------------------------
                                                                     Gross              Gross
                                                Amortized          Unrealized        Unrealized
                                                  Cost               Gains            (Losses)           Fair Value
                                             ------------------------------------------------------------------------------
Securities available for sale:
  Mortgage-backed securities                  $ 26,828,054         $ 153,917         $        -         $ 26,981,971
  U.S. Treasury securities                       1,006,514                 -             (8,704)             997,810
  State and political
    subdivisions                                15,129,764                 -           (353,085)          14,776,679
                                              ------------------------------------------------------------------------------
Total                                         $ 42,964,332         $ 153,917         $ (361,789)        $ 42,756,460
                                              ==============================================================================


     Gross gains and losses from the sale of securities available for sale for the years ended December 31 are as follows. The tax expense on the gains and benefits of losses are 40% of the gross amount.


                                                1999               2000                2001
                                     ----------------------------------------------------------
  Gross realized gains                       $        -          $      -          $   72,328
  Gross realized losses                               -           (47,209)                  -
                                     ----------------------------------------------------------
Total                                        $        -          $(47,209)          $  72,328
                                     ==========================================================


     The amortized cost and estimated market value of securities at December 31, 2001, by contractual maturity, are shown below. Given certain interest rate environments, some or all of these securities may be called by their issuers prior to the scheduled maturities. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Therefore, the mortgage-backed securities have been classified separately in the maturity table.


                                               Amortized              Estimated
                                                  Cost               Fair Value
                                             -----------------------------------
Due in one year                              $     96,436           $     89,905
Due after one year through five years           1,265,487              1,263,170
Due in five to ten years                        2,077,734              2,017,107
Due after ten years                            12,696,621             12,404,307
Mortgage-backed securities                     26,828,054             26,981,971
                                             -----------------------------------
                                             $ 42,964,332           $ 42,756,460
                                             ===================================


     The carrying value of securities available for sale pledged to secure public funds, FHLB advances and for other purposes as required or permitted by law amount to approximately $22,497,000 and $10,652,000 at December 31, 2000 and 2001, respectively.


NOTE 3.  LOANS AND ALLOWANCE FOR LOAN LOSSES

     The   composition   of  the  Bank's  loan   portfolio  at  December  31  is
approximately as follows:

                                                                                   2000                   2001
                                                                      ---------------------------------------------
Commercial and industrial                                                      $ 29,167,000           $ 33,962,000
Construction and land                                                            10,716,000             19,967,000
Mortgage:
  Residential                                                                     8,880,000              7,478,000
  Commercial                                                                     46,889,000             43,129,000
                                                                      ---------------------------------------------
    Total mortgage                                                               55,769,000             50,607,000
                                                                      ---------------------------------------------

Consumer:
  Installment                                                                     3,137,000              3,373,000
  Home equity                                                                     4,723,000              4,822,000
  Credit card and other lines of credit                                           2,898,000              3,818,000
                                                                      ---------------------------------------------
    Total consumer                                                               10,758,000             12,013,000
                                                                      ---------------------------------------------

    Total loans                                                                 106,410,000            116,549,000
Allowance for loan losses                                                        (1,275,000)            (1,349,000)
                                                                      ---------------------------------------------
                                                                              $ 105,135,000           $115,200,000
                                                                      =============================================


     Transactions in the allowance for loan losses at December 31 are summarized as follows:


                                                                 1999               2000               2001
                                                          ------------------------------------------------------
Balance at beginning of year                                 $ 1,200,000        $ 1,289,000        $ 1,275,000
Provision for loan losses charged to expense                     213,000             70,000            170,000
Loans charged off                                               (244,000)           (86,000)          (347,000)
Recoveries on loans previously charged off                       120,000              2,000            251,000
                                                          ------------------------------------------------------
Balance at end of year                                       $ 1,289,000        $ 1,275,000        $ 1,349,000
                                                          ======================================================

     IMPAIRED LOANS: Information about impaired loans as of and for the years ended December 31 is as follows:


                                                                  2000                   2001
                                                            ------------------------------------------
Impaired loans receivable for which there is a related
  allowance for loan losses                                   $ 4,264,684            $   320,490
Other impaired loans (including overdrafts)                        13,018              2,516,884
                                                            ------------------------------------------
  Total impaired loans                                        $ 4,277,702            $ 2,837,374
                                                            ==========================================

Related allowance for loan losses                             $   209,940            $    48,893
                                                            ==========================================

Average balance (based on month-end balances)                 $ 3,112,000            $ 2,939,000
                                                            ==========================================

Interest income recognized on impaired loans                  $    31,000            $         -
                                                            ==========================================


The Bank is not committed to lend additional funds to debtors whose loans are impaired.


NOTE 4.  LOANS TO DIRECTORS AND EXECUTIVE OFFICERS

     In the ordinary course of business, the Bank grants loans to certain directors and executive officers and the companies with which they are associated. All such loans and commitments to lend are made under terms which are consistent with the Bank's normal lending policies. As of December 31, 2001, there are undisbursed lines of credit to Bank directors and executive officers of approximately $753,000.

     Total loans to related parties were approximately $3,610,000 and $3,233,000 at December 31, 2000 and 2001, respectively. The activity in such loans is as follows for the years ended December 31:


                                                 2000                   2001
                                             -----------------------------------
Balance, beginning                           $ 3,671,000            $ 3,610,000
  New loans or advances under revolving
    lines                                      1,348,000                687,000
  Repayments                                   1,409,000)            (1,064,000)
                                             -----------------------------------
Balance, ending                              $ 3,610,000            $ 3,233,000
                                             ===================================


     Included in the above are loans to one director who has a greater than 10% ownership of the Bank. Total loans outstanding to this director were $939,000 and $756,000 at December 31, 2000 and 2001, respectively.

     None of these loans are past due, on nonaccrual or restructured to provide a reduction or deferral of interest or principal because of deterioration in the financial position of the borrower. There were no loans to a related party that were considered classified loans at December 31, 2000 and 2001.

NOTE 5.  BANK PREMISES AND EQUIPMENT

     Bank premises and equipment consist of the following at December 31:



                                                              Estimated
                                                             Useful Lives              2000               2001
                                                          ---------------------------------------------------------

Buildings and improvements                                   7 - 40 years           $ 3,870,221        $ 3,637,183
Furniture, fixtures and equipment                               5 - 7                 5,386,985          5,546,871
Leasehold improvements                                          5 - 7                   680,013            681,038
                                                                            ---------------------------------------
                                                                                      9,937,219          9,865,092
Less accumulated depreciation and amortization                                        4,823,499          5,610,474
                                                                            ---------------------------------------
                                                                                      5,113,720          4,254,618
Land                                                                                    672,272            926,208
                                                                            ---------------------------------------
                                                                                    $ 5,785,992        $ 5,180,826
                                                                            =======================================


NOTE 6.  DEPOSITS

     At December 31, 2001, the scheduled maturities of certificates of deposit and other time deposits are as follows:


Less than one year                                  $ 33,810,000
One to five years                                      2,518,000
                                                  --------------
                                                    $ 36,328,000
                                                  ==============

The aggregate amount of jumbo certificates of deposit, each with a minimum denomination of $100,000, was approximately $16,296,000 and $13,713,000 at December 31, 2000 and 2001, respectively.

     The Bank has approximately $14,300,000 in escrow deposits as of December 31, 2001. Escrow deposits of $12,600,000 are from one customer.


NOTE 7.  SHORT-TERM BORROWINGS

     FEDERAL HOME LOAN BANK LINE OF CREDIT: The Bank maintains a line of credit with the Federal Home Loan Bank of San Francisco (FHLB). The maximum amount the Bank may borrow under this agreement is limited to the lesser of a percentage of eligible collateral (investment securities) as established in the agreement or 30% of the Bank's total assets. There were no FHLB advances outstanding at December 31, 2001. There were no borrowings during the year ended December 31, 1999.

     The table below shows information for short-term borrowings. These borrowings generally mature in less than 30 days. As of December 31, 2001, the Bank had available unused lines of credit totaling $9,500,000 for liquidity purposes, not including the line of credit with the FHLB which varies in availability depending on the amount of collateral the Bank has available to pledge.

                                                          December 31,
                                              ---------------------------------
                                                    2000               2001
                                              ----------------  ---------------
Other borrowed funds                           $  5,000,000     $           -
                                              ================  ===============

Maximum outstanding at any month end           $  5,000,000     $   9,500,000
Average balance during the year                     466,000         1,641,000
Weighted average interest rate during the year         6.54%             6.14%

NOTE 8.  OTHER NONINTEREST INCOME AND EXPENSE

     Other noninterest income and expense consists of the following for the years ended December 31:

                                  1999               2000               2001
                             ---------------------------------------------------
Other noninterest income:
Merchant discount fees        $       -          $  72,313        $   788,747
Debit card interchange fees     148,172            214,375            296,730
Other                           150,286            597,733            677,967
                             ---------------------------------------------------
                              $ 298,458          $ 884,421        $ 1,763,444
                             ===================================================

Other noninterest expense:
Data processing             $   201,358        $   234,472        $   271,654
Merchant interchange fee              -                  -            723,386
Professional services           153,395            338,578            436,593
Stationery and supplies         243,143            301,702            297,191
Postage expense                 211,761            175,405            211,987
Other                         1,330,679          1,582,800          2,044,091
                            ----------------------------------------------------
                            $ 2,140,336        $ 2,632,957        $ 3,984,902
                            ====================================================

NOTE 9.  INCOME TAXES

     The provision for income taxes for the years ended December 31 consists of the following:

                              1999               2000               2001
                       ---------------------------------------------------------
Current                   $ 1,209,000        $ 1,362,000        $ 1,150,000
Deferred                      (82,000)           118,000            111,000
                       ---------------------------------------------------------
                          $ 1,127,000        $ 1,480,000        $ 1,261,000
                       =========================================================

     Deferred tax assets and liabilities at December 31 are as follows:


                                                2000               2001
                                        ----------------------------------
Deferred tax assets:
  Deferred compensation                       $ 248,000          $ 297,000
  Unrealized losses on securities                     -             83,000
  Franchise tax                                 151,000            146,000
  Accrued vacation                               36,000                  -
  Allowance for credit losses                   398,000            460,000
  Salary continuation                           195,000            205,000
  Other                                          27,000            122,000
                                        ----------------------------------
                                              1,055,000          1,313,000
                                        ----------------------------------
Defered tax liabilities:
  Unrealized gains on securities               (351,000)                 -
  Premises and equipment                       (440,000)          (679,000)
  Deferred loan fees                            (25,000)           (89,000)
  Other                                         (24,000)            (7,000)
                                        ----------------------------------
                                               (840,000)          (775,000)
                                        ----------------------------------
Net deferred asset included in
 other assets in the accompanying
 balance sheets                               $ 215,000          $ 538,000
                                        ==================================


Following is a reconciliation of the total income tax expense to the amount computed by applying the statutory U.S. federal income tax rate to earnings before income taxes for the following years ended December 31:


                                        1999                          2000                          2001
                             ---------------------------------------------------------------------------------------
                                                 Percent                       Percent                      Percent
                                                of Pretax                     of Pretax                    of Pretax
                                Amount            Income        Amount         Income        Amount          Income
                             ---------------------------------------------------------------------------------------
Federal income tax
  at statutory rate           $ 1,158,000          35.0      $ 1,360,000         35.0       $1,265,000         35.0
State franchise tax,
  net of federal benefit          232,000           7.2          280,000          7.2          270,000          7.2
Exempt income                     (70,000)         (2.2)        (123,000)        (3.2)        (243,000)        (6.5)
Other                            (193,000)         (5.4)         (37,000)        (0.9)         (30,900)        (0.9)
                            ----------------------------------------------------------------------------------------
                              $ 1,127,000          34.6      $ 1,480,000         38.1       $1,261,100         34.8
                            ========================================================================================



NOTE 10.  COMMITMENTS AND CONTINGENCIES

     The Bank leases a portion of its facilities from nonaffiliates under operating leases expiring at various dates through 2005, with options to extend to various dates through 2008.

     The Bank leases its Santa Paula branch office from a limited liability company (which includes certain directors of the Bank) under a noncancellable operating lease which expires in 2002. At the end of the lease term, the lease is renewable for one five-year period. The base rent is subject to periodic adjustments for increases in the Consumer Price Index. The annual rent expense is approximately $44,000 for the years ended December 31, 1999 and 2000 and $51,000 for the year ended December 31, 2001.

     The following schedule shows the minimum annual lease payments, excluding property taxes and other operating expenses, due under these agreements:


Years Ending December 31,                                        Amount
-----------------------------------                        -------------------

2002                                                            $ 207,000
2003                                                              144,000
2004                                                              148,000
2005                                                               56,000
                                                           -------------------
                                                                $ 555,000
                                                           ===================

     Annual rental expense under these lease agreements was approximately $220,500 in 1999, $262,000 in 2000 and $273,000 in 2001.


NOTE 11.  STOCK-BASED COMPENSATION

     The Bank has a fixed stock option plan accounted for under APB 25. The plan allows the Bank to grant options to directors, management and other key personnel. The plan is authorized to grant 403,253 shares (retroactively adjusted for stock dividends) of the Bank's common stock as either incentive stock options or nonqualified stock options. The options, which have terms of ten years when issued, were granted at various dates during 1995 to 2000 and vest in various increments ranging from 20% to 100% annually. The exercise price of each option equals the market price of the Bank's stock on the date of grant. Accordingly, no compensation cost has been recognized for the plan. Had compensation cost for the plan been determined based on the fair value of the options at the grant dates consistent with the method of SFAS 123, the Bank's net income and income per share would have been:

                                            December 31,
                          ------------------------------------------------------
                              1999                 2000                  2001
                          ------------------------------------------------------
Net income:
  As reported             $ 2,181,909          $ 2,406,525           $ 2,352,940
  Pro forma                 2,115,006            2,373,525             1,970,616

Income per share:
  Basic:
    As reported                  2.07                  2.13                 1.99
    Pro forma                    2.01                  2.10                 1.67
  Diluted:
    As reported                  1.92                  2.08                 1.88
    Pro forma                    1.86                  2.04                 1.58


     The fair value of options granted was estimated using the Black Scholes model with the following assumptions:

                                       1999           2000           2001
                                  ---------------------------------------------

Volatility                             20.8 %         20.8 %         22.0 %
Risk-free interest rate                5.50 %         5.20 %         5.52 %
Expected dividends                   $ 0.30         $ 0.30         $ 0.60


     The expected life used was ten years.

     A summary of the status of the Bank's fixed stock option plan as of December 31 and changes during the years then ended is presented below:


                                   1999                          2000                        2001
                        --------------------------------------------------------------------------------------------
                                         Weighted                     Weighted                       Weighted
                                          Average                      Average                        Average
                           Shares      Exercise Price    Shares     Exercise Price    Shares      Exercise Price
                        -------------------------------------------------------------------------------------------
Outstanding at
  beginning of year       266,354       $  13.33        295,318       $  12.36        271,654        $ 12.71
Granted                    25,318          16.00         29,000          16.76         69,426          21.16
Stock dividends            26,222              -         14,284              -              -              -
Exercised                  (6,826)          8.03        (50,266)          9.14        (39,150)          9.48
Forfeited or canceled     (15,750)         15.19        (16,682)         15.81        (18,288)         15.72
                        ----------
Outstanding at year
 end                      295,318          12.36        271,654          12.71        283,642          14.98
                        ==========                    ==========                    ==========
Options exercisable
  at year end             262,893          12.13        228,618          13.60        237,524          14.15
                        ==========                    ==========                    ==========

Weighted average fair
 value of options
 granted during the
 year                     $ 7.54                        $ 7.38                        $ 10.22
                        ==========                    ==========                    ==========


     The following information applied to options outstanding at December 31, 2001:

                                     Options Outstanding                                Options Exercisable
                                ----------------------------------------------------------------------------------
                                                                                                      Weighted
                                                        Weighted Average                              Average
                                                   ---------------------------
 Range of                          Number          Exercise        Contractual        Number          Exercise
 Exercise Prices                 Outstanding         Price        Life - Years      Exercisable         Price
------------------------------------------------------------------------------------------------------------------
 $ 4.86 - $ 4.97                   29,414           $ 4.89             5.36           29,414           $ 4.89
  13.93 - 17.06                   186,802            14.25             7.55          168,102            14.06
      21.30                        67,426            21.30             9.50           40,008            21.30

                                  283,642                                            237,524
                                ===========                                        ===========



NOTE 12.  EARNINGS PER SHARE

     Basic and diluted income per share for the years ended December 31 are computed as follows:

                                                                    1999
                                                -------------------------------------------
                                                     Net                          Per-share
                                                   Income           Shares          Amount
                                                -------------------------------------------
Net income                                      $ 2,181,909
                                                ============
Basic income per share
  Net income available to common
    stockholders                                $ 2,181,909        1,051,911       $ 2.07
                                                ============                     ==========
Effect of dilutive stock options                          -           83,115
                                                -----------------------------
Diluted income per share                        $ 2,181,909        1,135,026       $ 1.92
                                                ===========================================

                                                                    2000
                                                -------------------------------------------
                                                     Net                          Per-share
                                                   Income           Shares          Amount
                                                -------------------------------------------
Net income                                      $ 2,406,525
                                                ============
Basic income per share
  Net income available to common
    stockholders                                $ 2,406,525        1,127,674       $ 2.13
                                                ============                     ==========
Effect of dilutive stock options                          -           36,420
                                                -----------------------------
Diluted income per share                        $ 2,405,525        1,164,094       $ 2.08
                                                ===========================================

                                                                    2001
                                                -------------------------------------------
                                                     Net                          Per-share
                                                   Income           Shares          Amount
                                                -------------------------------------------
Net income                                      $ 2,352,940
                                                ============
Basic income per share
  Net income available to common
    stockholders                                $ 2,352,940        1,179,602       $ 1.99
                                                ============                     ==========
Effect of dilutive stock options                          -           68,722
                                                -----------------------------
Diluted income per share                        $ 2,352,940        1,248,324       $ 1.88
                                                ===========================================

NOTE 13.  BENEFIT PLANS

     EMPLOYEE STOCK OWNERSHIP PLAN: The Bank has established an employee stock ownership plan covering substantially all employees who qualify as to age and length of service. Under the terms of the plan, the Bank contributes cash, shares of the Bank's stock or other property, as determined annually by the Board of Directors, to a trust fund. The Bank did not contribute to the plan during the years ended December 31, 1999, 2000 and 2001.

     EMPLOYEE BENEFIT PLAN: The Bank has a salary savings plan which is a cash or deferred profit sharing plan under Section 401(k) of the Internal Revenue Code and covers substantially all employees. Under the plan, eligible employees are able to contribute up to 12% of their compensation. The Bank's contributions are 50% of the employee's contributions not to exceed 3% of the employee's salary and vest for all employees over a seven-year period. During 1999, 2000 and 2001, the Bank's contribution was approximately, $77,000, $83,000 and $96,000, respectively.

     SALARY CONTINUATION PLAN: The Bank has a salary continuation plan which provides for payments to key executive officers commencing at the age of retirement and continuing for 15 years or until the officers' deaths. The plan is funded through life insurance policies which generate cash surrender value to fund the future benefits. The aggregate present value of the estimated liability under the agreements (using a discount rate of 10%) is being accrued ratably over the remaining years to the date when the employees are first eligible for benefits. The present value of the Bank's liability under the agreements amounted to approximately $473,000 and $498,000 at December 31, 2000 and 2001, respectively.

     DEFERRED COMPENSATION PLAN: The Bank also has established a deferred compensation plan for its nonofficer directors which provides for the deferral of directors' fees for a period of ten years, after which the total amount of accumulated deferred fees, plus accrued interest, will be paid out in equal monthly installments for a period of 120 months. The plan is funded through single-premium life insurance policies which generate cash surrender value to fund the future benefits. The Bank's liability under the agreements amounted to approximately $603,000 and $723,000 at December 31, 2000 and 2001, respectively.

NOTE 14.  FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

     The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet. The contract or notional amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

     The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

     A summary of the contract or notional amounts of the Bank's financial instruments with off-balance-sheet risk at December 31, 2001 follows:


                                                                                                   Contract or
                                                                                                  Notional Amount
                                                                                                -------------------
Financial instruments whose contract amounts represent credit risk:
  Commitments to extend credit                                                                       $46,506,258
                                                                                                ===================

  Standby letters of credit and financial guarantees written                                         $ 2,594,611
                                                                                                ===================

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, income-producing commercial properties and residential properties.

     Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.


NOTE 15.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     Management uses its best judgment in estimating the fair value of the Bank's financial instruments; however, there are inherent weaknesses in any estimation technique. Therefore, for substantially all financial instruments, the fair value estimates presented herein are not necessarily indicative of the amounts the Bank could have realized in a sales transaction at December 31, 2000 and 2001. The estimated fair value amounts have been measured as of December 31, 2000 and 2001 and have not been reevaluated or updated for purposes of the financial statements subsequent to that date. As such, the estimated fair value of the financial instruments subsequent to the reporting date may be different than the amounts reported at December 31, 2000 and 2001.

     Due  to  the  wide  range  of  valuation   techniques  and  the  degree  of
subjectivity used in making the estimate, comparisons between the Bank's disclosures and those of other banks may not be meaningful.

     The following methods and assumptions were used by the Bank in estimating the fair value of its financial instruments:

     CASH AND SHORT-TERM INSTRUMENTS: The carrying amounts reported in the balance sheets for cash and due from banks and federal funds sold approximate their fair value.

     SECURITIES HELD TO MATURITY AND AVAILABLE FOR SALE: Fair value for securities is based on quoted market prices when available or on quoted market prices for similar instruments. See Note 2 for the fair value of securities.

     LOANS: For variable rate loans that reprice frequently and that have experienced no significant change in credit risk, fair value is based on carrying value. At December 31, 2000 and 2001, variable-rate loans comprised approximately 71% and 72% of the loan portfolio, respectively. Fair value for all other loans is estimated based on discounted cash flows, using interest rates currently being offered for loans with similar terms to borrowers with similar credit quality. Prepayments prior to the repricing date are not expected to be significant. Loans are expected to be held to maturity and any unrealized gains or losses are not expected to be realized. Due to the short-term nature of fixed-rate loans and the effective yields earned on these loans, the fair value of loans approximates their carrying amount as of December 31, 2000 and 2001.

     DEPOSIT LIABILITIES: Fair value disclosed for demand deposits equals their carrying amounts, which represent the amount payable on demand. The carrying amounts for variable-rate money market accounts and certificates of deposit approximate their fair value at the reporting date. Fair value for fixed-rate certificates of deposit is estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregate expected monthly maturities on time deposits. Carrying value of fixed-rate certificates approximate their fair value. Early withdrawal of fixed-rate certificates of deposit is not expected to be significant.

     ACCRUED INTEREST RECEIVABLE AND PAYABLE: The fair value of accrued interest receivable and payable approximates their carrying amounts.

     FAIR VALUE OF COMMITMENTS: The estimated fair value of fee income on letters of credit at December 31, 2000 and 2001 is insignificant. Loan commitments on which the committed interest rate is less than the current market rate are also insignificant at December 31, 2000 and 2001.

     INTEREST RATE RISK: The Bank assumes interest rate risk (the risk that general interest rate levels will change) as a result of its normal operations. As a result, fair value of the Bank's financial instruments will change when interest rate levels change and that change may be either favorable or unfavorable to the Bank. Management attempts to match maturities of assets and liabilities to the extent believed necessary to minimize interest rate risk. However, borrowers with fixed-rate obligations are less likely to prepay in a rising-rate environment and more likely to prepay in a falling-rate environment. Conversely, depositors who are receiving fixed rates are more likely to withdraw funds before maturity in a rising-rate environment and less likely to do so in a falling-rate environment. Management monitors rates and maturities of assets and liabilities and attempts to minimize interest rate risk by adjusting terms of new loans and deposits and by investing in securities with terms that mitigate the Bank's overall interest rate risk.

NOTE 16.  REGULATORY MATTERS

     The Bank is subject to various regulatory capital requirements administered by the federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators which, if undertaken, could have a material effect on the Bank's financial statements. The regulations require the Bank to meet specific capital adequacy guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting principles. The Bank's capital classification is also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 2001, that the Bank meets all capital adequacy requirements to which it is subject.

     As of December 31, 2000, the most recent notification from the DFI categorized the Bank as "well capitalized" under the regulatory framework for prompt corrective action. To be categorized as "well capitalized," the Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the table. There are no conditions or events since the notification that management believes have changed the Bank's category.


                                                                                           To Be Well Capitalized
                                                                    For Capital            under Prompt Corrective
                                             Actual              Adequacy Purposes            Action Provisions
                                  ---------------------------------------------------------------------------------
                                       Amount     Ratio (%)     Amount       Ratio (%)     Amount        Ratio (%)
                                  ---------------------------------------------------------------------------------
                                                                   (In Thousands)

AS OF DECEMBER 31, 2000
Total capital (to risk-weighted
  assets)                            $ 17,080       13.3     $ 10,242 >         8.0      $ 12,802 >       10.0
                                                                      -                           -
Tier I capital (to risk-weighted
  assets)                              15,805       12.3        5,121 >         4.0         7,681 >        6.0
                                                                      -                           -
Tier I capital (to average assets)     15,805        8.6        7,344 >         4.0         9,180 >        5.0
                                                                      -                           -

AS OF DECEMBER 31, 2001
Total capital (to risk-weighted
  assets)                            $ 18,081       12.5     $ 13,901 >         8.0      $ 17,376 >       10.0
                                                                      -                           -
Tier I capital (to risk-weighted
  assets)                              16,732       11.5        6,950 >         4.0        10,426 >        6.0
                                                                      -                           -
Tier I capital (to average assets)     16,732        8.4        8,007 >         4.0        10,008 >        5.0
                                                                      -                           -


NOTE 17.  STOCK REPURCHASE PROGRAM

     During 2001 the Bank implemented a stock repurchase program whereby the Bank may repurchase up to a maximum of $800,000 of common stock over a period of 12 months through December 12, 2001. The Bank repurchased and retired approximately 31,327 shares for $533,094 as of December 31, 2001.


NOTE 18.  DEFINITIVE AGREEMENT

     In 2001 a definitive agreement was signed to merge First Western Bank into Union Bank of California, N.A. in exchange for approximately $20,750,000 in cash and 717,497 shares of common stock of Union BanCal Corporation stock, subject to the approval of First Western Bank's stockholders.

                                     ANNEX A

                                                                       EXECUTION
                                                                       AGREEMENT


                          AGREEMENT AND PLAN OF MERGER



                                  BY AND AMONG



                               FIRST WESTERN BANK



                         UNION BANK OF CALIFORNIA, N.A.



                             UNIONBANCAL CORPORATION



                                   DATED AS OF



                                DECEMBER 18, 2001


                                TABLE OF CONTENTS

                                                                                  PAGE
                                                                                  ----
ARTICLE I             THE MERGER AND RELATED MATTERS................................1

         1.1      Merger; Surviving Entity and Resulting Institution................1

         1.2      Effective Time of the Merger......................................1

         1.3      Exchange Amount; Conversion of First Western Common Stock.........2

                  (a)      Conversion of First Western Common Stock.................2

                  (b)      Cash/Stock Election......................................3

                  (c)      Reservation of Shares....................................5

                  (d)      Dissenting Shares........................................5

                  (e)      Exchange of First Western Common Stock...................5

                  (f)      No Fractional Shares.....................................7

                  (g)      Stock Options............................................7

                  (h)      Articles of Association and Bylaws of the Surviving
                           Corporation..............................................7

                  (i)      Directors and Officers of the Surviving Corporation......7

                  (j)      Principal Office.........................................7

         1.4      Closing...........................................................7

         1.5      Reservation of Right to Revise Transaction........................7

         1.6      Additional Actions................................................7

ARTICLE II            REPRESENTATIONS AND WARRANTIES OF UBOC AND UNIONBANCAL........8

         2.1      Organization......................................................8

         2.2      Authorization.....................................................8

         2.3      Conflicts.........................................................9

         2.4      Capitalization....................................................9

         2.5      UBOC and UnionBanCal Filings......................................9

         2.6      UBOC and UnionBanCal Reports.....................................10

         2.7      Compliance with Laws.............................................10

         2.8      Registration Statement; Proxy Statement..........................11

         2.9      Litigation.......................................................11

         2.10     Accuracy of Information..........................................11

         2.11     Governmental Approvals and Other Conditions......................11

ARTICLE III           REPRESENTATIONS AND WARRANTIES OF FIRST WESTERN..............12

         3.1      Organization.....................................................12

         3.2      Authorization....................................................12

         3.3      Conflicts........................................................12

         3.4      Anti-takeover Provisions Inapplicable............................13

         3.5      Capitalization and Shareholders..................................13

         3.6      First Western Financial Statements; Material Changes.............13

         3.7      First Western Subsidiaries.......................................14

         3.8      First Western Filings............................................14

         3.9      First Western Reports............................................15

         3.10     Compliance With Laws.............................................15

                                       i


                                TABLE OF CONTENTS
                                  (Continued)
                                                                                  PAGE
                                                                                  ----
         3.11     Registration Statement; Proxy Statement..........................15

         3.12     Litigation.......................................................16

         3.13     Licenses.........................................................16

         3.14     Taxes............................................................16

         3.15     Insurance........................................................17

         3.16     Loans; Investments...............................................17

         3.17     Allowance for Possible Loan Losses...............................19

         3.18     First Western Benefit Plans......................................19

         3.19     Compliance with Environmental Laws...............................22

         3.20     Contracts and Commitments........................................23

         3.21     Defaults.........................................................25

         3.22     Operations Since December 31, 2000...............................25

         3.23     Corporate Records................................................27

         3.24     Undisclosed Liabilities..........................................27

         3.25     Assets...........................................................27

         3.26     Indemnification..................................................28

         3.27     Insider Interests................................................28

         3.28     Registration Obligations.........................................28

         3.29     Regulatory, Tax and Accounting Matters...........................28

         3.30     Brokers and Finders..............................................28

         3.31     Accuracy of Information..........................................28

         3.32     Fairness Opinion.................................................28

         3.33     Governmental Approvals and Other Conditions......................28

ARTICLE IV            COVENANTS OF FIRST WESTERN...................................29

         4.1      Business in Ordinary Course......................................29

         4.2      Conforming Accounting and Reserve Policies; Restructuring
                  Expenses.........................................................31

         4.3      Certain Actions..................................................31

ARTICLE V             ADDITIONAL AGREEMENTS........................................32

         5.1      Inspection of Records; Confidentiality...........................32

         5.2      Registration Statement; Shareholder Approval.....................33

         5.3      Agreements of Directors and Other Affiliates.....................33

         5.4      Expenses.........................................................34

         5.5      Cooperation......................................................34

         5.6      Regulatory Applications..........................................34

         5.7      Financial Statements and Reports.................................34

         5.8      Notice...........................................................34

         5.9      Press Release....................................................35

         5.10     Delivery of Supplements to Disclosure Schedules..................35

         5.11     Litigation Matters...............................................35

         5.12     Written Agreements with Employees; Benefits and
                  Related Matters..................................................35

                  (a)      Employee Agreements.....................................35

                  (b)      Employee Benefits.......................................35

                  (c)      Severance...............................................35

                                       ii


                               TABLE OF CONTENTS
                                  (Continued)
                                                                                  PAGE
                                                                                  ----
         5.13     Indemnification and Insurance....................................35

         5.14     Noncompetition...................................................36

         5.15     Environmental Reports............................................36

         5.16     Trade Name Rights................................................37

ARTICLE VI            CONDITIONS...................................................37

         6.1      Conditions to the Obligations of UBOC and UnionBanCal............37

         6.2      Conditions to the Obligations of First Western...................38

         6.3      Conditions to the Obligations of the Parties.....................38

ARTICLE VII           TERMINATION; AMENDMENT; WAIVER...............................39

         7.1      Termination......................................................39

         7.2      Liabilities and Remedies; Liquidated Damages.....................40

         7.3      Survival of Agreements...........................................41

         7.4      Amendment........................................................41

         7.5      Waiver...........................................................41

ARTICLE VIII          GENERAL PROVISIONS...........................................42

         8.1      Survival.........................................................42

         8.2      Notices..........................................................42

         8.3      Applicable Law...................................................43

         8.4      Headings, Etc....................................................43

         8.5      Attorneys' Fees..................................................43

         8.6      Waiver of Right to Jury Trial....................................43

         8.7      Severability.....................................................43

         8.8      Entire Agreement; Binding Effect; Non-Assignment; Counterparts...43


EXHIBITS

Exhibit A         Form of Stock Option Agreement
Exhibit B         OCC Merger Agreement
Exhibit C         Form of Affiliate Agreement
Exhibit D         Form of Legal Opinion (Gary Steven Findley and Associates,
                    counsel to First Western)
Exhibit E         Form of Voting Agreement
Exhibit F         Form of Legal Opinion (UBOC Office of the General Counsel)
Exhibit G         Noncompetition Agreement

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated December 18, 2001, is by and among First Western Bank, a California banking corporation
("First Western"), Union Bank of California, N.A., a national banking association ("UBOC"), and UnionBanCal Corporation, a California corporation and a registered bank holding company under the Federal Bank Holding Company Act ("UnionBanCal"), the sole shareholder of UBOC which joins in this Agreement for the purpose of providing the stock consideration as set forth below.

     A. First Western and UBOC wish to provide for the terms and conditions of a business combination in which First Western will be merged (the "Merger") with and into UBOC with UBOC as the surviving entity.

     B. For federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended ("Code"), and this Agreement shall constitute a plan of reorganization pursuant to Section 368 of the Code.

     C. The parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

     D. In connection with the execution of this Agreement, First Western, as issuer, will enter into a stock option agreement ("the Stock Option Agreement") with UBOC as grantee in the form attached hereto as Exhibit A.

     Accordingly, and in consideration of the representations, warranties, covenants, agreements and conditions herein contained, the parties hereto agree as follows:

                                   ARTICLE I
                         THE MERGER AND RELATED MATTERS

     1.1 MERGER; SURVIVING ENTITY AND RESULTING INSTITUTION. Subject to the terms and conditions of this Agreement, and pursuant to the provisions of the National Bank Act and the rules and regulations promulgated by the Office of the Comptroller of the Currency (the "OCC") and the Japan Financial Services Agency (the "FSA") (collectively, "Bank Regulations"), at the Effective Time (as defined in Section 1.2 hereof), First Western shall be merged with and into UBOC pursuant to the terms and conditions set forth herein. Upon the consummation of the Merger, the separate corporate existence of First Western shall cease and UBOC shall continue as the surviving entity under the laws of the United States. The name of UBOC as the surviving entity of the Merger shall remain "Union Bank of California, N.A." From and after the Effective Time, UBOC, as the surviving entity of the Merger, shall possess all of the properties and rights and be subject to all of the liabilities and obligations of UBOC and First Western, all as more fully described in the National Bank Act.

     1.2 EFFECTIVE TIME OF THE MERGER. As soon as practicable after each of the conditions set forth in Article VI hereof have been satisfied or waived, the parties will file, or cause to be filed, with the OCC the Merger Agreement (the "Merger Agreement") in the form attached hereto as Exhibit B, and such certificates and other documents as UBOC may deem necessary or appropriate for the Merger, which Merger Agreement and certificates and other documents shall in each case be in the form required by and executed in accordance with the applicable provisions of the National Bank Act. The Merger shall become effective at the time the Merger Agreement is filed with the OCC ("Effective Time"). The filing of the Merger Agreement shall take place on such date as UBOC shall notify First Western in writing.

1.3      EXCHANGE AMOUNT; CONVERSION OF FIRST WESTERN COMMON STOCK.

     (a) CONVERSION OF FIRST WESTERN COMMON STOCK. At the Effective Time the conversion of each outstanding share of First Western no par value common stock ("First Western Common Stock") shall proceed as follows:


          The terms used in this provision shall have the following meanings:

          Initial Cash Component shall mean $20,750,000 in cash.

          Initial Stock Component shall mean 717,497 shares of common stock of UnionBanCal ("UB Common Stock").

          Average Closing Price shall mean the average of the closing price of UB Common Stock as reported in the Wall Street Journal for the 10 trading days of the NYSE preceding the second trading day prior to the Closing Date.

          Exercised Option Adjustment shall be an additional amount of cash and/or additional number of shares of UB Common Stock, the mix of which shall be in the sole discretion of UBOC (provided that the allocation of cash shall not result in the total Adjusted Cash Component exceeding 55% of the Total Value of the Adjusted Merger Consideration), equal in value to the aggregate exercise price paid to First Western by grantees of First Western Stock Options in exercising First Western Stock Options during the period commencing the date of this Agreement and ending at the Effective Time. The value of the UB Common Stock added hereby shall be determined by multiplying the number of additional shares by the Average Closing Price.

          Adjusted Cash Component shall mean the Initial Cash Component plus the cash added by UBOC pursuant to the exercise of its discretion in the adjustment set forth in the Exercised Option Adjustment. Adjusted Stock Component shall mean the Initial Stock Component; plus the number of additional shares of UB Common Stock added pursuant to the exercise of its discretion in the adjustment set forth in the Exercised Option Adjustment; plus or minus (as the case may be) shares of UB Common Stock determined as follows: (i) if the Average Closing Price is less than $24.58, UnionBanCal will increase the number of shares of UB Common Stock so that the total number of shares of UB Common Stock multiplied by the Average Closing Price will equal $17,637,500; provided, if the Average Closing Price is less than $20.00 UnionBanCal will have the right to terminate this Agreement pursuant to Section 7.1(g) hereof, or (ii) if the Average Closing Price is greater than $33.26, then the number of shares of UB Common Stock will be reduced so that the number of shares of UB Common Stock multiplied by the Average Closing Price is equal to $23,862,500.

          Adjusted Merger Consideration shall mean the sum of: (x) the Adjusted Cash Component, plus (y) the Adjusted Stock Component.

          Pro Forma Shares shall mean the sum of all outstanding shares of First Western Common Stock, issued and outstanding immediately prior to the Effective Time ("Outstanding Shares"), plus all First Western Stock Options (as defined in Section 1.3(g) hereof) outstanding and unexercised as of the Effective Time.

          Total Value shall mean the sum of (y) the Adjusted Cash Component plus
          (z) the Adjusted Stock Component multiplied by the Average Closing Price.

          Pro Forma Value shall mean the sum of (y) the Total Value plus, (z) the aggregate exercise price of all unexercised First Western Options validly granted and outstanding at the Effective Time.

          Per Share Pro Forma Value shall mean the Pro Forma Value divided by the Pro Forma Shares.

          Remaining Adjusted Cash Component shall mean the remainder of (x) the Adjusted Cash Component, minus (y) cash equal to the Per Share Pro Forma Value multiplied by the total number of shares of First Western Common Stock for which dissenters' rights have been perfected, minus
          (z) the aggregate Stock Option Consideration as set forth in Section 1.3(a)(i) hereof.

          Adjusted Per Share Stock Component shall mean the Adjusted Stock Component divided by the remainder of (x) Outstanding Shares, minus
          (y) the total number of shares of First Western Common Stock for which dissenters' rights have been perfected.

          Remaining Adjusted Per Share Cash Component shall mean the Remaining Adjusted Cash Component divided by the remainder of (x) Outstanding Shares, minus (y) the total number of shares of First Western Common Stock for which dissenters' rights have been perfected.

     (i) UBOC shall deliver to an independent exchange agent to be selected by UBOC (the "Exchange Agent") the Adjusted Stock Component and the Remaining Adjusted Cash Component. Each share of First Western Common Stock, (except for Dissenting Shares, if applicable, as defined in Section 1.3(d) hereof) shall, by virtue of the Merger and without any action on the part of the holder thereof, but subject to Sections 1.3(b) and (f) hereof, be converted into the right to receive cash in the amount of the Remaining Adjusted Per Share Cash Component and the Adjusted Per Share Stock Component. UBOC shall pay to the holder of each outstanding, unexercised First Western Stock Option who has delivered the agreement anticipated by Section 1.3(g), in cash, the Per Share Pro Forma Value minus the exercise price of each such option (the "Stock Option Consideration") for each such option. The payment of cash to the holders of outstanding, unexercised First Western Options shall be paid out of the Adjusted Cash Component. UBOC shall set aside, in cash out of the Adjusted Cash Component, for each share of First Western Common Stock for which dissenters rights have been perfected the Per Share Pro Forma Value (the "Dissenters Set Aside").

     (ii) The holders of certificates formerly representing shares of First Western Common Stock shall cease to have any rights as shareholders of First Western, except such rights, if any, as they may have pursuant to the California General Corporations Law ("CGCL"). Except as provided above, until certificates representing shares of First Western Common Stock are surrendered for exchange, the certificates of each holder shall, after the Effective Time, represent for all purposes only the right to receive the Remaining Adjusted Per Share Cash Component and the Adjusted Per Share Stock Component.

     (iii) If, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding shares of UB Common Stock shall, through a reclassification, recapitalization, stock dividend, stock split or reverse stock split have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities, appropriate adjustment will be made to the Stock Component.

     (b) CASH/STOCK ELECTION.

          (i) The terms used in this provision shall have the following meanings:

               Cash/Stock Election shall mean the process described herein by which each First Western shareholder shall be permitted to state a preference to receive all cash or all stock in exchange for his or her shares of First Western Common Stock.

               Default Consideration shall mean the right to receive the Adjusted Per Share Stock Component and the Remaining Adjusted Per Share Cash Component.

               Stock Elector shall mean a First Western shareholder who has timely submitted the proper form expressing a request to receive all shares of UB Common Stock as his or her Per Share Pro Forma Value.

               Cash Elector shall mean a First Western shareholder who has timely submitted the proper form expressing a request to receive all cash as his or her Per Share Pro Forma Value.

               Oversubscribed shall mean that Cash Electors have requested more aggregate cash than is available in the Remaining Adjusted Cash Component after allocation of cash for the payment of the Default Consideration.

               Undersubscribed shall mean that Stock Electors have requested more aggregate shares of UB Common Stock than is available in the Adjusted Stock Component and that thus there remains cash from the Remaining Adjusted Cash Component after allocation of cash for the payment of the Default Consideration that has not been requested by First Western shareholders.

               Per Share Merger Consideration shall mean the combined value of the Adjusted Per Share Stock Component and the Remaining Adjusted Per Share Cash Component as of the Effective Time.

               Stock Transaction Value shall mean, at the Effective Time, the Per Share Merger Consideration expressed as a number of shares of UB Common Stock derived by adding the Adjusted Per Share Stock Component to a number shares equal to the Remaining Adjusted Per Share Cash Component divided by the Average Closing Price.

          (ii) Each First Western shareholder may state a preference to receive his or her Per Share Adjusted Merger Consideration in any of the following: (x) the Default Consideration; (y) all shares of UB Common Stock; or (z) all cash. If no election is made, the shareholder will be deemed to have elected and will receive the Default Consideration for each share of First Western Common Stock owned. The order in which the Adjusted Merger Consideration shall be allocated is as follows: (A) cash from the Adjusted Cash Component in the amount of the Dissenters Set Aside; (B) cash from the Adjusted Cash Component in the amount of the Stock Option Consideration; and (C) the Default Consideration. Thereafter the Adjusted Merger Consideration shall be allocated in accordance with the following provisions of this Section 1.3(b).

          (iii) The Cash/Stock Election is subject to the limitation that the aggregate shall not exceed the Adjusted Cash Component and the Adjusted Stock Component.

          (iv) After allocating the Dissenters Set Aside, the Stock Option Consideration and the Default Consideration, if the aggregate Remaining Adjusted Cash Component is Undersubscribed, then the election process shall proceed as follows:

          First the election of the Cash Electors shall be fulfilled by providing to each Cash Elector the Per Share Pro Forma Value in cash from the Remaining Adjusted Cash Component.

          Then, the balance of the Remaining Adjusted Cash Component shall be divided among the Stock Electors pro rata by number of shares.

          Then, the balance of the Adjusted Stock Component shall be divided among the Stock Electors pro rata by number of shares.

          (v) After allocating the Dissenters Set Aside, the Stock Option Consideration and the Default Consideration, if the aggregate Remaining Adjusted Cash Component is Oversubscribed, then the election process shall proceed as follows:

          First the election of the Stock Electors shall be fulfilled by providing to each Stock Elector the Stock Transaction Value in shares of UB Common Stock from the Adjusted Stock Component.

          Then, the balance of the Adjusted Stock Component shall be divided among the Cash Electors pro rata by number of shares.

          Then, the balance of the Remaining Adjusted Cash Component shall be divided among the Cash Electors pro rata by number of shares.

          (vi) A First Western shareholder may not make a Cash/Stock Election until after the Effective Time and need not make a Cash/Stock Election at all. Immediately following the Effective Time, UBOC shall send to each First Western shareholder a letter of transmittal describing the Cash/Stock Election in more detail and providing forms for making the Cash/Stock Election, as desired.

          (vii) The Cash/Stock Election, if made, must be made for all shares held in the name of the First Western shareholder. A First Western shareholder who holds shares in two or more capacities or in different names may make a separate Cash/Stock Election for each name or capacity in which shares are held. However, shares represented by a single certificate may make only one Cash/Stock Election.

          (viii) First Western shareholders who make a Cash/Stock Election have no assurance that they will receive all cash or all stock or any specific proportion thereof.

     (c) RESERVATION OF SHARES. Prior to the Effective Time, the Board of Directors of UnionBanCal shall reserve for issuance a sufficient number of shares of UB Common Stock for the purpose of issuing its shares to the shareholders of First Western in accordance herewith.

     (d) DISSENTING SHARES. Any shares of First Western Common Stock held by a holder who dissents from the Merger in accordance with Section 1300 of the CGCL shall be herein called "Dissenting Shares." Notwithstanding any other provision of this Agreement, any Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall be entitled only to such rights as are afforded in respect of Dissenting Shares pursuant to the CGCL.

     (e) EXCHANGE OF FIRST WESTERN COMMON STOCK.

          (i) As soon as reasonably practicable after the Effective Time, holders of record of certificates formerly representing shares of First Western Common Stock ("Certificates") shall be instructed to tender such Certificates to the Exchange Agent pursuant to a letter of transmittal that UBOC shall deliver or cause to be delivered to such holders. Such letter of transmittal shall specify that risk of loss and title to Certificates shall pass only upon acceptance of such Certificates by UBOC or the Exchange Agent.

          (ii) After the Effective Time, each holder of a Certificate that surrenders such Certificate to UBOC or the Exchange Agent will, upon acceptance thereof by UBOC or the Exchange Agent, be entitled to the Per Share Merger Consideration payable in respect of the shares represented thereby as determined under Section 1.3(b).

          (iii) UBOC or the Exchange Agent shall accept Certificates upon compliance with such reasonable terms and conditions as UBOC or the Exchange Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices. Certificates shall be appropriately endorsed or accompanied by such instruments of transfer as UBOC or the Exchange Agent may reasonably require.

          (iv) Each outstanding Certificate, other than those representing Dissenting Shares, shall until duly surrendered to UBOC or the Exchange Agent be deemed to evidence the right to receive the Per Share Merger Consideration payable in respect of the shares represented thereby.

          (v) After the Effective Time, holders of Certificates shall cease to have rights with respect to the First Western Common Stock previously represented by such Certificates, and their sole rights (other than the holders of Certificates representing Dissenting Shares) shall be to exchange such Certificates for the Per Share Merger Consideration. At the Effective Time, First Western shall deliver a certified copy of a list of its shareholders to UBOC or the Exchange Agent. After the Effective Time, there shall be no further transfer of Certificates on the records of First Western, and if such Certificates are presented to First Western for transfer, they shall be canceled against delivery of the Per Share Merger Consideration. UBOC shall not be obligated to deliver any Adjusted Merger Consideration to any holder of First Western Common Stock until such holder surrenders the Certificates as provided herein. No dividends declared will be remitted, nor any voting rights granted, to any person entitled to receive UB Common Stock under this Agreement until such person surrenders the Certificate representing the right to receive such UB Common Stock, at which time such dividends on whole shares of UB Common Stock with a record date on or after the Effective Time shall be remitted to such person, without interest and less any taxes that may have been imposed thereon, and voting rights will be restored. Certificates surrendered for exchange by any person constituting an "affiliate" of First Western for purposes of Rule 145 under the Securities Act of 1933 and the rules and regulations thereunder (the "Securities Act") shall not be exchanged for certificates representing UB Common Stock until UBOC has received a written agreement from such person as specified in Section 5.3. Neither the Exchange Agent nor any party to this Agreement nor any affiliate thereof shall be liable to any holder of First Western Common Stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. UBOC and the Exchange Agent shall be entitled to rely upon the stock transfer books of First Western to establish the identity of those persons entitled to receive consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, UBOC or the Exchange Agent shall be entitled to deposit any consideration in respect thereof in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

          (vi) If any Adjusted Merger Consideration is to be issued to a person other than a person in whose name a surrendered Certificate is registered, it shall be a condition of issuance that the surrendered Certificate shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such issuance shall pay to UBOC or the Exchange Agent any required transfer or other taxes or establish to the satisfaction of UBOC or the Exchange Agent that such tax has been paid or is not applicable.

          (vii) In the event any Certificate shall have been lost, stolen or destroyed, the owner of such lost, stolen or destroyed Certificate shall deliver to UBOC or the Exchange Agent an affidavit stating such fact, in form satisfactory to UBOC, and, at UBOC's discretion, a bond in such reasonable sum as UBOC or the Exchange Agent may direct as indemnity against any claim that may be made against UBOC or First Western or its successor or any other party with respect to the Certificate alleged to have been lost, stolen or destroyed. Upon such delivery, the owner shall have the right to receive the Per Share Merger Consideration with respect to the shares represented by the lost, stolen or destroyed Certificate.

     (f) NO FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, neither certificates nor scrip for fractional shares of UB Common Stock shall be issued in the Merger. Each holder who otherwise would have been entitled to a fraction of a share of UB Common Stock (after taking into account all Certificates of such holder) shall receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the Average Closing Price. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share interest.

     (g) STOCK OPTIONS. Prior to the Effective Time, First Western shall make arrangements satisfactory to UBOC for either (i) the exercise of each option outstanding ("First Western Stock Option") under First Western's Stock Option Plan (the "First Western Stock Option Plan") by the holder ("Option Holder") thereof by such holder paying to First Western the exercise price as provided in the stock option agreements that govern each First Western Option, or (ii) the delivery of an agreement between First Western and each Option Holder who has not exercised all First Western Stock Options prior to the Effective Time canceling each Option Holder's First Western Stock Options in return for receipt following the Effective Time of the Stock Option Consideration. As of the Effective Time, consistent with the provisions of the First Western Stock Option Plan, each unexercised First Western Option shall terminate and no holder of an unexercised First Western Stock Option shall have further right or entitlement with respect to the common stock of First Western or UnionBanCal.

     (h) ARTICLES OF ASSOCIATION AND BYLAWS OF THE SURVIVING CORPORATION. The Articles of Association and Bylaws of UBOC, as in effect immediately prior to the Effective Time, shall be the Articles of Association and Bylaws of UBOC, as the surviving corporation of the Merger, until either is thereafter amended in accordance with applicable law.

     (i) DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The directors and officers of UBOC immediately prior to the Effective Time shall be the directors and officers of UBOC, as the surviving corporation of the Merger, until their respective successors shall be duly elected and qualified or otherwise duly selected.

     (j) PRINCIPAL OFFICE. The location of the principal office of UBOC, as the surviving corporation of the Merger, shall be 400 California Street, San Francisco, California 94104.

     1.4 CLOSING. Subject to the provisions of Article VI hereof, the closing of the transactions contemplated in this Agreement (the "Closing") shall be at such date, time and location as UBOC shall notify First Western in writing. The date on which the Closing actually occurs is herein referred to as the "Closing Date."

     1.5 RESERVATION OF RIGHT TO REVISE TRANSACTION. After consultation with First Western, UBOC shall have the unilateral right to change the method of effecting the Merger (including without limitation the provisions of this
Article 1), to the extent permitted by applicable law and to the extent it deems such change to be desirable, provided, however, that no such change shall (a) alter or change the amount or kind of the Adjusted Merger Consideration, (b) diminish the benefits to be received by the directors, officers or employees of First Western as set forth in this Agreement, (c) materially impede or delay the consummation of the Merger or (d) adversely affect the tax treatment of First Western shareholders as a result of receiving the Per Share Merger Consideration. UBOC may exercise this right of revision by giving written notice thereof in the manner provided in Section 8.2 of this Agreement.

     1.6 ADDITIONAL ACTIONS. If, at any time after the Effective Time, UBOC shall consider or be advised that any further deeds, assignments or assurances or any other acts are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in UBOC its right, title or interest in, to or under any of the rights, properties or assets of First Western or (b) otherwise carry out the purposes of this Agreement, First Western shall be deemed to have granted to UBOC an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances and to do all acts necessary or desirable to vest, perfect or confirm title and possession to such rights, properties or assets in UBOC and otherwise carry out the purposes of this Agreement, and the officers and directors of UBOC are authorized in the name of First Western to take any and all such action.

                                   ARTICLE II
             REPRESENTATIONS AND WARRANTIES OF UBOC AND UNIONBANCAL


     Except as set forth on a disclosure schedule delivered to First Western identifying the Section number of this Agreement ("UBOC Disclosure Schedule") UBOC and UnionBanCal jointly and severally represent and warrant to First Western that:

     2.1 ORGANIZATION.

     (a) UBOC is a national banking association duly organized, validly existing and in good standing under the laws of the United States, has all requisite power and authority, corporate and otherwise, to own, operate and lease its assets and properties and to carry on its business substantially as it has been and is now being conducted. UnionBanCal is a corporation duly organized, validly existing and in good standing under the laws of the State of California, is a bank holding company under the Bank Holding Company Act of 1956 and is the sole shareholder of UBOC. Each of UnionBanCal and UBOC is duly qualified to do business and is in good standing in each jurisdiction where the character of the assets or properties owned or leased by it or the nature of the business transacted by it requires that it be so qualified, except where the failure to so qualify would not have a Material Adverse Effect (as defined in Section 2.1
(b) hereof) on it or materially adversely affect its ability to consummate the transactions contemplated herein. Each of UnionBanCal and UBOC has all requisite corporate power and authority to enter into this Agreement and the Stock Option Agreement, subject to the receipt of all requisite regulatory approvals and the expiration of applicable waiting periods, to consummate the transactions contemplated hereby.

     (b) As used in this Agreement, the term "Material Adverse Effect" with respect to UBOC, UnionBanCal or First Western means any condition, event, change or occurrence that has or may reasonably be expected to have a material adverse effect on the condition (financial or otherwise), properties, business, prospects, operations, assets or deposit liabilities of such entity taken together with its affiliated entities on a consolidated basis; it being understood that a Material Adverse Effect shall not include: (i) a change with respect to, or effect on, such entity and its Subsidiaries resulting from a change in law, rule, regulation, generally accepted accounting principles or regulatory accounting principles, as such would apply to the financial statements of such entity on a consolidated basis; (ii) a change with respect to, or effect on, such entity and any entity which it owns or controls directly or indirectly ("Subsidiaries") resulting from expenses (such as legal, accounting and investment bankers' fees) incurred in connection with this Agreement; or (iii) in the case of First Western, any financial change resulting from adjustments taken pursuant to Section 4.2 hereof.

     2.2 AUTHORIZATION. The execution, delivery and performance of this Agreement and the Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly approved and authorized by the Boards of Directors of UBOC and UnionBanCal, and no other corporate action on their part is required to be taken. This Agreement has been duly executed and delivered by UBOC and UnionBanCal and constitutes the valid and binding obligation of each of them and is enforceable against each of them, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines.

     2.3 CONFLICTS. Subject to the second sentence of this Section 2.3, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation, breach or termination of, or default or loss of a material benefit under, or permit the acceleration of any obligation under, or result in the creation of any material lien, charge or encumbrance on any of the property or assets under, any provision of the Articles of Association or Bylaws of UBOC or similar documents of any Subsidiary of UnionBanCal or UBOC ("UB Subsidiary") or any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to UBOC, UnionBanCal or any UB
Subsidiary or their respective properties, other than any such conflicts, violations or defaults which (i) will be cured or waived prior to the Effective Time; (ii) are not material to the conduct of business or operations of UBOC, UnionBanCal or any UB Subsidiary; or (iii) are disclosed in Section 2.3 of that certain confidential writing delivered by UBOC to First Western not less than two business days prior to the date hereof (the "UBOC Disclosure Schedule"). No consent, approval, order or authorization of, or registration, declaration or filing with, any federal or state governmental authority is required by or with respect to UBOC or UnionBanCal in connection with the execution and delivery of this Agreement and the Stock Option Agreement or the consummation by them of the transactions contemplated hereby or thereby except for: (a) the filing of all required regulatory applications or notifications by UBOC, First Western and/or their respective Subsidiaries for approval of the transactions contemplated by this Agreement and the Stock Option Agreement; (b) the filing by UnionBanCal of the registration statement relating to the UB Common Stock to be issued pursuant to this Agreement ("Registration Statement") with the United States Securities and Exchange Commission ("SEC") and various blue sky authorities, which Registration Statement shall include the prospectus/proxy statement ("Proxy Statement") for use in connection with the First Western shareholders' meeting to approve the Merger ("First Western Shareholders' Meeting"); (c) the filing of the Merger Agreement with respect to the Merger with the OCC; (d) the filing of the articles of combination with the OCC relating to the Bank Merger; (e) any filings, approvals or no-action letters with or from state securities authorities; (f) any anti-trust filings, consents, waivers or approvals; and (g) approval by the FSA.

     2.4 CAPITALIZATION.

     (a) As of the date hereof, the authorized capital stock of UnionBanCal consists of (i) 300,000,000 shares of UB Common Stock, of which, as of September 30, 2001, 157,181,483 shares were issued and outstanding and (ii) 5,000,000 shares of preferred stock, no par value per share ("UB Preferred Stock"), of which none are issued and outstanding. All of the issued and outstanding shares of UB Common Stock have been, and all of the shares of UB Common Stock to be issued in the Merger will be, at the Effective Time, duly and validly authorized and issued, and are or will be, as the case may be, fully paid and non-assessable. None of the outstanding shares of UB Common Stock has been issued in violation of any preemptive rights of the current or past shareholders of UnionBanCal and none of the outstanding shares of UB Common Stock is or will be entitled to any preemptive rights in respect of the Merger or any of the other transactions contemplated by this Agreement.

     (b) As of the date hereof, UBOC does not have outstanding any securities or rights convertible into or exchangeable for UB Common Stock or any commitments, contracts, understandings or arrangements by which UBOC is or may be bound to issue additional shares of UB Common Stock, except pursuant to employee and director stock options or as otherwise set forth in Section 2.4 of the UBOC Disclosure Schedule.

     2.5 UBOC AND UNIONBANCAL FILINGS. UBOC and UnionBanCal have previously made available, or will make available prior to the Effective Time, to First Western true and correct copies of (i) proxy statements relating to all meetings of UnionBanCal shareholders (whether special or annual) during calendar years 1999, 2000 and 2001; and (ii) all other reports, as amended, or filings, as amended, required to be filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") by UnionBanCal with the SEC since December 31, 1999 including without limitation on Forms 10-K, 10-Q and 8-K.

     2.6 UBOC AND UNIONBANCAL REPORTS. Each of UBOC, UnionBanCal and the UB Subsidiaries has filed, and will continue to file, all reports and statements, together with any amendment required to be made with respect thereto, that it was, or will be required to file with the SEC, the OCC, the Federal Reserve Board ("FRB"), New York Stock Exchange ("NYSE") and other applicable bank, securities and other regulatory authorities (except filings which are not material). As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the authority with which they were filed and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Other than normal examinations conducted by the Internal Revenue Service (the "IRS"), state and local taxing authorities, or the OCC in the regular course of the business of UBOC, UnionBanCal or the UB Subsidiaries, no federal, state or local governmental agency, commission or other entity has initiated any proceeding or, to the best knowledge of UBOC and UnionBanCal, investigation into the business or operations of UBOC, UnionBanCal or the UB Subsidiaries since December 31, 1999 except as set forth in Section 2.6 of the UBOC Disclosure Schedule. There is no unresolved violation, criticism or exception by the SEC, OCC, FRB or other agency, commission or entity with respect to any report or statement referred to herein that is material to UBOC, UnionBanCal or any UB Subsidiary on a consolidated basis.

     2.7 COMPLIANCE WITH LAWS.

     (a) Except as disclosed in Section 2.7 of the UBOC Disclosure Schedule, the businesses of UBOC, UnionBanCal and the UB Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any governmental entity, including, without limitation, any laws affecting financial institutions (including those pertaining to the Bank Secrecy Act, the investment of funds, the lending of money, the collection of interest and the extension of credit), federal and state securities laws, laws and regulations relating to financial statements and reports, truth-in-lending, truth-in-savings, usury, fair credit reporting, consumer protection, occupational safety, fair employment practices, fair labor standards and laws and regulations relating to employees and employee benefits, and any statutes or ordinances relating to the properties occupied or used by UBOC, UnionBanCal or any UB Subsidiary, except for possible violations which either singly or in the aggregate do not and, insofar as reasonably can be foreseen in the future, will not have a Material Adverse Effect on UBOC or UnionBanCal.

     (b) Except as disclosed in Section 2.7 of the UBOC Disclosure Schedule, no investigation or review by any governmental entity with respect to UBOC, UnionBanCal or any UB Subsidiary is pending or, to the best knowledge of UBOC and UnionBanCal, threatened, nor has any governmental entity indicated to UBOC, UnionBanCal or any UB Subsidiary an intention to conduct the same, other than normal regulatory examinations and other investigations or reviews the outcome of which will not have a Material Adverse Effect on UBOC or UnionBanCal.

     (c) UBOC and UnionBanCal are in substantial compliance with the applicable provisions of the Community Reinvestment Act of 1977 (the "CRA") and the regulations promulgated thereunder. As of the date of this Agreement, neither UBOC nor UnionBanCal has been advised of the existence of any fact or circumstance or set of facts or circumstances which, if true, would cause UBOC or any of the UB Subsidiaries to fail to be in substantial compliance with such provisions. UBOC has not received a CRA rating from an applicable regulatory authority which is less than "satisfactory."

     2.8 REGISTRATION STATEMENT; PROXY STATEMENT. The information to be supplied by UBOC and UnionBanCal for inclusion in the Registration Statement will not, at the time the Registration Statement is declared effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information to be supplied by UBOC and UnionBanCal for inclusion in the Proxy Statement will not, on the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to First Western's shareholders, at the time of the First Western Shareholders' Meeting and at the Effective Time, contain any statement that, in light of the circumstances under which it is made, is false or misleading with respect to any material fact, omits to state any material fact necessary in order to make the statements made therein not false or misleading, or omits to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the First Western Shareholders' Meeting that has become false or misleading. If, at any time prior to the Effective Time, any event relating to UBOC or any of its affiliates, officers or directors is discovered by UBOC that should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, UBOC will promptly inform First Western and such amendment or supplement will be promptly filed with the SEC and, as required by law, disseminated to the shareholders of First Western. Notwithstanding the foregoing, UBOC and UnionBanCal make no representation or warranty with respect to any information supplied by First Western that is contained in the Registration Statement or the Proxy Statement. The Proxy Statement and the Registration Statement will (with respect to UBOC and UnionBanCal) comply in all material respects as to form and substance with the requirements of the Exchange Act, the Securities Act, and the rules and regulations thereunder.

     2.9 LITIGATION. Except as disclosed in Section 2.9 of the UBOC Disclosure Schedule, there is no suit, action, investigation or proceeding, legal, quasi-judicial, administrative or otherwise, pending or, to the best knowledge of UBOC and UnionBanCal, threatened, against or affecting UBOC, UnionBanCal or any UB Subsidiary, or any of their respective officers, directors, employees or agents, in their capacities as such, which if adversely determined, would have a Material Adverse Effect on UBOC or which would materially affect the ability of UBOC or UnionBanCal to consummate the transactions contemplated herein or which is seeking to enjoin consummation of the transactions provided for herein or to obtain other relief in connection with this Agreement and the Stock Option Agreement or the transactions contemplated hereby or thereby, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against UBOC, UnionBanCal or any UB Subsidiary or any of their respective officers, directors, employees or agents, in their capacities as such, having, or which, insofar as reasonably can be foreseen in the future, would have any such effect.

     2.10 ACCURACY OF INFORMATION. The statements of UBOC and UnionBanCal contained in this Agreement, the UBOC Disclosure Schedule and in any other written document executed and delivered by or on behalf of UBOC or UnionBanCal pursuant to the terms of this Agreement and the Stock Option Agreement are true and correct in all material respects.

     2.11 GOVERNMENTAL APPROVALS AND OTHER CONDITIONS. To the best knowledge of UBOC and UnionBanCal, there is no reason relating specifically to UBOC, UnionBanCal or any UB Subsidiary why (a) the approvals that are required to be obtained from regulatory authorities having approval authority in connection with the transactions contemplated hereby should not be granted, (b) such regulatory approvals should be subject to a condition which would differ from conditions customarily imposed by such regulatory authorities in orders approving acquisitions of the type contemplated hereby or (c) any of the conditions precedent as specified in Article VI hereof to the obligations of any of the parties hereto to consummate the transactions contemplated hereby are unlikely to be fulfilled within the applicable time period or periods required for satisfaction of such condition or conditions.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF FIRST WESTERN

     Except as set forth on a disclosure schedule delivered to UBOC identifying the section number of this Agreement ("First Western Disclosure Schedule") First Western represents and warrants to UBOC and UnionBanCal that:

     3.1 ORGANIZATION. First Western is a California banking corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite power and authority, corporate and otherwise, to own, operate and lease its assets and properties and to carry on its business substantially as it has been and is now being conducted. First Western is duly qualified to do business and is in good standing in each jurisdiction where the character of the assets or properties owned or leased by it or the nature of the business transacted by it requires that it be so qualified, except where the failure to so qualify would not have a Material Adverse Effect on First Western or materially adversely affect its ability to consummate the transactions contemplated herein. First Western has all requisite corporate power and authority to enter into this Agreement and the Stock Option Agreement and, subject to the approval of this Agreement by its shareholders and the receipt of all requisite regulatory approvals and the expiration of any applicable waiting periods, to consummate the transactions contemplated hereby or thereby.

     3.2 AUTHORIZATION. The execution, delivery and performance of this Agreement and the Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly approved and authorized by the Board of Directors of First Western subject to regulatory approval, if any, required, and all necessary corporate action on the part of First Western has been taken, subject to the approval of this Agreement and the Merger by the affirmative vote (the "Required Vote") of a majority of the outstanding shares of First Western Common Stock. This Agreement has been duly executed and delivered by First Western and constitutes the valid and binding obligation and is enforceable against it, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or similar laws or equitable principles or doctrines.

     3.3 CONFLICTS. Subject to the second sentence of this Section 3.3, the execution and delivery of this Agreement and the Stock Option Agreement does not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with or result in any violation, breach or termination of, or default or loss of a material benefit under, permit the acceleration of any obligation under, require the giving of notice or obtaining consent under, or result in the creation of any material lien, charge or encumbrance on any property or assets under, any provision of the Articles of Incorporation or Bylaws of First Western or similar documents of any First Western Subsidiary (as defined in Section 3.7 hereof), or any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to First Western or any First Western Subsidiary or their respective properties, other than any such conflicts, violations or defaults which (i) will be cured or waived prior to the Effective Time or (ii) are disclosed in Section 3.3 of the First Western Disclosure Schedule. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal or state governmental authority is required by or with respect to First Western in connection with the execution and delivery of this Agreement and the Stock Option Agreement or the consummation by First Western of the transactions contemplated hereby or thereby except for: (a) the filing of all required regulatory applications or notifications by UBOC, First Western and/or their respective Subsidiaries for approval of the transactions contemplated by this Agreement; (b) the filing by UnionBanCal of the Registration Statement with the SEC and various blue sky authorities, which Registration Statement shall include the Proxy Statement for use in connection with the First Western Shareholders' Meeting; (c) the filing of the Merger Agreement with respect to the Merger with the OCC; (d) any filings, approvals or no-action letters with or from state securities authorities; and (e) any anti-trust filings, consents, waivers or approvals.

     3.4 ANTI-TAKEOVER PROVISIONS INAPPLICABLE. No "business combination," "moratorium," "control share" or other state antitakeover statute or regulation,
(i) applies to the Merger or the Voting Agreements, (ii) prohibits or restricts the ability of First Western to perform its obligations under this Agreement and the Stock Option Agreement or the ability of First Western to consummate the Merger, (iii) would have the effect of invalidating or voiding this Agreement and the Stock Option Agreement, any of the Voting Agreements, or any provision hereof or thereof, or (iv) would subject UBOC or UnionBanCal to any material impediment or condition in connection with the exercise of any of its rights under this Agreement and the Stock Option Agreement with respect to the Merger or any of the Voting Agreements.

3.5      CAPITALIZATION AND SHAREHOLDERS.

     (a) As of the date hereof, the authorized capital stock of First Western consists of (i) 4,000,000 shares of First Western Common Stock, of which 1,168,090 shares are issued and outstanding (ii) no shares of preferred stock outstanding. All of the issued and outstanding shares of First Western Common Stock have been duly and validly authorized and issued, and are fully paid and non-assessable. None of the outstanding shares of First Western Common Stock has been issued in violation of any preemptive rights of current or past shareholders or are subject to any preemptive rights of the current or past shareholders of First Western. All of the issued and outstanding shares of First Western Common Stock will be entitled to vote to approve this Agreement and the Merger.

     (b) As of the date hereof, First Western had 283,630 shares of First Western Common Stock reserved for issuance under the First Western Stock Option Plan for the benefit of employees and directors of First Western and the First Western Subsidiaries, pursuant to which options covering 283,630 shares of First Western Common Stock are outstanding at an average exercise price of $14.98. Except as set forth in this Section and the Stock Option Agreement, there are no shares of capital stock or other equity securities of First Western outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of First Western, or contracts, commitments, understandings or arrangements by which First Western is or may be bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock. There are no outstanding phantom stock rights or awards.
Section 3.5 of the First Western Disclosure Schedule sets forth the name of the holder of each First Western Option and the date of grant of, number of shares represented by, exercise price, vesting schedule and expiration of, each First Western Option.

     3.6 FIRST WESTERN FINANCIAL STATEMENTS; MATERIAL CHANGES. First Western has heretofore delivered to UBOC its audited consolidated financial statements for the years ended December 31, 1999 and December 31, 2000 and its unaudited financial statements for the quarter ended September 30, 2001 (collectively, the "First Western Financial Statements"). The First Western Financial Statements
(x) are true and correct in all material respects; (y) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto); and (z) fairly present the consolidated financial position of First Western as of the dates thereof and the consolidated results of its operations, shareholders' equity, cash flows and changes in financial position for the periods then ended. Since December 31, 2000 to the date hereof, First Western and the First Western Subsidiaries have not undergone or suffered any changes in their respective condition (financial or otherwise), properties, business or operations which have been, in any case or in the aggregate, materially adverse to First Western on a consolidated basis except as disclosed in Section 3.6 of the First Western Disclosure Schedule. No facts or circumstances have been discovered from which it reasonably appears that there is a significant risk and reasonable probability that First Western will suffer or experience a Material Adverse Effect.

     3.7 FIRST WESTERN SUBSIDIARIES.

     (a) All of the First Western Subsidiaries are listed in Section 3.7 of the First Western Disclosure Schedule. Except as set forth in Section 3.7 of the First Western Disclosure Schedule, First Western owns directly or indirectly all of the issued and outstanding shares of capital stock of the First Western Subsidiaries. Section 3.7 of the First Western Disclosure Schedule sets forth the number of shares of authorized and outstanding capital stock of the First Western Subsidiaries. Except as set forth in Section 3.7 of the First Western Disclosure Schedule, neither First Western nor the First Western Subsidiaries own directly or indirectly any debt or equity securities or other proprietary interest in any other corporation, limited liability company, joint venture, partnership, entity, association or other business. No capital stock of any of the First Western Subsidiaries is or may become required to be issued (other than to First Western) by reason of any options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of any First Western Subsidiary. Other than as set forth in Section 3.7 of the First Western Disclosure Schedule, there are no contracts, commitments, understandings or arrangements relating to the rights of First Western to vote or to dispose of shares of the capital stock of any First Western Subsidiary. All of the shares of capital stock of each First Western Subsidiary are fully paid and non-assessable and are owned by First Western or another First Western Subsidiary free and clear of any claim, lien or encumbrance, except as disclosed in Section 3.7 of the First Western Disclosure Schedule.

     (b) Each First Western Subsidiary is a corporation and is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, and is duly qualified to do business and in good standing in each jurisdiction where the character of the assets or properties owned or leased by it or the nature of the business transacted by it requires it to be so qualified, except where the failure to so qualify, either individually or in the aggregate, would not have a Material Adverse Effect on First Western and would not materially adversely affect the ability of First Western to consummate the transactions contemplated herein. Each First Western Subsidiary has the corporate power and authority necessary for it to own, operate or lease its assets and properties and to carry on its business substantially as it has been and is now being conducted.

     (c) For purposes of this Agreement, a "First Western Subsidiary" or a "Subsidiary" of First Western shall mean each corporation or other entity in which First Western owns or controls directly or indirectly 10% or more of the outstanding equity securities; provided, however, there shall not be included any such entity acquired in good faith through foreclosure, or any such entity to the extent that the equity securities of such entity are owned or controlled in a bona fide fiduciary capacity.

     3.8 FIRST WESTERN FILINGS. First Western has previously made available to UBOC true and correct copies of (i) its proxy statements relating to all meetings of shareholders (whether special or annual) of First Western during calendar years 1999, 2000 and 2001 and (ii) all other reports, as amended, or filings, as amended, required to be filed under the Exchange Act by First Western with the Federal Deposit Insurance Corporation ("FDIC") or the California Department of Financial Institutions ("DFI") since December 31, 1999.

     3.9 FIRST WESTERN REPORTS. Each of First Western and the First Western Subsidiaries has filed, and will continue to file, all reports and statements, together with any amendment required to be made with respect thereto, that it has, or will be, required to file with the DFI, the FDIC, FRB, and other applicable bank, securities and other regulatory authorities (except filings which are not material). As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the authority with which they were filed and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Other than normal examinations conducted by the IRS, state and local taxing authorities, the DFI, the FRB or the FDIC in the regular course of the business of First Western or the First Western Subsidiaries, no federal, state or local governmental agency, commission or other entity has initiated any proceeding or, to the best knowledge of First Western, investigation into the business or operations of First Western or the First Western Subsidiaries since December 31, 1999 except as set forth in Section 3.9 of the First Western Disclosure Schedule. There is no unresolved violation, criticism or exception by the DFI, FRB, FDIC or other agency, commission or entity with respect to any report or statement referred to herein that is material to First Western or any First Western Subsidiary. First Western has previously made available to UBOC true and correct copies of all DFI, FDIC and FRB filings made during calendar years 1999, 2000 and 2001.

3.10     COMPLIANCE WITH LAWS.

     (a) Except as disclosed in Section 3.10 of the First Western Disclosure Schedule, and for violations which are not material to First Western or any First Western Subsidiary, the businesses of First Western and the First Western Subsidiaries are being conducted, in all material respects, in compliance with all laws, ordinances or regulations of governmental authorities, including without limitation, laws affecting financial institutions (including those pertaining to the Bank Secrecy Act, the investment of funds, the lending of money, the collection of interest and the extension of credit), federal and state securities laws, laws and regulations relating to financial statements and reports, truth-in-lending, truth-in-savings, usury, fair credit reporting, consumer protection, occupational safety, fair employment practices, fair labor standards and all other laws and regulations relating to employees and employee benefits, and any statutes or ordinances relating to the properties occupied or used by First Western or any First Western Subsidiary.

     (b) Except as disclosed in Section 3.10 of the First Western Disclosure Schedule, no investigation or review by any governmental entity with respect to First Western or any First Western Subsidiary is pending or, to the best knowledge of First Western, threatened, nor has any governmental entity indicated to First Western or any First Western Subsidiary an intention to conduct the same, other than normal bank regulatory examinations.

     (c) First Western is in substantial compliance with the applicable provisions of the CRA and the regulations promulgated thereunder. As of the date of this Agreement, First Western has not been advised of the existence of any fact or circumstance or set of facts or circumstances which, if true, would cause First Western to fail to be in substantial compliance with such provisions. First Western has not received since December 31, 1999 a CRA rating from an applicable regulatory authority which is less than "satisfactory."

     3.11 REGISTRATION STATEMENT; PROXY STATEMENT. The information to be supplied by First Western for inclusion in the Registration Statement will not, at the time the Registration Statement is declared effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information to be supplied by First Western for inclusion in the Proxy Statement will not, on the date of the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to First Western's shareholders, at the time of the First Western Shareholders' Meeting and at the Effective Time, contain any statement that, in light of the circumstances under which it is made, is false or misleading with respect to any material fact, omits to state any material fact necessary in order to make the statements made therein not false or misleading, or omits to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the First Western Shareholders' Meeting that has become false or misleading. If at any time prior to the Effective Time, any event relating to First Western or any of its affiliates, officers or directors is discovered by First Western that should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, First Western will promptly inform UBOC, and such amendment or supplement will be promptly filed with the SEC and, as required by law, disseminated to the shareholders of First Western. Notwithstanding the foregoing, First Western makes no representation or warranty with respect to any information supplied by UBOC or UnionBanCal that is contained in the Registration Statement or the Proxy Statement. The Proxy Statement will (with respect to First Western) comply in all material respects as to form and substance with the requirements of the DFI and Exchange Act and the rules and regulations thereunder.

     3.12 LITIGATION. Except as disclosed in Section 3.12 of the First Western Disclosure Schedule, there is no suit, action, investigation or proceeding, legal, quasi-judicial, administrative or otherwise, pending or, to the best knowledge of First Western threatened, against or affecting First Western or any First Western Subsidiary, or any of their respective officers, directors, employees or agents, in their capacities as such, which is seeking equitable relief or damages against First Western, any First Western Subsidiary, or any of their respective officers, directors, employees or agents, in their capacities as such, in excess of $ 10,000, or which would materially affect the ability of First Western to consummate the transactions contemplated herein or which is seeking to enjoin consummation of the transactions provided for herein or to obtain other relief in connection with this Agreement or the transactions contemplated hereby, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against First Western or any First Western Subsidiary or any of their respective officers, directors, employees or agents, in their capacities as such, having, or which, insofar as reasonably can be foreseen in the future, would have any such effect.

     3.13 LICENSES. First Western and the First Western Subsidiaries hold all licenses, certificates, permits, franchises and all patents, trademarks, service marks, trade names, copyrights or rights thereto, and required authorizations, approvals, consents, licenses, clearances and orders or registrations with all appropriate federal, state or other authorities that are material to the conduct of their respective businesses as now conducted and as presently proposed to be conducted.

     3.14 TAXES.

     (a) Except as disclosed in Section 3.14 of the First Western Disclosure Schedule, First Western and the First Western Subsidiaries have each timely filed all tax and information returns required to be filed and have paid (or First Western has paid on behalf of its Subsidiaries), or have accrued on their respective books and set up an adequate reserve for the payment of, all taxes reflected on such returns as required to be paid in respect of the periods covered by such returns and have accrued on their respective books and set up an adequate reserve for the payment of all income and other taxes anticipated to be payable in respect of periods through the end of the calendar month next preceding the date hereof. Neither First Western nor any First Western Subsidiary is delinquent in the payment of any tax, assessment or governmental charge. No deficiencies for any taxes have been proposed, asserted or assessed against First Western or any First Western Subsidiary that have not been resolved or settled and none of First Western and its Subsidiaries have waived any statute of limitations in respect of taxes or agreed to any extension of time with respect to a tax assessment or deficiency. The income tax returns of First Western and First Western Subsidiaries have not been audited by the IRS, state, municipal or other taxing authority after the 1996 tax year. Neither First Western nor any First Western Subsidiary is a party to any action or proceeding by any governmental authority for the assessment or the collection of taxes. Deferred taxes of First Western and the First Western Subsidiaries have been accounted for in accordance with generally accepted accounting principles.

     (b) First Western has not filed any consolidated federal income tax return with an "affiliated group" (within the meaning of Section 1504 of the Code) where First Western was not the common parent of the group. Neither First
Western nor any First Western Subsidiary is, or has been, a party to any tax allocation agreement or arrangement pursuant to which it has any contingent, successor, or outstanding liability for the taxes of anyone other than First Western or any First Western Subsidiary. Neither First Western nor any First Western Subsidiary is required to include in income any adjustment pursuant to
Section 481(a) of the Code, no such adjustment has been proposed by the IRS and no pending request for permission to change any accounting method has been submitted by First Western or any First Western Subsidiary. Neither First Western nor any First Western Subsidiary has filed a consent pursuant to Section 341 of the Code or agreed to have Section 341(f)(2) of the Code apply.

     (c) First Western and the First Western Subsidiaries have each withheld amounts from its employees, shareholders, or holders of public deposit accounts in compliance with the tax withholding provisions of applicable federal, state and local laws, have filed all federal, state and local returns and reports for all periods for which such returns or reports would be due with respect to income tax withholding, social security, unemployment taxes, income and other taxes and all payments or deposits with respect to such taxes have been timely made.

     (d) First Western has not constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for Tax-free treatment under section 355 of the Code (x) in two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

     3.15 INSURANCE. First Western has maintained and now maintains, with insurance companies with an A.M. Best rating of not less than A VII, insurance in such amounts and covering such risks as is usually carried by prudent companies engaged in similar businesses and owning similar properties in the same general area in which they operate. Section 3.15 of the First Western Disclosure Schedule identifies all insurance policies and bonds maintained by, at the expense of or for the benefit of, First Western or any First Western Subsidiary and identifies any claim(s) over $5,000 made thereunder within the last three years, and First Western have delivered to UBOC accurate and complete copies of the insurance policies, bonds and related applications. All such insurance policies and bonds are in full force and effect, and no insurer under any insurance policy or bond has canceled or notified First Western of an intention to cancel or not to renew any such policy or bond effective at any time prior to the Closing or generally disclaimed liability thereunder for any submitted claims. To the extent that any insurance policy or bond has been or will be canceled prior to the Closing Date, First Western will use its commercially reasonable best efforts to obtain comparable insurance policies with comparable coverage prior to the Closing Date. First Western is not in default under any such policy or bond, nor has it failed to give any notice or present any claims thereunder in a timely fashion.

     3.16 LOANS; INVESTMENTS.

     (a) Except as otherwise disclosed in Section 3.16 of the First Western Disclosure Schedule, each loan reflected as an asset on the First Western Financial Statements dated as of September 30, 2001, and each loan originated or acquired after such date, is evidenced by appropriate and sufficient documentation and constitutes the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines. Except as set forth in Section 3.16 of the First Western Disclosure Schedule, all such loans are, and at the Effective Time will be, free and clear of any security interest, lien, encumbrance or other charge and do not, and will not at the Effective Time, include any provision for prepayment penalties in violation of any law or regulation. Except as set forth in Section
3.16 of the First Western Disclosure Schedule, there is no loan or other asset of First Western or of any First Western Subsidiary that has been classified by examiners or others as "Other Loans of Concern," "Substandard," "Doubtful" or "Loss". Set forth in Section 3.16 of the First Western Disclosure Schedule is a complete list of the real estate acquired through foreclosure, repossession or deed in lieu thereof ("REO") on the books of First Western and the First Western Subsidiaries as of September 30, 2001.

     (b) All guarantees of indebtedness owed to First Western or any First Western Subsidiary, including but not limited to those of the Federal Housing Administration, the Small Business Administration and other state and federal agencies, are, to the best knowledge of First Western, valid and enforceable, except to the extent enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines.

     (c) All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements to which First Western or any First Western Subsidiary is a party or by which any of their properties or assets may be bound were entered into in the ordinary course of business and, to the best knowledge of First Western, in accordance with then-customary practice and applicable rules, regulations and policies of bank regulatory authorities and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations and are in full force and effect. First Western and the First Western Subsidiaries have duly performed in all material respects all of their respective obligations thereunder to the extent that such obligations to perform have accrued, and to the best knowledge of First Western, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder. None of the transactions contemplated by this Agreement would permit: (i) a counterparty under any interest rate swap, cap, floor and option agreement or any other interest rate risk management agreement or (ii) any party to any mortgage-backed security financing arrangement, to accelerate, discontinue, terminate or otherwise modify any such agreement or arrangement or would require First Western or any First Western Subsidiary to recognize any gain or loss with respect to such arrangement.

     (d) Except as set forth in Section 3.16 of the First Western Disclosure Schedule and except for pledges to secure public and trust deposits, none of the investments reflected in the First Western Financial Statements dated as of December 31, 2000 under the heading "Investment Securities," and none of the investments made by First Western and the First Western Subsidiaries since December 31, 2000, is subject to any restriction, whether contractual or statutory, which materially impairs the ability of First Western or any First Western Subsidiary to freely dispose of such investment at any time, other than those restrictions imposed on securities held for investment under generally accepted accounting principles. With respect to all material repurchase agreements to which First Western or any First Western Subsidiary is a party, First Western or such Subsidiary has a valid, perfected first lien or security interest in the government securities or other collateral securing each such repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt secured by such collateral under such agreement. Except as set forth in Section 3.16 of the First Western Disclosure Schedule and except for a transaction involving less than $50,000, neither First Western nor any First Western Subsidiary has sold or otherwise disposed of any assets in a transaction in which the acquiror of such assets or other person has the right, either conditionally or absolutely, to require First Western or any First Western Subsidiary to repurchase or otherwise reacquire any such assets. Set forth in
Section 3.16 of the First Western Disclosure Schedule is a complete and accurate list of each investment and debt security, mortgage-backed and related securities, marketable equity securities and securities purchased under agreements to resell owned by First Western or any First Western Subsidiary showing as of September 30, 2001 and as of the date hereof the carrying values and estimated fair values of investment and debt securities, the gross carrying value and estimated fair value of the mortgage-backed and related securities and the estimated cost and estimated fair value of the marketable equity securities.

     (e) All United States Treasury securities, obligations of other United States Government agencies and corporations, obligations of States of the United States and their political subdivisions, and other investment securities classified as "held to maturity" and "available for sale" held by First Western and the First Western Subsidiaries, as reflected in the First Western Financial Statements dated September 30, 2001 were classified and accounted for in accordance with Statement of Financial Accounting Standards No. 115 and the intentions of management.

     3.17 ALLOWANCE FOR POSSIBLE LOAN LOSSES.

     (a) The allowance for possible loan losses ("ALL") shown on the First Western Financial Statements as of September 30, 2001 (and as shown on any financial statements to be delivered by First Western to UBOC pursuant to
Section 5.7 hereof), as of such date was (and will be as of such subsequent financial statement dates) adequate in all respects to provide for possible or specific losses, net of recoveries relating to loans previously charged off, on loans outstanding, unfunded commitments, letters of credit and standby letters of credit, and contained (or will contain) an additional amount of unallocated reserves for unanticipated future losses at a level considered adequate under the standards applied by applicable federal regulatory authorities and based upon generally accepted accounting principles. To the best knowledge of First Western, the aggregate principal amount of loans contained (or that will be contained) in the loan portfolio of First Western and the First Western Subsidiaries as of September 30, 2001 (and as of the dates of any financial statements to be delivered by First Western to UBOC pursuant to Section 5.7 hereof), in excess of such reserve, was (and will be) fully collectible.

     (b) The sum of the aggregate amount of all Nonperforming Assets ("NPAs") as defined below and all troubled debt restructurings (as defined under generally accepted accounting principles) on the books of First Western and the First Western Subsidiaries does not exceed 3.5% of total loans at the date hereof. "NPAs" shall mean (i) all loans (excluding the guaranteed portion of any loan that is partially guaranteed by the U.S. Small Business Administration) and leases (A) that are contractually past due 90 days or more in the payment of principal and/or interest, (B) that are on nonaccrual status, (C) where a reasonable doubt exists, in the reasonable judgment of First Western Bank, as to the timely future collectibility of principal and/or interest, whether or not interest is still accruing or the loan is less than 90 days past due, (D) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, (E) where a specific reserve allocation exists in connection therewith or (F) that have been classified "Doubtful," "Loss" or the equivalent thereof by any regulatory authority, and (ii) all assets classified as REO and other assets acquired through foreclosure or repossession.

     3.18 FIRST WESTERN BENEFIT PLANS.

     (a) Section 3.18 of the First Western Disclosure Schedule contains a list of each compensation, consulting, employment, termination or collective bargaining agreement, and each stock option, stock purchase, stock appreciation right, restricted stock, life, health, accident or other insurance, bonus, deferred or incentive compensation, director emeritus, severance or separation agreement or any agreement providing any payment or benefit resulting from a change in control, profit sharing, retirement or other employee benefit plan, practice, policy or arrangement of any kind, oral or written, covering any employee, former employee, director or former director of First Western or any First Western Subsidiary or his or her beneficiaries, including, but not limited to, any employee benefit plans within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), which First Western or any First Western Subsidiary maintains, to which First Western or any First Western Subsidiary contributes, or under which any employee, former employee, director or former director of First Western or any First Western Subsidiary is covered or has benefit rights and pursuant to which any liability of First Western or any First Western Subsidiary exists or is reasonably likely to occur (the "First Western Benefit Plans"). First Western has previously delivered to UBOC copies of each First Western Benefit Plan. Except as set forth in Section 3.18 of the First Western Disclosure Schedule, First Western and the First Western Subsidiaries neither maintain nor have entered into any First Western Benefit Plan or other document, plan or agreement which contains any change in control provisions which would cause an increase or acceleration of benefits or benefit entitlements to employees or former employees, directors or former directors of First Western or any First Western Subsidiary or their respective beneficiaries, or other provisions, which would cause an increase in the liability of First Western or any First Western Subsidiary or to UBOC, UnionBanCal or any UB Subsidiary as a result of the transactions contemplated by this Agreement or any related action thereafter (a "Change in Control Benefit"). The term "First Western Benefit Plans" as used herein refers to all plans contemplated under the preceding sentences of this
Section 3.18, provided that the term "Plan" or "Plans" is used in this Agreement for convenience only and does not constitute an acknowledgment that a particular arrangement is an employee benefit plan within the meaning of Section 3(3) of ERISA. Except as disclosed in Section 3.18 of the First Western Disclosure Schedule, no First Western Benefit Plan is a multiemployer plan within the meaning of Section 3(37) of ERISA.

     (b) Each of the First Western Benefit Plans that is intended to be a pension, profit sharing, stock bonus, thrift or savings plan that is qualified under Section 401(a) of the Code ("First Western Qualified Plans") has been determined by the IRS to qualify under Section 401(a) of the Code, or an application for determination of such qualification has been timely made to the IRS prior to the end of the applicable remedial amendment period under Section 401(b) of the Code (a copy of each such determination letter or pending application is included in Section 3.18 of the First Western Disclosure Schedule) and, to the best of First Western's knowledge, there exist no circumstances likely to adversely affect the qualified status of any such First Western Qualified Plan. All such First Western Qualified Plans established or maintained by First Western or any of the First Western Subsidiaries or to which First Western or any of the First Western Subsidiaries contribute are in compliance in all material respects with all applicable requirements of ERISA, and are in compliance in all material respects with all applicable requirements (including qualification and non-discrimination requirements ) of the Code for obtaining the tax benefits the Code thereupon permits with respect to such First Western Qualified Plans. Neither First Western nor any First Western Subsidiary maintains, sponsors or contributes to a Qualified Plan that is a defined benefit pension plan subject to Title IV of ERISA. All accrued contributions and other payments required to be made by First Western or any First Western Subsidiary to any First Western Benefit Plan through September 30, 2001, have been made or reserves adequate for such purposes as of September 30, 2001 have been set aside therefor and are reflected in the First Western Financial Statements dated as of September 30, 2001. Neither First Western nor any First Western Subsidiary is in material default in performing any of its respective contractual obligations under any of the First Western Benefit Plans or any related trust agreement or insurance contract, and there are no material outstanding liabilities of any such Plan other than liabilities for benefits to be paid to participants in such Plan and their beneficiaries in accordance with the terms of such Plan.

     (c) There is no pending or, to the best knowledge of First Western, threatened litigation or pending claim (other than routine benefit claims made in the ordinary course) by or on behalf of or against any of the First Western Benefit Plans (or with respect to the administration of any such Plans) now or heretofore maintained by First Western or any First Western Subsidiary which allege violations of applicable state or federal law which are reasonably likely to result in a liability on the part of First Western or any First Western Subsidiary or any such Plan.

     (d) First Western and the First Western Subsidiaries and all other persons having fiduciary or other responsibilities or duties with respect to any First Western Benefit Plan are and have since the inception of each such Plan been in substantial compliance with, and each such Plan is and has been operated in substantial accordance with, its provisions and in substantial compliance with the applicable laws, rules and regulations governing such Plan, including, without limitation, the rules and regulations promulgated by the Department of Labor, the Pension Benefit Guaranty Corporation ("PBGC") and the IRS under ERISA, the Code or any other applicable law. Notwithstanding the foregoing, no representation is made with respect to compliance by a third party insurance company. No "reportable event" (as defined in Section 4043(b) of ERISA) has occurred with respect to any First Western Qualified Plan. Except as disclosed in Section 3.18 of the First Western Disclosure Schedule, neither First Western, any First Western Subsidiary nor any First Western Benefit Plan has incurred or is reasonably likely to incur any liability for any "prohibited transactions" (as defined in Section 406 of ERISA or Section 4975 of the Code), or any material liability under Section 601 of ERISA or Section 4980 of the Code. All First Western Benefit Plans that are group health plans have been operated in substantial compliance with the group health plan continuation requirements of
Section 4980B of the Code and Sections 601 through 608 of ERISA such that any noncompliance has not resulted and will not result in material liability to First Western.

     (e) Except as set forth in Section 3.18 of the First Western Disclosure Schedule, neither First Western nor any First Western Subsidiary has made any payments, or is or has been a party to any agreement or any First Western Benefit Plan, that under any circumstances could obligate it or its successor to make payments that are not or will not be deductible because of Sections 162(m) or 280G of the Code.

     (f) Section 3.18 of the First Western Disclosure Schedule describes any obligation that First Western or any First Western Subsidiary has to provide health or welfare benefits to present or future retirees or other former employees, directors or their dependents (other than rights under Section 4980B of the Code or Section 601 of ERISA), including information as to the number of current and vested future retirees, other former employees or directors and dependents entitled to such coverage and their ages, and the present value of any benefits to be provided thereto.

     (g) Section 3.18 of the First Western Disclosure Schedule lists: (i) each officer, employee and director of First Western and any First Western Subsidiary who is eligible to receive a Change in Control Benefit, showing the amount of each such Change in Control Benefit, the individual's participation in any bonus or other employee benefit plan, and such individual's compensation from First Western and each First Western Subsidiary for each of the calendar years 1997 through 2000 as reported by First Western and a First Western Subsidiary on Form W-2 or Form 1099; and (ii) each option agreement relating to First Western Options.

     (h) To the best knowledge of First Western, First Western and the First Western Subsidiaries have filed or caused to be filed, and will continue to file or cause to be filed, in a timely manner all filings pertaining to each First Western Benefit Plan with the IRS, the Department of Labor and the PBGC, as prescribed by the Code or ERISA, or regulations issued thereunder. To the best knowledge of First Western, all such filings, as amended, were complete and accurate in all material respects as of the dates of such filings. Notwithstanding the foregoing, no representation is made with respect to filings by a third party insurance company.

     3.19 COMPLIANCE WITH ENVIRONMENTAL LAWS.

     (a) Except as set forth in  Section  3.19 of the First  Western  Disclosure
Schedule: (i) the operations of First Western and each of the First Western Subsidiaries comply in all material respects with all applicable past and present Environmental Laws; (ii) to the best knowledge of First Western, none of the operations of First Western or any First Western Subsidiary, no assets presently or formerly owned or leased by First Western or any First Western Subsidiary and no mortgaged premises or facility are subject to any judicial or administrative proceedings alleging the violation of any past or present Environmental Law, nor are they the subject of any claims alleging damages to health or property, pursuant to which First Western, any First Western
Subsidiary would be liable in law or equity; (iii) none of the operations of First Western or any First Western Subsidiary, no assets presently owned or, to the best knowledge of First Western, formerly owned by First Western or any First Western Subsidiary, and to the best knowledge of First Western, no Mortgaged Premises or a Participating Facility are the subject of any federal, state or local investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any Hazardous Substance, or any other substance into the environment, nor has First Western or any First Western Subsidiary, or, to the best knowledge of First Western, any owner of a Mortgaged Premises or a Participating Facility been directed to conduct such investigation, formally or informally, by any governmental agency, nor have any of them agreed with any governmental agency or private person to conduct any such investigation; and (iv) neither First Western nor any First Western Subsidiary, nor, to the best knowledge of First Western, any owner of a Mortgaged Premises or a Participating Facility has filed any notice under any Environmental Law indicating past or present treatment, storage or disposal of a Hazardous Substance or reporting a spill or release of a Hazardous Substance, or any other substance into the environment. "Hazardous Substance" shall mean any substance the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; or which is or becomes defined as a hazardous waste, hazardous substance, hazardous material, used oil, pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, ET SEQ.); the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, ET SEQ.); the Clean Air Act, as amended (42 U.S.C. Section 7401, ET SEQ.); the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251, ET SEQ.); the Toxic Substances Control Act, as amended (15 U.S.C. Section 9601, ET SEQ.); the Occupational Safety and Health Act, as amended (29 U.S.C. Section 651; the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. Section 11001, ET SEQ.); the Mine Safety and Health Act of 1977, as amended (30 U.S.C. Section 801, ET SEQ.); the Safe Drinking Water Act (42 U.S.C. Section 300f, ET SEQ.); and all comparable state and local laws, including without limitation, the Carpenter-Presley-Tanner Hazardous Substance Account Act (State Superfund), the Porter-Cologne Water Quality Control Act, Section 25140, 25501(j) and (k), 25501.1, 25281 and 25250.1 of the California Health and Safety Code and/or
Article I of Title 22 of the California Code of Regulations, Division 4, Chapter 30; laws of other jurisdictions or orders and regulations; or the presence of which causes or threatens to cause a nuisance, trespass or other common law tort upon real property or properties in the area or poses or threatens to pose a hazard to the health or safety of persons or without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons; polychlorinated biphenyls
(PCBs), asbestos or urea formaldehyde foam insulation.

     (b) Except as disclosed in Section 3.19(b) of the First Western Disclosure Schedule, with respect to the real property currently owned or, to the best knowledge of First Western, formerly owned or currently leased by First Western or any First Western Subsidiary ("First Western Premises"): (x) no part of the First Western Premises has been used for the generation, manufacture, handling, storage or disposal of Hazardous Substances; (y) the First Western Premises do not contain, and have never contained, an underground storage tank; and (z) the First Western Premises do not contain and are not contaminated by any quantity of a Hazardous Substance from any source. With respect to any underground storage tank listed in Section 3.19 of the First Western Disclosure Statement as an exception to the foregoing, such underground storage tank has been removed in compliance with the Environmental Laws, and has not been the source of any release of a Hazardous Substance into the environment, unless otherwise set forth in Section 3.19 of the First Western Disclosure Schedule.

     3.20 CONTRACTS AND COMMITMENTS. Section 3.20 of the First Western Disclosure Schedule contains, and shall be supplemented by First Western, as required by Section 5.10 hereof, so as to contain at the Closing Date copies of each of the following documents, certified by an officer of First Western to be true and correct copies of such documents on the dates of such certificates:

     (a) a list and description of each outstanding loan agreement, mortgage, pledge agreement or other similar document or commitment to extend credit to any officer or director of First Western or any First Western Subsidiary, as well as a listing of all deposits or deposit surrogates, including the amount, type and interest being paid thereon, to which First Western or any First Western Subsidiary is a party under which it may (contingently or otherwise) have any liability involving any officer or director of First Western or any First Western Subsidiary;

     (b) a list and description of each outstanding letter of credit and each commitment to issue a letter of credit in excess of $25,000 to which First Western or any First Western Subsidiary is a party and/or under which it may (contingently or otherwise) have any liability;

     (c) a list and description of each contract or agreement (not otherwise included in the First Western Disclosure Schedule or specifically excluded therefrom in accordance with the terms of this Agreement) involving goods, services or occupancy and which (i) has a term of more than six months; (ii) cannot be terminated on 30 days (or less) written notice without penalty; and
(iii) involves an annual expenditure by First Western or any First Western Subsidiary in excess of $25,000;

     (d) a list and description of each contract or commitment (other than First Western Permitted Liens as defined in Section 3.22(c) hereof) affecting ownership of, title to, use of, or any interest in real property which is currently owned by First Western or any First Western Subsidiary, and a list and description of all real property owned, leased or licensed by First Western or any First Western Subsidiary;

     (e) a list of all fees, salaries, bonuses and other forms of compensation including but not limited to, country club memberships, automobiles available for personal use and credit cards available for personal use, provided by First Western or any First Western Subsidiary to any employee, officer or director or former employee, officer or director of First Western or any First Western Subsidiary who is expected to earn in salary and bonus in excess of $50,000 during calendar year 2001;

     (f) a list and description of each commitment made by First Western or any First Western Subsidiary to or with any of its officers, directors or employees extending for a period of more than six months from the date hereof or providing for earlier termination only upon the payment of a penalty or equivalent thereto;

     (g) the Articles of Incorporation and Bylaws and specimen certificates of each type of security issued by First Western and each First Western Subsidiary;

     (h) a list and description of each other contract or commitment providing for payment based in any manner upon outstanding loans or profits of First Western or any First Western Subsidiary;

     (i) a list and description of all powers of attorney granted by First Western or any First Western Subsidiary which are currently in force;

     (j) a list and description of all policies of insurance currently maintained by First Western or any First Western Subsidiary and a list and description of all unsettled or outstanding claims of First Western or any First Western Subsidiary which have been, or to the best knowledge of First Western, will be, filed with the companies providing insurance coverage for First Western or any First Western Subsidiary (except for routine claims for health benefits);

     (k) each collective bargaining agreement to which First Western or any First Western Subsidiary is a party and all affirmative action plans or programs covering employees of First Western or any First Western Subsidiary, as well as all employee handbooks, policy manuals, rules and standards of employment promulgated by First Western or any First Western Subsidiary;

     (1) each lease or license with respect to real or personal property, whether as lessor, lessee, licensor or licensee, with annual rental or other payments due thereunder in excess of $20,000 to which First Western or any First Western Subsidiary is a party, which does not expire within six months from the date hereof and cannot be terminated upon 30 days (or less) written notice without penalty;

     (m) all employment, consulting, financial advisory, investment banking and professional services contracts to which First Western or any First Western Subsidiary is a party;

     (n) all judgments, orders, injunctions, court decrees or settlement agreements arising out of or relating to the labor and employment practices or decisions of First Western or any First Western Subsidiary which, by their terms, continue to bind or affect First Western or any First Western Subsidiary;

     (o) all orders, decrees, memorandums, agreements or understandings with regulatory agencies binding upon or affecting the current operations of First Western or any First Western Subsidiary or any of their directors or officers in their capacities as such;

     (p) all trademarks, trade names, service marks, patents or copyrights, whether registered or the subject of an application for registration, which are owned by First Western or any First Western Subsidiary or licensed from a third party;

     (q) all policies formally adopted by the Board of Directors of First Western or any First Western Subsidiary as currently in effect with respect to environmental matters and copies of all policies that have been in effect during the last five years regarding the performance of environmental investigations of properties accepted as collateral for loans, including the effective dates of all such policies; and

     (r) each other agreement to which First Western or any First Western Subsidiary is a party (which does not expire within six months from the date hereof and cannot be terminated upon 30 days (or less) written notice without penalty) which individually during its term could commit First Western or any First Western Subsidiary to an expenditure (either individually or through a series of installments) in excess of $25,000 or which creates a material right or benefit to receive payments, goods or services not referred to elsewhere in this Section 3.20 including without limitation:

          (i) each agreement of guaranty or indemnification running to any person;

          (ii) each agreement containing any covenant limiting the right of First Western or any First Western Subsidiary to engage in any line of business or to compete with any person;

          (iii) each agreement with respect to any license, permit and similar matter that is necessary to the operations of First Western or any First Western Subsidiary;

          (iv) each agreement that requires the consent or approval of any other party in order to consummate the Merger;

          (v) each agreement relating to the servicing of loans and each mortgage forward commitment and similar agreement pursuant to which First Western or any First Western Subsidiary sells to others mortgages which it originates;

          (vi) each contract relating to the purchase or sale of financial or other futures, or any put or call option relating to cash, securities or commodities and each interest rate swap agreement or other agreement relating to the hedging of interest rate risks and each agreement or arrangement described in Section 3.16(d) hereof; and

          (vii) each contract or agreement (with the exception of the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation's Seller's Guide), including but not limited to each contract or agreement pursuant to which First Western or any First Western Subsidiary has sold, transferred, assigned or agreed to service any loan, which provides for any recourse or indemnification obligation on the part of First Western or any First Western Subsidiary; the name and address of each person which might or could be entitled to recourse against or indemnification from First Western or any First Western Subsidiary; and the monetary amount of each actual or potential recourse or indemnification obligation under each such contract or agreement.

     3.21 DEFAULTS. There has not been any default in any material obligation to be performed by First Western or any First Western Subsidiary under any contract or commitment, and neither First Western nor or any First Western Subsidiary has waived, and will not waive prior to the Effective Time, any material right under any contract or commitment. To the best knowledge of First Western, no other party to any contract or commitment is in default in any material obligation to be performed by such party.

     3.22 OPERATIONS SINCE DECEMBER 31, 2000. Between December 31, 2000 and the date hereof, except as set forth in Section 3.22 of the First Western Disclosure Schedule, there has not been:


     (a) any increase in the compensation payable or to become payable by First Western or any First Western Subsidiary to any employee, officer or director, other than routine annual increases to employees consistent with past practices;

     (b) any payment of dividends or other distributions by First Western to its shareholders or any redemption by First Western of its capital stock;

     (c) any mortgage, pledge or subjection to lien, charge or encumbrance of any kind of or on any asset, tangible or intangible, of First Western or any First Western Subsidiary, except the following (each of which, whether arising before or after the date hereof, is herein referred to as a "First Western Permitted Lien"): (i) liens arising out of judgments or awards in respect of which First Western or any First Western Subsidiary is in good faith prosecuting an appeal or proceeding for review and in respect of which it has secured a subsisting stay of execution pending such appeal of proceeding; (ii) liens for taxes, assessments and other governmental charges or levies, the payment of which is not past due, or as to which First Western or any First Western Subsidiary is diligently contesting in good faith and by appropriate proceeding either the amount thereof or the liability therefor or both; (iii) deposits, liens or pledges to secure payments of worker's compensation, unemployment insurance, pensions or other social security obligations, or the performance of bids, tenders, leases, contracts (other than contracts for the payment of money), public or statutory obligations, surety, stay or appeal bonds, or similar obligations arising in the ordinary course of business; (iv) zoning restrictions, easements, licenses and other restrictions on the use of real property or any interest therein, or minor irregularities in title thereto, which do not materially impair the use of such property or the merchantability or the value of such property or interest therein; (v) purchase money mortgages or other purchase money or vendor's liens or security interests (including, without limitation, finance leases), provided that no such mortgage, lien or security interest shall extend to or cover any other property of First Western or any First Western Subsidiary other than that so purchased; and (vi) pledges and liens given to secure deposits and other liabilities of First Western or any First Western Subsidiary arising in the ordinary course of business;

     (d) any creation or assumption of indebtedness (including the extension or renewal of any existing indebtedness, or the increase thereof) by First Western or any First Western Subsidiary for borrowed money, or otherwise, other than in the ordinary course of business, none of which is in default;

     (e) the establishment of any new, modification of or amendment to, or increase in the formula for contributions to or benefits under, any First Western Benefit Plan by First Western or any First Western Subsidiary;

     (f) any action by First Western or any First Western Subsidiary seeking any cancellation of, or decrease in the insured limit under, or increase in the deductible amount or the insured's retention (whether pursuant to coinsurance or otherwise) of or under, any policy of insurance maintained directly or indirectly by First Western or any First Western Subsidiary on any of their respective assets or businesses, including but not by way of limitation, fire and other hazard insurance on its assets, automobile liability insurance, general public liability insurance, and directors' and officers' liability insurance; and if an insurer takes any such action, First Western shall promptly notify UBOC;

     (g) any change in First Western's independent auditors, historic methods of accounting (other than as required by generally accepted accounting principles or regulatory accounting principles), or in its system for maintaining its equipment and real estate;

     (h) any purchase, whether for cash or secured or unsecured obligations (including finance leases) by First Western or any First Western Subsidiary of any fixed asset which either (1) has a purchase price individually or in the aggregate in excess of $50,000 or (ii) is outside of the ordinary course of business;

     (i) any sale or transfer of any asset in excess of $50,000 of First Western or any First Western Subsidiary or outside of the ordinary course of business with the exception of loans and marketable securities that are held for sale and sold in the ordinary course of business at market prices;

     (j) any cancellation or compromise of any debt to, claim by or right of, First Western or any First Western Subsidiary except in the ordinary course of business;

     (k) any amendment or termination of any contract or commitment to which First Western or any First Western Subsidiary is a party, other than in the ordinary course of business;

     (1) any material damage or destruction to any assets or property of First Western or any First Western Subsidiary whether or not covered by insurance;

     (m) any change in the loan underwriting policies or practices of any First Western Subsidiary;

     (n) any transaction of business or activity undertaken by First Western or any First Western Subsidiary outside the ordinary course of business consistent with past practices;

     (o) any agreement or commitment to do any of the foregoing; or

     (p) any event or condition of any character (other than changes in legal, economic or other conditions which are not specially or uniquely applicable to First Western or any First Western Subsidiary) adversely affecting the business, operations or financial condition of First Western on a consolidated basis.

     3.23 CORPORATE RECORDS. The corporate record books, transfer books and stock ledgers of First Western and each First Western Subsidiary are complete and accurate in all material respects and reflect all meetings, consents and other material actions of the organizers, incorporators, shareholders, Boards of Directors and committees of the Boards of Directors of First Western and each such Subsidiary, and all transactions in their respective capital stocks, since their respective inceptions.

     3.24 UNDISCLOSED LIABILITIES. All of the liabilities have, in the case of First Western and the First Western Subsidiaries, been reflected, disclosed or reserved against in the First Western Financial Statements as of December 31, 2000 or in the notes thereto, and First Western and the First Western Subsidiaries have no other liabilities except (a) liabilities incurred since December 31, 2000 in the ordinary course of business or (b) as disclosed in
Section 3.24 of the First Western Disclosure Schedule.

     3.25 ASSETS.

     (a) First Western and the First Western Subsidiaries have good and marketable title to their real properties, including any leaseholds and ground leases, and their other assets and properties, all as reflected as owned or held by First Western or any First Western Subsidiary in the First Western Financial Statements and those acquired since December 31, 2000, except for (i) assets and properties since disposed of in the ordinary course of business and (ii) First Western Permitted Liens none of which, in the aggregate, except as set forth in
Section 3.25 of the First Western Disclosure Schedule, are material to the assets of First Western on a consolidated basis. All buildings, structures, fixtures and appurtenances comprising part of the real properties of First Western and the First Western Subsidiaries (whether owned or leased) are, in the opinion of management of First Western, in good operating condition and have been well maintained, reasonable wear and tear excepted. Title to all real property owned by First Western and the First Western Subsidiaries is held in fee simple, except as set forth in Section 3.25 of the First Western Disclosure Schedule. First Western and the First Western Subsidiaries have title or other rights to its assets sufficient in all material respects for the conduct of their respective businesses as presently conducted, and except as set forth in
Section 3.25 of the First Western Disclosure Schedule, such assets are free, clear and discharged of and from any and all liens, charges, encumbrances, security interests and/or equities which are material to First Western or any First Western Subsidiary.

     (b) All leases pursuant to which First Western or any First Western Subsidiary, as lessee, leases real or personal property are, to the best knowledge of First Western, valid, effective and enforceable against the lessor in accordance with their respective terms. There is not under any of such leases any existing default, or any event which with notice or lapse of time or both would constitute a default, with respect to either First Western or any First Western Subsidiary, or to the best knowledge of First Western, the other party. Except as disclosed in Section 3.25 of the First Western Disclosure Schedule, none of such leases contains a prohibition against assignment by First Western or any First Western Subsidiary, by operation of law or otherwise, or any other provision which would preclude the surviving corporation or resulting institution or any First Western Subsidiary from possessing and using the leased premises for the same purposes and upon the same rental and other terms upon the consummation of the Merger as are applicable to the use by First Western or any First Western Subsidiary as of the date of this Agreement.

     3.26 INDEMNIFICATION. To the best knowledge of First Western, except as set forth in Section 3.26 of the First Western Disclosure Schedule, no action or failure to take action by any director, officer, employee or agent of First Western or any First Western Subsidiary has occurred which would give rise to a claim by any such person for indemnification from First Western or any First Western Subsidiary under the corporate indemnification provisions of First Western or any First Western Subsidiary in effect on the date of this Agreement.

     3.27 INSIDER INTERESTS. All outstanding loans and other contractual arrangements (including deposit relationships) between First Western or any First Western Subsidiary and any officer, director or employee of First Western or any First Western Subsidiary conform to the applicable rules and regulations and requirements of all applicable regulatory agencies which were in effect when such loans and other contractual arrangements were entered into. Except as set forth in Section 3.27 of the First Western Disclosure Schedule, no officer, director or employee of First Western or any First Western Subsidiary has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of First Western or any First Western Subsidiary.

     3.28 REGISTRATION OBLIGATIONS. Except as set forth in Section 3.28 of the First Western Disclosure Schedule, neither First Western nor any First Western Subsidiary is under any obligation, contingent or otherwise, which will survive the Effective Time by reason of any agreement to register any of its securities under the Securities Act or other federal or state securities laws or regulations.

     3.29 REGULATORY, TAX AND ACCOUNTING MATTERS. First Western has not taken or agreed to take any action, nor does it have knowledge of any fact or circumstance, that would materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of the parties to obtain any approval of any regulatory authority required for the transactions contemplated by this Agreement or to perform their covenants and agreements under this Agreement.

     3.30 BROKERS AND FINDERS. Except as set forth in the agreement with The Findley Group dated July 19, 2001 (which agreement has not been amended since such date), a copy of which has previously been provided to UBOC, neither First Western nor any First Western Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finders' fees, and no other broker or finder has acted directly or indirectly for First Western or any First Western Subsidiary in connection with this Agreement or the transactions contemplated hereby.

     3.31 ACCURACY OF INFORMATION. The statements of First Western contained in this Agreement, the Schedules hereto and in any other written document executed and delivered by or on behalf of First Western pursuant to the terms of this Agreement are true and correct in all material respects.

     3.32 FAIRNESS OPINION. First Western has received from The Findley Group a fairness opinion, dated as of the date of this Agreement that the Merger is fair to the holders of First Western Common Stock from a financial point of view.

     3.33 GOVERNMENTAL APPROVALS AND OTHER CONDITIONS. To the best knowledge of First Western, there is no reason relating specifically to First Western or any of its Subsidiaries why (a) the approvals that are required to be obtained from regulatory authorities having approval authority in connection with the transactions contemplated hereby should not be granted, (b) such regulatory approvals should be subject to a condition which would differ from conditions customarily imposed by such regulatory authorities in orders approving acquisitions of the type contemplated hereby or (c) any of the conditions precedent as specified in Article VI hereof to the obligations of any of the parties hereto to consummate the transactions contemplated hereby are unlikely to be fulfilled within the applicable time period or periods required for satisfaction of such condition or conditions.

                                   ARTICLE IV
                           COVENANTS OF FIRST WESTERN

     4.1 BUSINESS IN ORDINARY COURSE.

     (a) Without the prior written consent of UBOC, First Western shall not declare or pay any dividend or make any other distribution with respect to its capital stock whether in cash, stock or other property, after the date of this Agreement, except it may declare and pay, based upon historical record dates, its regular $0.30 per share annual cash dividend payable in December 2001.

     (b) First Western and the First Western Subsidiaries shall continue to carry on, after the date hereof, their respective businesses and the discharge or incurring of obligations and liabilities, only in the usual, regular and ordinary course of business, as heretofore conducted, and by way of amplification and not limitation, First Western and each of the First Western Subsidiaries will not, without the prior written consent of UBOC (which consent in the case of subparts (xiv) and (xvii) below shall not be unreasonably withheld or delayed):

          (i) issue any capital stock or any options, warrants or other rights to subscribe for or purchase capital stock or any securities convertible into or exchangeable for any capital stock, except pursuant to the First Western Stock Options outstanding on the date hereof;

          (ii) directly or indirectly redeem, purchase or otherwise acquire any capital stock or ownership interests of First Western or any of the First Western Subsidiaries;

          (iii) effect a reclassification, recapitalization, split-up, exchange of shares, readjustment or other similar change in or to any capital stock or otherwise reorganize or recapitalize;

          (iv) change its Charter, Articles of Incorporation or Bylaws;

          (v) enter into or modify any employment agreement, severance agreement, change of control agreement, or plan relative to the foregoing; or grant any increase (other than ordinary and normal increases to employees consistent with past practices) in the compensation payable or to become payable to directors, officers or employees except as required by law, pay or agree to pay or accrue for any bonus, or adopt or make any change in any bonus, insurance, pension or other First Western Benefit Plan; provided, however, First Western shall cooperate with UBOC to create a retention bonus program intended to encourage the continued productive employment of key First Western personnel in areas identified in writing by First Western;

          (vi) except deposit-taking in the ordinary course of its business, borrow or agree to borrow any funds, including but not limited to repurchase transactions, or indirectly guarantee or agree to guarantee any obligations of others;

          (vii) without the prior written consent of UBOC acting through its Chief Credit Officer or his designee in a written notice to First Western, which approval or rejection shall be given on a timely basis after delivery by First Western to such officer of UBOC of the complete loan package, make or commit to make any new loan or letter of credit, or any new or additional discretionary advance under any existing loan or line of credit, or restructure any existing loan or line of credit, (y) in the case of a commercial loan or mortgage, in a principal amount in excess of $500,000 or that would increase the aggregate credit outstanding in this category to any one borrower (or group of affiliated borrowers) to more than $500,000, or (z) enter into a customer relationship with a merchant card processing customer where either of these elements is not present: the FICO score is at least 670 and such customer maintains a demand deposit relationship with First Western used to process the merchant card transactions;

          (viii) make any material changes in its policies concerning loan underwriting or which persons may approve loans;

          (ix) enter into any securities transaction for its own account or purchase, or otherwise acquire any investment security for its own account other than U.S. Treasury obligations or obligations of agencies of the U.S. government with maturities of less than one year and deposits in an overnight account at the FRB of San Francisco or the Federal Home Loan Bank of San Francisco, provided UBOC's consent shall not be unreasonably withheld or delayed relating to the purchase of other readily marketable investment securities;

          (x) increase or decrease the rate of interest paid on time deposits or on certificates of deposit, except in a manner and pursuant to policies consistent with past practices;

          (xi) enter into, modify or extend any agreement, contract or commitment out of the ordinary course of business or having a term in excess of six months and involving an expenditure in excess of $20,000, other than letters of credit, loan agreements, deposit agreements and other lending, credit and deposit documents made in the ordinary course of business;

          (xii) except in the ordinary  course of business,  place on any of its
     assets  or  properties  any  mortgage,   pledge,  lien,  charge,  or  other
     encumbrance;

          (xiii) cancel any material indebtedness owing to it or any claims which it may possess or waive any rights of material value;

          (xiv) sell or otherwise dispose of any interest in real property, loan or any material amount of tangible or intangible personal property other than (a) properties acquired in foreclosure or otherwise in the ordinary collection of indebtedness owed to First Western or (b) loans which are held for sale by First Western and are sold in the secondary market within 60 days of origination;

          (xv) foreclose upon or otherwise take title to or possession or control of any real property without first obtaining a phase one environmental report thereon and without first having consulted with UBOC; provided, however, that First Western and its Subsidiaries shall not be required to obtain such a report with respect to single-family, non-agricultural residential property of one acre or less to be foreclosed upon unless it has reason to believe that such property might contain Hazardous Substances;

          (xvi) knowingly or willfully  commit any act or fail to commit any act
     which  will  cause  a  material  breach  of  any  agreement,   contract  or
     commitment;

          (xvii) purchase any real or personal property or make any capital expenditure where the amount paid or committed therefor is in excess of $25,000, except for outstanding commitments set forth in Section 3.20 of the First Western Disclosure Schedule;

        (xviii) voluntarily make any material changes in or to its asset and deposit mix;

          (xix) engage in any activity or transaction outside the ordinary course of business;

          (xx) enter into or acquire any derivatives contract or structured note;

          (xxi) enter into any new, or modify, amend or extend the terms of any existing contracts relating to the purchase or sale of financial or other futures, or any put or call option relating to cash, securities or commodities or any interest rate swap agreements or other agreements relating to the hedging of interest rate risk;

          (xxii) take any action that would materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of the parties hereto to obtain any approval of any regulatory authority required for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement; or

          (xxiii) agree in writing or otherwise to take any of the foregoing actions or engage in any of the foregoing activities.

     (c) First Western and the First Western Subsidiaries shall not, without the prior written consent of UBOC, engage in any transaction or take any action that would render untrue any of the representations and warranties of First Western contained in Article III hereof, if such representations and warranties were given as of the date of such transaction or action.

     (d) First Western will, and will cause the First Western Subsidiaries to, use their best efforts to maintain their respective properties and assets in their present state of repair, order and condition, reasonable wear and tear excepted, and to maintain and keep in full force and effect all policies of insurance presently in effect, including insurance of accounts with the FDIC. First Western will, and will cause the First Western Subsidiaries to, take all requisite action (including without limitation the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters which could reasonably give rise to a claim prior to the Effective Time.

     (e) First Western will use its best efforts to operate in a manner such that at the Closing Date it will meet the requirements set forth in Section 6.1(j) hereof. First Western will maintain a reserve for loan and lease losses at a level which is adequate to provide for all known and reasonably expected losses on loans, leases and other extensions of credit outstanding and other inherent risks in its portfolio of loans and leases, in accordance with GAAP and applicable regulatory accounting principles and banking laws and regulations.

     (f) First Western shall promptly notify UBOC in writing of the occurrence of any matter or event known to and directly involving First Western or any First Western Subsidiary that is reasonably likely to result in a Material Adverse Effect on First Western or impair the ability of First Western to consummate the transactions contemplated herein.

     (g) First Western shall provide to UBOC such reports on litigation involving First Western and each of the First Western Subsidiaries as UBOC shall reasonably request, provided that First Western shall not be required to divulge information to the extent that, in the good faith opinion of its counsel, by doing so, it would risk waiver of the attorney-client privilege to its detriment.

     4.2 CONFORMING ACCOUNTING AND RESERVE POLICIES; RESTRUCTURING EXPENSES. At the request of UBOC, First Western agrees immediately prior to Closing and after satisfaction or waiver of the conditions to Closing set forth in Article VI hereof, to establish and take such reserves and accruals as UBOC reasonably shall request to conform First Western's ALL, accrual, reserve and other accounting policies to the policies of UnionBanCal, provided however, such requested conforming adjustments, including any expenses incurred in connection with UBOC requested termination of employee benefit plans under Section 5.12(b) hereof, shall not be taken into account in determining whether First Western has experienced a Material Adverse Effect or in determining compliance with the provisions of Section 6.1(j).

     4.3 CERTAIN ACTIONS.

     (a) Neither First Western (nor any of its Subsidiaries) (i) shall solicit, initiate, participate in discussions of, or encourage or take any other action to facilitate (including by way of the disclosing or furnishing of any information that it is not legally obligated to disclose or furnish) any inquiry or the making of any proposal relating to any Acquisition Proposal (as defined below) with respect to itself or any of its Subsidiaries or (ii) shall (A) solicit, initiate, participate in discussions of, or encourage or take any other action to facilitate any inquiry or proposal, or (B) enter into any agreement, arrangement or understanding (whether written or oral) regarding any proposal or transaction providing for or requiring it to abandon, terminate or fail to consummate this Agreement, under any of the instances described in this Section. First Western shall immediately instruct and otherwise use its best efforts to cause its directors, officers, employees, agents, advisors (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries), consultants and other representatives to comply with such prohibitions. First Western shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to such activities. Notwithstanding the foregoing, First Western may provide information at the request of or enter into negotiations with a third party with respect to an Acquisition Proposal if the Board of Directors of First Western determines, in good faith after consultation with counsel, that the exercise of its fiduciary duties to First Western's shareholders under applicable law requires it to take such action, and, provided further, that First Western may not, in any event, provide to such third party any information which it has not provided to UBOC. First Western shall promptly notify UBOC orally and in writing in the event it receives any such inquiry or proposal and shall provide reasonable detail of all relevant facts relating to such inquiries. This Section shall not prohibit accurate disclosure by First Western in any document (including the Proxy Statement and the Registration Statement) or other disclosure under applicable law if in the opinion of the Board of Directors of First Western, disclosure is appropriate under applicable law.

   (b) "Acquisition Proposal" shall, with respect to First Western, mean any of the following (other than the Merger): (i) a merger or consolidation or any similar transaction of any company with either First Western or any First
Western Subsidiary, (ii) a purchase, lease or other acquisition of a material portion of all the assets of either First Western or any First Western Subsidiary, (iii) a purchase or other acquisition of "beneficial ownership" by any "person" or "group" (as such terms are defined in Section 13(d)(3) of the Exchange Act) (including by way of merger, consolidation, share exchange or otherwise) which would cause such person or group to become the beneficial owner of securities representing 25% or more of the voting power of either First Western or any First Western Subsidiary, (iv) a tender or exchange offer to acquire securities representing 25% or more of the voting power of First Western, (v) a public proxy or consent solicitation made to shareholders of First Western seeking proxies in opposition to any proposal relating to any of the transactions contemplated by this Agreement, (vi) the filing of an application or notice with the DFI or any other federal or state regulatory authority (which application has been accepted for processing) seeking approval to engage in one or more of the transactions referenced in clauses (i) through
(v) above, or (vii) the making of a bona fide offer to the Board of Directors of First Western by written communication, that is or becomes the subject of public disclosure, to engage in one or more of the transactions referenced in clauses
(i) through (v) above.

                                   ARTICLE V
                              ADDITIONAL AGREEMENTS

     5.1 INSPECTION OF RECORDS; CONFIDENTIALITY.

     (a) First Western shall afford to UBOC and to UBOC's accountants, counsel and other representatives full access during normal business hours during the period prior to the Effective Time to all of First Western's properties, books, contracts, commitments and records, including all personnel files and other employment records, and all attorneys' responses to auditors' requests for information and accountants' work papers, developed by First Western or its Subsidiaries or its accountants or attorneys, and will permit UBOC and UBOC's representatives to discuss such information directly with First Western's officers, directors, employees, attorneys and accountants. First Western shall permit designated representatives of UBOC to attend and participate (but not

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

vote) in all loan committee meetings and regular or special meetings of the board of directors; provided, however, all UBOC representatives may be excluded from any portion of a board of directors meeting which relates to the Merger, or a regulatory report of examination, or is reasonably determined to be the subject of attorney-client privilege. First Western shall use its best efforts to furnish all other information concerning its business, properties and personnel as UBOC may reasonably request; however, such access may be limited by First Western so as to avoid unreasonable disruption or interference with its business operations. Any failure to comply with this covenant shall be disregarded if promptly corrected without material adverse consequences to UBOC. The availability or actual delivery of information shall not affect the representations, warranties, covenants and agreements of the party providing such information that are contained in this Agreement or in any certificates or other documents delivered pursuant hereto.

     (b) All information disclosed by any party to any other party to this Agreement, whether prior or subsequent to the date of this Agreement including without limitation any information obtained by UBOC pursuant to this Section 5.1, shall be kept confidential by such other party, except as required by law, and shall not be used by such other party otherwise than as herein contemplated. In the event that this Agreement is terminated, each party shall return all documents furnished hereunder, shall destroy all documents or portions thereof prepared by such other party that contain information furnished by another party, except as required by law, pursuant hereto and, in any event, shall hold all information confidential unless or until such information is or becomes a matter of public knowledge.

     5.2 REGISTRATION STATEMENT; SHAREHOLDER APPROVAL. As soon as practicable after the date hereof, UnionBanCal shall file the Registration Statement with the SEC, and First Western and UnionBanCal shall use their best efforts to cause the Registration Statement to become effective under the Securities Act. UnionBanCal will take any action required to be taken under the applicable blue sky or securities laws in connection with the issuance of the shares of UB Common Stock in the Merger. Each party shall furnish all information concerning it and the holders of its capital stock as the other party may reasonably request in connection with such action. First Western shall call the First Western Shareholders' Meeting as soon as reasonably practicable after the date of this Agreement for the purpose of voting upon this Agreement and the Merger. In connection with the First Western Shareholders' Meeting, (i) UnionBanCal and First Western shall jointly prepare the Proxy Statement as part of the Registration Statement and First Western shall mail the Proxy Statement to its shareholders, and (ii) the Board of Directors of First Western shall recommend to its shareholders the approval of this Agreement and the Merger.

     5.3 AGREEMENTS OF DIRECTORS AND OTHER AFFILIATES. As soon as practicable after the date of this Agreement, First Western shall deliver to UBOC a letter, reviewed by First Western's counsel, identifying all persons whom First Western believes to be "affiliates" of First Western for purposes of Rule 145 under the Securities Act. First Western shall use First Western's best efforts to cause each person who is so identified as an "affiliate" to deliver to UBOC, as soon as practicable thereafter, a written agreement, in the form of Exhibit C, providing that from the date of such agreement each such person will agree not to sell, pledge, transfer or otherwise dispose of any shares of stock of First Western held by such person or any shares of UB Common Stock to be received by such person in the Merger except in compliance with the applicable provisions of the Securities Act and other applicable laws and regulations. Prior to the Effective Time, First Western shall amend and supplement such letter and use its best efforts to cause each additional person who is identified as an "affiliate" to execute a written agreement as set forth in this Section 5.3. Simultaneous with the execution and delivery of this Agreement, the directors of First Western who are shareholders of First Western shall execute and deliver to UBOC agreements to vote their shares in favor of the transaction set forth in this Agreement (the "Voting Agreements") in the form attached hereto as Exhibit E.

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

     5.4 EXPENSES. Each party hereto shall bear its own expenses incident to preparing, entering into and carrying out this Agreement and to consummating the Merger. Notwithstanding the foregoing, UBOC and First Western will share equally all third party printing costs incurred with respect to the Registration Statement and Proxy Statement in preliminary and final form.

   5.5 COOPERATION. Each party covenants that it will use its best efforts to bring about the transactions contemplated by this Agreement as soon as practicable, unless this Agreement is terminated as provided herein. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement at the earliest practicable time. First Western will cooperate with UBOC in identifying contracts that are scheduled for renewal between the date of this Agreement and the Effective Time to provide appropriate notice of non-renewal if UBOC informs First Western that it does not intend to continue the contractual relationship following the Effective Time; provided, however, such notice of non-renewal shall not be given if, in the reasonable judgment of First Western, the notice would impair the ability of First Western to conduct its business in the event that this Agreement is terminated pursuant to Article VII hereof. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of the parties shall take all such necessary action. Each party shall use its reasonable best efforts to preserve for itself and the other parties hereto each available legal privilege with respect to the confidentiality of their negotiations and related communications, including the attorney-client privilege.

     5.6  REGULATORY  APPLICATIONS.  The parties  shall,  as soon as practicable after the date of this Agreement, file all necessary applications with all applicable regulatory authorities and shall use their best efforts to respond as promptly as practicable to all inquiries received concerning said applications. In the event the Merger is challenged or opposed by any administrative or legal proceeding, whether by the United States Department of Justice or otherwise, the determination of whether and to what extent to seek appeal or review, administrative or otherwise, or other appropriate remedies shall be made by UBOC after consultation with First Western. The party filing an application shall deliver a copy thereof to the other parties hereto in advance of filing and copies of all responses from or written communications from regulatory authorities relating to the Merger or this Agreement (to the extent permitted by law), and the filing party shall also deliver a final copy of each regulatory application to the other parties promptly after it is filed with the appropriate regulatory authority. Each party shall advise the other parties periodically of the status of each regulatory application.

     5.7 FINANCIAL STATEMENTS AND REPORTS. From the date of this Agreement and prior to the Effective Time: (a) First Western will deliver to UBOC not later than 30 days after the end of any fiscal quarter, the quarterly report filed by First Western with the DFI or FDIC; (b) UnionBanCal shall deliver to First Western not later than 45 days after the end of each quarter, its Report on Form 10-Q for such quarter as filed with the SEC, which shall be prepared in conformity with generally accepted accounting principles and the rules and regulations of the SEC; and (c) each party will deliver to the others any and all other material reports filed with the SEC, the FDIC, the OCC, the FRB, the FSA or any other regulatory agency within five business days of the filing of any such report.

     5.8 NOTICE. At all times prior to the Effective Time, each party shall promptly notify the other in writing of the occurrence of any event known to it which will or may result in the failure to satisfy any of the conditions specified in Sections 6.1 or 6.2 hereof. In the event that any party becomes aware of the occurrence or impending occurrence of any event which would constitute or cause a breach by it of any of its representations and warranties, covenants or agreements herein in any material respect, or would have constituted or caused a breach by it of its representations and warranties, covenants or agreements herein in any respect, had such an event occurred or been known prior to the date hereof, said party shall immediately give detailed and written notice thereof to the other parties, and shall,

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

unless the same has been waived in writing by the other parties, use its reasonable efforts to remedy the same within 30 days, provided that such efforts, if not successful, shall not be deemed to satisfy any condition precedent to the Merger.

     5.9 PRESS RELEASE. Except as otherwise reasonably determined by a party to be necessary to comply with its legal obligations, at all times prior to the Effective Time, the parties shall mutually agree to the issuance of any press release or other information to the press or any third party for general circulation with respect to this Agreement or the transactions contemplated hereby.

     5.10 DELIVERY OF SUPPLEMENTS TO DISCLOSURE SCHEDULES. Five business days prior to the Effective Time, each party will supplement or amend its Disclosure Schedule with respect to any matter hereafter arising which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or which is necessary to correct any information in the Disclosure Schedule or in any representation and warranty made by the disclosing party which has been rendered inaccurate thereby. For purposes of determining the accuracy of the representations and warranties of UBOC, UnionBanCal and First Western contained, respectively, in Articles II and III hereof in order to determine the fulfillment of the conditions set forth in Section 6.1(a) and 6.2(a) hereof as of the date of this Agreement, the Disclosure Schedule of each party shall be deemed to include only that information contained therein on the date it is initially delivered to the other party.

     5.11 LITIGATION MATTERS. First Western will consult with UBOC about any proposed settlement, or any disposition of, any litigation involving amounts in excess of $10,000.

     5.12 WRITTEN AGREEMENTS WITH EMPLOYEES; BENEFITS AND RELATED MATTERS.

     (a) EMPLOYEE AGREEMENTS. UBOC shall honor the agreements entered into between First Western and R. Anthony Palmer, Janice France-Pettit and Robert Scott, provided, however, neither First Western or any First Western Subsidiary nor UBOC, UnionBanCal or any UB Subsidiary shall make, and shall not be in any manner obligated to make, any payment whatsoever to any director or employee of First Western or any First Western Subsidiary under any circumstance in which such payment is not or will not be deductible under Section 162(m) or Section 280G of the Code.

     (b) EMPLOYEE BENEFITS. First Western and UBOC shall cooperate with each other to terminate the First Western Benefit Plans as soon as practicable in connection with the Merger. UBOC shall take such steps as are necessary or required to integrate the employees of First Western and the First Western Subsidiaries in UBOC's employee benefit plans available to other employees of UBOC and UB Subsidiaries as soon as practicable after the Effective Time, (i) with full credit for prior service with First Western or any of the First Western Subsidiaries for all purposes other than determining the amount of benefit accruals under any defined benefit plan, or the UBOC retiree medical benefit plan and (ii) without any waiting periods, evidence of insurability, or application of any pre-existing condition limitations.

     (c) SEVERANCE. In lieu of any other UBOC severance plan payments, UBOC will provide severance, based on the severance policies currently in effect for First Western as of the date of this Agreement, to all First Western employees who, by reason of the Merger, become employees of UBOC and are thereafter terminated other than for cause by UBOC within 6 months of the Effective Time. First Western will cooperate with UBOC in adopting the First Western severance program as an employee benefit plan under the terms of ERISA.

     5.13 INDEMNIFICATION AND INSURANCE.

     (a) UBOC agrees that the Merger shall not affect or diminish any of First Western's duties and obligations of indemnification existing immediately prior to the Effective Time in favor of the

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

directors, officers, employees and agents of First Western arising by virtue of the Articles of Incorporation or Bylaws of First Western in the form in effect at the date of this Agreement or arising by operation of law, and such duties and obligations shall continue in full force and effect for so long as they would (but for the Merger) otherwise survive and continue in full force and effect. All provisions for indemnification and limitation of liability now existing in favor of the employees, agents, directors or officers of First Western or First Western Subsidiaries, as provided by law or regulation or in their respective Articles of Incorporation or Bylaws shall survive the Merger, shall be assumed by UBOC and shall continue in full force and effect with respect to acts or omissions occurring prior to the Effective Time for a period of three years thereafter or in the case of matters occurring prior to the Effective Time which have not been resolved prior to the third anniversary of the Effective Time, until such matters are finally resolved.

     (b) First Western shall use its commercially reasonable best efforts to cause each of the insurance policies identified in Section 3.15 of the Disclosure Schedule to remain in full force and effect until the Closing Date. In addition, First Western shall arrange, in collaboration with UBOC, for the purchase of extended reporting period coverage for all claims-made policies in
Section 3.15 of the Disclosure Schedule, including but not limited to: Directors and Officers Liability, Professional Liability, Employment Practices Liability and Fiduciary Liability for an appropriate period of time thereafter, all as determined by UBOC. UBOC will be included as a named insured for the Extended Reporting Period coverage.

     5.14 NONCOMPETITION. First Western will obtain and deliver on the Closing Date agreements from each First Western outside director providing that, for a period of three years after the Effective Time, each First Western outside director agrees not to, directly or indirectly, without the prior written consent of UBOC, own more than 5% of, organize, manage, operate, finance or participate in the ownership, management, operation or financing of, or be connected as an officer, director, employee, principal, agent or consultant to any financial institution whose deposits are insured by the FDIC that has its head offices or a branch office within 30 miles of any First Western branch office. In the event that during the three-year period UBOC is merged with or acquired by another financial institution and the shareholders of UnionBanCal immediately prior to the acquisition own less than 50% of the voting stock of the resulting entity, then this Section 5.14 shall terminate upon the date of UBOC's acquisition.

     5.15 ENVIRONMENTAL REPORTS. First Western shall cooperate with UBOC so that UBOC may as soon as reasonably practicable obtain, at UBOC's expense, a report of a phase one environmental investigation on all real property owned, leased or operated by First Western or any of the First Western Subsidiaries as of the date hereof (but excluding property held in trust or in a fiduciary capacity and space in retail or similar establishments leased by First Western or any of the First Western Subsidiaries for automatic teller machines or bank branch facilities where the space leased comprises less than 20% of the total space leased to all tenants of such property) and within ten days after the acquisition or lease of any real property acquired or leased by First Western or any of the First Western Subsidiaries after the date hereof (but excluding space in retail and similar establishments leased by First Western or any of the First Western Subsidiaries for automatic teller machines or bank branch facilities where the space leased comprises less than 20% of the total space leased to all tenants of such property). If advisable in light of the phase one report with respect to any parcel of real property referred to above, in the reasonable opinion of UBOC, First Western shall also cooperate with UBOC so that UBOC may obtain, at UBOC's expense, a phase two investigation report on such designated parcels. UBOC shall have 15 business days from the receipt of any such phase two investigation report to notify First Western of any dissatisfaction with the contents of such report and UBOC's determination that such dissatisfaction will constitute a Material Adverse Effect.

     5.16 TRADE NAME RIGHTS. From and after the Effective Time, UBOC shall possess all rights with respect to any and all trade names used by First Western or any First Western Subsidiary including without limitation "First Western Bank" or any variant thereof.

                                   ARTICLE VI
                                   CONDITIONS

     6.1 CONDITIONS TO THE OBLIGATIONS OF UBOC AND UNIONBANCAL. Notwithstanding any other provision of this Agreement, the obligations of UBOC and UnionBanCal to consummate the Merger are subject to the following conditions precedent (except as to those which UBOC may choose to waive):

     (a) all of the representations and warranties made by First Western in this Agreement and in any documents or certificates provided by First Western shall have been true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time;

     (b) First Western shall have performed in all material respects all obligations and shall have complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Effective Time;

     (c) there shall not have been any action taken or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any federal or state government or governmental agency or instrumentality or court, which would prohibit ownership or operation of all or a material portion of the assets of First Western on a consolidated basis by UBOC or UnionBanCal or would compel UBOC or UnionBanCal to dispose of all or a material portion of the assets of First Western on a consolidated basis, as a result of this Agreement, or which would render any party hereto unable to consummate the transactions contemplated by this Agreement;

     (d) since the date hereof, First Western shall not have suffered a Material Adverse Effect;

     (e) no regulatory authority shall impose any non-standard or unduly burdensome condition relating to the Merger such that it would substantially deprive UBOC or UnionBanCal of the economic benefits of the Merger, as determined in the reasonable judgment of UBOC or UnionBanCal;

     (f) UBOC shall have received the opinion of Gary Steven Findley and Associates, counsel to First Western, in the form of the attached Exhibit D;

     (g) UBOC shall have received a certificate signed by the President and Chief Executive Officer of First Western, dated as of the Effective Time, certifying that based upon his best knowledge, the conditions set forth in Sections 6.1 (a), (b), (d) and (j) hereof have been satisfied;

     (h) UBOC shall have received the written affiliate  agreements described in
Section 5.3 hereof and in the form attached hereto as Exhibit C;

     (i) each First Western outside director shall have executed and delivered a noncompetition agreement described in Section 5.14 hereof in the form attached hereto as Exhibit G; and

     (j) as of the Closing Date, as recorded on its books, which shall be maintained in accordance with GAAP, First Western shall have:

          (i) from December 1, 2001 through the Closing Date, average monthly earnings of not less than $150,000 (excluding from the calculation of monthly earnings all costs directly related to this Agreement, including professional fees, retention and severance payments, filing fees and printing costs);

          (ii) total shareholder equity ("Shareholder Equity") of not less than $17.55 million plus the aggregate exercise price of all First Western Stock Options exercised from the date hereof through the Effective Time plus $150,000 per month (as calculated in Section 6.1(j)(i) above) for the period commencing the date hereof through the Closing Date;

          (iii) REO and NPAs not greater than $3.5 million and the ratio of NPAs to Shareholder Equity plus ALL not greater than 18.7%.

          (iv) an ALL of no less than $1.2 million and a ratio of ALL to NPAs of not less than 34.3% ("Coverage Ratio").

          (v) "Core Deposits" (total deposits less CDs equal to or in excess of $100,000, brokered deposits, wholesale deposits, deposits of other depositary institutions, deposits maintained by the trust department of First Western and deposits where the rate exceeds 1/2% in excess of market rates or, in the case of CDs, exceeds 1/2% in excess of market rates at the time of opening or rolling over the CD) not less than $165 million.

     6.2 CONDITIONS TO THE OBLIGATIONS OF FIRST WESTERN. Notwithstanding any other provision of this Agreement, the obligations of First Western to consummate the Merger are subject to the following conditions precedent (except as to those which First Western may choose to waive):

     (a) all of the representations and warranties made by UBOC in this Agreement and in any documents or certificates provided by UBOC shall have been true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time;

     (b) UBOC shall have performed in all material respects all obligations and shall have complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Effective Time;

     (c) since the date hereof, UBOC shall not have suffered a Material Adverse Effect;

     (d) First Western shall have received the opinion of an attorney in the office of the General Counsel of UBOC, in the form attached hereto as Exhibit F; and

     (e) First Western shall have received the opinion of The Findley Group dated as of the date of mailing First Western's Proxy that the Merger is fair to First Western from a financial perspective.

     (f) First Western shall have received a certificate signed by an officer designated by the President and Chief Executive Officer of UBOC and UnionBanCal, dated as of the Effective Time, that based upon his best knowledge, the conditions set forth in Sections 6.2(a), (b) and (c) have been satisfied.

     6.3 CONDITIONS TO THE OBLIGATIONS OF THE PARTIES. Notwithstanding any other provision of this Agreement, the obligations of UBOC and UnionBanCal on the one hand, and First Western on the other hand, to consummate the Merger are subject to the following conditions precedent (except as to those which UBOC and First Western may choose to waive):

     (a) no preliminary or permanent injunction or other order by any federal or state court which prevents the consummation of the Merger shall have been issued and shall remain in effect; nor shall there be any third party proceeding pending to prevent the consummation of the Merger;

     (b) the parties shall have received all applicable regulatory approvals and consents (including without limitation, if appropriate, approval by the OCC and FSA) to consummate the transactions contemplated in this Agreement, and all required waiting periods shall have expired;

     (c) the Registration Statement shall have been declared effective under the Securities Act and no stop orders shall be in effect and no proceedings for such purpose shall be pending or threatened by the SEC and, if the offering for sale of the UB Common Stock in the Merger pursuant to this Agreement is subject to the securities laws of any state, the Registration Statement shall not be subject to a stop order of any state securities authority;

     (d) each of UBOC and First Western shall have received from McCutchen, Doyle, Brown & Enersen, L.L.P., an opinion reasonably satisfactory in form and substance to it to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code and that no gain or loss will be recognized by the shareholders of First Western to the extent that they receive UB Common Stock solely in exchange for shares of First Western Common Stock; and

     (e) the UB Common  Stock to be issued to  holders of First  Western  Common
Stock shall have been approved for listing on the New York Stock Exchange subject to official notice of issuance.

                                  ARTICLE VII
                         TERMINATION; AMENDMENT; WAIVER

     7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

     (a) By the mutual written consent of the Boards of Directors of UBOC and First Western;

     (b) By UBOC or First Western if there shall have been a final judicial or regulatory determination (as to which all periods for appeal shall have expired and no appeal shall be pending) that any material provision of this Agreement is illegal, invalid or unenforceable (unless the enforcement thereof is waived by the affected party) or denying any regulatory application the approval of which is a condition precedent to a party's obligations hereunder;

     (c) By UBOC or First Western before the date specified in 7.1(f) hereof, in the event that any of the conditions precedent to the obligations of the other party to the Merger are rendered impossible to be satisfied or fulfilled by said date (other than by reason of a breach by the party seeking to terminate);

     (d) By UBOC or First Western at any time after the shareholders of First Western fail to approve this Agreement and the Merger by the Required Vote at the First Western Shareholders' Meeting;

     (e) By UBOC or First Western, in the event of a material breach by the other party of any representation, warranty, covenant or agreement contained herein or in any schedule or document delivered pursuant hereto, which breach would result in the failure to satisfy the closing condition set forth in
Section 6.1(a) or 6.1(b) in the case of UBOC, or Section 6.2(a) or 6.2(b) in the case of First Western, and which breach cannot be or is not cured within 30 days after written notice of such breach is given by the non-breaching party to the party committing such breach; or

     (f) By UBOC or First Western on or after June 30, 2002, in the event the Merger has not been consummated by such date (provided, however, that the right to terminate under this Section 7.1(b) shall not be available to any party whose failure to perform an obligation hereunder has been the cause of, or has resulted in, the failure of the Merger to occur on or before such date).

     (g) By UBOC if the Average Closing Price is below $20.00; provided, however, if within 24 hours of receipt of notice to First Western that UBOC intends to terminate this Agreement pursuant to this Section 7.1(g) First Western notifies UBOC that it will complete the transactions contemplated in this Agreement with the Adjusted Stock Component of 881,875 shares of UB Common Stock (plus any shares added by reason of the Exercised Option Adjustment), then

UBOC's termination pursuant to this Section 7.1(g) shall be ineffective and the parties shall proceed pursuant to the terms of this Agreement.

In the event a party elects to effect any termination pursuant to Section 7.1(b) through 7.1(f) above, it shall give written notice to the other party hereto specifying the basis for such termination and certifying that such termination has been approved by the vote of a majority of the members of its Board of Directors.

     7.2 LIABILITIES AND REMEDIES; LIQUIDATED DAMAGES.

     (a) In the event that this Agreement is terminated by a party (the "Aggrieved Party") solely by reason of the material breach by the other party ("Breaching Party") of any of its representations, warranties, covenants or agreements contained herein, then the Aggrieved Party shall be entitled to such remedies and relief against the Breaching Party as are available at law or in equity. Moreover, the Aggrieved Party without terminating this Agreement, shall be entitled to specifically enforce the terms hereof against the Breaching Party in order to cause the Merger to be consummated. Each party acknowledges that there is not an adequate remedy at law to compensate the other party relating to the non-consummation of the Merger. To this end, each party, to the extent permitted by law, irrevocably waives any defense it might have based on the adequacy of a remedy at law which might be asserted as a bar to specific performance, injunctive relief or other equitable relief. The parties specifically acknowledge the foregoing by affixing their respective initials hereto: ____________; ___________.

     (b) In the event that the First Western Shareholders' Meeting does not take place, the Board of Directors of First Western fails to recommend approval of this Agreement and the Merger to the shareholders of First Western, or such Board of Directors shall adversely alter or modify its favorable recommendation of this Agreement and the Merger to the shareholders of First Western, and this Agreement and the Merger is not approved by the shareholders of First Western by the Required Vote, and neither UBOC nor UnionBanCal is, as of the date of such event, in material breach of this Agreement, then, upon termination of this Agreement, First Western shall pay UBOC in immediately available funds $1,500,000 as agreed upon liquidated damages as the sole and exclusive remedy of UBOC and UnionBanCal under this Agreement (without prejudice to the rights of UBOC under the Stock Option Agreement). In order to obtain the benefit of liquidated damages provided in this Section 7.2(b), UBOC and UnionBanCal shall be required to execute a waiver of their rights under Section 7.2(a) above, and, other than the rights of UBOC under the Stock Option Agreement, shall not have taken any action to enforce any right that they might have under Section 7.2(a) hereof. The parties specifically acknowledge the foregoing by affixing their respective initials hereto: __________; __________.

     (c) In the event  that an  Acquisition  Proposal  occurs  between  the date hereof and the time of the First Western Shareholders' Meeting and the shareholders of First Western fail to approve this Agreement and the Merger under circumstances where the Board of Directors of First Western continuously maintained its favorable recommendation of this Agreement and the Merger, and neither UBOC nor UnionBanCal was, as of the date of such action, in material breach of this Agreement, then if a definitive agreement relating to an Acquisition Proposal is executed by First Western or any First Western Subsidiary, or an Acquisition Proposal is consummated, in either case within 12 months after the termination of this Agreement, then upon the happening of such event First Western shall pay UBOC in immediately available funds of $1,500,000 as an agreed upon liquidated damages as the sole and exclusive remedy of UBOC and UnionBanCal (without prejudice to the rights of UBOC under the Stock Option Agreement). There shall be no duplication of remedy under this Section 7.2(c) and 7.2(b). In order to obtain the benefit of the liquidated damages provided in this Section 7.2(c), UBOC and UnionBanCal shall be required to execute a waiver of their rights under Section 7.2(a) above, and, other than the rights of UBOC under the Stock Option Agreement, shall not have taken any action to enforce any right that they might have under Section 7.2(a) hereof. The parties specifically acknowledge the foregoing by affixing their respective initials hereto:
___________; _____________.

     (d) In the event that all of the conditions precedent to the consummation of the Merger in Article VI have been satisfied or would be satisfied by the delivery of documents which are under the control of UBOC and UBOC in material breach of this Agreement refuses to consummate the Merger, or if UBOC otherwise willfully abandons the Merger in material breach of this Agreement, then in either case, UBOC and UnionBanCal shall jointly and severally pay First Western liquidated damages in the cash amount of $1,500,000 as its sole and exclusive remedy against UBOC and UnionBanCal. In order to pursue the liquidated damage remedy provided in this subsection, First Western shall be required to execute a waiver of its rights under Section 7.2(a) hereof and shall have not have taken any action to enforce any right that it might have under Section 7.2(a) hereof. The parties specifically acknowledge the foregoing by affixing their respective initials hereto: __________; __________.

     (e) With respect to the liquidated damages provided in this Section, the parties hereto agree that it would be impracticable or extremely difficult to fix actual damages. The parties specifically acknowledge the foregoing by affixing their respective initials hereto: __________; __________.

     7.3 SURVIVAL OF AGREEMENTS. In the event of termination of this Agreement by either UBOC or First Western as provided in Section 7.1, this Agreement shall forthwith become void and have no effect except that the agreements contained in Sections 5.1 (b), 5.4 and 7.2 hereof shall survive the termination hereof.

     7.4 AMENDMENT. This Agreement may be amended by the parties hereto by action taken by their respective Boards of Directors at any time before or after approval hereof by the shareholders of First Western but, after such approval, no amendment shall be made which changes the form of consideration or the value of the consideration to be received by the shareholders of First Western without the approval of the shareholders of First Western. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. The parties may, without approval of their respective Boards of Directors, make such technical changes to this Agreement not inconsistent with the purposes hereof as may be required to effect or facilitate any regulatory approval or acceptance of the Merger or of this Agreement or to effect or facilitate any regulatory or governmental filing or recording required for the consummation of any of the transactions contemplated hereby.

     7.5 WAIVER. Any term, provision or condition of this Agreement (other than the requirement of First Western shareholder approval) may be waived in writing at any time by the party which is entitled to the benefits hereof. Each and every right granted to any party hereunder, or under any other document delivered in connection herewith or therewith, and each and every right allowed it by law or equity, shall be cumulative and may be exercised from time to time. The failure of a party at any time or times to require performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same. No waiver by any party of a condition or of the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, covenant, representation or warranty of this Agreement. No investigation, review or audit by a party of another party prior to or after the date hereof shall stop or prevent such party from exercising any right hereunder or be deemed to be a waiver of any such right.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

     8.1 SURVIVAL. All representations, warranties, covenants and agreements of the parties in this Agreement or in any instrument delivered by the parties pursuant to this Agreement (other than the agreements, covenants and obligations set forth herein which are contemplated to be performed after the Effective
Time) shall not survive the Effective Time.

     8.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile transmission or by registered or certified mail to the parties at the following addresses (or at such other address for a party as shall be specified by like notice) and shall be deemed to be delivered on the date so delivered:

         (a)      if to UBOC or UnionBanCal:

                  Union Bank of California
                  400 California Street
                  San Francisco, CA 94104
                  Attention: D. Jeffrey Morrow
                                Senior Vice President

                  copy to:

                  Union Bank of California
                  400 California Street
                  San Francisco, CA 94104
                  Attention: David W. Dobon
                             Senior Vice President

                  and to:

                  Union Bank of California
                  530 "B" Street, Suite 1050
                  San Diego, CA 92101
                  Attention: Theodore E. Davis

                  and a copy to:

                  McCutchen Doyle Brown & Enersen, LLP
                  3 Embarcadero Center
                  San Francisco, CA 94111
                  Attention: James M. Rockett

         (b)      if to First Western:

                  First Western Bank
                  1475 East Los Angeles Avenue
                  Simi Valley, CA 93065
                  Attention: R. Anthony Palmer
                             President & CEO

                  copy to:

                  Gary Steven Findley & Associates
                  1470 North Hundley Street
                  Anaheim, CA 92806
                  Attention: Gary Steven Findley

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

     8.3 APPLICABLE LAW. This Agreement shall be construed and interpreted according to the laws of the State of California without regard to conflicts of laws principles thereof, except to the extent that the federal laws of the United States apply.

     8.4 HEADINGS, ETC. The article headings and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     8.5 ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

     8.6 WAIVER OF RIGHT TO JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE MERGER OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING BUT NOT LIMITED TO CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

     8.7 SEVERABILITY. If any term, provision, covenant or restriction contained in this Agreement is held by a final and unappealable order of a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated unless the effect would be to cause this Agreement to not achieve its essential purposes.

     8.8 ENTIRE AGREEMENT; BINDING EFFECT; NON-ASSIGNMENT; COUNTERPARTS. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement between the parties hereto and supersedes all other prior agreements and undertakings, both written and oral, between the parties, with respect to the subject matter hereof; and (b) is not intended to confer upon any other person any rights or remedies hereunder except as specifically provided herein. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party hereto. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or document will be construed against the party drafting such agreement or document.

     The undersigned have caused this Agreement to be executed as of the day and year first above written.

                                          UNION BANK OF CALIFORNIA, N.A.


                                          By  /S/ D. JEFFREY MORROW
                                            ---------------------------
                                                 D. Jeffrey Morrow
                                               Senior Vice President



                                          UNIONBANCAL CORPORATION


                                          By /S/ MORRIS W. HIRSCH
                                            --------------------------
                                                 Morris W. Hirsch
                                               Senior Vice President



                                          FIRST WESTERN BANK


                                          By /S/ R. ANTHONY PALMER
                                            -------------------------
                                                 R. Anthony Palmer
                                            President and Chief Executive
                                                      Officer

                                    EXHIBIT A


                             STOCK OPTION AGREEMENT

     This AGREEMENT is dated as of December 18, 2001 between Union Bank of California, a national banking association ("UBOC") and First Western Bank ("First Western"), a California banking corporation.

                              W I T N E S S E T H:

     WHEREAS, the Boards of Directors of UBOC and First Western have approved an Agreement and Plan of Merger ("Plan") dated as of the date hereof which contemplates the acquisition by UBOC of First Western by means of the merger of First Western with and into UBOC, with UBOC as the entity surviving the merger;

     WHEREAS, as a condition to UBOC's entry into the Plan and to induce such entry, First Western has agreed to grant to UBOC the option set forth herein to purchase shares of First Western's authorized but unissued common stock, no par value ("Common Stock");

     Unless otherwise provided in this Agreement, capitalized terms shall have the meanings ascribed to such terms in the Plan.

     NOW, THEREFORE, in consideration of the premises herein contained, the parties agree as follows:

     1. GRANT OF OPTION. Subject to the terms and conditions set forth herein, First Western hereby grants to UBOC an option (the "Option") to purchase up to 290,200 shares of Common Stock (the "Option Shares"), at a price of $25.75 per share (the "Exercise Price"); PROVIDED, HOWEVER, that in the event First Western issues or agrees to issue any shares of Common Stock to an Acquiring Person (as that term is defined in Section 6 herein) at a price less than the Exercise Price, the Exercise Price shall be equal to such lesser price.

     2. EXERCISE OF OPTION.

          (a) UBOC may exercise the Option, in whole or in part, in accordance with and to the extent permitted by applicable law at any time or from time to time but only upon or after the occurrence of a Purchase Event (as that term is defined in Paragraph (b) below of this section); provided that to the extent the Option shall not have been exercised, it shall terminate and be of no further force and effect upon the earliest to occur (such earliest date, the "Expiration Date") of (i) the termination of the Plan pursuant to Section 7.1 (a) thereof;
(ii) the date of termination pursuant to Section 7.1 (d) thereof if such date is prior to a Purchase Event; (iii) the effective time of the acquisition of First Western by UBOC pursuant to the Plan, or (iv) twelve months following the occurrence of the earliest to occur of (A) the date of any termination of the Plan other than as described in (i) or (ii) above or (B) the date of first occurrence of a Purchase Event. Notwithstanding the foregoing, First Western shall not be obligated to issue the Option Shares upon exercise of the Option
(i) in the absence of any required governmental or regulatory waiver, consent or approval necessary for First Western to issue such Option Shares or for UBOC or any transferee to exercise the Option or prior to the expiration or termination of any waiting period required by law, or (ii) so long as any injunction or other order, decree or ruling issued by any federal or state court of competent jurisdiction is in effect which prohibits the sale or delivery of the Option Shares.

          (b) As used herein, a "Purchase Event" shall have occurred when: (i) First Western or any subsidiary of First Western (without the prior written consent of UBOC), enters into an agreement with any person (other than UBOC or any of its subsidiaries) pursuant to which such person would: (x) merge or consolidate with, or enter into any similar transaction with First Western or any subsidiary of First Western, (y) purchase, lease or otherwise acquire all or substantially all of the assets of First Western or (z) purchase or otherwise acquire (by merger, consolidation, share exchange or any similar transaction) securities representing 10 percent or more of the voting shares of First Western (the transactions referred to in subparagraph (x), (y) and (z) are referred to as an "Acquisition Transaction"); (ii) any person or group of persons acting in concert (other than UBOC or any of its subsidiaries) acquires the beneficial ownership or the right to acquire beneficial ownership of securities representing 24.99 percent or more of the voting shares of First Western (the term "beneficial ownership" for purposes of this Agreement shall have the meaning set forth in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations promulgated thereunder); (iii) the shareholders of First Western fail to approve the business combination between First Western and UBOC contemplated by the Plan at any meeting of such shareholders which has been held for that purpose or any adjournment or postponement thereof, the failure of such a shareholder meeting to occur prior to termination of the Plan, or the withdrawal or modification (in a manner adverse to UBOC) of the recommendation of First Western's Board of Directors of the Merger and Plan and that the shareholders of First Western approve the Merger and the Plan, in each case, after there shall have been a public announcement that any person (other than UBOC or any of its subsidiaries), shall have (A) made, or publicly disclosed an intention to make, a proposal to engage in an Acquisition Transaction, (B) commenced a tender offer, as defined herein, or filed a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to an exchange offer, as defined herein, or (C) filed an application (or given a notice), whether in draft or final form, with the Department of Financial Institutions of the State of California or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction; (iv) any person (other than UBOC or other than in connection with a transaction to which UBOC has given its prior written consent), shall have filed an application or notice with the Department of Financial Institutions of the State of California or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction, exchange offer or tender offer; (v) First Western shall have willfully breached any covenant or obligation contained in the Plan in anticipation of engaging in a Purchase Event, and following such breach UBOC would be entitled to terminate the Plan (whether immediately or after the giving of notice or passage of time or both); or (vi) a public announcement by First Western of the authorization, recommendation or endorsement by First Western of an Acquisition Transaction, exchange offer or tender offer or a public announcement by First Western of an intention to authorize, recommend or announce an Acquisition Transaction, exchange offer or tender offer; provided however, that none of the foregoing proposed transactions shall be a Purchase Event if the terms and provisions thereof envision the pursuit and ultimate consummation of the Plan as a condition to such proposed transaction (each such excluded transaction an "Excluded Event"). If a Purchase Event has occurred, the Option shall continue to be exercisable until its termination in accordance with Section 2(a) hereof. First Western shall notify UBOC promptly in writing upon learning of the occurrence of a Purchase Event, it being understood that the giving of such notice by First Western shall not be a condition to the right of UBOC to transfer or exercise the Option. As used in this Agreement, "person" shall have the same meaning set forth in the Plan. As used in this paragraph "tender offer" or "exchange offer" shall mean, respectively, the commencement (as such term is defined in Rule 14d-2 promulgated under the Exchange Act) by any person (other than UBOC or any subsidiary of UBOC) of, or the filing by any person (other than UBOC or any subsidiary of UBOC) of a registration statement or a tender offer schedule under, the Securities Act or the Exchange Act with respect to, a tender offer or exchange offer, respectively, to purchase shares of Common Stock such that, upon consummation of such offer, such person would own or control 10 percent or more of the then-outstanding shares of Common Stock.

          (c) In the event a Purchase Event occurs, UBOC may elect to exercise the Option. If UBOC wishes to exercise the Option, it shall send to First Western a written notice (the date of which shall be referred to herein as the "Notice Date") which specifies (i) the total number of Option

Shares to be purchased, and (ii) a place and date not earlier than two business days nor later than ten business days from the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"); provided however, that if prior notification to or approval of the Department of Financial Institutions of the State of California or any other regulatory agency is required in connection with such purchase, the Holder, as defined below, shall promptly file the required notice or application for approval, shall promptly notify First Western of such filing, and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto, subject to receipt of any required regulatory approvals.

     3.  PAYMENT AND DELIVERY OF  CERTIFICATES;  FIRST  WESTERN  REPRESENTATION.

          (a) If UBOC elects to exercise the Option, then at the Closing, UBOC shall pay to First Western the aggregate purchase price for the Option Shares purchased pursuant to the exercise of the Option in immediately available funds by a wire transfer to a bank designated by First Western.

          (b) At such Closing, simultaneously with the delivery of the purchase price for the Option Shares as provided in Paragraph (a) hereof, First Western shall deliver to UBOC a certificate or certificates, registered in the name of UBOC or its designee, representing the number of Option Shares purchased by UBOC. Such certificates may be endorsed with any legend required pursuant to any permit or exemption granted by the Department of Financial Institutions of the State of California or any other regulatory agency, as well as the following legend:

          THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN PROVISIONS OF AN AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND THE ISSUER, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE ISSUER. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE ISSUER OF A REQUEST THEREFOR.

Any such legend shall be removed by delivery of a substitute certificate without such legend if UBOC shall have delivered to First Western an opinion of counsel, in form and substance satisfactory to First Western, that such legend is not required for purposes of assuring compliance with applicable securities or other law or with this Agreement.

          (c) Except as otherwise provided herein, UBOC hereby represents and warrants to First Western that the Option is being, and any Option Shares issued upon exercise of the Option will be, acquired by UBOC for its own account and not with a view to any distribution thereof, and UBOC will not sell any Option Shares purchased pursuant to exercise of the Option except in compliance with applicable securities and other laws.

     4. REPRESENTATIONS. First Western hereby represents and warrants to UBOC as follows:

          (a) First Western has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement and all of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of First Western. This Agreement has been duly executed and delivered by First Western and constitutes a valid and binding agreement of First Western, enforceable against First Western in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally or by equitable principles, whether such enforcement is sought in law or equity.

          (b) The execution and delivery by First Western of this Agreement and the consummation of the transactions herein contemplated do not and will not violate or conflict with First Western's Articles of Incorporation or Bylaws, any statute, regulation, judgment, order, writ, decree or injunction applicable to First Western (other than as may be effected by UBOC's ownership of Common Stock exceeding certain limits set forth by statute or regulation) or its properties or assets and do not and will not violate, conflict with, result in a breach of, constitute a default (or an event which with due notice and/or lapse of time would constitute a default) under, result in a termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of First Western under the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, or loan agreement or other agreement, instrument or obligation to which First Western is a party, or by which First Western or any of its properties or assets may be bound or affected.

          (c) First Western has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms, will have reserved for issuance upon the exercise of the Option a number of shares of Common Stock sufficient to satisfy the exercise of the Option in full, all of which Common Stock, upon issuance pursuant hereto, shall be duly authorized, validly issued, fully paid and nonassessable, and shall be delivered free and clear of all claims, liens, encumbrances, security interests and preemptive rights.

     5. ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

          (a) In the event of any stock dividend, stock split, split-up, recapitalization, reclassification, combination, exchange of shares or similar transaction or event with respect to Common Stock, the type and number of shares or securities subject to the Option and the Exercise Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that UBOC shall receive, upon exercise of the Option, the number and class of shares or other securities or property that UBOC would have received in respect of Common Stock if the Option had been exercised immediately prior to such event, or the record date thereof, as applicable. If any shares of Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 5(a)), the number of shares of Common Stock subject to the Option shall be adjusted so that, after such issuance, it, together with any shares of Common Stock previously issued to UBOC pursuant hereto, equals 19.9 percent of the number of shares of Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to this Option.

          (b) Except in the case of an Excluded Event, in the event that First Western, shall, prior to the Expiration Date, enter into an agreement: (i) to consolidate with or merge into any person, other than UBOC or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than UBOC or one of its subsidiaries, to merge into First Western and First Western shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of First Western or any other person or cash or any other property or the outstanding shares of Common Stock immediately prior to such merger shall after such merger represent less than 50 percent of the outstanding shares and share equivalents of the merged company; or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than UBOC or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of UBOC, of either (x) the Succeeding Corporation (as defined below), (y) any person that controls the Succeeding Corporation, or (z) in the case of a merger described in clause (ii), First Western (in each case, such person being referred to as the "Substitute Option Issuer.")

          (c) The Substitute Option shall have the same terms as the Option, provided, that, if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to UBOC. The Substitute Option Issuer shall also enter into an agreement with the then-holder or holders of the Substitute Option in substantially the form as this Agreement, which shall be applicable to the Substitute Option.

          (d) The Substitute Option shall be exercisable for such number of shares of the Substitute Common Stock (as hereinafter defined) as is equal to the Assigned Value (as hereinafter defined) multiplied by the number of shares of Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as hereinafter defined). The exercise price of the Substitute Option per share of the Substitute Common Stock (the "Substitute Option Price") shall then be equal to the Exercise Price multiplied by a fraction in which the numerator is the number of shares of the Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares for which the Substitute Option is exercisable.

          (e) The following terms have the meanings indicated:

               (i) "Succeeding Corporation" shall mean (x) the continuing or surviving corporation of a consolidation or merger with First Western (if other than First Western), (y) First Western in a merger in which First Western is the continuing or surviving person, and (z) the transferee of all or any substantial part of First Western assets (or the assets of its subsidiaries).

               (ii)"Substitute Common Stock" shall mean the common stock issued by the Substitute Option Issuer upon exercise of the Substitute Option.

               (iii) "Assigned Value" shall mean the highest of (x) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made by any person (other than UBOC or its subsidiaries) (y) the price per share of Common Stock to be paid by any person (other than UBOC or any of its subsidiaries) pursuant to an agreement with First Western, and (z) the highest closing sales price per share of Common Stock as quoted on the Nasdaq National Market (or if Common Stock is not quoted on the Nasdaq National Market, the highest bid price per share on any day as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by UBOC) within the six-month period immediately preceding the agreement referred to in (y), or if the Common Stock is not publicly traded, then the price per share as determined by a nationally recognized investment banking firm mutually selected by UBOC and First Western (or if applicable, the Succeeding Corporation), provided that if a mutual selection cannot be made as to such investment banking firm, it shall be selected by UBOC; provided, that in the event of a sale of less than all of First Western's assets, the Assigned Value shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of First Western as determined by a nationally recognized investment banking firm selected by UBOC and reasonably acceptable to First Western, divided by the number of shares of Common Stock outstanding at the time of such sale. In the event that an exchange offer is made for Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for the Common Stock shall be determined by a nationally recognized investment banking firm mutually selected by UBOC and First Western (or if applicable, the Succeeding Corporation), provided that if a mutual selection cannot be made as to such investment banking firm, it shall be selected by UBOC.

               (iv)"Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of the Substitute Common Stock on the day preceding such consolidation, merger or sale, provided that if First Western is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by First Western, the person merging into First Western or by any company which controls or is controlled by such merging person, as UBOC may elect.

          (f) In no event pursuant to any of the foregoing paragraphs shall the Substitute Option be exercisable for more than 19.9 percent of the aggregate of the shares of the Substitute Common Stock outstanding immediately prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9 percent of the aggregate of the shares of Substitute Common Stock but for this clause (f), the Substitute Option Issuer shall make a cash payment to UBOC equal to the excess of (i) the value of the
Substitute  Option  without  giving effect to the  limitation in this clause (f)
over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (f). This difference in value shall be determined by a nationally recognized investment banking firm selected by UBOC and the Substitute Option Issuer.

          (g) First Western shall not enter into any transaction described in subsection (b) of this Section 5 unless the Succeeding Corporation and any person that controls the Succeeding Corporation assume in writing all the obligations of First Western hereunder and take all other actions that may be necessary so that the provisions of this Agreement, including but not limited to this Section 5, are given full force and effect (including, without limitation, any action that may be necessary so that the shares of Substitute Common Stock are in no way distinguishable from or have lesser economic value than other shares of common stock issued by the Substitute Option Issuer).

     6. PURCHASE OF OPTION SHARES AND OPTIONS BY FIRST WESTERN.

          (a) From and after the first date a transaction specified in Section 5(b) herein is consummated (the "Repurchase Event"), and subject to applicable regulatory restrictions, UBOC or a holder or former holder of any Options (a "Holder") who has exercised the Options in whole or in part shall have the right to require First Western to purchase some or all of the Option Shares at a purchase price per share (the "Purchase Price") equal to the highest of (i) 100 percent of the Exercise Price, (ii) the highest price paid or agreed to be paid for shares of Common Stock by an Acquiring Person (as defined in Paragraph (b) of this Section) in any tender offer, exchange offer or other transaction or series of related transactions involving the acquisition of 10 percent or more of the outstanding shares of Common Stock during the one-year period immediately preceding the Purchase Date (as defined in Paragraph (d) of this Section) and
(iii) in the event of a sale of all or substantially all of First Western's assets, (x) the sum of the price paid in such sale for such assets and the current market value of the remaining assets of First Western as determined by a recognized investment banking firm jointly selected by such Holder and First Western, each acting in good faith, divided by (y) the number of shares of Common Stock then outstanding. In the event that any of the consideration paid or agreed to be paid by an Acquiring Person for any shares of Common Stock or for any of First Western's assets consists in whole or in part of securities, the value of such securities for purposes of determining the Purchase Price shall be determined (i) if there is an existing public trading market therefor, by the average of the last sales prices for such securities on the ten trading days ending three trading days prior to the payment of such consideration (if such consideration has been paid) or prior to the date of determination (if such consideration has not yet been paid) and (ii) if there is no existing public trading market for such securities, by a recognized investment banking firm jointly selected by the Holder and First Western, each acting in good faith. The Holder's right to require First Western to purchase some or all of the Option Shares under this Section shall expire on the day which is one year following the Repurchase Event; provided, that if First Western is prohibited under applicable regulations from purchasing Common Stock as to which a Holder has given notice hereunder, then the Holder's right to require First Western to purchase such shares shall expire on the date which is one year following the date on which First Western no longer is prohibited from purchasing such shares: provided further, that First Western shall use its best efforts to obtain any consent or approval and make any filing required for First Western to consummate as quickly as possible the purchase of the Common Stock contemplated hereunder.

          (b) For purposes of this Agreement, "Acquiring Person" shall mean a person or group (as such terms are defined in the Exchange Act and the rules and regulations thereunder) other than UBOC or a subsidiary of UBOC who on or after the date of this Agreement engages in a transaction which gives rise to a Purchase Event.

          (c) Subject to applicable regulatory restrictions, from and after a Repurchase Event or after First Western receives official notice that an approval of the Department of Financial Institutions of the State of California, or any other regulatory authority, required for the exercise of the Option and purchase of the Option Shares will not be issued or granted, a Holder shall have the right to require First Western to purchase some or all of the Options held by such Holder at a price equal to the Purchase Price minus the Exercise Price on the Purchase Date (as defined in Paragraph (d) of this Section) multiplied by the number of shares of Common Stock that may be purchased on the Purchase Date upon the exercise of the Options elected to be purchased. Notwithstanding the termination date of the Options, the Holder's right to require First Western to purchase some or all of the Options under this Section shall expire on the day which is one year following the Repurchase Event; provided, that if First Western is prohibited under applicable regulations from purchasing the Options as to which a Holder has given notice hereunder, then the Holder's right to require First Western to purchase such Options shall expire on the day which is one year following the date on which First Western no longer is prohibited from purchasing such Options; provided further, that First Western shall use its best efforts to obtain any consent or approval and make any filing required for First Western to consummate as quickly as possible the purchase of the Options contemplated hereunder.

          (d) A Holder may exercise its right to require First Western to purchase the Common Stock or Options (collectively, "Securities") pursuant to this Section by surrendering for such purpose to First Western, at its principal office or at such other office or agency maintained by First Western for that purpose, within the period specified above, the certificates or other instruments representing the Securities to be purchased accompanied by a written notice stating that it elects to require First Western to purchase all or a specified number of such Securities. Within five business days after the surrender of such certificates or instruments and the receipt of such notice relating thereto, to the extent it is legally permitted to do so, First Western shall deliver or cause to be delivered to the Securities Holder (i) a bank cashier's or certified check payable to the Securities Holder in an amount equal to the applicable purchase price therefor, and (ii) if less than the full number of Securities evidenced by the surrendered instruments are being purchased, a new certificate or instrument, for the number of Securities evidenced by such surrendered certificates or other instruments less the number of Securities purchased. Such purchases shall be deemed to have been made at the close of business on the date (the "Purchase Date") of the receipt of such notice and of such surrender of the certificates or other instruments representing the Securities to be purchased and the rights of the Securities Holder, except for the right to receive the applicable purchase price therefor in accordance herewith, shall cease on the Purchase Date.

     7. PERMIT APPLICATION. As promptly as practicable upon UBOC's request after a Purchase Event, First Western agrees to prepare and file not more than two applications for a permit ("Permit Event") with the Department of Financial Institutions of the State of California under applicable state securities laws, with respect to any proposed sale of any warrants, options or other securities representing any of UBOC's rights under this Agreement or proposed dispositions by UBOC of any or all of the Option Shares, if such applications are required by law or regulation, and to use its best efforts to cause any such permit application to be granted, as expeditiously as possible and to keep such permit effective for a period of not less than 180 days unless, in the written opinion of counsel to First Western, addressed to UBOC and satisfactory in form and substance to UBOC and its counsel, grant of a permit is not required for such proposed transactions. All fees, expenses and charges of any kind or nature whatsoever incurred in connection with the preparation of the permit application relating to the Options or the Option Shares pursuant to this Section 7 shall be borne and paid by First Western; provided, however, that in no event shall this
Section 7 be construed to require First Western to bear the expense of any change of control notice or similar regulatory filing made by any purchaser or acquiror of Option Shares issued to UBOC pursuant to this Agreement. In the event UBOC exercises its permit rights under this Section 7, First Western shall provide UBOC, its affiliates, each of their respective officers and directors and any underwriters used by UBOC, with indemnifications, representations and warranties and shall cause its attorneys and accountants to deliver to UBOC and any such underwriters attorneys' opinions and "comfort letters," all of a type customarily provided or delivered in connection with public underwritten offerings of securities. In the event First Western applies for a permit covering its Common Stock for its own account or for any other shareholder of First Western, it shall allow UBOC to participate in such permit application. Notwithstanding the foregoing, First Western shall have the right to delay (a "Delay Right") a Permit Event for a period of up to thirty (30) days, in the event it receives a request from UBOC to effect a Permit Event, if First Western
(i) is involved in a material transaction, or (ii) determines, in the good faith exercise of its reasonable business judgment, that such registration and offering could adversely effect or interfere with bona fide material financing plans of First Western or would require disclosure of information, the premature disclosure of which could materially adversely affect First Western or any transaction under active consideration by First Western. For purposes of this Agreement, the term "material transaction" shall mean a transaction which, if First Western were subject to the reporting requirements under the Exchange Act, would require First Western to file a current report on Form 8-K with the Securities Exchange Commission. First Western shall have the right to exercise two Delay Rights in any eighteen (18) month period.

     8. LISTING.

     If Common Stock or any other securities to be acquired upon exercise of the Option are then authorized for quotation or trading or listing on the Nasdaq National Market or any other securities exchange or automated quotation system, First Western, or any successor thereto, upon the request of the holder of the Option, will promptly file an application, if required, to authorize for listing or trading or quotation the shares of Common Stock or other securities to be acquired upon exercise of the Option on the Nasdaq National Market or any other securities exchange or automated quotation system and will use its best efforts to obtain approval, if required, of such listing or quotation as soon as possible.

     9. MISCELLANEOUS.

     (a) EXPENSES. Each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

     (b) ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

     (c) ASSIGNMENT. At any time after a Purchase Event occurs, UnionBanCal may sell, assign or otherwise transfer its rights and obligations hereunder, in whole or in part, by issuing Options or otherwise, to any person or group of persons, subject to applicable law, rule or regulation. In order to effectuate the foregoing, UnionBanCal (or any direct or indirect assignee or transferee of UnionBanCal) shall be entitled to surrender this Agreement to First Western in exchange for two or more Agreements entitling the holders thereof to purchase in the aggregate the same number of shares of Common Stock as may be purchasable hereunder.

     (d) NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or by confirmed facsimile transmission or sent by registered or certified mail or overnight courier, postage prepaid, with return receipt requested, addressed as follows:

         If to UBOC:

              Union Bank of California
              400 California Street
              San Francisco, CA 94104
              Attention: D. Jeffrey Morrow
                         Senior Vice President

              copy to:

              Union Bank of California
              400 California Street
              San Francisco, CA 94104
              Attention: David W. Dobon
                         Senior Vice President

              and to:

              Union Bank of California
              530 "B" Street, Suite 1050
              San Diego, CA 92101
              Attention: Theodore E. Davis

              and a copy to:

              McCutchen Doyle Brown & Enersen, LLP
              3 Embarcadero Center
              San Francisco, CA 94111
              Attention: James M.  Rockett


         If to First Western, to:

              First Western Bank
              1475 East Los Angeles Avenue
              Simi Valley, CA 93065
              Attention: R. Anthony Palmer
                         President & CEO
              copy to:

              Gary Steven Findley & Associates
              1470 North Hundley Street
              Anaheim, CA 92806
              Attention: Gary Steven Findley

     A party may change its address for notice purposes by written notice to the other party hereto.

     (e) COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     (f) SPECIFIC PERFORMANCE. The parties hereto agree that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with their specific terms or conditions or were otherwise breached and that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining the amount of damage that will be suffered by the parties in the event that this Agreement is not performed in accordance with its terms or conditions or otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the parties and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which it is entitled at law or in equity.

     (g) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     (h) BEST EFFORTS. Each of First Western and UBOC will use its best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including without limitation applying to the Department of Financial Institutions of the State of California for approval to acquire or issue the shares issuable hereunder.

     (i) DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     (j) ATTORNEYS' FEES. In the event that any dispute between the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

     (k) WAIVER OF RIGHT TO JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE MERGER OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING BUT NOT LIMITED TO CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, as of the day and year first written above.



                                        FIRST WESTERN BANK



                                        By:
                                           --------------------------------
                                           Name:
                                                ---------------------------
                                           Title:
                                                 --------------------------


                                        UNION BANK OF CALIFORNIA, N.A.



                                        By:
                                           --------------------------------
                                           Name:
                                                ---------------------------
                                           Title:
                                                 --------------------------

                                    EXHIBIT B

                              BANK MERGER AGREEMENT
                                     BETWEEN
                             FIRST WESTERN BANK AND
                         UNION BANK OF CALIFORNIA, N.A.
                              UNDER THE CHARTER OF
                         UNION BANK OF CALIFORNIA, N.A.
                               UNDER THE TITLE OF
                         UNION BANK OF CALIFORNIA, N.A.



     This bank merger agreement ("Bank Merger Agreement") is entered into between First Western Bank ("First Western"), a California banking corporation organized under the laws of the State of California, being located at 1475 East Los Angeles Avenue, Simi Valley, County of Los Angeles, in the State of California and Union Bank of California, N.A. ("UBOC"), a national banking association organized under the laws of the United States, being located at 400 California Street, San Francisco, County of San Francisco, in the State of
California, each acting pursuant to a resolution of its board of directors, adopted by the vote of a majority of its directors, pursuant to the authority given by and in accordance with the provisions of the Act of November 7, 1918, as amended (12 U.S.C. 215 (a)) and the California General Corporations Law. The terms of this Bank Merger Agreement are pursuant to that certain Agreement and Plan of Merger ("Plan") dated as of __________, 2001 by and among First Western, UBOC and UnionBanCal Corporation ("UnionBanCal"). Any capitalized term used in this Bank Merger Agreement not otherwise defined herein shall have the definition ascribed to such term in the Plan.

     UBOC has a capital of $__________, represented by __________ shares of common stock outstanding each with a par value of $__________, surplus of $__________, and undivided profits, including capital reserves, of $__________, as of __________, 2001. First Western has capital of $__________, represented by __________ shares of common stock outstanding each with no par value, surplus of $__________, and undivided profits, including capital reserves, of $__________, as of __________, 2001. The surviving bank following the merger will have capital of approximately $__________, surplus of $__________, and undivided profits, including capital reserved and unrealized holding profits (or losses) on available-for-sale securities, of $__________ on the Effective Date.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. BANK MERGER. First Western shall be merged into UBOC under the charter of the latter ("Bank Merger").

     2. NAME OF THE BANK. The name of the receiving association shall be Union Bank of California, N.A.

     3. BUSINESS OF THE BANK. The business of the association shall be that of a national banking association. This business shall be conducted by the association at its main office which shall be located at 400 California Street, San Francisco, California, and at its legally established branches.

     4. EFFECT OF THE MERGER. All assets of First Western as they exist at the effective time of the merger ("Effective Date") shall pass to and vest in UBOC without any conveyance or other transfer. UBOC shall be responsible for all of the liabilities of every kind and description. Except as otherwise specifically set forth herein or in the Plan, upon the Bank Merger of First Western with and into UBOC:

          (a) The corporate identity, existence, purposes, powers, franchises, rights and entities of UBOC shall continue unaffected and unimpaired;

          (b) The separate existence of First Western shall cease and the assets and liabilities of First Western shall be vested in UBOC in accordance with the provisions of this Bank Merger Agreement;

          (c) UBOC shall possess all the rights, privileges, powers, franchises and immunities of a public as well as of a private nature of First Western;

          (d) All of the assets of First Western, including all property, real and personal, and all debts due to First Western on whatever account, and all other things in action belonging to First Western shall be vested in UBOC. All property, rights, privileges, powers and franchises and every other interest of First Western shall be thereafter effectually the property of UBOC;

          (e) The title to any real estate, vested by deed or otherwise under the laws of the State of California or any other State of the United States or elsewhere in either UBOC or First Western, shall not revert or be in any way impaired by reasons of the Bank Merger;

          (f) All rights of creditors and all liens upon any property of UBOC or of First Western shall be preserved, unimpaired, and all debts, liabilities and duties of First Western shall thenceforth attach to UBOC and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred by UBOC, or contracted by or imposed upon UBOC;

          (g) UBOC may, in its sole discretion, operate the First Western business, facilities and operations in the name of "First Western Bank" for a period of time that it deems necessary to effect an orderly transition of the business, facilities and operation to UBOC and to protect its rights in said name against others; and

          (h) The name "First Western Bank" shall be acquired by and vested in UBOC and UBOC shall have the right to take such action as it deems appropriate to protect such names, license them for use by others or use such names as appropriate in the future.

          (i) It is intended that the Bank Merger qualify, for federal income tax purposes, as a reorganization pursuant to Section 368(a) of the Code.

     5. BANK MERGER CONSIDERATION. Upon performance of all of the covenants of the parties hereto and fulfillment or waiver of all the conditions contained herein and in the Plan, and the delivery to First Western of cash and UnionBanCal common stock ("Shares") as consideration for the Bank Merger ("Bank Merger Consideration"), on the Effective Date, First Western shall be merged with and into UBOC, on the terms and conditions set forth in the Plan and this Bank Merger Agreement. The total amount of Bank Merger Consideration shall be $21,250,000 in cash and 734,786 Shares. On the Effective Date, the outstanding common stock of First Western shall be converted into the right to receive Bank Merger Consideration and each issued and outstanding share of common stock of First Western, together with stock which is held in First Western's treasury or by any subsidiary of First Western, shall be cancelled and retired and cease to exist without any further conversion thereof.

     6. BOARD OF DIRECTORS AND OFFICERS. The present board of directors of UBOC shall continue to serve on the board of directors of the association until the next annual meeting or until such time as their successors have been elected and have qualified.

     The officers of UBOC who are serving on the Effective Date shall continue to hold office as officers of UBOC until they shall have resigned or shall have been removed from office.

     7. ARTICLES AND BY-LAWS. On the Effective Date this merger shall become effective as specified in the merger approval to be issued by the Comptroller of the Currency. The articles of association of UBOC in effect immediately prior to the Effective Date shall be and remain the articles of association of the surviving bank until amended as provided by the association's by-laws. The by-laws of UBOC in effect immediately prior to the Effective Date shall be and remain the by-laws of the surviving bank until amended as provided by the association's by-laws and the terms thereof.

     8. TERMINATION. This Bank Merger Agreement may be terminated as provided in the Plan. Since time is of the essence of this Bank Merger Agreement, if for any reason the transaction shall not have been consummated by [June 30, 2002], this Bank Merger Agreement shall terminate automatically as of that date unless extended as provided in the Plan.

     9. SHAREHOLDER RATIFICATION. This Bank Merger Agreement shall be ratified and confirmed by the affirmative vote of UnionBanCal as sole shareholder of UBOC and by the shareholders of First Western, and the merger shall become effective at the time specified in a merger approval to be issued by the Comptroller of the Currency of the United States.

     WITNESS, the signature and seals of said merging banks this __________ day of __________, 2001, each set by its president or a vice president and attested to by its cashier or secretary, pursuant to a resolution of its board of directors, acting by a majority.



Attest:                                         UNION BANK OF CALIFORNIA, N.A.



______________________                          By____________________________
Cashier or Secretary                                       President




(Seal of Bank)



Attest:                                         FIRST WESTERN BANK



______________________                          By____________________________
Cashier or Secretary                                       President




(Seal of Bank)

                                    EXHIBIT C


UnionBanCal Corporation
Union Bank of California, N.A.
400 California Street
San Francisco, California  94104

First Western Bank
1475 East Los Angeles Avenue
Simi Valley, California  93065

Ladies and Gentlemen:

     Reference is made to the Agreement and Plan of Merger, dated as of December 18, 2001 (the "Agreement") by and among Union Bank of California, N.A., a national banking association ("UBOC"), First Western Bank, a California banking corporation ("First Western"), and UnionBanCal Corporation, a California corporation and registered bank holding company ("UnionBanCal"), which Agreement provides for the merger of First Western with and into UBOC in a transaction in which shares of common stock of First Western will be converted into cash and/or shares of common stock of UnionBanCal (the "Merger"), as more fully provided for in the Agreement.

     I have been informed that the Merger will constitute a transaction covered by Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"); that I may be deemed an "affiliate" of First Western within the meaning of Rule 145; and that, accordingly, the shares of UnionBanCal stock which I may acquire in connection with the Merger may only be disposed of in conformity with the provisions of this agreement.

     Capitalized terms used and not defined in this letter agreement shall have the meaning set forth in the Agreement.

     1. After inquiry of any agent with discretionary power to transfer my shares of First Western stock, I represent, warrant and agree as follows:

     (a) I am currently the owner of that number of shares of First Western stock set forth in Schedule 1 to this agreement (the "First Western Shares") and have held these shares of First Western stock at all times since November 1, 1999 unless otherwise set forth in Schedule 1.

     (b) Provided that UnionBanCal meets the requirements of paragraph (c) of Rule 144, I further agree that the undersigned will not sell, transfer or dispose of any shares of UnionBanCal stock which the undersigned may acquire in connection with the Merger or any securities which may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor (all such shares and other securities herein sometimes collectively referred to as "Affiliate Securities"), or any option, right or other interest with respect to any Affiliate Securities, unless such sale, transfer or disposition is effected (i) pursuant to an exemption from the registration requirements of the Securities Act, including Rule 145 or other applicable exemption or (ii) pursuant to an effective registration statement under, and in compliance with, the Securities Act (provided that I may make bona fide gifts or dispositions without consideration so long as the recipients of such gifts or dispositions agree not to sell, transfer or otherwise dispose of the Affiliate Securities except as provided in this agreement), or (iii) after one year from completion of the Merger.

     2. UnionBanCal acknowledges that the provisions of paragraph 1(b) of this agreement will be satisfied as to any sale by me of Affiliate Securities pursuant to Rule 145(d) under the Securities Act, as evidenced by a broker's letter stating that the requirements of Rule 145 have been met; provided, however, that if counsel for UnionBanCal reasonably believes that the broker's letter does not confirm compliance with applicable provisions of Rule 145 or that the transaction does not otherwise comply with Rule 145, I shall furnish to UnionBanCal an opinion of counsel in form and substance reasonably satisfactory to UnionBanCal and its counsel to the effect that the applicable provisions of paragraphs (c), (e), (f) and (g) of Rule 144 under the Securities Act have been complied with or that the disposition may be otherwise effected in the manner requested in compliance with the Securities Act. If counsel is unable to express an acceptable opinion, UnionBanCal may require that I provide a copy of a "no-action" letter or other communication from the staff of the SEC with respect to the availability of an exemption from the registration requirement.

     3. I understand that stop transfer instructions will be given to UnionBanCal's transfer agent with respect to the Affiliate Securities. The stop transfer instructions will terminate on the first anninversary of the completion of the Merger.

     4.  This  agreement  shall be  binding  upon  and  enforceable  against  my
administrators,   executors,   representatives,   heirs,   legatees,   devisees,
successors or any pledgee holding the Affiliate Securities as collateral.

     5. In the event any of the parties to this agreement brings an action or suit against any other party by reason of breach of any covenant, agreement, representation, warranty or other provision hereof, or any breach of any duty or obligation created hereunder by such other party, the prevailing party, as determined by the court or other body having jurisdiction, shall be entitled to have and recover of and from the losing party, as determined by the court or other body having jurisdiction, all reasonable costs and expenses incurred or sustained by such prevailing party in connection with such suit or action, including, without limitation, legal fees and court costs (whether or not taxable as such).

     6. This agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of California applicable to contracts between California parties made and performed in such State.

     IN WITNESS WHEREOF, I have executed this agreement as of December 18, 2001.




                                        ----------------------------------
                                        Signature


Agreed to and Accepted:

UNIONBANCAL CORPORATION

By: _________________________________

Its: ________________________________



FIRST WESTERN BANK

By: _________________________________

Its: ________________________________

                                   Schedule 1





Name:
     -----------------------------

Number of First Western Shares owned:
                                     --------------------------------

                                   EXHIBIT D

__________, 2001

              FORM OF OPINION OF GARY STEVEN FINDLEY AND ASSOCIATES

Union Bank of California, N.A.
UnionBanCal Corporation
400 California Street
San Francisco, California  94104


               UNION BANK OF CALIFORNIA, N.A. - FIRST WESTERN BANK

Ladies and Gentlemen:

     We have acted as counsel for First Western Bank, a California banking corporation ("First Western"), with respect to the merger (the "Merger") of First Western and Union Bank of California, N.A., a national banking association ("UBOC"), pursuant to the Agreement and Plan of Merger dated as of December 18, 2001 (the "Agreement") between First Western, UBOC and UnionBanCal Corporation, a California corporation and registered bank holding company under the Bank Holding Company Act of 1956 ("UnionBanCal"), and Exhibit A (the "Merger Agreement") thereto. This opinion is rendered to you pursuant to Section 6.1(f) of the Agreement. Unless otherwise defined herein, all capitalized terms in this opinion shall have the meanings assigned to them in the Agreement.

     In rendering the opinions hereinafter expressed, we have examined and relied upon such documents and instruments as we have deemed appropriate, including the following:

     A. The Agreement and the exhibits thereto;

     B. Resolutions of the board of directors of First Western with respect to the Merger;

     C. Articles of Incorporation of First Western certified by the California Secretary of State as of a recent date;

     D. Bylaws certified by the Corporate Secretary, minute book and stock ledger of First Western;

     E. Certificate of Status from the California Secretary of State indicating that First Western is in good standing in California as of a recent date (the "First Western Status Certificate").

     F. Registration Statement on Form S-4 of UnionBanCal and the related Proxy Statement of First Western with respect to the Merger (the "Proxy Materials");

     G. Proceedings of the meeting of shareholders of First Western held on _____________; and,

     H. Officers' certificates of First Western as to certain factual matters.

     We have obtained, and have assumed and relied upon the accuracy, genuineness and completeness of, such certificates and assurances from public officials as we have deemed necessary or appropriate to enable us to render our opinion.

     In conducting our examination, we have assumed, without investigation, the genuineness of all signatures (other than that of First Western to the Agreement and to the Merger Agreement), the correctness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies; the accuracy of the representations as to factual matters made by UBOC, UnionBanCal and First Western in the Agreement; the accuracy of representations and statements as to factual matters made by officers and employees of UBOC and UnionBanCal; and that the Agreement contains the entire agreement of the parties.

     Whenever a statement herein with respect to the existence or absence of facts is qualified by the phrases "we are not aware" or "to our knowledge," it is intended to indicate that, during the course of our representation of First Western, no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of those attorneys in this firm who have rendered legal services in connection with the representation described in the introductory paragraph of this opinion letter and such statement is based solely upon (i) an inquiry of attorneys within this firm who have rendered such services; (ii) receipt of one or more certificates executed by officers of First Western covering such matters; and (iii) opinions of other counsel engaged by First Western regarding any litigation matters with respect to which we do not represent First Western. However, we have not undertaken any independent investigation to determine the accuracy of such statement, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation; no inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of First Western.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. First Western is a California banking corporation duly incorporated, validly existing and in good standing under the laws of the State of California and has the corporate power to own all of its property and assets and to carry on its business as it is now being conducted. First Western is duly licensed as a commercial bank by the California Department of Financial Institutions, and its deposits are insured by the Federal Deposit Insurance Corporation in accordance with applicable laws and regulations.

     2. First Western has the corporate power and corporate authority to enter into and perform its obligations under the Agreement and the Merger Agreement. The execution and delivery by First Western of the Agreement and the execution by First Western of the Merger Agreement did not, and the consummation by First Western of the transactions contemplated by the Agreement and the Merger Agreement will not, violate any provision of First Western's articles of incorporation or bylaws, any provision of federal or California law, or any governmental regulation applicable to First Western, or constitute a material default under, or result in the breach or acceleration of any obligation or the creation of any material lien under any material agreement to which First Western is bound and of which we have knowledge (except that we express no opinion relating to the effect of the Agreement under any financial test or ratio contained in any mortgage, lease, agreement, instrument, judgment, decree, order, arbitration award, writ, or injunction applicable to First Western).

     3. The Agreement and the Merger Agreement have been duly authorized, executed and delivered by First Western.

     4. All California state and federal regulatory approvals that are required to be obtained by First Western in connection with the Merger have been obtained.

     5. To our knowledge, First Western is not a party to, nor threatened with, any legal action or other proceeding or investigation before any court, any arbitrator of any kind or any government agency that challenges or questions the authority or ability of First Western to perform its obligations under the Agreement or the Merger Agreement or to carry out the Merger, or which if adversely determined, would have a material adverse affect on First Western or which would materially affect the ability of First Western to consummate the transactions contemplated in the Agreement and Merger Agreement.

     6. The authorized capital stock of First Western consists of ___________ shares of no par value common stock. To our knowledge:

          (a)  _________   shares  of  First  Western   common  stock  are  duly
authorized, validly issued and outstanding, fully paid and nonassessable;

          (b) at the Effective Time of the Merger,  there will be no outstanding
(i) options, agreements, calls or commitments of any character that would obligate First Western to issue, sell, pledge, assign or otherwise encumber or dispose of, or to purchase, redeem or otherwise acquire, any First Western common stock or any other equity security of First Western, or (ii) warrants or options relating to, rights to acquire, or debt or equity securities convertible into, shares of First Western common stock or any other equity security of First Western; and

          (c) the outstanding common stock of First Western has not been registered with the Securities and Exchange Commission or the FDIC pursuant to the Securities Exchange Act of 1934, as amended.

     In connection with the preparation of the Registration Statement, including the related Proxy Materials, we have performed legal services for First Western and participated in conferences with directors, officers and employees of First Western and representatives of the independent accountants for First Western. At such conferences, the contents of the Proxy Materials related to First Western and related matters were discussed and, although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements related to First Western and contained in the Proxy Materials, on the basis of the foregoing, we are not aware of any facts that would lead us to believe that the Proxy Materials as of the date thereof contained any statement in respect to First Western which, at the time and in light of the circumstances under which it was made, was false or misleading with respect to any material fact or omitted to state any material fact necessary in order to make the statements therein not false or misleading. In making the foregoing statement, we express no belief with respect to the financial statements and other financial and statistical data included in the Proxy Materials or with respect to statements in, or omissions from, the Proxy Materials made in reliance upon, or in conformity with, information furnished by First Western for use in connection with the Proxy Materials.

     We are members of the bar of the State of California. Our opinions above are limited to the effect of (i) the laws of the State of California and (ii) the federal laws of the United States of America; we express no opinion with respect to the laws of any other jurisdiction.

     This opinion is rendered solely for the benefit of UBOC and UnionBanCal in connection with the Merger and may not be relied upon by any other party or for any other purpose. Neither the original nor any copies of this opinion may be furnished to any other person without our prior written consent.

                                    Very truly yours,

                                    Gary Steven Findley and Associates



                                    By
                                      -------------------------------------

                                    EXHIBIT E

                                VOTING AGREEMENT


     THIS VOTING AGREEMENT ("Agreement") is made and entered into as of December 18, 2001, by and between the undersigned director of First Western Bank, a California banking corporation ("First Western") and Union Bank of California, N.A., a national banking association ("UBOC").

     First Western, UBOC and UnionBanCal Corporation, a California corporation, registered bank holding company and sole shareholder of UBOC ("UnionBanCal") have entered into an Agreement and Plan of Merger, dated as of December 18, 2001 (the "Merger Agreement"). The Merger Agreement generally provides for the merger of First Western into UBOC (the "Merger") and the conversion of the issued and outstanding shares of the common stock of First Western ("First Western Stock") into cash and/or shares of the common stock of UnionBanCal. The Merger Agreement is subject to the affirmative vote of the holders of a majority of the outstanding shares of First Western Stock, the receipt of certain regulatory approvals, and the satisfaction of other conditions.

     The undersigned is a member of the Board of Directors of First Western and is the owner of the number of shares of First Western Stock (the "Owned Shares") and has rights by option or otherwise to acquire the number of additional shares of First Western Stock (the "Options", together with the Owned Shares, the "Shares") as set forth on EXHIBIT A attached hereto. In order to induce UBOC to enter into the Merger Agreement, the undersigned is entering into this Agreement with UBOC to set forth certain terms and conditions governing the actions to be taken by the undersigned solely in his or her capacity as a stockholder of First Western with respect to the Shares until consummation of the Merger.

     NOW, THEREFORE, in consideration of the transactions contemplated by the Merger Agreement and the mutual promises and covenants contained herein, the parties agree as follows:

     1. Without the prior written consent of UBOC, which consent shall not be unreasonably withheld, the undersigned shall not transfer, sell, assign, convey, or encumber (except for such encumbrances that are made with recourse) any of the Shares during the term of this Agreement except for transfers (i) by operation of law, by will, or pursuant to the laws of descent and distribution, or (ii) in which the transferee shall agree in writing to be bound by the provisions of paragraphs 1, 2, and 3 of this Agreement as fully as the undersigned, or (iii) in the exercise of any Option. Without limiting the generality of the foregoing, the undersigned shall not grant to any party any option or right to purchase the Shares or any interest therein.

     2. The undersigned intends to, and will, vote (or cause to be voted) all of the Shares over which the undersigned has voting authority (other than in a fiduciary capacity) in favor of the Merger Agreement and the Merger at any meeting of stockholders of First Western called to vote on the Merger Agreement or the Merger or the adjournment thereof or in any other circumstance upon which a vote, consent, or other approval with respect to the Merger Agreement or the Merger is sought. The undersigned hereby waives any rights of appraisal, or rights to dissent from the Merger, that the undersigned may have.

     3. Except as otherwise provided in this Agreement, at any meeting of stockholders of First Western or at any adjournment thereof or any other circumstances upon which their vote, consent, or other approval is sought, the undersigned will vote (or cause to be voted) all of the Shares over which the undersigned has voting authority (other than in a fiduciary capacity) against
(i) any merger agreement, share exchange, or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, merger, recapitalization, dissolution, liquidation, or winding-up of or by First Western or (ii) any amendment of First Western's Articles of Incorporation or Bylaws or other proposal or transaction involving First Western or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent, or nullify the Merger, the Merger Agreement, or any of the other transactions contemplated thereby.

     4. The undersigned acknowledges and agrees that UBOC could not be made whole by monetary damages in the event of any default by the undersigned of the terms and conditions set forth in this Agreement. It is accordingly agreed and understood that UBOC, in addition to any other remedy which it may have at law or in equity, shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any state or federal court having appropriate jurisdiction located in California.

     5. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     6. The covenants and obligations set forth in this Agreement shall expire and be of no further force and effect upon termination of the Merger Agreement under Section 7.1 thereof.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the undersigned as of the day and year first above written.

As to the undersigned,
signed in the presence of:



-----------------------------------   ------------------------------------------
                                      Name:
                                           -------------------------------------
                                                   (Please print or type)



                                      Union Bank of California, N.A.



                                      By:
                                         ---------------------------------------
                                         Name:
                                         Position:


Consent of Spouse:

     I, ______________________,  spouse of ____________________ who executed the foregoing Agreement, hereby agree that my spouse's interest in the shares of First Western Stock subject to this Agreement shall be irrevocably bound by the Agreement's terms. I further agree that my community property interest in such shares, if any, shall similarly be bound by the Agreement and that such consent is binding upon my executors, administrators, heirs and assigns. I agree to execute and deliver such documents as may be necessary to carry out the intent of the Agreement and this consent.


Dated:                                Name:
                                           -------------------------------------
                                                  (Please print or type)

Exhibit A


Name:
     -----------------------------------------------

Owned Shares:               shares of Common Stock
             ---------------
Options:               shares of Common Stock
        ---------------

                                   EXHIBIT F

____________, 2001


              FORM OF OPINION OF THE OFFICE OF THE GENERAL COUNSEL


First Western Bank
1475 East Los Angeles Avenue
Simi Valley, California  93065

             RE: UNION BANK OF CALIFORNIA, N.A. - FIRST WESTERN BANK

Ladies and Gentlemen:

     We have acted as counsel for Union Bank of California, N.A., a national banking association ("UBOC") and UnionBanCal Corporation, a California corporation and registered bank holding company under the Bank Holding Company Act of 1956 ("UnionBanCal"), with respect to the merger (the "Merger") of First Western Bank, a California banking corporation ("First Western"), with and into UBOC, pursuant to the Agreement and Plan of Merger dated as of December 18, 2001 (the "Agreement") and Exhibit A (the "Merger Agreement") thereto. This opinion is rendered to you pursuant to Section 6.2(d) of the Agreement. Unless otherwise defined herein, all capitalized terms in this opinion shall have the meaning assigned to them in the Agreement.

     In rendering the opinions hereinafter expressed, we have examined and relied upon such documents and instruments as we have deemed appropriate, including the following:

     A. The Agreement and the exhibits thereto;

     B. Resolutions of the boards of directors of UBOC and UnionBanCal with respect to the Merger;

     C. Articles of Association of UBOC certified by the Office of the Comptroller of the Currency as of a recent date;

     D. Articles of Incorporation of UnionBanCal certified by the California Secretary of State as of a recent date;

     E. Bylaws certified by the Corporate Secretary, minute book and stock ledger of UBOC;

     F. Bylaws certified by the Corporate Secretary, minute book and stock ledger of UnionBanCal;

     G. Certificate of Corporate Existence from the Office of the Comptroller of the Currency indicating that UBOC is in good standing as a national banking association as of a recent date;

     H. Certificate of Status from the California Secretary of State indicating that UnionBanCal is in good standing in California as of a recent date;

     I. the Certificate issued by the Federal Reserve Bank of San Francisco as of recent date as to the registration of UnionBanCal as a bank holding company;

     J. Registration Statement on Form S-4 of UnionBanCal and the related Proxy Statement of First Western with respect to the Merger (the "Proxy Materials");

     K. Officers' certificates of UBOC as to certain factual matters; and

     L. Officers' certificates of UnionBanCal as to certain factual matters.

     We have obtained, and have assumed and relied upon the accuracy, genuineness and completeness of, such certificates and assurances from public officials as we have deemed necessary or appropriate to enable us to render our opinion.

     In conducting our examination, we have assumed, without investigation, the genuineness of all signatures (other than that of UBOC and UnionBanCal to the Agreement and to the Merger Agreement), the correctness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies; the accuracy of the representations as to factual matters made by UBOC, UnionBanCal and First Western in the Agreement; the accuracy of representations and statements as to factual matters made by officers and employees of First Western; and that the Agreement contains the entire agreement of the parties.

     Whenever a statement herein with respect to the existence or absence of facts is qualified by the phrases "we are not aware" or "to our knowledge," it is intended to indicate that, during the course of our representation of UBOC and UnionBanCal, no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of those attorneys employed by UBOC who have rendered legal services in connection with the representation described in the introductory paragraph of this opinion letter and such statement is based solely upon (i) an inquiry of attorneys employed by UBOC who have rendered such services; (ii) receipt of one or more certificates executed by officers of UBOC or UnionBanCal covering such matters; and (iii) opinions of other counsel engaged by UBOC or UnionBanCal regarding any litigation matters with respect to which we do not represent UBOC or UnionBanCal. However, we have not undertaken any independent investigation to determine the accuracy of such statement, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation; no inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of UBOC and UnionBanCal.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. UBOC is a national banking association duly formed, validly existing and in good standing under the laws of the United States and has the corporate power to own all of its property and assets and to carry on its business as it is now being conducted. UBOC is duly licensed as a national bank by the Office of the Comptroller of the Currency, and its deposits are insured by the Federal Deposit Insurance Corporation in accordance with applicable laws and regulations.

     2. UnionBanCal is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California and has the corporate power to own all of its property and assets and to carry on its business as it is now being conducted. UnionBanCal is a registered bank holding company under the Bank Holding Company Act of 1956.

     3. UBOC has the corporate power and corporate authority to enter into and perform its obligations under the Agreement and the Merger Agreement. The execution and delivery by UBOC of the Agreement and the Merger Agreement did not, and the consummation by UBOC of the transactions contemplated by the Agreement and the Merger Agreement will not, violate any provision of UBOC's articles of association or bylaws, any provision of federal or California law, or any governmental regulation applicable to UBOC, or constitute a material default under, or result in the breach or acceleration of any obligation or the creation of any material lien under any material agreement to which UBOC is bound and of which we have knowledge (except that we express no opinion relating to the effect of the Agreement under any financial test or ratio contained in any mortgage, lease, agreement, instrument, judgment, decree, order, arbitration award, writ, or injunction applicable to UBOC).

     4. UnionBanCal has the corporate power and corporate authority to enter into and perform its obligations under the Agreement and the Merger Agreement. The execution and delivery by UnionBanCal of the Agreement and the Merger Agreement did not, and the consummation by UnionBanCal of the transactions contemplated by the Agreement and the Merger Agreement will not, violate any provision of UnionBanCal's articles of incorporation or bylaws, any provision of federal or California law, or any governmental regulation applicable to UnionBanCal, or constitute a material default under, or result in the breach or acceleration of any obligation or the creation of any material lien under any material agreement to which UnionBanCal is bound and of which we have knowledge

(except that we express no opinion relating to the effect of the Agreement under any financial test or ratio contained in any mortgage, lease, agreement, instrument, judgment, decree, order, arbitration award, writ, or injunction applicable to UnionBanCal).

     5. The Agreement and the Merger Agreement have been duly authorized, executed and delivered by UBOC.

     6. The Agreement and the Merger Agreement have been duly authorized, executed and delivered by UnionBanCal.

     7. All California state and federal regulatory approvals that are required to be obtained by UBOC or UnionBanCal in connection with the Merger have been obtained.

     8. To our knowledge, UBOC is not a party to, nor threatened with, any legal action or other proceeding or investigation before any court, any arbitrator of any kind or any government agency that challenges or questions the authority or ability of UBOC to perform its obligations under the Agreement or the Merger Agreement or to carry out the Merger, or which if adversely determined, would have a material adverse affect on UBOC or which would materially affect the ability of UBOC to consummate the transactions contemplated in the Agreement and Merger Agreement.

     9. To our knowledge, UnionBanCal is not a party to, nor threatened with, any legal action or other proceeding or investigation before any court, any arbitrator of any kind or any government agency that challenges or questions the authority or ability of UnionBanCal to perform its obligations under the Agreement or the Merger Agreement or to carry out the Merger, or which if adversely determined, would have a material adverse affect on UnionBanCal or which would materially affect the ability of UnionBanCal to consummate the transactions contemplated in the Agreement and Merger Agreement.

     10. As of ________________, 2001, the authorized capital stock of UnionBanCal consisted of _____________ shares of Common Stock and __________ shares of Preferred Stock. To our knowledge and before giving effect to the issuance of shares in connection with the Merger:

     (a) _______________ shares of UnionBanCal common stock are duly authorized, validly issued and outstanding, fully paid and nonassessable;

     (b) as of _____________, 2001, there were outstanding options to purchase _____________ shares of common stock issued pursuant to the Management Stock Plan as amended and restated;

     (c) said outstanding stock and options were all issued pursuant to and in conformance with one or more exemptions from registration under the Securities Act of 1933, as amended (the "1933 Act"), or were registered pursuant to the 1933 Act;

     (d) other than the options identified above, there are no outstanding (i) options, agreements, calls or commitments of any character that would obligate UnionBanCal to issue, sell, pledge, assign or otherwise encumber or dispose of, or to purchase, redeem or otherwise acquire, any UnionBanCal common stock or any other equity security of UnionBanCal, or (ii) warrants or options relating to, rights to acquire or debt or equity securities convertible into, shares of UnionBanCal common stock or any other equity security of UnionBanCal; and

     (e) the outstanding common stock of UnionBanCal has been registered with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

     11. The issuance of the shares of common stock of UnionBanCal to be issued pursuant to the Merger (the "Shares") has been duly registered under the 1933 Act. Such Shares, when issued in accordance with the terms of the Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

     In connection with the preparation of the Registration Statement, including the related Proxy Materials, we have performed legal services for UBOC and UnionBanCal and participated in conferences with directors, officers and employees of UBOC and UnionBanCal and representatives of the independent accountants for UBOC and UnionBanCal. At such conferences, the contents of the Proxy Materials related to UBOC and UnionBanCal and related matters were discussed and, although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements related to UBOC and UnionBanCal and contained in the Proxy Materials, on the basis of the foregoing, we are not aware of any facts that would lead us to believe that the Proxy Materials as of the date thereof contained any statement in respect to UBOC or UnionBanCal which, at the time and in light of the circumstances under which it was made, was false or misleading with respect to any material fact or omitted to state any material fact necessary in order to make the statements therein not false or misleading. In making the foregoing statement, we express no belief with respect to the financial statements and other financial and statistical data included in the Proxy Materials or with respect to statements in, or omissions from, the Proxy Materials made in reliance upon, or in conformity with, information furnished by First Western for use in connection with the Proxy Materials.

     We are members of the bar of the State of California. Our opinions above are limited to the effect of (i) the laws of the State of California and (ii) the federal laws of the United States of America; we express no opinion with respect to the laws of any other jurisdiction.

     This opinion is rendered solely for the benefit of First Western in connection with the Merger and may not be relied upon by any other party or for any other purpose. Neither the original nor any copies of this opinion may be furnished to any other person without our prior written consent.



                                   Sincerely yours,

                                   OFFICE OF THE GENERAL COUNSEL
                                   Union Bank of California, N.A.




                                   ----------------------------------
                                   By:  Morris W. Hirsch
                                   Its: Senior Vice President and Deputy
                                              General Counsel

                                    EXHIBIT G


                            NONCOMPETITION AGREEMENT

     This Noncompetition Agreement (this "NONCOMPETITION AGREEMENT") is made and entered into as of December 18, 2001, by and among Union Bank of California, N.A., a national banking association ("UBOC"), and ____________ (the "SHAREHOLDER"), with reference to the following:

                                    RECITALS

     WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of December 18, 2001 (the "MERGER AGREEMENT"), by and among UBOC, First Western Bank, a California banking corporation ("FIRST WESTERN"), and UnionBanCal Corporation, a California corporation and registered bank holding company ("UNIONBANCAL") pursuant to which, among other things, First Western will become a wholly-owned subsidiary of UBOC (the "MERGER").

     WHEREAS, the Shareholder is a director of First Western; and is the holder of capital stock in UBOC or is receiving capital stock in UBOC in connection with the Merger, and, in either event, will benefit from the Merger.

     WHEREAS, the Merger Agreement provides that the parties execute and deliver this Noncompetition Agreement as a condition of UBOC's obligation to consummate the Merger.

                                    AGREEMENT

     NOW, THEREFORE, in order to induce UBOC to consummate the Merger, and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. DEFINITIONS. Except as otherwise provided herein, each capitalized term shall have the meaning given to such term in the Merger Agreement. As used in this Noncompetition Agreement, the following terms shall have the meanings set forth:

     (a) "Business" shall mean any company, firm, proprietorship or other entity that engages in providing any products and services which would be permitted by law to be provided by a Financial Holding Company as that term is used and defined in the Financial Services Modernization (Gramm-Leach-Bliley) Act of 1999.

     (b) "Enterprises" shall mean any of the businesses conducted by First Western, UBOC, UnionBanCal or any affiliate of UBOC at any time from the date of the Merger Agreement throughout the term of this Noncompetition Agreement.

     (c) "Trade Secrets" shall mean:

          (i) All secrets and other confidential information, ideas, knowledge, know-how, techniques, secret processes, improvements, discoveries, methods, inventions, sales, financial information, customers, lists of customers and prospective customers, broker lists, potential brokers, rate sheets, plans, concepts, strategies or products, as well as all documents, reports, drawings, designs, plans, proposals otherwise pertaining to same, with respect to First Western, plus any non-public personal information on any present or past customer or client of First Western.

          (ii) Notwithstanding any other provision of this Noncompetition Agreement to the contrary, "Trade Secrets" shall not include any (A) information which is or has become available from an independent third party who learned the information independently and is or was not bound by a confidentiality agreement with respect to such information; or (B) information readily ascertainable from public, trade or other nonconfidential sources (other than as a result, directly or indirectly, of disclosure or other dissemination in violation of a confidentiality agreement).

     2. ACKNOWLEDGMENTS BY THE SHAREHOLDER. The Shareholder acknowledges that by virtue of his or her positions with First Western he or she has developed considerable expertise in the business operations of First Western and has access to extensive confidential information with respect to First Western and has access to Trade Secrets. The Shareholder recognizes that UBOC would be irreparably damaged, and UBOC's substantial investment as a result of its acquisition of First Western in the Merger would be materially impaired, if the Shareholder were to enter into an activity competing with the Enterprises in violation of the terms of this Noncompetition Agreement, to disclose or make unauthorized use of any Trade Secrets or to solicit customers or employees of First Western. Accordingly, the Shareholder expressly acknowledges that he or she is voluntarily entering into this Noncompetition Agreement and that the terms and conditions of this Noncompetition Agreement are fair and reasonable to the Shareholder in all respects.

     3. NONCOMPETITION; TRADE SECRETS; NO SOLICITATION; EXCEPTIONS.

     (a) The Shareholder shall not during the term of this Noncompetition Agreement, directly or indirectly, without the prior written consent of UBOC (i) organize, own, manage, operate, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with, any Business within thirty miles of any branch of First Western existing immediately prior to the Effective Time (the "TERRITORY") (other than in his or her capacity as an officer or director of First Western or an Affiliate thereof); (ii) engage in any other manner, within the Territory, in the Business (other than in his or her capacity as an officer or director of First Western or an Affiliate thereof); or (iii) induce or attempt to induce any customer, supplier, distributor, officer or employee of First Western, UBOC, UnionBanCal or their respective Affiliates (whether on the Closing Date or thereafter) to terminate such person's or entity's relationship with, or to take any action that would be disadvantageous to, First Western, UBOC, UnionBanCal or their respective Affiliates or subsidiaries. Notwithstanding the above, the Shareholder shall not be deemed to be engaged directly or indirectly in any business in contravention of paragraphs (i) or (ii) above, if the Shareholder participates in any such business solely as a passive investor in up to 5% of the equity securities of a company or partnership, provided such securities are publicly traded on a national securities exchange or the Nasdaq National Market System.

     (b) Without limiting the generality of the foregoing, other than for the benefit of First Western, UBOC, UnionBanCal or their respective Affiliates, the Shareholder (i) shall make no use of Trade Secrets, or any part thereof, and
(ii) shall not disclose Trade Secrets, or any part thereof, to any other Person, and (iii) shall upon UBOC's request deliver all documents, reports, drawings, designs, plans, proposals and other tangible evidence of Trade Secrets now possessed or hereafter acquired by the Shareholder, to UBOC.

     (c) Notwithstanding any provision of this Noncompetition Agreement to the contrary, the Shareholder may disclose or reveal any information, whether including in whole or part any Trade Secrets, that:

          (i) The Shareholder is required to disclose or reveal under any applicable law or regulation, provided the Shareholder makes a good faith request that the confidentiality of the Trade Secrets be preserved and, to the extent not prohibited by applicable laws and regulations, gives UBOC prompt advance notice of such requirement;

          (ii) The Shareholder is otherwise required to disclose or reveal by any governmental entity, provided the Shareholder makes a good faith request that the confidentiality of the Trade Secrets be preserved and, to the extent not prohibited by applicable laws and regulations, gives UBOC prompt advance notice of such requirement; or

                                       2

          (iii) In the written opinion of the Shareholder's counsel, the Shareholder is compelled to disclose or else stand liable for contempt or suffer other censure or penalty imposed by any governmental entity, provided the Shareholder makes a good faith request that the confidentiality of the Trade Secrets be preserved and, to the extent not prohibited by applicable laws and regulations, gives UBOC prompt advance notice of such requirement.

     4. INDEPENDENCE OF OBLIGATIONS. The covenants of the Shareholder set forth in this Noncompetition Agreement shall be construed as independent of any other agreement or arrangement between the Shareholder, on the one hand, and First Western, UBOC, UnionBanCal or their respective Affiliates on the other; and the existence of any claim or cause of action by the Shareholder against First Western, UBOC, UnionBanCal or their respective Affiliates shall not constitute a defense to the enforcement of such covenants against the Shareholder.

     5. WAIVER OF RIGHT TO JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NONCOMPETITION AGREEMENT, INCLUDING BUT NOT LIMITED TO CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS NONCOMPETITION AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

     6. EQUITABLE RELIEF. The Shareholder expressly acknowledges and understands that breach of any provision of this Noncompetition Agreement exposes UBOC to extraordinary reputational, financial and market risks, for which there is no adequate remedy at law or by way of damages alone. Shareholder therefore stipulates and agrees that (a) in the event of any allegation of violation or allegation of any threatened violation by Shareholder of the provisions of
Section 3 hereof, a temporary restraining order or preliminary and/or permanent injunction, as the case may be, may forthwith issue upon showing of probable cause of such actual or threatened breach, such order to prohibit the use, copying, retention or release of any Trade Secrets in violation of Section 3 hereof and to provide such other and ancillary remedies as UBOC may reasonably request, and (b) UBOC shall be entitled to any and all equitable remedies such as specific performance of any provision of this Agreement in addition to, and not in lieu of, its remedies at law for any breach of this Noncompetition Agreement.

     7. ATTORNEYS' FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Noncompetition Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements, in addition to any other relief to which the prevailing party is entitled.

     8. SEVERABILITY. If any provision of this Noncompetition Agreement shall be held by a court of competent jurisdiction to be unreasonable as to duration, activity or subject, it shall be deemed to extend only over the maximum duration, range of activities or subjects as to which such provision shall be valid and enforceable under applicable law. If any provision of this Noncompetition Agreement shall, for any reason, be held by a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision of this Noncompetition Agreement, but this Noncompetition Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     9. NOTICES. Any notice or communication required or permitted hereunder shall be deemed to have been given if in writing and delivered by (i) personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, otherwise the following business day, (iii) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, or (iv) three (3) days after or deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party:

         To UBOC:                   Union Bank of California
                                    400 California Street
                                    San Francisco, CA  94104
                                    Attn: David W. Dobon/D. Jeffrey Morrow

         With a copy to:            Union Bank of California
                                    530 "B" Street, Suite 1050
                                    San Diego, CA  92101
                                    Attention: Theodore E. Davis

         and a copy to:             McCutchen, Doyle, Brown & Enersen, LLP
                                    Three Embarcadero Center
                                    San Francisco, California  94111
                                    Attention:  James M. Rockett, Esq.

         To the Shareholder:        [name]
                                    [address]

         With a copy to:            [name]
                                    [address]

     or at such other address and to the attention of such other Person as a party may notice to the other in accordance with this Section 9.

     10. TERM. The term of this Noncompetition Agreement shall extend from the Closing Date until the earlier of (a) the third anniversary of the Effective Time, or (b) the date that UBOC is merged with or acquired by another financial institution if the shareholders of UnionBanCal immediately prior to such acquisition own less than 50% of the voting stock of the resulting entity.

     11. WAIVER OF BREACH. Any failure or delay by UBOC in enforcing any provision of this Noncompetition Agreement shall not operate as a waiver thereof; and the waiver by UBOC of a breach of any provision of this Noncompetition Agreement by the Shareholder shall not operate or be construed as a waiver of any subsequent breach or violation thereof. All waivers shall be in writing and signed by the party to be bound.

     12. ASSIGNMENT. This Noncompetition Agreement shall be assignable by UBOC only to UnionBanCal or any person, firm or corporation which acquires any of the Enterprises or which acquires all or substantially all of the assets or outstanding capital stock of UBOC.

     13. ENTIRE AGREEMENT; AMENDMENT. This Noncompetition Agreement represents the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith. This Noncompetition Agreement may not be altered or amended except by an agreement in writing signed by the parties to be bound.

     14. BINDING EFFECT. This Noncompetition Agreement shall be binding upon and inure to the benefit of UBOC and its successors and assigns and the Shareholder and the Shareholder's heirs and legal representatives.

     15. GOVERNING LAW. The Noncompetition Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of California applicable to contracts between California parties made and performed in such State.

     16.   HEADINGS.   The   descriptive   headings  of  the  Sections  of  this
Noncompetition Agreement are inserted for convenience only and do not constitute a part of this Noncompetition Agreement.

     17. COUNTERPARTS. This Noncompetition Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party hereto and delivered to each party hereto.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have duly executed this Noncompetition Agreement as of the day and year first above written.


                                      UNION BANK OF CALIFORNIA, N.A.




                                      By:
                                         ------------------------------------
                                      Name:
                                           ----------------------------------
                                      Title:
                                            ---------------------------------





                                      ---------------------------------------
                                                    Shareholder

                                     ANNEX B


                          OPINION OF THE FINDLEY GROUP

                                                               December 18, 2001



Members of the board of directors
First Western Bank
1475 East Los Angeles Avenue
Simi Valley, California 93065

Members of the Board:

You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the shareholders of First Western Bank, Simi Valley, California ("First Western Bank") of the terms of the proposed merger of First Western Bank with and into Union Bank of California, N.A., San Francisco, California ("UBOC"), a wholly-owned subsidiary of UnionBanCal Corporation, San Francisco, California ("UnionBanCal Corporation") and First Western Bank shareholders receiving shares of common stock of UnionBanCal Corporation and cash as defined in the Agreement and Plan of Merger entered into as of December l8, 2001 (the "Agreement"). Pursuant to the Agreement and subject to the terms and conditions therein, each share of First Western Bank Common Stock issued and outstanding immediately prior to the Effective Time of the Merger shall, on and at the Effective Time of the Merger, pursuant to the Agreement and without any further action on the part of First Western Bank or the holders of First Western Bank Common Stock, be exchanged for and converted into the right to receive UnionBanCal Corporation Common Stock, cash or a combination thereof equal to the Remaining Adjusted Per Share Cash Component and the Adjusted Per Share Stock Component. The Remaining Adjusted Per Share Cash Component and the Adjusted Per Share Stock Component are defined in the Agreement. For purposes of this opinion and under the terms of the Agreement, the consideration to be paid by UnionBanCal Corporation for all outstanding shares of First Western Bank Common Stock and First Western Bank Stock Options shall equal $20,750,000 in cash and 717,497 shares of UnionBanCal Corporation Common Stock subject to adjustments if the Average Closing Price of UnionBanCal Corporation is less than $24.58 or greater than $33.26. The total consideration to be paid by UnionBanCal Corporation under the Agreement shall not exceed $44,612,500 or be less than $38,387,500. The Agreement provides that the holders of First Western Bank
Common Stock can choose cash, UnionBanCal Corporation Common Stock, or a consideration of the foregoing subject to certain limitations.

As part of its investment banking business, The Findley Group is continually engaged in the valuation bank, bank holding company and thrift securities in connection with mergers and acquisitions nationwide. We have previously provided financial advisory and consulting services to First Western Bank.

     In arriving at our opinion, we have reviewed and analyzed, among other things, the following: (i) the Agreement; (ii) certain publicly available financial and other data with respect to First Western Bank and UnionBanCal Corporation, including consolidated financial statements for recent years; (iii) certain other publicly available financial and other information concerning First Western Bank and UnionBanCal Corporation and the trading markets for the publicly traded securities of First Western Bank and UnionBanCal Corporation;
(iv) publicly available information concerning other banks and bank holding companies, the trading markets for their securities and the nature and terms of certain other merger transactions we believe relevant to our inquiry; and (v) evaluations and analyses prepared and presented to the board of directors of First Western Bank or a committee thereof in connection with the Merger. We have held discussions with senior management of First Western Bank concerning their past and current operations, financial condition and prospects.

     We have reviewed with the senior management of First Western Bank earnings projections for First Western Bank, provided by First Western Bank, as a stand-alone entity, assuming the Merger does not occur. We also reviewed with the senior management of First Western Bank the earnings projections for UnionBanCal Corporation that are publicly available and cost savings expected to be achieved in each year resulting from the Merger. Certain financial projections for the combined companies and for First Western Bank as a stand-alone entity were derived by us based partially upon the projections and information described above, as well as our own assessment of general economic, market and financial conditions.

     In conducting our review and in arriving at our opinion, we have relied upon and assumed the accuracy and completeness of the financial and other information provided to us or publicly available, and we have not assumed any responsibility for independent verification of the same. We have relied upon the management of First Western Bank as to the reasonableness of the financial and operating forecasts, projections and projected operating cost savings and earnings enhancement opportunities (and the assumptions and bases therefor) provided to us, and we have assumed that such forecasts, projections and projected operating cost savings and earnings enhancement opportunities reflect the best currently available estimates and judgments of First Western Bank management. We have also assumed, without assuming any responsibility for the independent verification of the same, that the aggregate allowances for loan losses for First Western Bank and UnionBanCal Corporation are adequate to cover such losses. We have not made or obtained any evaluations or appraisals of the property of First Western Bank or UnionBanCal Corporation, nor have we examined any individual loan credit files. For purposes of this opinion, we have assumed that the Merger will have the tax, accounting and legal effects described in the Agreement and assumed the accuracy of the disclosures set forth in the Agreement. Our opinion as expressed herein is limited to the fairness, from a financial point of view, to the holders of the shares of First Western Bank Common Stock of the terms of the proposed merger of First Western Bank with and into UBOC, with First Western Bank shareholders receiving cash and shares of UnionBanCal Corporation Common Stock and does not address First Western Bank's underlying business decision to proceed with the Merger.

     We have considered such financial and other factors as we have deemed appropriate under the circumstances, including among others the following: (i) the historical and current financial position and results of operations of First Western Bank and UnionBanCal Corporation, including interest income, interest expense, net interest income, net interest margin, provision for loan losses, non-interest income, non-interest expense, earnings, dividends, internal capital generation, book value, intangible assets, return on assets, return on shareholders' equity, capitalization, the amount and type of non-performing assets, loan losses and the reserve for loan losses, all as set forth in the financial statements for First Western Bank and UnionBanCal Corporation; (ii) the assets and liabilities of First Western Bank and UnionBanCal Corporation, including the loan and investment portfolios, deposits, other liabilities, historical and current liability sources and costs and liquidity; and (iii) the nature and terms of certain other merger transactions involving banks and bank holding companies. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and our knowledge of the banking industry generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof.

     Based upon and subject to the foregoing, we are of the opinion as investment bankers that, as of the date hereof, the terms of the Merger of First Western Bank with and into UBOC, with First Western Bank shareholders receiving UnionBanCal Corporation Common Stock, cash or a combination thereof, as set forth in the Agreement, are fair, from a financial point of view, to the holders of the shares of First Western Bank Common Stock.

     This opinion may not be used or referred to by First Western Bank or quoted or disclosed to any person in any manner without our prior written consent, with the exception of submission to the regulatory agencies as part of the applications and included in the proxy materials provided to shareholders of First Western Bank in relation to approval of the Merger. This opinion is not intended to be and shall not be deemed to be a recommendation to any shareholder of First Western Bank as to how such shareholder should vote with respect to the Merger.

                                       Respectfully submitted,

                                       THE FINDLEY GROUP



                                       /S/ GARY STEVEN FINDLEY
                                       -----------------------
                                       Gary Steven Findley
                                       Director

                                     ANNEX C

                 CHAPTER 13 OF THE CALIFORNIA CORPORATIONS CODE

1300. (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

     (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

          (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of
     Section 25100 or (B) listed on the National Market System of the NASDAQ Stock Market, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

          (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or
     (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph
     (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

          (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

          (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

     (c)  As  used  in  this  chapter,   "dissenting   shareholder"   means  the
recordholder of dissenting shares and includes a transferee of record.

1301. (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and
(4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

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     (b) Any  shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with
paragraphs  (3)  and  (4)  of  subdivision  (b)thereof,   and  who  desires  the
corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

     (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

1302. Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

1303. (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

     (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

1304. (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

     (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

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     (c) On the trial of the action,  the court shall  determine the issues.  If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

1305. (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

     (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

     (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

     (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

     (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section
1301).

1306. To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

1307. Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

1308. Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

1309. Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

     (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

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

     (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

     (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of
Section 1110 was mailed to the shareholder.

     (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

1310. If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

1311. This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

1312. (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

     (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

     (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.



                                       C-4

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                                     ANNEX D

          TITLE 12, UNITED STATES CODE, SECTION 215A (B), (C) AND (D):

     (b) Dissenting shareholders

     If a merger shall be voted for at the called meetings by the necessary majorities of the shareholders of each association or State bank participating in the plan of merger, and thereafter the merger shall be approved by the Comptroller, any shareholder of any association or State bank to be merged into the receiving association who has voted against such merger at the meeting of the association or bank of which he is a stockholder, or has given notice in writing at or prior to such meeting to the presiding officer that he dissents from the plan of merger, shall be entitled to receive the value of the share so held by him when such merger shall be approved by the Comptroller upon written request made to the receiving association at any time before thirty days after the date of consummation of the merger, accompanied by the surrender of his stock certificates.

     (c) Valuation of shares

     The value of the shares of any dissenting shareholder shall be ascertained, as of the effective date of the merger, by an appraisal made by a committee of three persons, composed of (1) one selected by the vote of the holders of the majority of the stock, the owners of which are entitled to payment in cash; (2) one selected by the directors of the receiving association; and (3) one selected by the two so selected. The valuation agreed upon by any two of the three appraisers shall govern. If the value so fixed shall not be satisfactory to any dissenting shareholder who has requested payment, that shareholder may, within five days after being notified of the appraised value of his shares, appeal to the Comptroller, who shall cause a reappraisal to be made which shall be final and binding as to the value of the shares of the appellant.

     (d) Application to shareholders of merging associations: appraisal by Comptroller; expenses of receiving association; sale and resale of shares; State appraisal and merger law.

     If, within ninety days from the date of consummation of the merger, for any reason one or more of the appraisers is not selected as herein provided, or the appraisers fail to determine the value of such shares, the Comptroller shall upon written request of any interested party cause an appraisal to be made which shall be final and binding on all parties. The expenses of the Comptroller in making the reappraisal or the appraisal, as the case may be, shall be paid by the receiving association. The value of the shares ascertained shall be promptly paid to the dissenting shareholders by the receiving association. The shares of stock of the receiving association which would have been delivered to such dissenting shareholders had they not requested payment shall be sold by the receiving association at an advertised public auction, and the receiving association shall have the right to purchase any of such shares at such public auction, if it is the highest bidder therefor, for the purpose of reselling such shares within thirty days thereafter to such person or persons and at such price not less than par as its board of directors by resolution may determine. If the shares are sold at public auction at a price greater than the amount paid to the dissenting shareholders, the excess in such sale price shall be paid to such dissenting shareholders. The appraisal of such shares of stock in any State bank shall be determined in the manner prescribed by the law of the State in such cases, rather than as provided in this section, if such provision is made in the State law; and no such merger shall be in contravention of the law of the State under which such bank is incorporated. The provisions of this subsection shall apply only to shareholders of (and stock owned by them in) a bank or association being merged into the receiving association.






                                       D-1
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